As submitted to the Securities and Exchange Commission on May 13, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

DPW HOLDINGS, INC.

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

201 Shipyard Way, Suite E

Newport Beach, CA 92663

Telephone: (949) 444-5464

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Corporation Trust Company

1209 Orange Street

Wilmington, County of New Castle

(800) 677-3394

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Henry Nisser, Esq.	Marc J. Ross, Esq.
DPW Holdings, Inc.	Sichenzia Ross Ference LLP
100 Park Avenue, Suite 1658A	1185 Avenue of the Americas, 37th Floor
New York, NY 10017	New York, NY 10036
(646) 650-5044	(212) 930-9700

3679	94-1721931
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

Filed pursuant to Rule 253(g)(2)

File No. 024-________

FORM 1-A TIER II OFFERING

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

PRELIMINARY OFFERING CIRCULAR DATED MAY 13, 2019, SUBJECT TO COMPLETION

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

DPW NOTES

MAXIMUM OFFERING: $50,000,000

MINIMUM OFFERING: $0

______________________

This is the first public offering of securities conducted pursuant to Regulation A of DPW Holdings, Inc., a Delaware corporation (the “Company”). We are offering a maximum (the “Maximum Offering”) of Five Hundred Thousand (500,000) notes (the “DPW Notes”), at an offering price of $100.00 per DPW Note. This offering will terminate on the earlier of (i) November 13, 2019, subject to extension for up to one hundred-eighty (180) days in the sole discretion of the Company; or (ii) the date on which the Maximum Offering is sold (in either case, the “Termination Date”). We intend to hold multiple closings on a monthly basis and will not deposit funds in an escrow account or adopt a similar arrangement. Upon the initial closing, the funds accepted will be distributed to the Company and the DPW Notes will be issued to the investors therein (the “Holders”).

We expect to commence the sale of the DPW Notes as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “Commission,” or the “SEC”).

For more information on the DPW Notes being offered, please see the section entitled “Securities Being Offered” beginning on page 74 of this Offering Circular. The aggregate initial offering price of the DPW Notes will not exceed $50,000,000 in any 12-month period, and there will be no minimum offering.

We intend to offer the DPW Notes in $100.00 increments on a continuous basis directly through our website www.monthlyinterest.com. At the present time, we do not anticipate using any underwriters to offer and sell the DPW Notes.

Investing in our securities involves a high degree of risk, including the risk that you could lose all of your investment. Please read the section entitled “Risk Factors” beginning on page 8 of this Offering Circular about the risks you should consider before investing.

	Price to Public	Expenses of the Offering (1)	Proceeds to Company
Maximum Offering	$50,000,000.00	$500,000	$49,500,000

(1)	Consists of expenses of the Offering, including fees for administrative services, professional fees, fees for EDGAR document conversion and filing, and website posting fees

IMPORTANT NOTICES TO INVESTORS

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is_______ __, 2019.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular, including the documents referenced herein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

All statements other than statements of historical facts are statements that could be deemed forward-looking statements. These statements are based on our expectations, beliefs, forecasts, intentions and future strategies and are signified by the words “expects,” “anticipates,” “intends,” “believes” or similar language. In addition, any statements that refer to projections of our future financial performance, our anticipated growth, trends in our business and other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict, including those identified above, under “Risk Factors” and elsewhere in this report. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. All forward-looking statements included in this prospectus supplement and accompanying prospectus are based on information available to us on the date of this report and speak only as of the date hereof.

We disclaim any current intention to update its “forward-looking statements,” and the estimates and assumptions within them, at any time or for any reason. In particular, the following factors, among others, could cause actual results to differ materially from those described in the “forward-looking statements”: (a) our continued operating and net losses in the future; (b) our need for additional capital for our operations and to fulfill our business plans, (c) dependency on our ability, and the ability of our contract manufacturers, to timely procure electronic components; (d) the potential ineffectiveness of our strategic focus on power supply solution competencies; (e) dependency on developer partners for the development of some of our custom design products; (f) dependency on sales of our legacy products for a meaningful portion of our revenues; (g) the possible failure of our custom product development efforts to result in products which meet customers’ needs or such customers’ failure to accept such new products; (h) our ability to attract, retain and motivate key personnel; (i) dependence on a few major customers; (j) dependence on the electronic equipment industry; (k) reliance on third-party subcontract manufacturers to manufacture certain aspects of the products sold by us; (l) reduced profitability as a result of increased competition, price erosion and product obsolescence within the industry; (m) our ability to establish, maintain and expand its OEM relationships and other distribution channels; (n) our inability to procure necessary key components for its products, or the purchase of excess or the wrong inventory; (o) variations in operating results from quarter to quarter; (p) dependence on international sales and the impact of certain governmental regulatory restrictions on such international sales and operations; and other risk factors included in our most recent filings with the SEC, including, but not limited to, our Forms 10-K, 10-Q and 8-K. All filings are also available on our website at www.dpwholdings.com.

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SUMMARY

This summary highlights information contained in this Offering Circular and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire Offering Circular, including our consolidated financial statements and the related notes thereto and the information in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Unless the context otherwise requires, we use the terms “DPW,” “Company,” “we,” “us” and “our” in this Offering Circular to refer to DPW Holdings, Inc.

DPW Holdings, Inc.

Company Overview

We are a growth company seeking to increase our revenues through acquisitions.  Our strategy reflects our management and Board’s current philosophy which we began implementing upon the change in control that was completed in September 2016. Our acquisition and development target strategy includes companies that have developed a “new way of doing business” in mature, well-developed industries experiencing changes due to new technology; companies that may become profitable or more profitable through efficiency and reduction of costs; companies whose business is related to our core business in the commercial and defense industries; and companies that will enhance our overall revenues.  It is our goal to substantially increase our gross revenues in the near future.

We operate as a holding company with operations conducted primarily through our subsidiaries. We conduct our activities in a manner so as not to be deemed an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Generally, this means that we do not invest or intend to invest in securities as our primary business and that no more than 40% of our total assets will be invested in investment securities as such term is defined in the Investment Company Act. We are a diversified holding company owning subsidiaries engaged in the following operating businesses: commercial and defense solutions, commercial lending, cryptocurrency blockchain mining and advanced textile technology. We also maintain a large investment in Avalanche International, Corp. (“Avalanche”), which does business as MTIX International.

Originally, we were primarily a solution-driven organization that designed, developed, manufactured and sold high-grade customized and flexible power system solutions for the medical, military, telecom and industrial markets.  Although we are actively seeking growth through acquisitions, we will continue to focus on high-grade and custom product designs for the commercial, medical and military/defense markets, where customers demand high density, high efficiency and ruggedized products to meet the harshest and/or military mission critical operating conditions.

We have operations located in Europe through our wholly-owned subsidiary, Digital Power Limited (“DP Limited”), Salisbury, England, which operates under the brand name of “Gresham Power Electronics” (“Gresham”).  DP Limited designs, manufactures and sells power products and system solutions mainly for the European marketplace, including power conversion, power distribution equipment, DC/AC (Direct Current/Active Current) inverters and UPS (Uninterrupted Power Supply) products. Our European defense business is specialized in the field of naval power distribution products.

On November 30, 2016, we formed Digital Power Lending, LLC (“DP Lending”), a wholly-owned subsidiary. DP Lending is engaged in providing commercial loans to companies throughout the United States to provide them with operating capital to finance the growth of their businesses.  The loans will primarily range in duration from six months to three years. DP Lending operates under California Finance Lending License #60DBO-77905. See below for more information on DP Lending.

On April 25, 2017, we formed Coolisys Technologies, Inc. (“Coolisys”), a wholly-owned subsidiary. We intend to operate our existing businesses in the customized and flexible power system solutions in Coolisys and as such we plan to reorganize our North American operations, DP Limited, or Gresham, and Microphase Corporation into subsidiaries of Coolisys. DP Limited will continue to primarily serve the European markets.

On June 2, 2017, we purchased 56.4% of the outstanding equity interests of Microphase Corporation (“Microphase”). Microphase is a design-to-manufacture original equipment manufacturer industry leader delivering world-class radio frequency and microwave filters, diplexers, multiplexers, detectors, switch filters, integrated assemblies and detector logarithmic video amplifiers to the military, aerospace and telecommunications industries. Microphase is headquartered in Shelton, Connecticut.

Further, on September 1, 2017, Coolisys acquired all of the outstanding membership interests in Power-Plus Technical Distributors, LLC, a California limited liability company (“Power-Plus”). Power-Plus is an industrial distributor of value-added power supply solutions, UPS systems, fans, filters, line cords, and other power-related components. In addition to its current business, Power-Plus will serve as an extended sales organization for our overall flexible power system solutions. As a result of the acquisition, Power Plus Technical Distributors has become a subsidiary of Coolisys.

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On December 28, 2017, at the Annual Meeting of Shareholders of DPW, then known as Digital Power Corporation, our shareholders approved a number of proposals, including our reincorporation from California to Delaware, which was effective on December 29, 2017.

On December 31, 2017, Coolisys entered into a Share Purchase Agreement (the “Enertec Agreement”) with Micronet Enertec Technologies, Inc., Enertec Management Ltd. and Enertec Systems 2001 Ltd. (“Enertec”), an Israeli corporation, pursuant to which Coolisys would acquire Enertec. On May 23, 2018, Coolisys acquired Enertec subject to the terms and conditions set forth in the Enertec Agreement for an aggregate purchase price of $5,250,000.

On January 30, 2018, we formed Digital Farms, Inc., formerly known as Super Crypto Mining, Inc. (“DFI”), a wholly-owned subsidiary. DFI was established to operate our newly formed cryptocurrency business, which is pursuing a variety of digital currency. We mine the top three cryptocurrencies, Bitcoin, Litecoin and Ethereum, for our own account.  On March 22, 2018, DFI entered into a Master Services Agreement with a U.S. based entity, whereby DFI secured the right to 25 megawatts of power in support of DFI’s operations.

On May 23, 2018, DP Lending entered into and closed a securities purchase agreement with I. AM, Inc. (“I. AM”), David J. Krause and Deborah J. Krause. Pursuant to the securities purchase agreement, I. AM sold to DP Lending, 981 shares of common stock for a purchase price of $981, representing, upon the closing, 98.1% of I. AM’s outstanding common stock. I. AM owns and operates the Prep Kitchen brand restaurants located in the San Diego area. I.AM owed DP Lending $1,715,330 in outstanding principal, pursuant to a loan and security agreement, between I. AM and DP Lending, which I. AM used to acquire the restaurants. The purchase agreement provides that, as I. AM repays the outstanding loan to DP Lending in accordance with the loan agreement, DP Lending will on a pro rata basis transfer shares of common stock of I. AM to David J. Krause, up to an aggregate of 471 shares.

On March 14, 2019, the stockholders approved a proposal permitting the Board of Directors to effect a reverse stock split (the “Reverse Split”) of our issued and outstanding Common Stock. Thereafter, on March 14, 2019, the Board of Directors approved the Reverse Split with a ratio of one for twenty. The Reverse Split did not affect the number of authorized shares of Common Stock or their par value per share. As a result of the Reverse Split, the number of shares of Common Stock outstanding was reduced from 126,025,767 to 6,301,289. The Reverse Split became effective in the State of Delaware on March 14, 2019. Beginning on March 18, 2019, the Common Stock traded on the NYSE American on a split-adjusted basis. All references to Common Stock in this Offering Circular have been retroactively restated.

Risks Affecting Us

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” beginning on page 8. These risks include, but are not limited to the following:

•	We have a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.
•	We have a history of operating losses and may not achieve consistent profitability in the future.
•	We operate in a highly regulated industry, and our business may be negatively impacted by changes in the regulatory environment.
•	Our business may be negatively impacted by worsening economic conditions and fluctuations in the credit market.
•	We may not be able to increase the number and total volume of term loans or other credit products we extend to our customers.
•	Competition in our industry is intense.
•	Our loans are both secured and unsecured obligations of our borrowers, who may not fully meet their obligations, resulting in losses and/or costly and time-consuming collections efforts.
•	We rely on data centers and outside service providers.
•	Holders of DPW Notes are exposed to the credit risk of the Company.
•	There has been no public market for DPW Notes and none is expected to develop.

Our principal address is 201 Shipyard Way, Suite E, Newport Beach, CA 92663. Our phone number is (949) 444-5464. Our website is www.dpwholdings.com. Except for this Offering Circular and our other public filings with the SEC pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Regulation A promulgated by the SEC, information found on, or accessible through, our website is not a part of, and is not incorporated into, this Offering Circular, and you should not consider it part of this Offering Circular. For more information, please see our filings on www.sec.gov.

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DP Lending Overview

As noted above, DPW is a diversified holding company owning subsidiaries engaged in the following operating businesses: commercial and defense solutions, commercial lending, blockchain technology, advanced textile technology and restaurant operations. The proceeds of this Offering will be used primarily to fund loans issued by our wholly-owned subsidiary, DP Lending, but also for general corporate purposes, including the costs of this Offering.

DP Lending is an early-stage company providing funding to small businesses through loans and investments. DPL currently provides secured and unsecured commercial loans from $2,000 to $1.7 million, with a median loan amount of $107,000. DPL offers a variety of loan types including commercial loans, convertible notes and revolving lines of credit.

DP Lending is engaged in providing commercial loans to companies throughout the United States to provide them with operating capital to finance the growth of their businesses. The loans are primarily short-term, ranging from six to twelve months, but may be of longer duration. These terms are subject to change as market needs dictate, and DPL anticipates offering additional products in the future. DPL uses its considerable financial experience, data analytics, and a credit scoring model to assess the creditworthiness of each small business borrower applicant. If the business meets DPL’s criteria, DPL sets the initial interest rate according to its credit and financial models. The final interest rate offered to the borrower will be determined by DPL’s interpretation of the marketplace. Under its business model, DPL generates revenue through origination fees charged to borrowers and interest generated from each loan. DPL may also generate income from appreciation of any shares of common stock underlying convertible notes or warrants issued to DPL in any particular financing.

Using DPL’s direct lending account, DPL funds all or a portion of every loan offered through its platform. The remainder of that loan may be funded through institutional and accredited investors. Loans are generally not funded until fully subscribed for by DPL’s investors.

DPW Notes

DPW Notes, the subject of this Offering Circular, are available to retail investors, who may purchase the DPW Notes through the website www.monthlyinterest.com. Funds from the sale of DPW Notes are invested into loans, lines of credit, or other products at the discretion of the Company. Investors in DPW Notes do not directly invest in small business loans originated by DP Lending; rather the investments are aggregated with funds from the Company’s direct lending account, institutional capital providers, and accredited investors, if any, which collectively fund the lending products.

The offering of DPW Notes is being conducted as a continuous offering pursuant to Rule 251(d)(3) of the Securities Act. Continuous offerings allow for a sale of securities to be made over time, with no specific offering periods or windows in which securities are available, other than that all offers and sales of DPW Notes shall be made on a monthly basis on the fifteenth day of each month. Sales of securities may happen sporadically over the term of the continuous offering, and are not required to be made on any preset cadence. The active acceptance of new investors in DPW Notes may at times be briefly paused or the ability to subscribe may be periodically restricted to certain individuals to allow the Company time to effectively and accurately process and settle subscriptions that have been received. The Company may discontinue this offering at any time.

Proceeds from the sales of DPW Notes may be used for any purpose, including, but not limited to, funding a pool of loans, balance sheet support for institutional credit facilities, or used for general corporate purposes. We retain final discretion over the use proceeds.

Interest Rate

The DPW Notes will bear interest between 5% and 15%, as stated in the applicable DPW Note, to be determined by the Company in its sole discretion. All terms, conditions and details regarding the interest rate of DPW Notes and any promotional interest rates offered by the Company will be provided by the Company to the investor prior to purchase by the investor and made available on the website at www.monthlyinterest.com.

The interest rate of the DPW Notes may reflect promotional interest rates for specified periods of time or based on specified investment thresholds. For example, we may provide promotional interest rates for a specified period of time or increase rates if the investor meets certain minimum investment amounts.

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Fees on DPW Notes

Holders are not typically charged a servicing fee for their investments, but may be charged a transaction fee if their method of investment requires us to incur an expense.

MonthlyInterest.com Platform

DPW Notes will be offered on our www.monthlyinterest.com website. The DPW Notes, as more fully described in this Offering Circular, are full recourse to DPW, regardless of payments received by any specific small business customer of ours.

Prospective DPW Notes investors will create a username and password on www.monthlyinterest.com, and indicate agreement to our terms and conditions and privacy policy.

The following features are available to participants in the DPW Notes program through our platform:

•         Available Online Directly from Us. You can purchase DPW Notes directly from us through our www.monthlyinterest.com website.

•         No Purchase Fees Charged. We will not charge you any commission or fees to purchase DPW Notes through our platform. However, other financial intermediaries, if engaged, may charge you commissions or fees.

•         Invest as Little as $100.00. You will be able to build ownership in DPW Notes over time in by making purchases as low as $100.00.

•         Flexible, Secure Payment Options. You may purchase DPW Notes with funds electronically withdrawn from your checking account using our platform or by a wire transfer.

Proceeds from the DPW Notes contemplated in this Offering will be used to fund loans and for general corporate purposes, including the costs of this Offering, but DPW Notes are not dependent upon any particular loan and remain at all times the general obligations of DPW. Gross proceeds from the sale of the DPW Notes in this Offering may be added to funds from our direct lending account and funds from institutional and accredited investors to collectively fund the loans. Funds may either be added to our investment in each transaction as replacement capital or used to increase our investment in a particular loan. Final decisions on use of proceeds allocations will be made by management on a loan-by-loan basis.

Strategic Partnerships

We attract borrowers and investors from our outreach efforts, as well as through strategic partnerships. From time to time, we may engage partners on who refer potential borrowers to us. We may also engage institutional debt investors, who may buy portions of our loans.

Competitive Strengths

We believe we benefit from the following competitive strengths compared to traditional lenders:

We are part of the fast-growing online marketplace lending industry. Marketplace and “peer-to-peer” lending platforms use technology to meet market demand where traditional bank and institutional financing has become more difficult to obtain. Marketplace lenders often have significant cost advantages over banks, including lower overhead and the absence of branch offices and extensive sales forces. These efficiencies often make it easier for nonbanks to originate loans to customers whose options were traditionally limited to banks.

We focus on an underserved banking sector. Due to higher costs, we believe that banks cannot profitably serve the small business lending market for commercial loans below $200,000. Indeed, traditional banks have been exiting the small business loan market for over a decade. We believe our underwriting model and borrower acquisition strategy enable us to profitably originate loans at these levels.

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Strategy

We intend to pursue the following strategies:

Continue to attract top talent. Our beneficial small business lending model and proximity to major financial institutions allows us to attract top financial, technical, and legal talent. We plan to continue attracting experienced professionals in technology, credit assessment, marketing, and finance to implement exceptional risk assessment and management tools in our underwriting process.

Follow best-practice underwriting standards. We will continue to grow only if we originate resilient loans. We expect to do so with analytics and tools leveraged by our experienced underwriting team.

Scale our business to become a leading small business lender. We are focused on growing our national footprint and are testing advertising and marketing efforts in multiple channels. The increased awareness will enable us to scale our lending capacity and attract new small business borrowers to our platform.

Expand product offerings. Over time, we plan to expand our offerings by introducing new credit products for small businesses. We may fund the expansion of our product offerings in part from the proceeds we receive from this Offering, but we have not yet finalized the specific products we will introduce or established a particular timeline to expand our product offerings.

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TERMS OF THE OFFERING

Securities Offered	DPW Notes

Distribution Platform	www.monthlyinterest.com

Terms of the DPW Notes

The DPW Notes will:

•      be priced at $100.00 each;

•      represent a full and unconditional obligation of the Company;

•      bear interest between 5% and 15%, as stated in the applicable DPW Note;

•      have a term of three years and will be callable, redeemable, and pre-payable at any time by the Company; and

•      not be payment dependent on any underlying small business loan or loans issued on our online lending platform.

Interest Rate	The DPW Notes will bear interest between 5% and 15%, as stated in the applicable DPW Note, to be determined by the Company in its sole discretion. All terms, conditions and details regarding the interest rate of DPW Notes and any promotional interest rates offered by the Company will be provided by the Company to the investor prior to purchase by the investor and made available on the website at www.monthlyinterest.com.

Principal Amount	We will not issue securities hereby having gross proceeds in excess of $50 million during any 12-month period. The securities we offer hereby will be offered on a continuous basis.

Regulation A Tier	Tier 2

Purchaser Qualifications	Accredited investors pursuant to Rule 501 and non-accredited investors. Pursuant to Rule 251(d)(2)(C), non-accredited investors who are natural persons may only invest the greater of 10% of their annual income or net worth. Non-natural non-accredited persons may invest up to 10% of the greater of their net assets or revenues for the most recently completed fiscal year.

Securities outstanding prior to this offering (as of March 31, 2019)

•      9,259,115 shares of class A common stock;

•      360,250 options to acquire common stock;

•      936,381 warrants to acquire common stock;

•      208,889 shares on conversion of preferred stock; and

•      1,316,097 shares on conversion of convertible notes.

Manner of offering	See section titled “Plan of Distribution” beginning on page 77.

Subscription Procedures	Visit www.monthlyinterest.com and click the “Invest” link at the top of the home page.

Use of Proceeds	If we sell $50 million of gross proceeds from the sale of our securities under this Offering Circular, we estimate our net proceeds, after deducting estimated commissions and expenses, will be approximately $49,500,000, assuming our offering expenses are $500,000. We intend to use the proceeds from this offering to fund loans, certain other matters and for general corporate purposes including the costs of this offering. See “Use of Proceeds.”

Risk Factors	See the section titled “Risk Factors” beginning on page 8 of this Offering Circular for a discussion of factors that you should read and consider before investing in our Securities.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest, you should consider carefully the risks and uncertainties described below, as well as the specific factors discussed below and discussed under the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as updated by our subsequent filings under the Exchange Act, our consolidated financial statements and related notes, and all of the other information in this Offering Circular. If any of the following risks actually occurs, our business, financial condition, results of operations, and prospects could be adversely affected. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Our Company

We have historically incurred significant losses and our financial situation creates doubt whether we will continue as a going concern.

We have historically experienced operating and net losses and anticipate continuing to experience such losses in the future. For the years ended December 31, 2018 and 2017, we had an operating loss of $19,605,456 and $5,983,045 and net losses of $32,982,201 and $10,895,049, respectively. As of December 31, 2018 and 2017, we had a working capital deficiency of $18,445,302 and $2,234,695, respectively. There are no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available on reasonable terms or at all, we may be forced to discontinue operations, which would cause investors to lose their entire investment.

We expect to continue to incur losses for the foreseeable future and need to raise additional capital to continue business development initiatives and to support our working capital requirements. For example, in March 2017, we were awarded a 3-year, $50 million purchase order by MTIX Ltd. (“MTIX”) to manufacture, install and service the Multiplex Laser Surface Enhancement (“MLSE”) plasma-laser system. We believe that the MLSE purchase order will be a source of revenue and generate significant cash flows for us. However, if we are unable to raise additional capital, we may be required to curtail operations and take additional measures to reduce costs, including reducing our workforce, eliminating outside consultants and reducing legal fees in order to conserve cash in amounts sufficient to sustain operations and meet our obligations. As a result of these financing uncertainties, during the year ended December 31, 2018, we recognized that our dependence on ongoing capital requirements to fund our operations raise substantial doubt about our ability to continue as a going concern. Our ongoing capital requirements have only increased since then, meaning that substantial doubt about our ability to continue as a going concern remains and will likely do so for the foreseeable future.

We will need to raise additional capital to fund our operations in furtherance of our business plan.

Until we are profitable, we will need to quickly raise additional capital in order to fund our operations in furtherance of our business plan. The proposed financing may include shares of common stock, shares of preferred stock, warrants to purchase shares of common stock or preferred stock, debt securities, units consisting of the foregoing securities, equity investments from strategic development partners or some combination of each. Any additional equity financings may be financially dilutive to, and will be dilutive from an ownership perspective to our stockholders, and such dilution may be significant based upon the size of such financing. Additionally, we cannot assure that such funding will be available on a timely basis, in needed quantities, or on terms favorable to us, if at all.

Our limited operating history makes it difficult to evaluate our future business prospects and to make decisions based on of our historical performance.

Although our executive officers have been engaged in the industries in which we operate for varying degrees of time, we did not begin operations of our current business until recently. We have a very limited operating history in our current form, which makes it difficult to evaluate our business on the basis of historical operations. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Reliance on our historical results may not be representative of the results we will achieve, and for certain areas in which we operate, principally those unrelated to defense contracting, will not be indicative at all. Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, product costs or expenses. If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or incur losses, which may result in a decline in our stock price.

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We have an evolving business model, which increases the complexity of our business.

Our business model has evolved in the past and continues to do so. In prior years we have added additional types of services and product offerings and in some cases we have modified or discontinued those offerings. We intend to continue to try to offer additional types of products or services, and we do not know whether any of them will be successful. From time to time we have also modified aspects of our business model relating to our product mix. We do not know whether these or any other modifications will be successful. The additions and modifications to our business have increased the complexity of our business and placed significant strain on our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. Future additions to or modifications of our business are likely to have similar effects. Further, any new business or website we launch that is not favorably received by the market could damage our reputation or our brand. The occurrence of any of the foregoing could have a material adverse effect on our business.

We are a holding company whose subsidiaries are given certain degree of independence and our failure to integrate our subsidiaries may adversely affect our financial condition.

We have given our subsidiary companies and their executives a certain degree of independence in decision-making. On the one hand, this independence may increase the sense of ownership at all levels; on the other hand, it has also increased the difficulty of the integration of operation and management, which has resulted in increased difficulty of management integration. In the event we are not able to successfully manage our subsidiaries this will result in operating difficulties and have a negative impact on our business.

Our independent auditors have expressed doubt about our ability to continue as a going concern. If we do not continue as a going concern, investors will lose their entire investment.

In its report on our financial statements included in the Annual Report for our fiscal year ended December 31, 2018, our independent auditors expressed doubt about our ability to continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of ongoing operating losses and a lack of financing commitments then in place to meet expected cash requirements. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we do not continue as a going concern, investors will lose their entire investment.

Our inability to successfully integrate new acquisitions could adversely affect our combined business; our operations are widely dispersed.

Our growth strategy through acquisitions is fraught with risk. On June 2, 2017, we acquired a majority interest in Microphase and on May 23, 2018 we acquired Enertec Systems 2001 Ltd. (“Enertec”). Our strategy and business plan is dependent on our ability to successfully integrate Microphase’s, Enertec’s and our other acquisition’s operations. In addition, while we are based in Newport Beach, CA, Microphase’s operations are located in Shelton, Connecticut, Enertec’s operations are located in Karmiel, Israel and DP Limited’s (doing business as Gresham Power Electronics) operations are located in Salisbury, England. These distant locations and others that we may become involved with in the future will stretch our resources and management time. Further, failure to quickly and adequately integrate all of these operations and personnel could adversely affect our combined business and our ability to achieve our objectives and strategy. No assurance can be given that we will realize synergies in the areas we currently operate.

If we make any additional acquisitions, they may disrupt or have a negative impact on our business.

We have plans to eventually make additional acquisitions beyond Microphase and Enertec. Whenever we make acquisitions, we could have difficulty integrating the acquired companies’ personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

•	difficulty of integrating acquired products, services or operations;
•	potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

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•	difficulty of incorporating acquired rights or products into our existing business;
•	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;
•	difficulties in maintaining uniform standards, controls, procedures and policies;
•	potential impairment of relationships with employees and customers as a result of any integration of new management personnel;
•	potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;
•	effect of any government regulations which relate to the business acquired; and
•	potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

No assurance of successful expansion of operations.

Our significant increase in the scope and the scale of our operations, including the hiring of additional personnel, has resulted in significantly higher operating expenses. We anticipate that our operating expenses will continue to increase. Expansion of our operations may also make significant demands on our management, finances and other resources. Our ability to manage the anticipated future growth, should it occur, will depend upon a significant expansion of our accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures and controls. We cannot assure that significant problems in these areas will not occur. Failure to expand these areas and implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with our business could have a material adverse effect on our business, financial condition and results of operations. We cannot assure that attempts to expand our marketing, sales, manufacturing and customer support efforts will succeed or generate additional sales or profits in any future period. As a result of the expansion of our operations and the anticipated increase in our operating expenses, along with the difficulty in forecasting revenue levels, we expect to continue to experience significant fluctuations in its results of operations.

We may be unable to successfully expand our production capacity, which could result in material delays, quality issues, increased costs and loss of business opportunities, which may negatively impact our product margins and profitability.

Part of our growth strategy is to increase our production capacity to meet increasing demand for our goods. Assuming we obtain sufficient funding to increase our production capacity, any projects to increase such capacity may not be constructed on the anticipated timetable or within budget. We may also experience quality control issues as we implement any production upgrades. Any material delay in completing these projects, or any substantial cost increases or quality issues in connection with these projects could materially delay our ability to bring our products to market and adversely affect our business, reduce our revenue, income and available cash, all of which could harm our financial condition.

If we fail to establish and maintain an effective system of internal control over financial reporting, we may not be able to report our financial results accurately or prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operations and access to capital. We have also experienced complications reporting as a result of material weaknesses which resulted in the restatement of our Form 10-Q for the quarterly period ended June 30, 2017, which was filed with the SEC on August 21, 2017, and amended on November 14, 2017. We have carried out an evaluation under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of our fiscal year ended December 31, 2018. Based on the foregoing, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective at the reasonable assurance level due to the material weaknesses described below.

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A material weakness is a deficiency, or a combination of deficiencies, within the meaning of Public Company Accounting Oversight Board (“PCAOB”) Audit Standard No. 5, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Management has identified the following material weaknesses which have caused management to conclude that as of December 31, 2018 our internal controls over financial reporting (“ICFR”) were not effective at the reasonable assurance level:

1.	We do not have sufficient resources in our accounting function, which restricts our ability to gather, analyze and properly review information related to financial reporting in a timely manner. In addition, due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals. Management evaluated the impact of our failure to have segregation of duties during our assessment of our disclosure controls and procedures and concluded that the control deficiency that resulted represented a material weakness.

2.	We have inadequate controls to ensure that information necessary to properly record transactions is adequately communicated on a timely basis from non-financial personnel to those responsible for financial reporting. Management evaluated the impact of the lack of timely communication between non–financial and financial personnel on our assessment of our reporting controls and procedures and has concluded that the control deficiency represented a material weakness.

Planned Remediation

Management, in coordination with the input, oversight and support of our Board of Directors, has identified the measures below to strengthen our control environment and internal control over financial reporting.

During January 2018 we hired a new Chief Financial Officer and engaged the services of a financial accounting advisory firm. During September 2018, we hired a Chief Accounting Officer and in January 2019, we hired a Senior Vice President of Finance. We have tasked these individuals with expanding and monitoring the Company’s internal controls, to provide an additional level of review of complex financial issues and to assist with financial reporting. Further, as we continue to expand our internal accounting department, the Chairman of the Audit Committee shall perform the following:

•	assists with documentation and implementation of policies and procedures and monitoring of controls,

•	reviews all anticipated transactions that are not considered in the ordinary course of business to assist in the early identification of accounting issues and ensure that appropriate disclosures are made in the Company’s financial statements

We are currently working to improve and simplify our internal processes and implement enhanced controls, as discussed above, to address the material weaknesses in our internal control over financial reporting and to remedy the ineffectiveness of our disclosure controls and procedures.

If our accounting controls and procedures are circumvented or otherwise fail to achieve their intended purposes, our business could be seriously harmed.

We evaluate our disclosure controls and procedures as of the end of each fiscal quarter, and are annually reviewing and evaluating our internal control over financial reporting in order to comply with the Commission’s rules relating to internal control over financial reporting adopted pursuant to the Sarbanes-Oxley Act of 2002. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. If we fail to maintain effective internal control over financial reporting or our management does not timely assess the adequacy of such internal control, we may be subject to regulatory sanctions, and our reputation may decline.

We face significant competition, including changes in pricing.

The markets for our products are both competitive and price sensitive. Many competitors have significant financial, operations, sales and marketing resources, plus experience in research and development, and compete with us by offering lower prices. Competitors could develop new technologies that compete with our products to achieve a lower unit price. If a competitor develops lower cost superior technology or cost-effective alternatives to our products and services, our business could be seriously harmed.

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The markets for some of our products are also subject to specific competitive risks because these markets are highly price competitive. Our competitors have competed in the past by lowering prices on certain products. If they do so again, we may be forced to respond by lowering our prices. This would reduce sales revenues and increase losses. Failure to anticipate and respond to price competition may also impact sales and aggravate losses.

Many of our competitors are larger and have greater financial and other resources than we do.

Our products compete and will compete with similar if not identical products produced by our competitors. These competitive products could be marketed by well-established, successful companies that possess greater financial, marketing, distribution personnel, and other resources than we do. Using said resources, these companies can implement extensive advertising and promotional campaigns, both generally and in response to specific marketing efforts by competitors. They can introduce new products to new markets more rapidly. In certain instances, competitors with greater financial resources may be able to enter a market in direct competition with us, offering attractive marketing tools to encourage the sale of products that compete with our products or present cost features that consumers may find attractive.

Our growth strategy is subject to a significant degree of risk.

Our growth strategy through acquisitions involves a significant degree of risk. Some of the companies that we have identified as acquisition targets or make a significant investment in may not have a developed business or are experiencing inefficiencies and incur losses. Therefore, we may lose our investment in the event that these companies’ businesses do not develop as planned or that we are unable to achieve the cost efficiencies or reduction of losses as anticipated.

Further, in order to implement our growth plan, we have hired additional staff and consultants to review potential investments and implement our plan. As a result, we have substantially increased our infrastructure and costs. If we fail to quickly find new companies that provide revenue to offset our costs, we will continue to experience losses. No assurance can be given that our product development and investments will produce sufficient revenues to offset these increases in expenditures.

Our business and operations are growing rapidly. If we fail to effectively manage our growth, our business and operating results could be harmed.

We have experienced, and may continue to experience, rapid growth in our operations. This has placed, and may continue to place, significant demands on our management, operational and financial infrastructure. If we do not manage our growth effectively, the quality of our products and services could suffer, which could negatively affect our operating results. To effectively manage our growth, we must continue to improve our operational, financial and management controls and reporting systems and procedures. These systems improvements may require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to manage our growth and our financial position.

Philou has certain rights to maintain its ownership interest in us

In connection with entering into a Series B Preferred Stock purchase agreement with Philou Ventures, LLC (“Philou”), we granted Philou the right to participate in future offerings under substantially the same term of such offerings in order to allow Philou to maintain its ownership interest. If exercised by Philou, this contractual right granted has the effect of allowing Philou to maintain its interest in us and dilute existing stockholders’ ownership interests.

We are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer.

If we lose the services of Milton C. Ault III, our Chief Executive Officer, William B. Horne, our Chief Financial Officer, Amos Kohn, our President and the Chief Executive Officer of Coolisys, one of our principal subsidiaries and/or certain key employees, we may not be able to find appropriate replacements on a timely basis, and our business could be adversely affected. Our existing operations and continued future development depend to a significant extent upon the performance and active participation of these individuals and certain key employees. Although we have entered into employment agreements with Messrs. Ault, Horne and Kohn, and we may enter into employment agreements with additional key employees in the future, we cannot guarantee that we will be successful in retaining the services of these individuals. If we were to lose any of these individuals, we may not be able to find appropriate replacements on a timely basis and our financial condition and results of operations could be materially adversely affected.

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We rely on highly skilled personnel and the continuing efforts of our executive officers and, if we are unable to retain, motivate or hire qualified personnel, our business may be severely disrupted.

Our performance largely depends on the talents, knowledge, skills, know-how and efforts of highly skilled individuals and in particular, the expertise held by our Chief Executive Officer, Milton C. Ault III. His absence, were it to occur, would materially and adversely impact development and implementation of our projects and businesses. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to attract, among others, new technology developers and to retain and motivate our existing contractors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some customers.

Our operating results may vary from quarter to quarter.

Our operating results have in the past been subject to quarter-to-quarter fluctuations, and we expect that these fluctuations will continue, and may increase in magnitude, in future periods. Demand for our products is driven by many factors, including the availability of funding for our products in our customers’ capital budgets. There is a trend for some of our customers to place large orders near the end of a quarter or fiscal year, in part to spend remaining available capital budget funds. Seasonal fluctuations in customer demand for our products driven by budgetary and other concerns can create corresponding fluctuations in period-to-period revenues, and we therefore cannot assure you that our results in one period are necessarily indicative of our revenues in any future period. In addition, the number and timing of large individual sales and the ability to obtain acceptances of those sales, where applicable, have been difficult for us to predict, and large individual sales have, in some cases, occurred in quarters subsequent to those we anticipated, or have not occurred at all. The loss or deferral of one or more significant sales in a quarter could harm our operating results for such quarter. It is possible that, in some quarters, our operating results will be below the expectations of public market analysts or investors. In such events, or in the event adverse conditions prevail, the market price of our common stock may decline significantly.

We may be classified as an inadvertent investment company.

We are not engaged in the business of investing, reinvesting, or trading in securities, and we do not hold ourselves out as being engaged in those activities. Under the Investment Company Act, however, a company may be deemed an investment company under section 3(a)(1)(C) of the Investment Company Act if the value of its investment securities is more than 40% of its total assets (exclusive of government securities and cash items) on a consolidated basis.

We engage in digital asset mining, the output of which is cryptocurrencies, which the Commission has indicated it deems a security. In the event that the digital assets held by us exceed 40% of our total assets, exclusive of cash, we inadvertently become an investment company. An inadvertent investment company can avoid being classified as an investment company if it can rely on one of the exclusions under the Investment Company Act. One such exclusion, Rule 3a-2 under the Investment Company Act, allows an inadvertent investment company a grace period of one year from the earlier of (a) the date on which an issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis and (b) the date on which an issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of government securities and cash items) on an unconsolidated basis. We are putting in place policies that we expect will work to keep the investment securities held by us at less than 40% of our total assets, which may include acquiring assets with our cash, liquidating our investment securities or seeking a no-action letter from the Commission if we are unable to acquire sufficient assets or liquidate sufficient investment securities in a timely manner.

As Rule 3a-2 is available to a company no more than once every three years, and assuming no other exclusion were available to us, we would have to keep within the 40% limit for at least three years after we cease being an inadvertent investment company. This may limit our ability to make certain investments or enter into joint ventures that could otherwise have a positive impact on our earnings. In any event, we do not intend to become an investment company engaged in the business of investing and trading securities.

Classification as an investment company under the Investment Company Act requires registration with the Commission. If an investment company fails to register, it would have to stop doing almost all business, and its contracts would become voidable. Registration is time consuming and restrictive and would require a restructuring of our operations, and we would be very constrained in the kind of business we could do as a registered investment company. Further, we would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the Investment Company Act regime. The cost of such compliance would result in our incurring substantial additional expenses, and the failure to register if required would have a materially adverse impact to conduct our operations.

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We will not be able to successfully execute our business strategy if we are deemed to be an investment company under the Investment Company Act.

U.S. companies that have more than 100 stockholders or are publicly traded in the U.S. and are, or hold themselves out as being, engaged primarily in the business of investing, reinvesting or trading in securities are subject to regulation under the Investment Company Act.  Unless a substantial part of our assets consists of, and a substantial part of our income is derived from, interests in majority-owned subsidiaries and companies that we primarily control, we may be required to register and become subject to regulation under the Investment Company Act.  If bitcoin and other virtual currencies were to be deemed securities for purposes of the Investment Company Act, or if we were deemed to own but not operate one or more of our other subsidiaries, we would have difficulty avoiding classification and regulation as an investment company.

If we were deemed to be, and were required to register as, an investment company, we would be forced to comply with substantive requirements under the Investment Company Act, including limitations on our ability to borrow, limitations on our capital structure; restrictions on acquisitions of interests in associated companies, prohibitions on transactions with affiliates, restrictions on specific investments, and compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations.  If we were forced to comply with the rules and regulations of the Investment Company Act, our operations would significantly change, and we would be prevented from successfully executing our business strategy.  To avoid regulation under the Investment Company Act and related rules promulgated by the Commission, we could need to sell bitcoin and other assets which we would otherwise want to retain and could be unable to sell assets which we would otherwise want to sell.  In addition, we could be forced to acquire additional, or retain existing, income-generating or loss-generating assets which we would not otherwise have acquired or retained and could need to forgo opportunities to acquire bitcoin and other assets that would benefit our business.  If we were forced to sell, buy or retain assets in this manner, we could be prevented from successfully executing our business strategy.

Securitization of our assets subjects us to various risks.

We may securitize assets to generate cash for funding new investments. We use the term securitize to describe a form of leverage under which a company (sometimes referred to as an “originator” or “sponsor”) transfers income producing assets to a single-purpose, bankruptcy-remote subsidiary (also referred to as a “special purpose entity” or “SPE”), which is established solely for the purpose of holding such assets and entering into a structured finance transaction. The SPE would then issue notes secured by such assets. The special purpose entity may issue the notes in the capital markets either publicly or privately to a variety of investors, including banks, non-bank financial institutions and other investors. There may be a single class of notes or multiple classes of notes, the most senior of which carries less credit risk and the most junior of which may carry substantially the same credit risk as the equity of the SPE.

An important aspect of most debt securitization transactions is that the sale and/or contribution of assets into the SPE be considered a true sale and/or contribution for accounting purposes and that a reviewing court would not consolidate the SPE with the operations of the originator in the event of the originator's bankruptcy based on equitable principles. Viewed as a whole, a debt securitization seeks to lower risk to the note purchasers by isolating the assets collateralizing the securitization in an SPE that is not subject to the credit and bankruptcy risks of the originator. As a result of this perceived reduction of risk, debt securitization transactions frequently achieve lower overall leverage costs for originators as compared to traditional secured lending transactions.

In accordance with the above description, to securitize loans, we may create a wholly owned subsidiary and contribute a pool of our assets to such subsidiary. The SPE may be funded with, among other things, whole loans or interests from other pools and such loans may or may not be rated. The SPE would then sell its notes to purchasers whom we would expect to be willing to accept a lower interest rate and the absence of any recourse against us to invest in a pool of income producing assets to which none of our creditors would have access. We would retain all or a portion of the equity in the SPE. An inability to successfully securitize portions of our portfolio or otherwise leverage our portfolio through secured and unsecured borrowings could limit our ability to grow our business and fully execute our business strategy, and could decrease our earnings, if any. However, the successful securitization of portions of our portfolio exposes us to a risk of loss for the equity we retain in the SPE and might expose us to greater risk on our remaining portfolio because the assets we retain may tend to be those that are riskier and more likely to generate losses. A successful securitization may also impose financial and operating covenants that restrict our business activities and may include limitations that could hinder our ability to finance additional loans and investments. The Investment Company Act may also impose restrictions on the structure of any securitizations.

Interests we hold in the SPE, if any, will be subordinated to the other interests issued by the SPE. As such, we will only receive cash distributions on such interests if the SPE has made all cash interest and other required payments on all other interests it has issued. In addition, our subordinated interests will likely be unsecured and rank behind all of the secured creditors, known or unknown, of the SPE, including the holders of the senior interests it has issued. Consequently, to the extent that the value of the SPE's portfolio of assets has been reduced as a result of conditions in the credit markets, or as a result of defaults, the value of the subordinated interests we retain would be reduced. Securitization imposes on us the same risks as borrowing except that our risk in a securitization is limited to the amount of subordinated interests we retain, whereas in a borrowing or debt issuance by us directly we would be at risk for the entire amount of the borrowing or debt issuance.

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We may also engage in transactions utilizing SPEs and securitization techniques where the assets sold or contributed to the SPE remain on our balance sheet for accounting purposes. If, for example, we sell the assets to the SPE with recourse or provide a guarantee or other credit support to the SPE, its assets will remain on our balance sheet. Consolidation would also generally result if we, in consultation with the SEC, determine that consolidation would result in a more accurate reflection of our assets, liabilities and results of operations. In these structures, the risks will be essentially the same as in other securitization transactions but the assets will remain our assets for purposes of the limitations described above on investing in assets that are not qualifying assets and the leverage incurred by the SPE will be treated as borrowings incurred by us for purposes of our limitation on the issuance of senior securities.

We may not be able to utilize our net operating loss carry forwards.

At December 31, 2018, we had Federal net operating loss carry forwards (“NOLs”) for income tax purposes of approximately $43,051,999, expiring through 2037. However, we do not know if or when we will have any earnings and capital gains against which we could apply these carry forwards.  Furthermore, as a result of changes in the ownership of our common stock, our ability to use our federal NOLs will be limited under Internal Revenue Code Section 382.  State NOLs are subject to similar limitations in many cases.  As a result, our substantial NOLs may not have any value to us.

Changes in the U.S. tax and other laws and regulations may adversely affect our business.

The U.S. government may revise tax laws, regulations or official interpretations in ways that could have a significant adverse effect on our business, including modifications that could reduce the profits that we can effectively realize from our international operations, or that could require costly changes to those operations, or the way in which they are structured.  For example, the effective tax rates for most U.S. companies reflect the fact that income earned and reinvested outside the U.S. is generally taxed at local rates, which may be much lower than U.S. tax rates.  If we expand abroad and there are changes in tax laws, regulations or interpretations that significantly increase the tax rates on non-U.S. income, our effective tax rate could increase and our profits could be reduced.  If such increases resulted from our status as a U.S. company, those changes could place us at a disadvantage to our non-U.S. competitors if those competitors remain subject to lower local tax rates.

Recently enacted U.S. tax reform legislation known colloquially as the “Tax Cuts and Jobs Act,” among other things, makes significant changes to the rules applicable to the taxation of corporations, such as changing the corporate tax rate to a flat 21% rate, modifying the rules regarding limitations on certain deductions for executive compensation, introducing a capital investment deduction in certain circumstances, placing certain limitations on the interest deduction, modifying the rules regarding the usability of certain net operating losses, implementing a minimum tax on the “global intangible low-taxed income” of a “United States stockholder” of a “controlled foreign corporation,” modifying certain rules applicable to United States stockholders of controlled foreign corporations, imposing a deemed repatriation tax on certain earnings and adding certain anti-base erosion rules.  We are currently in the process of analyzing the effects of this new legislation on us and at this time the ultimate outcome of the new legislation on our business and financial condition is uncertain.  It is possible that the application of these new rules may have a material and adverse impact on our operating results, cash flows and financial condition.

Risks Related to Our Business and Industry - Overview

Technology changes rapidly in our business, and if we fail to anticipate new technologies, the quality, timeliness and competitiveness of our products will suffer.

Rapid technology changes in our industry require us to anticipate, sometimes years in advance, which technologies and/or distribution platforms our products must take advantage of in order to make them competitive in the market at the time they are released. Therefore, we usually start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly than we can. In either case, our products may be technologically inferior to competitive products, or less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products, then we may delay products until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses. Alternatively, we may increase the resources employed in research and development in an attempt to accelerate our development of new technologies, either to preserve our product launch schedule or to keep up with our competition, which would increase our development expenses and adversely affect our operations and financial condition.

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We are dependent upon our ability, and our contract manufacturers’ ability, to timely procure electronic components.

Because of the global economy, many raw material vendors have reduced capacities, closed production lines and, in some cases, even discontinued their operations. As a result, there is a global shortage of certain electronic or mineral components, which may extend our production lead-time and our production costs. Some materials are no longer available to support some of our products, thereby requiring us to search for cross materials or, even worse, redesign some of our products to support currently-available materials. Such redesign efforts may require certain regulatory and safety agency re-submittals, which may cause further production delays. While we have initiated actions that we believe will limit our exposure to such problems, the dynamic business conditions in many of our markets may challenge the solutions that have been put in place, and issues may recur in the future.

In addition, some of our products are manufactured, assembled and tested by third party subcontractors and contract manufacturers located in Asia. While we have had relationships with many of these third parties in the past, we cannot predict how or whether these relationships will continue in the future. In addition, changes in management, financial viability, manufacturing demand or capacity, or other factors, at these third parties could hurt our ability to manufacture our products.

Our strategic focus on our custom power supply solution competencies and concurrent cost reduction plans may be ineffective or may limit our ability to compete.

As a result of our strategic focus on custom power supply solutions, we will continue to devote significant resources to developing and manufacturing custom power supply solutions for a large number of customers, where each product represents a uniquely tailored solution for a specific customer’s requirements. Failure to meet these customer product requirements or a failure to meet production schedules and/or product quality standards may put us at risk with one or more of these customers. Moreover, changes in market conditions and strategic changes at the direction of our customers may affect their decision to continue to purchase from us. The loss of one or more of our significant custom power supply solution customers could have a material adverse impact on our revenues, business or financial condition.

We have also implemented a series of initiatives designed to increase efficiency and reduce costs. While we believe that these actions will reduce costs, they may not be sufficient to achieve the required operational efficiencies that will enable us to respond more quickly to changes in the market or result in the improvements in our business that we anticipate. In such event, we may be forced to take additional cost-reducing initiatives, including those involving our personnel, which may negatively impact quarterly earnings and profitability as we account for severance and other related costs. In addition, there is the risk that such measures could have long-term adverse effects on our business by reducing our pool of talent, decreasing or slowing improvements in our products or services, making it more difficult for us to respond to customers, limiting our ability to increase production quickly if and when the demand for our solutions increases and limiting our ability to hire and retain key personnel. These circumstances could cause our earnings to be lower than they otherwise might be.

We depend upon a few major customers for a majority of our revenues, and the loss of any of these customers, or the substantial reduction in the quantity of products that they purchase from us, would significantly reduce our revenues and net income.

We currently depend upon a few major OEMs and other customers for a significant portion of our revenues. If our major OEM customers will reduce or cancel their orders scaling back some of their activities, our revenues and net income would be significantly reduced. Furthermore, diversions in the capital spending of certain of these customers to new network elements have and could continue to lead to their reduced demand for our products, which could, in turn, have a material adverse effect on our business and results of operations. If the financial condition of one or more of our major customers should deteriorate, or if they have difficulty acquiring investment capital due to any of these or other factors, a substantial decrease in our revenues would likely result. We are dependent on the electronic equipment industry, and accordingly will be affected by the impact on that industry of current economic conditions.

Substantially all of our existing customers are in the electronic equipment industry, and they manufacture products that are subject to rapid technological change, obsolescence, and large fluctuations in demand. This industry is further characterized by intense competition and volatility. The OEMs serving this industry are pressured for increased product performance and lower product prices. OEMs, in turn, make similar demands on their suppliers, such as us, for increased product performance and lower prices. Such demands may adversely affect our ability to successfully compete in certain markets or our ability to sustain our gross margins.

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Our reliance on subcontract manufacturers to manufacture certain aspects of our products involves risks, including delays in product shipments and reduced control over product quality.

Since we do not own significant manufacturing facilities, we must rely on, and will continue to rely on, a limited number of subcontract manufacturers to manufacture our power supply products. Our reliance upon such subcontract manufacturers involves several risks, including reduced control over manufacturing costs, delivery times, reliability and quality of components, unfavorable currency exchange fluctuations, and continued inflationary pressures on many of the raw materials used in the manufacturing of our power supply products. If we were to encounter a shortage of key manufacturing components from limited sources of supply, or experience manufacturing delays caused by reduced manufacturing capacity, inability of our subcontract manufacturers to procure raw materials, the loss of key assembly subcontractors, difficulties associated with the transition to our new subcontract manufacturers or other factors, we could experience lost revenues, increased costs, and delays in, or cancellations or rescheduling of, orders or shipments, any of which would materially harm our business.

We outsource, and are dependent upon developer partners for, the development of some of our custom design products.

We made an operational decision to outsource some of our custom design products to numerous developer partners. This business structure will remain in place until the custom design volume justifies expanding our inhouse capabilities. Incomplete product designs that do not fully comply with the customer specifications and requirements might affect our ability to transition to a volume production stage of the custom designed product where the revenue goals are dependent on the high volume of custom product production. Furthermore, we rely on the design partners’ ability to provide high quality prototypes of the designed product for our customer approval as a critical stage to approve production.

We face intense industry competition, price erosion and product obsolescence, which, in turn, could reduce our profitability.

We operate in an industry that is generally characterized by intense competition. We believe that the principal bases of competition in our markets are breadth of product line, quality of products, stability, reliability and reputation of the provider, along with cost. Quantity discounts, price erosion, and rapid product obsolescence due to technological improvements are therefore common in our industry as competitors strive to retain or expand market share. Product obsolescence can lead to increases in unsaleable inventory that may need to be written off and, therefore, could reduce our profitability. Similarly, price erosion can reduce our profitability by decreasing our revenues and our gross margins. In fact, we have seen price erosion over the last several years on most of the products we sell, and we expect additional price erosion in the future.

Our future results are dependent on our ability to establish, maintain and expand our manufacturers’ representative OEM relationships and our other relationships.

We market and sell our products through domestic and international OEM relationships and other distribution channels, such as manufacturers’ representatives and distributors. Our future results are dependent on our ability to establish, maintain and expand our relationships with OEMs as well as with manufacturers’ representatives and distributors to sell our products. If, however, the third parties with whom we have entered into such OEM and other arrangements should fail to meet their contractual obligations, cease doing, or reduce the amount of their, business with us or otherwise fail to meet their own performance objectives, customer demand for our products could be adversely affected, which would have an adverse effect on our revenues.

We may not be able to procure necessary key components for our products, or we may purchase too much inventory or the wrong inventory.

The power supply industry, and the electronics industry as a whole, can be subject to business cycles. During periods of growth and high demand for our products, we may not have adequate supplies of inventory on hand to satisfy our customers' needs. Furthermore, during these periods of growth, our suppliers may also experience high demand and, therefore, may not have adequate levels of the components and other materials that we require to build products so that we can meet our customers' needs. Our inability to secure sufficient components to build products for our customers could negatively impact our sales and operating results. We may choose to mitigate this risk by increasing the levels of inventory for certain key components. Increased inventory levels can increase the potential risk for excess and obsolescence should our forecasts fail to materialize or if there are negative factors impacting our customers’ end markets. If we purchase too much inventory or the wrong inventory, we may have to record additional inventory reserves or write-off the inventory, which could have a material adverse effect on our gross margins and on our results of operations.

Although we depend on sales of our legacy products for a meaningful portion of our revenues, these products are mature and their sales will decline.

A relatively large portion of our sales have historically been attributable to our legacy products. We expect that these products may continue to account for a meaningful percentage of our revenues for the foreseeable future. However, these sales are declining. Although we are unable to predict future prices for our legacy products, we expect that prices for these products will continue to be subject to significant downward pressure in certain markets for the reasons described above. Accordingly, our ability to maintain or increase revenues will be dependent on our ability to expand our customer base, to increase unit sales volumes of these products and to successfully, develop, introduce and sell new products such as custom design and value-added products. We cannot assure you that we will be able to expand our customer base, increase unit sales volumes of existing products or develop, introduce and/or sell new products.

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Failure of our information technology infrastructure to operate effectively could adversely affect our business.

We depend heavily on information technology infrastructure to achieve our business objectives. If a problem occurs that impairs this infrastructure, the resulting disruption could impede our ability to record or process orders, manufacture and ship in a timely manner, or otherwise carry on business in the normal course. Any such events could cause us to lose customers or revenue and could require us to incur significant expense to remediate.

We are subject to certain governmental regulatory restrictions relating to our international sales.

Some of our products are subject to International Traffic In Arms Regulation (“ITAR”), which are interpreted, enforced and administered by the U.S. Department of State. ITAR regulation controls not only the export, import and trade of certain products specifically designed, modified, configured or adapted for military systems, but also the export of related technical data and defense services as well as foreign production. Any delays in obtaining the required export, import or trade licenses for products subject to ITAR regulation and rules could have a material adverse effect on our business, financial condition, and/or operating results. In addition, changes in United States export and import laws that require us to obtain additional export and import licenses or delays in obtaining export or import licenses currently being sought could cause significant shipment delays and, if such delays are too great, could result in the cancellation of orders. Any future restrictions or charges imposed by the United States or any other country on our international sales or foreign subsidiary could have a materially adverse effect on our business, financial condition, and/or operating results. In addition, from time to time, we have entered into contracts with the Israeli Ministry of Defense which were governed by the U.S. Foreign Military Financing program (“FMF”). Any such future sales would be subject to these regulations. Failure to comply with ITAR or FMF rules could have a material adverse effect on our financial condition, and/or operating results.

We depend on international operations for a substantial majority of our components and products.

We purchase a substantial majority of our components from foreign manufacturers and have a substantial majority of our commercial products assembled, packaged, and tested by subcontractors located outside the United States. These activities are subject to the uncertainties associated with international business operations, including trade barriers and other restrictions, changes in trade policies, governmental regulations, currency exchange fluctuations, reduced protection for intellectual property, war and other military activities, terrorism, changes in social, political, or economic conditions, and other disruptions or delays in production or shipments, any of which could have a materially adverse effect on our business, financial condition, and/or operating results.

We depend on international sales for a portion of our revenues.

Sales to customers outside of North America accounted for 29.9% and 34.8% of net revenues for the years ended December 31, 2018 and 2017, and we expect that international sales will continue to represent a material portion of our total revenues. International sales are subject to the risks of international business operations as described above, as well as generally longer payment cycles, greater difficulty collecting accounts receivable, and currency restrictions. In addition, Gresham, our wholly-owned subsidiary in the United Kingdom, supports our European and other international customers, distributors, and sales representatives, and therefore is also subject to local regulation. International sales are also subject to the export laws and regulations of the United States and other countries.

Our sales and profitability may be affected by changes in economic, business and industry conditions.

If the economic climate in the United States or abroad deteriorates, customers or potential customers could reduce or delay their technology and entertainment investments. Reduced or delayed technology and entertainment investments could decrease our sales and profitability. In this environment, our customers may experience financial difficulty, cease operations and fail to budget or reduce budgets for the purchase of our products and professional services. This may lead to longer sales cycles, delays in purchase decisions, payment and collection, and can also result in downward price pressures, causing our sales and profitability to decline. In addition, general economic uncertainty and general declines in capital spending in the information technology sector make it difficult to predict changes in the purchasing requirements of our customers and the markets we serve. There are many other factors which could affect our business, including:

•	The introduction and market acceptance of new technologies, products and services;
•	New competitors and new forms of competition;
•	The size and timing of customer orders (for retail distributed physical product);

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•	The size and timing of capital expenditures by our customers;
•	Adverse changes in the credit quality of our customers and suppliers;
•	Changes in the pricing policies of, or the introduction of, new products and services by us or our competitors;
•	Changes in the terms of our contracts with our customers or suppliers;
•	The availability of products from our suppliers; and
•	Variations in product costs and the mix of products sold.

        These trends and factors could adversely affect our business, profitability and financial condition and diminish our ability to achieve our strategic objectives.

The sale of our products is dependent upon our ability to satisfy the proprietary requirements of our customers.

We depend upon a relatively narrow range of products for the majority of our revenue. Our success in marketing our products is dependent upon their continued acceptance by our customers. In some cases, our customers require that our products meet their own proprietary requirements. If we are unable to satisfy such requirements, or forecast and adapt to changes in such requirements, our business could be materially harmed.

The sale of our products is dependent on our ability to respond to rapid technological change, including evolving industry-wide standards, and may be adversely affected by the development, and acceptance by our customers, of new technologies which may compete with, or reduce the demand for, our products.

Rapid technological change, including evolving industry standards, could render our products obsolete. To the extent our customers adopt such new technology in place of our products, the sales of our products may be adversely affected. Such competition may also increase pricing pressure for our products and adversely affect the revenues from such products.

Our limited ability to protect our proprietary information and technology may adversely affect our ability to compete, and our products could infringe upon the intellectual property rights of others, resulting in claims against us, the results of which could be costly.

Many of our products consist entirely or partly of proprietary technology owned by us. Although we seek to protect our technology through a combination of copyrights, trade secret laws and contractual obligations, these protections may not be sufficient to prevent the wrongful appropriation of our intellectual property, nor will they prevent our competitors from independently developing technologies that are substantially equivalent or superior to our proprietary technology. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States. In order to defend our proprietary rights in the technology utilized in our products from third party infringement, we may be required to institute legal proceedings, which would be costly and would divert our resources from the development of our business. If we are unable to successfully assert and defend our proprietary rights in the technology utilized in our products, our future results could be adversely affected.

Although we attempt to avoid infringing known proprietary rights of third parties in our product development efforts, we may become subject to legal proceedings and claims for alleged infringement from time to time in the ordinary course of business. Any claims relating to the infringement of third-party proprietary rights, even if not meritorious, could result in costly litigation, divert management’s attention and resources, require us to reengineer or cease sales of our products or require us to enter into royalty or license agreements which are not advantageous to us. In addition, parties making claims may be able to obtain an injunction, which could prevent us from selling our products in the United States or abroad.

If we are unable to satisfy our customers’ specific product quality, certification or network requirements, our business could be disrupted and our financial condition could be harmed.

Our customers demand that our products meet stringent quality, performance and reliability standards. We have, from time to time, experienced problems in satisfying such standards. Defects or failures have occurred in the past, and may in the future occur, relating to our product quality, performance and reliability. From time to time, our customers also require us to implement specific changes to our products to allow these products to operate within their specific network configurations. If we are unable to remedy these failures or defects or if we cannot effect such required product modifications, we could experience lost revenues, increased costs, including inventory write-offs, warranty expense and costs associated with customer support, delays in, or cancellations or rescheduling of, orders or shipments and product returns or discounts, any of which would harm our business.

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If we ship products that contain defects, the market acceptance of our products and our reputation will be harmed and our customers could seek to recover their damages from us.

Our products are complex, and despite extensive testing, may contain defects or undetected errors or failures that may become apparent only after our products have been shipped to our customers and installed in their network or after product features or new versions are released. Any such defect, error or failure could result in failure of market acceptance of our products or damage to our reputation or relations with our customers, resulting in substantial costs for us and our customers as well as the cancellation of orders, warranty costs and product returns. In addition, any defects, errors, misuse of our products or other potential problems within or out of our control that may arise from the use of our products could result in financial or other damages to our customers. Our customers could seek to have us pay for these losses. Although we maintain product liability insurance, it may not be adequate.

Some of our business is subject to U.S. government procurement laws and regulations.

We must comply with certain laws and regulations relating to the formation, administration and performance of federal government contracts. These laws and regulations affect how we conduct business with our federal government contracts, including the business that we do as a subcontractor. In complying with these laws and regulations, we may incur additional costs, and non-compliance may lead to the assessment of fines and penalties, including contractual damages, or the loss of business.

Risks Related to Our Business and Industry – DP Lending

The lending industry is highly regulated. Changes in regulations or in the way regulations are applied to our business could adversely affect our business.

Changes in laws or regulations or the regulatory application or judicial interpretation of the laws and regulations applicable to us could adversely affect our ability to operate in the manner in which we currently conduct business or make it more difficult or costly for DP Lending to originate or otherwise make additional loans, or for us to collect payments on loans by subjecting us to additional licensing, registration, and other regulatory requirements in the future or otherwise. A material failure by us to cause DP Lending to comply with any such laws or regulations could result in regulatory actions, lawsuits, and damage to our reputation, which could have a material adverse effect on our business and financial condition and on DP Lending’s ability to originate and service loans and perform our obligations to investors and other constituents.

The initiation of a proceeding relating to one or more allegations or findings of any violation of such laws could result in modifications in DP Lending’s methods of doing business that could impair DP Lending’s ability to collect payments on our loans or to acquire additional loans or could result in the requirement that we pay damages and/or cancel the balance or other amounts owing under loans associated with such violation. We cannot assure you that such claims will not be asserted against us in the future. To the extent it is determined that the loans DP Lending makes to our customers were not originated in accordance with all applicable laws, we might be obligated to repurchase any portion of the loan DP Lending had sold to a third party. We may not have adequate resources to make such repurchases.

Worsening economic conditions may result in decreased demand for DP Lending’s loans, cause its customers’ default rates to increase, and harm our operating results.

Uncertainty and negative trends in general economic conditions in the United States and abroad, including significant tightening of credit markets, historically have created a difficult environment for companies in the lending industry. Many factors, including factors that are beyond our control, may have a detrimental impact on our operating performance. These factors include general economic conditions, unemployment levels, energy costs and interest rates, as well as events such as natural disasters, acts of war, terrorism, and catastrophes.

DP Lending’s customers are small businesses. Accordingly, its customers have historically been, and may in the future remain, more likely to be affected or more severely affected than large enterprises by adverse economic conditions. These conditions may result in a decline in the demand for DP Lending’s loans by potential customers or higher default rates by its existing customers. If a customer defaults on a loan payable to DP Lending, the loan enters a collections process where DP Lending’s systems and collections teams initiate contact with the customer for payments owed. If we determine that a loan is unlikely to be repaid, DP Lending may sell the loan to a third-party collection agency and receive only a small fraction of the remaining amount payable to it in exchange for this sale.

There can be no assurance that economic conditions will remain favorable for DP Lending’s business or that demand for its loans or default rates by its customers will remain at current levels. Reduced demand for DP Lending’s loans would negatively impact our growth and revenue, while increased default rates by DP Lending’s customers may inhibit its access to capital and negatively impact our profitability. Further, if an insufficient number of qualified small businesses apply for our loans, our growth and revenue could decline.

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Competition for our employees is intense, and we may not be able to attract and retain the highly skilled employees whom we need to support our business.

Competition for highly skilled personnel, especially engineering and data analytics personnel, is extremely intense, and we could face difficulty identifying and hiring qualified individuals in many areas of our business. We may not be able to hire and retain such personnel at compensation levels consistent with our compensation and salary structure. Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment. In particular, candidates making employment decisions, specifically in high-technology industries, often consider the value of any equity they may receive in connection with their employment. Any significant volatility in the value, or the perceived market value, of our stock after any offering may adversely affect our ability to attract or retain highly skilled technical, financial, marketing, or other personnel.

In addition, we invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements and the quality of our services and our ability to serve our customers could diminish, resulting in a material adverse effect on our business.

Risks Related to the DPW Notes and this Offering

Bankruptcy, conservatorship, receivership or insolvency of the Company or service providers would result in delayed, reduced or no payments at all to the Holders.

Bankruptcy, conservatorship, receivership or insolvency of the Company or service providers would result in delayed or reduced payments to the Holders. If the Company were placed in bankruptcy, conservatorship, receivership or insolvency it would be highly unlikely that it could pay the DPW Notes in full or at all, whether or not on a timely basis. As such, the Holders face the risk of loss of the entirety of their investment.

The terms of this Offering were determined arbitrarily.

The purchase price and other terms of the DPW Notes were determined by management of the Company and do not bear any relationship to the Company’s net worth, book value, cash flow or other generally recognized indicia of value. No assurance can be given that an investor could sell its DPW Note to a third party for the purchase price or at all.

No public market exists or will for the DPW Notes, and the resale of the DPW Notes is subject to significant restrictions.

The DPW Notes have not been, and will not be, registered under the Securities Act or any state securities laws. As a result, they may only be offered or sold if an applicable exemption from the registration requirements of the Securities Act and applicable state laws applies to the circumstances of the sale. The DPW Notes are a new issue of securities for which there is no public market and it is exceedingly unlikely that one will ever develop. The Company does not intend to list the DPW Notes on any national securities exchange or automated quotation system, nor does it have any intention to ever register the DPW Notes under the Securities Act. Moreover, even if the Holders are able to sell their DPW Notes, there can be no assurance as to the price at which any sales will be made. Future trading prices, if any, of the DPW Notes will depend on many factors, including, among other things, prevailing interest rates, the Company’s results and the market for similar securities.

Because our management has broad discretion in using the proceeds from this Offering, you may not agree with how management decides to invest such proceeds in the future.

The Company anticipates applying the net proceeds of this Offering to fund loans, for certain other matters as well as for working capital and general corporate purposes. However, as of the date hereof, we have no material restrictions on our use of the proceeds from the sale of the DPW Notes. You must rely upon the judgment of our management in the application of the net proceeds of this Offering, and you will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used appropriately. We cannot assure you that the proceeds will be invested in a way that yields a favorable, or any, return for our business. See “Use of Proceeds.”

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The Company will have substantial amounts of indebtedness. This indebtedness and the covenants contained in its loan documents with senior creditors substantially limit the Company’s financial and operating flexibility

The Company has entered into a number of loan documents, including security and similar agreements, with senior lenders (the “Senior Lenders”). These loan documents (the “Senior Loan Documents”) grant priority security interests in all of the Company’s assets to the Senior Lenders. Such Senior Loan Documents contain restrictions that substantially limit the Company’s financial flexibility. These Senior Loan Documents place limits on the Company’s ability to (i) incur additional indebtedness even if such indebtedness is subordinated to the debt instruments issued to the Senior Lenders, and (ii) grant security to third persons, among other matters. These restrictions limit the Company’s ability to finance its future operations and capital needs. Absent the consent of the Senior Lenders, the Company would be unable to, among other things, obtain additional debt to raise additional capital, repay the DPW Notes, implement the Company’s business strategy, establish corporate infrastructure and in any other way fund the development of its business. In addition, the Company’s substantial indebtedness could require it to dedicate a substantial portion of its cash flow from the anticipated operations to making payments on its indebtedness and other liabilities, which would limit the availability of funds for working capital and other general corporate purposes; limit its flexibility in reacting to changes in the various industries in which it or any of its subsidiaries operates or in its competitive environment; place it at a competitive disadvantage compared to those of its competitors who have less debt than it does, and limit its ability to borrow additional funds and increase the costs of any such additional borrowings. If it is unable to pay its debts, including the DPW Notes as they become due and payable, the Company would become insolvent.

Servicing our debt will require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the DPW Notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

We will continue to have the ability to incur debt after this offering; if we incur substantial additional debt, these higher levels of debt may affect our ability to pay the principal of and interest on the DPW Notes.

We and our subsidiaries expect to incur substantial additional debt in the future, some of which may be secured debt. If we incur substantial additional indebtedness in the future, these higher levels of indebtedness may affect our ability to pay the principal of and interest on the DPW Notes, or any fundamental change purchase price, and our creditworthiness generally.

The DPW Notes are not protected by restrictive covenants.

The DPW Notes will not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The DPW Notes will not contain covenants or other provisions to afford protection to the Holders in the event of a fundamental change or any other event. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the DPW.

The DPW Notes are unsecured.

In addition to being subordinated to all of our existing and future senior indebtedness, the DPW Notes are not secured by any of our assets or the assets of our subsidiaries. Obligations under the Senior Loan Documents, however, are secured by all of our tangible and intangible assets (including the capital stock of our subsidiaries). If we become insolvent or are liquidated, or if payment under the Senior Loan Documents is accelerated, the Senior Lenders under the Senior Loan Documents will be entitled to exercise all of their available legal remedies and will have a priority claim to our assets.

The DPW Notes will not be subject to a sinking fund. As a result, we may not have funds to repay the DPW Notes.

The DPW Notes will not be subject to a sinking fund. The DPW Notes do not require the Company to set aside funds for the retirement of or to retire the DPW Notes at any time prior to maturity.

Risks Related to Our Business and Industry – Digital Farms

We intend to develop an online cloud mining platform which may subject us to additional liabilities from our customers.

We intend to develop and offer a cloud mining platform to customers who prefer not to directly acquire and maintain crypto mining hardware. To date, we have offered the cloud mining platform to selected customers prior to offering the platform to the general public. The success of this business will be largely dependent on achieving sustainable revenues that are dependent on prices of the various currencies and controlling costs, which are primarily power and computer hardware.  In addition, through our management and administration of crypto mining equipment on behalf of our customers, we may become subject to actions from our customers seeking to recover for liabilities arising from, among other matters:

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•	erroneously accounting for proceeds from crypto mining activities;
•	power, network or technology failures which prevent our miners from operating efficiently;
•	delays in processing payments at times when there are significant fluctuations in the price of the cryptocurrencies; and
•	hackers or other malicious groups or organizations targeting and attempting to interfere with our miners which could negatively affect the operations of such miners.

We may lose access to digital tokens and any cryptocurrency due to loss of private key(s), custodial error, or purchaser error.

A private key, or a combination of private keys, is necessary to control and dispose of cryptocurrency stored in a digital wallet or vault. Accordingly, loss of requisite private key(s) associated with a digital wallet or vault storing cryptocurrency will result in loss of such cryptocurrency. Moreover, any third party that gains access to such private key(s), including by gaining access to login credentials of a digital wallet or secure services that we use, may be able to misappropriate any digital token or cryptocurrency held by us. Any errors or malfunctions caused by or otherwise related to the digital wallet that we choose to receive and store cryptocurrency, including our failure to properly maintain or use such digital wallet or secure service, may also result in the loss of any cryptocurrency that we hold.  Additionally, any failure on our part to follow precisely the procedures for buying and receiving cryptocurrency, including, for instance, if it provides the wrong address for receiving cryptocurrency, may result in the loss of any cryptocurrency held or purchased by us.

Hackers or other malicious groups or organizations may attempt to interfere with end users of digital tokens, or cryptocurrency, in a variety of ways.

Hackers or other malicious groups or organizations may target and attempt to interfere with end users of digital tokens, or cryptocurrency, in a variety of ways, including, but not limited to, end user attacks such as malware attacks, denial of service attacks, consensus-based attacks, Sybil attacks, smurfing and spoofing. Furthermore, although we utilize a closed system to mine cryptocurrency, there is a risk that a third party or one of our employees may intentionally or unintentionally introduce weaknesses into the core infrastructure, which could negatively affect us and any cryptocurrency with which we are involved.

We have discretion over the maintenance, storage and transmission of our cryptocurrency holdings. Currently investments and holdings in cryptocurrencies by our company are uninsured and, as a result, we may lose all of our money invested in cryptocurrencies without any recourse.

Unlike bank accounts or accounts at some other financial institutions, cryptocurrencies are generally uninsured unless an investor purchases private insurance to insure them or holds them with a vendor which provides insurance. Thus, in the event of loss or loss of utility value, there is no public insurer, such as the Securities Investor Protection Corporation or the Federal Deposit Insurance Corporation, to offer recourse to any investor, including our company, unless covered independently by private insurance arranged by us. Further, we have wide discretion over the storage of its cryptocurrency holdings. We intend to use various third party wallet providers, trust companies or others to hold its cryptocurrency holdings. We may have a high concentration of its cryptocurrency holdings in one location or with one third party wallet provider, which may be prone to losses arising out of hacking, loss of passwords, compromised access credentials, malware, cyber-attacks or other factors. We may not do detailed diligence on third party wallet providers and, as a result, may not be aware of all security vulnerabilities and risks. Certain third party wallet providers may not indemnify us against any losses thereby hurting our ability to recover losses from third party wallet providers. The systems in place to ensure the security of our company’s cryptocurrency holdings may not prevent the improper access to, damage or theft of our company’s holdings in cryptocurrencies. Further, a loss due to the storage of our company’s cryptocurrencies could harm our reputation or result in the loss of some or all of our company’s cryptocurrencies, including those assets held on behalf of customers for our online cloud mining platform.

The regulatory status of cryptocurrency and distributed ledger technology is unclear or unsettled in many jurisdictions and it is difficult to predict the impact future regulation may have on either.

The regulatory status of cryptocurrency and distributed ledger technology is unclear or unsettled in many jurisdictions. It is difficult to predict how or whether regulatory agencies may apply existing regulation with respect to such technology and its applications. It is likewise difficult to predict how or whether legislatures or regulatory agencies may implement changes to law and regulation affecting distributed ledger technology and its applications, including applicable cryptocurrency protocols.  Regulatory actions could negatively impact any cryptocurrency in various ways, including, for purposes of illustration only, through a determination that cryptocurrency are a regulated financial instrument that requires registration or licensing.

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The tax characterization of cryptocurrency is uncertain.

Cryptocurrency holders may be required to pay taxes associated with the transactions contemplated herein, whether in the United States or in their home countries. It is the sole responsibility of cryptocurrency holders to comply with the tax laws of the United States and other jurisdictions applicable to them and pay all relevant taxes. The sale or other exchange of cryptocurrency, or the use of cryptocurrency to pay for goods or services, or holding cryptocurrency as an investment, generally has tax consequences that could result in tax liability. In 2014, the Internal Revenue Service issued guidance on the tax treatment of transactions using cryptocurrency, such as Bitcoin or other similar currencies.

The transfer of any cryptocurrency may be restricted, which may adversely affect its liquidity and the price at which it may be sold.

Cryptocurrency has not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and, unless so registered, may not be offered or sold except pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act and any other applicable laws and regulations. These restrictions may limit the ability of investors to resell cryptocurrency. It is the responsibility of any holder of a digital token or a cryptocurrency to ensure that all offers and sales of cryptocurrency within the United States and other jurisdictions comply with all applicable laws and regulations.

Cryptocurrency confers no governance rights in any entity.

Because cryptocurrencies confer no governance rights of any kind with respect to any entity with which such digital token or cryptocurrency may be associated, all decisions involving a related company will be made by the management and/or stockholders of such company at their sole discretion.  These decisions could adversely affect the utility or value of any applicable digital token or cryptocurrency.

There are unanticipated and unknown risks in buying and holding cryptocurrency and/or cryptographic tokens.

Digital tokens and various cryptocurrencies are a relatively new and untested technology. In addition to the risks specified in these risk factors, there are other risks associated with either our company’s purchase, holding and use of digital tokens and cryptocurrency cannot be anticipated. Such risks may further materialize as unanticipated variations or combinations of the risks discussed in this annual report. Since the price of Bitcoin reached its zenith in December of 2017, it has until very recently steadily declined, and has in management’s opinion been the principal cause of the very considerable decline in the market price of our common stock ever since.

Our decision to deal in cryptocurrencies, such as Bitcoin, may subject us to exchange risk and additional tax and regulatory requirements.

Bitcoin is not considered legal tender or backed by any government, and it has experienced price volatility, technological glitches and various law enforcement and regulatory interventions. The use of cryptocurrencies such as bitcoin has been prohibited or effectively prohibited in some countries. If we fail to comply with regulations or prohibitions applicable to us, we could face regulatory or other enforcement actions and potential fines and other consequences. From time to time, we may hold bitcoin and other cryptocurrencies directly, and we have exchange rate risk on the amounts we hold as well as the risks that regulatory or other developments may adversely affect the value of the cryptocurrencies we hold. The uncertainties regarding legal and regulatory requirements relating to cryptocurrencies or transactions utilizing cryptocurrencies, as well as potential accounting and tax issues, or other requirements relating to cryptocurrencies could have a material adverse effect on our business.

Various cryptocurrencies facilitate the use of anonymous transactions which could adversely affect us.

Although bitcoin and other cryptocurrency transaction details are logged on the blockchain, a buyer or seller of bitcoin may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Some public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. Transacting with a counterparty that is unknown to us, such as a party making illicit use of cryptocurrencies, could have an adverse effect on us or our reputation.

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Our investment in Digital Farms, Inc. may expose us to risks under laws and regulations with which we do not have significant experience.

In 2017, we established our cryptocurrency business, which is pursuing a variety of digital currency. We anticipate mining the top ten cryptocurrencies for our own account. These include Bitcoin, Bitcoin Cash, Litecoin and Ethereum, along with other currencies that we consider to be in the top ten by market capitalization. Virtually every state in the U.S. regulates money transmitters and money services businesses. In some states the licensing requirements and regulations expressly cover companies engaged in digital currency activities; in other states it is not clear whether or how the existing laws and regulations apply to digital currency activities. Further, U.S. federal law requires registration of most such businesses with the Financial Crimes Enforcement Network (“FinCEN”). These licenses and registrations subject companies to various anti-money laundering, know-your-customer, record-keeping, reporting and capital and bonding requirements, limitations on the investment of customer funds, and inspection by state and federal regulatory agencies. Under U.S. federal law, it is a crime for a person, entity or business that is required to be registered with FinCEN or licensed in any state to fail to do so, even if the person, entity or business was unaware of the licensing requirement. Further, under U.S. federal law, anyone who owns all or part of an unlicensed money transmitting business is subject to civil and criminal penalties. The business in which we have invested has represented to us that it has not taken any action that could subject it to registration with FinCEN or to the licensing requirements in any state and has agreed that it will not do so until it has become properly licensed in all required states and registered with FinCEN. However, if the business makes an error, even inadvertently, we could be subject to potential civil and criminal penalties as a result. Any such penalties, or even the allegation of criminal activities, could have a material adverse effect on us and our business. Further, all of our foreign business activities expose us to a variety of risks, including risks under the Foreign Corrupt Practices Act.

U.S. and international regulatory changes or actions may restrict the use of or impose heightened regulatory burdens on cryptocurrency or the operation of cryptocurrency network based on currency, securities, or commodities regulations in a manner that adversely affects an investment in us.

Until recently, little or no regulatory attention has been directed toward cryptocurrency and the cryptocurrency networks by U.S. federal and state governments, foreign governments, and self-regulatory agencies. As cryptocurrency has grown in popularity and in market size, the Federal Reserve Board, U.S. Congress, and certain U.S. agencies (e.g., FinCEN and the Federal Bureau of Investigation) have begun to examine the operations of cryptocurrency networks, cryptocurrency users, and cryptocurrency exchange markets. Local state regulators such as the California Department of Financial Institutions and the New York State Department of Financial Services have also initiated examinations of Bitcoins, the Bitcoin Network, and the regulation thereof. Additionally, a U.S. federal magistrate judge in the U.S. District Court for the Eastern District of Texas has ruled that “Bitcoin is a currency or form of money,” two CFTC commissioners publicly expressed a belief that derivatives based on Bitcoins are subject to the same regulation as those based on commodities, and the IRS released guidance treating cryptocurrency as property that is not currency for U.S. federal income tax purposes, although there is no indication yet whether other courts or federal or state regulators will follow these asset classifications. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in us or our ability to continue to operate.

Currently, the SEC has not formally asserted regulatory authority over cryptocurrency, cryptocurrency networks, or cryptocurrency trading and ownership. However, in testimony before the U.S. Senate Committee on Agriculture, Nutrition and Forestry on December 10, 2014, CFTC Chairman Timothy Massad stated that the CFTC believed it had jurisdiction over derivative instruments such as futures and swaps based on digital currencies. In 2015, the CFTC found virtual currencies such as Bitcoin to be commodities subject to oversight under its authority under the Commodity Exchange Act. Since then, the CFTC has taken action against unregistered Bitcoin futures exchanges; enforced the laws prohibiting wash trading and prearranged trades on a derivatives platform; issued proposed guidance on what is a derivative market and what is a spot market in the virtual currency context; issued warnings about valuations and volatility in spot virtual currency markets; and addressed a virtual currency Ponzi scheme. On May 21, 2018, the CFTC issued a joint staff advisory that gives exchanges and clearinghouses registered with the CFTC guidance for listing virtual currency derivative products. The advisory provides guidance on certain enhancements when listing a derivative contract based on virtual currency and clarifies the CFTC staffs’ priorities and expectations in its review of new virtual currency derivatives to be listed on a designated contract market or swap execution facility, or to be cleared by a derivatives clearing organization. Further, on September 26, 2018, the U.S. District Court for the District of Massachusetts entered an order holding that the CFTC has the power to prosecute fraud involving virtual currency, which order is consistent with certain prior judicial decisions.

On July 25, 2017, the SEC issued an investigative report, stating that offers and sales of digital assets by “virtual” organizations using distributed ledger or cryptocurrency technology (i.e., Initial Coin Offerings or Token Sales) are subject to the requirements of the federal securities laws. On June 6, 2018, the Chairman of the SEC clarified the agency’s position, stating that while Bitcoin is a commodity, the SEC does not deem it and similar cryptocurrency coins to be securities, in contrast to initial coin offerings of tokens do fall within the definition of a security and will be regulated as such. In March of 2019, the SEC announced that it is it is looking for an “attorney advisor” to operate as a “Crypto Specialist,” which many observers interpret as an indication that SEC is stepping up its efforts to regulate cryptocurrencies. Furthermore, the SEC has raised concerns with instances of public companies changing their business models to reflect a focus on cryptocurrency or blockchain technology and is looking closely at the disclosures of public companies that shift their business models to capitalize on the perceived promise of distributed ledger technology and whether the disclosures comply with the federal securities laws, particularly in the context of a securities offering, and in a few instances halted the trading of companies. To the extent that Bitcoin, Ethereum, or Litecoins, themselves are determined to be a security, commodity future or other regulated asset, or to the extent that a US or foreign government or quasi-governmental agency exerts regulatory authority over the Bitcoin, Ethereum, or Litecoin Networks, or cryptocurrency trading and ownership, trading or ownership in cryptocurrency may be adversely affected, which could adversely affect an investment in our company.

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To the extent that future regulatory actions or policies limit the ability to exchange cryptocurrency or utilize them for payments, the demand for cryptocurrency will be reduced. Furthermore, regulatory actions may limit the ability of end-users to convert cryptocurrency into fiat currency (e.g., U.S. Dollars) or use cryptocurrency to pay for goods and services. Such regulatory actions or policies could adversely affect an investment in us.

Cryptocurrency currently faces an uncertain regulatory landscape in not only the United States but also in many foreign jurisdictions such as the European Union, China and Russia. While certain governments such as Germany—where the Ministry of Finance has declared Bitcoins to be “Rechnungseinheiten” (a form of private money that is recognized as a unit of account, but not recognized in the same manner as fiat currency) — have issued guidance as to how to treat bitcoins and/or other cryptocurrencies, most regulatory bodies have not yet issued official statements regarding intention to regulate or determinations on regulation of cryptocurrency, the cryptocurrency networks, and cryptocurrency users. Among those for which preliminary guidance has been issued in some form, Canada and Taiwan have labeled cryptocurrency as a digital or virtual currency, distinct from fiat currency, while Sweden and Norway are among those to categorize cryptocurrency as a form of virtual asset or commodity. In China, authorities have recently banned use of bitcoins and/or other cryptocurrencies and ordered Beijing-based cryptocurrency exchanges to cease trading and immediately notify users of their closures. Similarly, Russia has indicated an intention to ban use of bitcoins and/or other cryptocurrencies and Russia’s Central Bank stated that at this stage they will not approve any cryptocurrency trading on any official exchange, nor will it approve the use of the technology for infrastructure purposes. In May 2014, the Central Bank of Bolivia banned the use of Bitcoins as a means of payment. In the summer and fall of 2014, Ecuador announced plans for its own state-backed electronic money, while passing legislation that reportedly prohibits the use of decentralized digital currencies. Conversely, regulatory bodies in some countries such as India and Switzerland have declined to exercise regulatory authority when afforded the opportunity. Various foreign jurisdictions may, in the near future, adopt laws, regulations, or directives that affect cryptocurrency networks and its users, particularly cryptocurrency exchanges and service providers that fall within such jurisdictions’ regulatory scope. Other countries such as Malaysia and Australia have been considering regulation, classification, and potential bans. Such laws, regulations, or directives may conflict with those of the United States and may negatively impact the acceptance of cryptocurrency by users, merchants, and service providers outside of the United States and may, therefore, impede the growth of the cryptocurrency economy.

The effect of any future regulatory change on our company or cryptocurrency is impossible to predict, but such change could be substantial and adverse to us and could adversely affect an investment in us.

It may be illegal now, or in the future, to acquire, own, hold, sell or use cryptocurrency in one or more countries, and ownership of, holding or trading in or company’s securities may also be considered illegal and subject to sanction.

Although currently cryptocurrency is not regulated or are lightly regulated in most countries, including the United States, one or more countries may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use cryptocurrency or to exchange cryptocurrency for fiat currency. Such restrictions may adversely affect an investment in our company.

Cryptocurrency transactions are irrevocable and stolen or incorrectly transferred cryptocurrency may be irretrievable. As a result, any incorrectly executed cryptocurrency transactions could render the company liable to lawsuits or criminal charges to the extent company facilitates bad transactions, and thus, adversely affect an investment in us.

Cryptocurrency transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on the cryptocurrency network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of cryptocurrency or a theft of cryptocurrency generally will not be reversible and we may not be capable of seeking compensation for any such transfer or theft. Although our transfers of cryptocurrency will regularly be made to or from vendors, consultants, services providers, etc. it is possible that, through computer or human error, or through theft or criminal action, our cryptocurrency could be transferred from us in incorrect amounts or to unauthorized third parties. To the extent that we are unable to seek a corrective transaction with such third-party or are incapable of identifying the third-party that has received our cryptocurrency through error or theft, we will be unable to revert or otherwise recover incorrectly transferred company cryptocurrency. To the extent that we are unable to seek redress for such error or theft, such loss could adversely affect an investment in us. In addition, incorrectly executed cryptocurrency transactions could render company liable to lawsuits or criminal charges to the extent company facilitates bad transactions, and thus, adversely affect an investment in us.

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The cryptocurrency exchanges on which cryptocurrencies trade are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for other products. To the extent that the cryptocurrency exchanges representing a substantial portion of the volume in cryptocurrency trading are involved in fraud or experience security failures or other operational issues, such cryptocurrency exchanges’ failures may result in a reduction in the price of cryptocurrency and can adversely affect an investment in us.

The cryptocurrency exchanges on which cryptocurrency trade are new and, in most cases, largely unregulated. Furthermore, many cryptocurrency exchanges do not provide the public with significant information regarding their ownership structure, management teams, corporate practices, or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, cryptocurrency exchanges, including prominent exchanges handling a significant portion of the volume of cryptocurrency trading. These potential consequences of a cryptocurrency exchange’s failure could reduce the demand and use of cryptocurrency, reduce the value of cryptocurrency, and/or adversely affect an investment in us.

In the past, many cryptocurrency exchanges have been closed due to fraud, failure, or security breaches. In many of these instances, the customers of such cryptocurrency exchanges were not compensated or made whole for the partial or complete losses of their account balances in such cryptocurrency exchanges. While smaller cryptocurrency exchanges are less likely to have the infrastructure and capitalization that make larger cryptocurrency exchanges more stable, larger cryptocurrency exchanges are more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information, or gain access to private computer systems).

If the awards of cryptocurrency for solving blocks and transaction fees for recording transactions are not sufficiently high to incentivize miners, miners may respond in a way that reduces confidence in the cryptocurrency networks, which could adversely affect an investment in our company.

If the award of new cryptocurrency for solving blocks declines and transaction fees are not sufficiently high, miners may not have an adequate incentive to continue mining cryptocurrency and may cease their crypto mining operations.  Miners ceasing operations would reduce the collective processing power on the cryptocurrency networks, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the blockchain until the next scheduled adjustment in difficulty for block solutions) and make the cryptocurrency networks more vulnerable to a malicious actor or botnet obtaining control in excess of 50 percent of the processing power on the cryptocurrency networks. Any reduction in confidence in the confirmation process or processing power of cryptocurrency networks may adversely impact Digital Farms, Inc., as well as an investment in us.

In addition, to the extent to which the value of cryptocurrency mined by a professionalized crypto mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized crypto mining operation may be more likely to sell a higher percentage of its newly mined cryptocurrency rapidly if it is operating at a low profit margin—and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage of the new cryptocurrency mined each day will be sold into the cryptocurrency exchange markets more rapidly, thereby reducing cryptocurrency prices. Lower cryptocurrency prices will result in further tightening of profit margins, particularly for professionalized crypto mining operations with higher costs and more limited capital reserves, creating a network effect that may further reduce the price of cryptocurrency until crypto mining operations with higher operating costs become unprofitable and remove mining power from the cryptocurrency networks. The network effect of reduced profit margins resulting in greater sales of newly mined cryptocurrency could result in a reduction in the price of cryptocurrency that could adversely impact Digital Farms, Inc., as well as an investment in our company.

To the extent that any miners cease to record transactions in solved blocks, transactions that do not include the payment of a transaction fee will not be recorded on the blockchain until a block is solved by a miner who does not require the payment of transaction fees. Any widespread delays in the recording of transactions could result in a loss of confidence in the cryptocurrency networks, which could adversely impact an investment in us.

To the extent that any miners cease to record transactions in solved blocks, such transactions will not be recorded on the blockchain. Currently, there are no known incentives for miners to elect to exclude the recording of transactions in solved blocks; however, to the extent that any such incentives arise (e.g., a collective movement among miners or one or more mining pools forcing cryptocurrency users to pay transaction fees as a substitute for or in addition to the award of new cryptocurrency upon the solving of a block), actions of miners solving a significant number of blocks could delay the recording and confirmation of transactions on the blockchain. Any systemic delays in the recording and confirmation of transactions on the blockchain could result in greater exposure to double-spending transactions and a loss of confidence in cryptocurrency networks, which could adversely impact an investment in our company.

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Intellectual property rights claims may adversely affect the operation of cryptocurrency networks.

Third parties may assert intellectual property claims relating to the holding and transfer of digital currencies and their source code. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in cryptocurrency networks’ long-term viability or the ability of end-users to hold and transfer cryptocurrency may adversely affect an investment in us. Additionally, a meritorious intellectual property claim could prevent us and other end-users from accessing cryptocurrency networks or holding or transferring their cryptocurrency. As a result, an intellectual property claim against us or other large cryptocurrency network participants could adversely affect an investment in us.

Currently, there is relatively small use of cryptocurrency in the marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect an investment in us.

As relatively new products and technologies, cryptocurrency has only recently become widely accepted as a means of payment for goods and services, and use of cryptocurrency by remains limited. Conversely, a significant portion of cryptocurrency demand is generated by speculators and investors seeking to profit from the short- or long-term holding of cryptocurrency. A lack of expansion by cryptocurrency into our markets, or a contraction of such use, may result in increased volatility or a reduction in the price of cryptocurrencies, either of which could adversely impact an investment in us.

The acceptance of Bitcoin Network, Ethereum Network, or Litecoin Network software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in the respective networks could result in a “fork” in the blockchain, resulting in the operation of two separate networks until such time as the forked blockchains are merged. The temporary or permanent existence of forked blockchains could adversely impact Digital Farms, Inc. as well as an investment in our company.

Bitcoin, Ethereum, and Litecoin are open source projects and, although there is an influential group of leaders in the cryptocurrency community, there is no official developer or group of developers that formally controls the Bitcoin, Ethereum, or Litecoin Networks. Any individual can download the particular cryptocurrency network software and make any desired modifications, which are proposed to users and miners on the respective network through software downloads and upgrades. A substantial majority of miners and the particular cryptocurrency users must consent to those software modifications by downloading the altered software or upgrade that implements the changes; otherwise, the changes do not become a part of the cryptocurrency network. Generally, changes to various cryptocurrency networks have been accepted by the vast majority of users and miners, ensuring that the cryptocurrency networks remain coherent economic systems; however, a developer or group of developers could potentially propose a modification to a cryptocurrency network that is not accepted by a vast majority of miners and users, but that is nonetheless accepted by a substantial population of participants in the respective cryptocurrency network. In such a case, and if the modification is material and/or not backwards compatible with the prior version of the respective cryptocurrency network software, a “fork” in the blockchain could develop and two separate networks of the same cryptocurrency could result, one running the pre-modification software program and the other running the modified version (e.g., a second bitcoin network). Such a fork in the blockchain typically would be addressed by community-led efforts to merge the forked blockchains, and several prior forks have been so merged without any material impact on the price of Bitcoin, although there can be no assurance that this will always be the case upon a fork. This kind of split in a Bitcoin, Ethereum, or Litecoin Network could materially and adversely impact an investment in us and, in the worst-case scenario, harm the sustainability of the respective network’s economy.

The open-source structure of cryptocurrency network protocol means that the developers and other contributors to the protocol are generally not directly compensated for their contributions in maintaining and developing the protocol. A failure to properly monitor and upgrade the protocol could damage the cryptocurrency network and an investment in us.

The Bitcoin, Ethereum, and Litecoin Networks operate based on an open-source protocol maintained by certain core developers and other contributors. The core developers are those developers employed by MIT Media Lab’s Digital Currency Initiative who oversee the Bitcoin Network. As these network protocols are not sold and the networks’ use does not generate revenues for its development team, the core developers and contributors are generally not compensated for maintaining and updating the respective cryptocurrency network protocol. To the extent that material issues arise with the Bitcoin, Ethereum, or Litecoin Network protocols, and the core developers and open-source contributor community are unable to address the issues adequately or in a timely manner, the respective cryptocurrency network, Digital Farms, Inc. and an investment in us may be adversely affected.

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The further development and acceptance of cryptocurrency networks, which represents a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of digital currency systems may adversely affect our business.

Digital currencies may be used, among other things, to buy and sell goods and services are a new and rapidly evolving industry. The growth of the digital currency industry in general, and in particular the Bitcoin industry, Ethereum industry, and Litecoin industry, are subject to a high degree of uncertainty. The factors affecting the further development of the digital currencies industry, as well as the Bitcoin, Ethereum and Litecoin industries, include:

•	Continued worldwide growth in the adoption and use of Bitcoins, Ethereum, and Litecoins, and other cryptocurrencies;
•	Government and quasi-government regulation of Bitcoin, Ethereum, and Litecoin, and other cryptocurrency and their use, or restrictions on or regulation of access to and operation of cryptocurrency networks and system;
•	The maintenance and development of the open-source software protocol of various cryptocurrency networks;
•	The availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;
•	General economic conditions and the regulatory environment relating to digital currencies; and
•	A decline in the popularity or acceptance of the top cryptocurrencies or their networks could adversely affect an investment in us.

The value of cryptocurrency and fluctuations in the price of cryptocurrency could materially and adversely affect the business of Digital Farms, Inc.

Several factors may affect the value of cryptocurrency, including, but not limited to:

•	Total cryptocurrency in existence;
•	Global cryptocurrency demand, which is influenced by the growth of retail merchants’ and commercial businesses’ acceptance of cryptocurrency as payment for goods and services, the security of online cryptocurrency exchanges and digital wallets that hold cryptocurrency, the perception that the use and holding of cryptocurrency is safe and secure, the lack of regulatory restrictions on their use and the reputation of cryptocurrency for illicit use;
•	Global cryptocurrency supply, which is influenced by similar factors as global cryptocurrency demand, in addition to fiat currency needs by miners (for example, to invest in equipment or pay electricity bills) and taxpayers who may liquidate cryptocurrency holdings around tax deadlines to meet tax obligations;
•	Investors’ expectations with respect to the rate of inflation or deflation of fiat currencies or cryptocurrency;
•	Interest rates;
•	Currency exchange rates, including the rates at which cryptocurrency may be exchanged for fiat currencies;
•	Fiat currency withdrawal and deposit policies of cryptocurrency exchanges and liquidity of such cryptocurrency exchanges;
•	Interruptions in service from or failures of major cryptocurrency exchanges;
•	Cyber theft of cryptocurrency from online cryptocurrency wallet providers, or news of such theft from such providers, or from individuals’ cryptocurrency wallets;
•	Investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in cryptocurrency;
•	Monetary policies of governments, trade restrictions, currency devaluations and revaluations;
•	Regulatory measures, if any, that restrict the use of cryptocurrency as a form of payment or the purchase of cryptocurrency on the cryptocurrency market;
•	The availability and popularity of businesses that provide cryptocurrency -related services;
•	The maintenance and development of the open source software protocol of certain cryptocurrency networks;
•	Increased competition from other forms of cryptocurrency or payments services;
•	Global or regional political, economic, or financial events and situations;
•	Expectations among cryptocurrency economy participants that the value of cryptocurrency will soon change; and
•	Fees associated with processing a cryptocurrency transaction.

For example, we have paid for a number of miners at prices that appeared attractive at the time. However, as a result of the decline in the price of Bitcoin and other cryptocurrencies that began, generally speaking, in early 2018, using these machines to mine cryptocurrencies is no longer profitable. In addition, see “About DPW Holdings - Legal Proceedings.”

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Banks and financial institutions may not provide banking services, or may cut off services, to businesses that provide cryptocurrency-related services or that accept cryptocurrencies as payment, including financial institutions of investors in our securities.

A number of companies that provide bitcoin and/or other cryptocurrency-related services have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions. We also may be unable to obtain or maintain these services for our business. The difficulty that many businesses that provide bitcoin and/or other cryptocurrency-related services have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies and could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses providing bitcoin and/or other cryptocurrency-related services.  This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national securities and commodities exchanges, the over the counter market and the Depository Trust Company, which, if any of such entities adopts or implements similar policies, rules or regulations, could result in the inability of our investors to open or maintain stock or commodities accounts, including the ability to deposit, maintain or trade our securities. Such factors would have a material adverse effect on the ability of our to continue as a going concern or to pursue its cryptocurrency business segment at all, which would have a material adverse effect on our business, prospects or operations and harm investors.

Possibility of cryptocurrency algorithms or protocols changing, such as a transition by some networks to proof of stake validation, and other crypto mining related risks could have an adverse impact on our business prospects.

The underlying cryptocurrency algorithms, protocols and other important factors are constantly changing. It is possible that these changes could negatively impact our business and business plans. Should the top cryptocurrencies that we intend to focus on shift their underlying protocols, algorithms, validation methods or other material factors (for instance from a proof of work validation method to a proof of stake method, which is an alternative method to proof of work for validating cryptocurrency transactions), it could adversely impact our business prospects. A shift from proof of work validation method to a proof of stake method could render any company that maintains advantages in the current climate (for example from lower priced electric, processing, real estate, or hosting) less competitive Any major changes related to the top cryptocurrencies could have an adverse impact on the ability of Digital Farms, Inc. to continue as going concerns or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations of and potentially the value of any cryptocurrencies that we hold or expect to acquire for our own account.

The profitability and success of crypto mining is constantly changing due to various factors. These changes and our choices related to which cryptocurrencies to focus on for their own account or for customers could adversely affect our business results.

The miners that we have purchased allow us to decide which cryptocurrency to mine. The factors that affect the success of mining an individual cryptocurrency change rapidly. Should we choose the wrong cryptocurrency to focus our crypto mining operations on, it could adversely impact our business prospects.

To the extent that the profit margins of cryptocurrency mining operations are not high, operators of cryptocurrency mining operations are more likely to immediately sell cryptocurrency earned by mining in the market, resulting in a reduction in the price of cryptocurrencies that could adversely impact us and similar actions could affect other cryptocurrencies.

Over the years, crypto mining operations have evolved from individual users mining with computer processors, graphics processing units and first generation application-specific integrated circuit (“ASIC”) servers. Currently, new processing power is predominantly added by incorporated and unincorporated “professionalized” crypto mining operations. Professionalized crypto mining operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. They require the investment of significant capital for the acquisition of this hardware, the leasing of operating space (often in data centers or warehousing facilities), incurring of electricity costs and the employment of technicians to operate the cryptocurrency mining farms.

As a result, professionalized crypto mining operations are of a greater scale than prior miners and have more defined, regular expenses and liabilities. These regular expenses and liabilities require professionalized crypto mining operations to more immediately sell cryptocurrencies earned from crypto mining operations, whereas it is believed that individual miners in past years were more likely to hold newly mined bitcoins and/or other cryptocurrencies for more extended periods. The immediate selling of newly mined bitcoins and/or other cryptocurrencies greatly increases the supply of bitcoins and/or other cryptocurrencies for sale, creating downward pressure on the price of bitcoins and/or other cryptocurrencies.

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The extent to which the value of bitcoins and/or other cryptocurrencies mined by a professionalized crypto mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized crypto mining operation may be more likely to sell a higher percentage of its newly mined bitcoins and/or other cryptocurrencies rapidly if it is operating at a low profit margin—and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage could be sold more rapidly, thereby potentially reducing bitcoin and/or other cryptocurrencies prices. Lower bitcoin and/or other cryptocurrencies prices could result in further tightening of profit margins, particularly for professionalized crypto mining operations with higher costs and more limited capital reserves, creating a network effect that may further reduce the price of bitcoin until crypto mining operations with higher operating costs become unprofitable and remove mining power. The network effect of reduced profit margins resulting in greater sales of newly mined bitcoins and/or other cryptocurrencies could result in a reduction in the price of bitcoins and/or other cryptocurrencies that could adversely impact business of Digital Farms, Inc. and our company.

The foregoing risks associated with bitcoin could be equally applicable to other cryptocurrencies, existing now or introduced in the future.  Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies that we may hold or acquire for our own account and harm investors.

Should new services/software embodying new technologies emerge, our or our investments’ ability to recognize the value of the use of existing hardware and equipment and its underlying technology, may become obsolete and require substantial capital to replace such equipment.

The increase in interest and demand for cryptocurrencies has led to a shortage of crypto mining hardware as individuals purchase equipment for mining at home and large scale mining evolved. Equipment in Digital Farms, Inc.’s crypto mining facilities will require replacement from time to time and new technological innovations could render our current equipment obsolete at any time. Shortages of graphics processing units may lead to unnecessary downtime for miners and limit the availability or accessibility of cryptocurrency mining processing capabilities in the industry. Such events would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies that we may hold or expect to acquire for our own account.

We have an evolving business model.

As Digital Assets and blockchain technologies become more widely available, we expect the services and products associated with them to evolve. Very recently, the Commission issued a report that promoters that use initial coin offerings or token sales to raise capital may be engaged in the offer and sale of securities in violation of the Securities Act and the Exchange Act. This may cause us to potentially change our future business in order to comply fully with the federal securities laws as well as applicable state securities laws. As a result, to stay current with the industry, our business model may need to evolve as well. From time to time we may modify aspects of our business model relating to our product mix and service offerings. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to the business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results.

“Digital Asset” — Collectively, all digital assets based upon a computer-generated math-based and/or cryptographic protocol that may, among other things, be used to buy and sell goods or pay for services. Bitcoins represent one type of Digital Asset.

“Digital Security” — A type of Digital Asset that is offered by a promoter as an investment contract, which is a type of security defined by Section 2(a)(1) of the Securities Act.

Since there has been limited precedence set for financial accounting of Bitcoin, Ethereum, and other digital assets, it is unclear how we will be required to account for digital assets transactions in the future.

Since there has been limited precedence set for the financial accounting of digital assets, it is unclear how we will be required to account for digital asset transactions or assets. Furthermore, a change in regulatory or financial accounting standards could result in the necessity to restate our financial statements. Such a restatement could negatively impact our business, prospects, financial condition and results of operation. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies that we hold or acquire for our own account and harm investors.

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Demand for bitcoins is driven, in part, by its status as the most prominent and secure digital asset. It is possible that a digital asset other than bitcoins could have features that make it more desirable to a material portion of the digital asset user base, resulting in a reduction in demand for bitcoins, which could have a negative impact on the price of bitcoins and adversely affect an investment in our securities.

The Bitcoin Network and bitcoins, as an asset, hold a “first-to-market” advantage over other digital assets. This first-to-market advantage is driven in large part by having the largest user base and, more importantly, the largest combined mining power in use to secure the blockchain and transaction verification system.   Having a large crypto mining network results in greater user confidence regarding the security and long-term stability of a digital asset’s network and its blockchain; as a result, the advantage of more users and miners makes a digital asset more secure, which makes it more attractive to new users and miners, resulting in a network effect that strengthens the first-to-market advantage.

There are thousands of alternate digital assets (or altcoins). Bitcoin enjoys significantly greater acceptance and usage than other altcoin networks in the retail and commercial marketplace, due in large part to the relatively well-funded efforts of payment processing companies including BitPay and Coinbase.

Despite the marked first-mover advantage of the Bitcoin Network over other digital assets, it is possible that an altcoin could become materially popular due to either a perceived or exposed shortcoming of the Bitcoin Network protocol that is not immediately addressed by the core developers of Bitcoin or a perceived advantage of an altcoin that includes features not incorporated into Bitcoin. If an altcoin obtains significant market share (either in market capitalization, mining power or use as a payment technology), this could reduce Bitcoin’s market share and have a negative impact on the demand for, and price of, bitcoins, which in turn, may materially and adversely affect the business, prospects or operations of the Digital Farms, Inc. and our company.

Risks Related to Our Business and Industry - Microphase

Microphase has a history of losses and our future profitability on a quarterly or annual basis is uncertain, which could have a harmful effect on our business and the value of our company.

During the past three fiscal years Microphase has incurred losses from operations. These losses are attributable to lower volumes of its products sold to major defense contractors partially as a result of the overall reduction in defense spending and sequestration by the U.S. Congress. Since the financial crisis of 2008, Microphase has been significantly short of capital needed to acquire parts for production of its products to complete orders for such products. At times, Microphase has not had the cash available to make advance payments for the purchase of parts, and then, as a consequence, Microphase would not receive the parts from its vendors required to finish a customer order. This would then delay the delivery of products to customers, and would also delay recognition of the resulting revenues and the receipt of cash from the customer. Sometimes after experiencing a delay in delivery of an order from Microphase, the customer would not place its next order with Microphase, resulting in a loss of business.

Microphase’s future profitability depends upon many factors, including several that are beyond its control. These factors include, without limitation:

•	changes in the demand for ITS products and services;
•	loss of key customers or contracts;
•	the introduction of competitive products;
•	the failure to gain market acceptance of ITS new and existing products; and
•	the failure to successfully and cost effectively develop, introduce and market new products, services and product enhancements in a timely manner.

In addition, Microphase is incurring significant legal, accounting, and other expenses related to being a reporting company without there being a trading market for any of its securities. As a result of these expenditures, Microphase will have to generate and sustain increased revenue to achieve and maintain future profitability.

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A large percentage of Microphase’s current revenue is derived from prime defense contractors to the U.S. government and its allies, and the loss of these relationships, a reduction in U.S. government funding or a change in U.S. government spending priorities or bidding processes could have an adverse impact on its business, financial condition, results of operations and cash flows.

Microphase is highly dependent on sales to major defense contractors of the U.S. military and its allies, including Lockheed Martin, Raytheon, BAE Systems and SAAB. The percentages of its revenue that were derived from sales to these named major defense contractors and directly to the U.S. Government were 55.6% in fiscal 2018 and 59.0% in fiscal 2017. Therefore, any significant disruption or deterioration of Microphase’s relationship with any such major defense contractors or the U.S. Government could materially reduce its revenue.  During the year ended December 31, 2018 there were two customers that accounted for more than 10% of sales:  BAE Systems, Saab and Lockheed Martin.  During the year ended December 31, 2017 there were two customers that accounted for more than 10% of sales: BAE Systems and SAAB. Microphase’s competitors continuously engage in efforts to expand their business relationships with the same major defense contractors and the U.S. Government and will continue these efforts in the future, and the U.S. Government may choose to use other contractors. Microphase expects that a majority of the business that it seeks will be awarded through competitive bidding. Microphase operates in highly competitive markets and its competitors have more extensive or more specialized engineering, manufacturing and marketing capabilities than Microphase does in many areas, and Microphase may not be able to continue to win competitively awarded contracts or to obtain task orders under multi-award contracts. Further, the competitive bidding process involves significant cost and managerial time to prepare bids and proposals for contracts that may not be awarded to Microphase, as well as the risk that Microphase may fail to accurately estimate the resources and costs required to fulfill any contract awarded to us. Following any contract award, Microphase may experience significant expense or delay, contract modification or contract rescission as a result of its competitors protesting or challenging contracts awarded to it in competitive bidding. Major defense contractors to whom Microphase supplies components for systems must compete with other major defense contractors (to which Microphase may not supply components) for military orders from the U.S. Government.

In addition, Microphase competes with other policy needs, which may be viewed as more necessary, for limited resources and an ever-changing amount of available funding in the budget and appropriation process. Budget and appropriations decisions made by the U.S. Government are outside of Microphase control and have long-term consequences for its business. U.S. Government spending priorities and levels remain uncertain and difficult to predict and are affected by numerous factors, including until recently sequestration (automatic, across-the-board U.S. Government budgetary spending cuts), and the purchase of our products could be superseded by alternate arrangements. While the US defense budget was recently increased, there can be no assurance that this increase will be maintained for the foreseeable future. A change in U.S. Government spending priorities or an increase in non-procurement spending at the expense of our programs, or a reduction in total U.S. Government spending, could have material adverse consequences on Microphase’s future business.

Microphase’s U.S. government contracts may be terminated by the federal government at any time prior to their completion, which could lead to unexpected loss of sales and reduction in Microphase’s backlog.

Under the terms of Microphase’s U.S. government contracts, the U.S. government may unilaterally:

•	terminate or modify existing contracts;
•	reduce the value of existing contracts through partial termination; and
•	delay the payment of Microphase’s invoices by government payment offices.

The federal government can terminate or modify any of its contracts with Microphase or its prime contractors either for the federal government’s convenience, or if Microphase or its prime contractors default, by failing to perform under the terms of the applicable contract. A termination arising out of Microphase’s default could expose it to liability and have a material adverse effect on its ability to compete for future federal government contracts and subcontracts. If the federal government or its prime contractors terminate and/or materially modify any of Microphase’s contracts or if any applicable options are not exercised, Microphase’s failure to replace sales generated from such contracts would result in lower sales and would adversely affect its earnings, which could have a material adverse effect on Microphase’s business, results of operations and financial condition. Microphase’s backlog as of December 31, 2018 was approximately $7.3 million. Microphase’s backlog could be adversely affected if contracts are modified or terminated.

Microphase’s products with military applications are subject to export regulations, and compliance with these regulations may be costly.

Microphase is required to obtain export licenses before filling foreign orders for many of its products that have military or other governmental applications. United States Export Administration regulations control technology exports like its products for reasons of national security and compliance with foreign policy, to guarantee domestic reserves of products in short supply and, under certain circumstances, for the security of a destination country. Thus, any foreign sales of its products requiring export licenses must comply with these general policies. Compliance with these regulations is costly, and these regulations are subject to change, and any such change may require Microphase to improve its technologies, incur expenses or both in order to comply with such regulations.

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Microphase depends on U.S. government contracts issued to major defense contractors, which often are only partially funded, subject to immediate termination, and heavily regulated and audited. The termination or failure to fund, or negative audit findings for, one or more of these contracts could have an adverse impact on Microphase’s business.

Over its lifetime, a U.S. Government program awarded to a major defense contractor may be implemented by the award of many different individual contracts and subcontracts. The funding of U.S. Government programs is subject to Congressional appropriations. Although multi-year contracts may be authorized and appropriated in connection with major procurements, Congress generally appropriates funds on a fiscal year basis. Procurement funds are typically made available for obligations over the course of one to three years. Consequently, programs often receive only partial funding initially, and additional funds are designated only as Congress authorizes further appropriations. The termination of funding for a U.S. Government program with respect to major defense contractors for which Microphase is a subcontractor would result in a loss of anticipated future revenue attributable to that program, which could have an adverse impact on its operations. In addition, the termination of, or failure to commit additional funds to, a program for which Microphase is a subcontractor could result in lost revenue and increase its overall costs of doing business.

Generally, U.S. Government contracts are subject to oversight audits by U.S. Government representatives. Such audits could result in adjustments to Microphase’s contract costs. Any costs found to be improperly allocated to a specific contract will not be reimbursed, and such costs already reimbursed must be refunded. Microphase has recorded contract revenues based on costs Microphase expect to realize upon final audit. However, Microphase does not know the outcome of any future audits and adjustments, and Microphase may be required to materially reduce its revenues or profits upon completion and final negotiation of audits. Negative audit findings could also result in termination of a contract, forfeiture of profits, suspension of payments, fines and suspension or debarment from U.S. Government contracting or subcontracting for a period of time.

In addition, U.S. Government contracts generally contain provisions permitting termination, in whole or in part, without prior notice at the U.S. Government’s convenience upon the payment only for work done and commitments made at the time of termination. Microphase can give no assurance that one or more of the U.S. Government contracts with a major defense contractor under which Microphase provides component products will not be terminated under these circumstances. Also, Microphase can give no assurance that it will be able to procure new contracts to offset the revenue or backlog lost as a result of any termination of its U.S. Government contracts. Because a significant portion of Microphase’s revenue is dependent on its performance and payment under its U.S. Government contracts, the loss of one or more large contracts could have a material adverse impact on its business, financial condition, results of operations and cash flows.

Microphase’s government business also is subject to specific procurement regulations and other requirements. These requirements, though customary in U.S. Government contracts, increase its performance and compliance costs. In addition, these costs might increase in the future, thereby reducing Microphase’s margins, which could have an adverse effect on its business, financial condition, results of operations and cash flows. Failure to comply with these regulations and requirements could lead to fines, penalties, repayments, or compensatory or treble damages, or suspension or debarment from U.S. Government contracting or subcontracting for a period of time. Among the causes for debarment are violations of various laws, including those related to procurement integrity, export control, U.S. Government security regulations, employment practices, protection of the environment, accuracy of records, proper recording of costs and foreign corruption. The termination of a U.S. Government contract or relationship as a result of any of these acts would have an adverse impact on Microphase’s operations and could have an adverse effect on its standing and eligibility for future U.S. Government contracts.

Microphase’s business could be negatively impacted by cybersecurity threats and other security threats and disruptions.

As a U.S. Government defense contractor, Microphase faces certain security threats, including threats to its information technology infrastructure, attempts to gain access to its proprietary or classified information, threats to physical security, and domestic terrorism events. Microphase’s information technology networks and related systems are critical to the operation of its business and essential to its ability to successfully perform day-to-day operations. Microphase is also involved with information technology systems for certain customers and other third parties, which generally face similar security threats. Cybersecurity threats in particular, are persistent, evolve quickly and include, but are not limited to, computer viruses, attempts to access information, denial of service and other electronic security breaches. Microphase believes that it has implemented appropriate measures and controls and has invested in skilled information technology resources to appropriately identify threats and mitigate potential risks, but there can be no assurance that such actions will be sufficient to prevent disruptions to mission critical systems, the unauthorized release of confidential information or corruption of data. A security breach or other significant disruption involving these types of information and information technology networks and related systems could:

•	disrupt the proper functioning of these networks and systems and therefore its operations and/or those of certain of its customers;
•	result in the unauthorized access to, and destruction, loss, theft, misappropriation or release of, proprietary, confidential, sensitive or otherwise valuable information of Microphase or its customers, including trade secrets, which others could use to compete against Microphase or for disruptive, destructive or otherwise harmful purposes and outcomes;

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•	compromise national security and other sensitive government functions;
•	require significant management attention and resources to remedy the damages that result;
•	subject Microphase to claims for breach of contract, damages, credits, penalties or termination; and
•	damage Microphase’s reputation with its customers (particularly agencies of the U.S. Government) and the public generally.

        Any or all of the foregoing could have a negative impact on its business, financial condition, results of operations and cash flows.

Microphase enters into fixed-price contracts that could subject it to losses in the event of cost overruns or a significant increase in inflation.

Microphase has a number of fixed-price contracts which allow it to benefit from cost savings but subject it to the risk of potential cost overruns, particularly for firm fixed-price contracts, because Microphase assumes the entire cost burden. If its initial estimates are incorrect, Microphase can lose money on these contracts. U.S. Government contracts can expose Microphase to potentially large losses because the U.S. Government can hold Microphase responsible for completing a project or, in certain circumstances, paying the entire cost of its replacement by another provider regardless of the size or foreseeability of any cost overruns that occur over the life of the contract. Because many of these contracts involve new technologies and applications, unforeseen events such as technological difficulties, fluctuations in the price of raw materials, problems with its suppliers and cost overruns, can result in the contractual price becoming less favorable or even unprofitable to Microphase. The U.S. and other countries also may experience a significant increase in inflation. A significant increase in inflation rates could have a significant adverse impact on the profitability of these contracts. Furthermore, if Microphase does not meet contract deadlines or specifications, Microphase may need to renegotiate contracts on less favorable terms, be forced to pay penalties or liquidated damages or suffer major losses if the customer exercises its right to terminate. In addition, some of its contracts have provisions relating to cost controls and audit rights, and if Microphase fails to meet the terms specified in those contracts Microphase may not realize their full benefits. Microphase’s results of operations are dependent on its ability to maximize its earnings from its contracts. Cost overruns could have an adverse impact on its financial results.

Risks Related to Our Business and Industry - Enertec

Potential political, economic and military instability in Israel could adversely affect our operations.

Enertec’s operating facilities are located in Israel. Accordingly, political, economic and military conditions in Israel directly affect Enertec’s operations. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. A state of hostility, varying in degree and intensity, has led to security and economic problems for Israel. Since October 2000, there has been an increase in hostilities between Israel and the Palestinian Arabs, which has adversely affected the peace process and has negatively influenced Israel’s relationship with its Arab citizens and several Arab countries, including the Israel-Gaza conflict. Such ongoing hostilities may hinder Israel’s international trade relations and may limit the geographic markets where Enertec can sell its products and solutions. Hostilities involving or threatening Israel, or the interruption or curtailment of trade between Israel and its present trading partners, could materially and adversely affect Enertec’s operations.

In addition, Israel-based companies and companies doing business with Israel have been the subject of an economic boycott by members of the Arab League and certain other predominantly Muslim countries since Israel’s establishment. Although Israel has entered into various agreements with certain Arab countries and the Palestinian Authority, and various declarations have been signed in connection with efforts to resolve some of the economic and political problems in the Middle East, we cannot predict whether or in what manner these problems will be resolved. Wars and acts of terrorism have resulted in significant damage to the Israeli economy, including reducing the level of foreign and local investment.

Furthermore, certain of our officers and employees may be obligated to perform annual reserve duty in the Israel Defense Forces and are subject to being called up for active military duty at any time. All Israeli male citizens who have served in the army are subject to an obligation to perform reserve duty until they are between 40 and 49 years old, depending upon the nature of their military service.

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Enertec may become subject to claims for remuneration or royalties for assigned service invention rights by its employees, which could result in litigation and harm our business.

A significant portion of the intellectual property covered by Enertec’s products has been developed by Enertec’s employees in the course of their employment for Enertec. Under the Israeli Patent Law, 5727-1967, or the Patent Law, and recent decisions by the Israeli Supreme Court and the Israeli Compensation and Royalties Committee, a body constituted under the Patent Law, Israeli employees may be entitled to remuneration for intellectual property that they develop for us unless they explicitly waive any such rights. To the extent that Enertec is unable to enter into agreements with its future employees pursuant to which they agree that any inventions created in the scope of their employment or engagement are owned exclusively by Enertec (as it has done in the past), Enertec may face claims demanding remuneration. As a consequence of such claims, Enertec could be required to pay additional remuneration or royalties to its current and former employees, or be forced to litigate such claims, which could negatively affect its business.

Risks Related to Ownership of Our Common Stock

 If we do not continue to satisfy the NYSE American continued listing requirements, our common stock could be delisted from NYSE American.

The listing of our common stock on the NYSE American is contingent on our compliance with the NYSE American’s conditions for continued listing. On December 18, 2015, we were notified by the NYSE American that we were no longer in compliance with the NYSE American continued listing standards because our reported stockholders' equity was below continued listing standards. The NYSE American requires that a listed company's stockholders' equity be $4.0 million or more if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. Subsequently, the NYSE American informed us that we are required to attain stockholders’ equity of $6.0 million or more because we experienced a loss for the year ended December 31, 2016.

Following submission of our compliance plan demonstrating how we intend to regain compliance with the continued listing standards, we were notified on March 9, 2016, that the NYSE American granted us a listing extension on the basis of our plan until June 19, 2017. We are subject to periodic review by NYSE American staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in our common stock being delisted from the NYSE American.

On June 19, 2017, we filed a Form 8-K report with the Commission announcing that our Stockholders' Equity was approximately $6,409,000 on a pro-forma basis. In a letter dated June 20, 2017, the NYSE American notified us that we had successfully regained compliance with the NYSE American continued listing standards. Notwithstanding the foregoing, in light of our continue losses, there is no assurance that we will be able to continue to meet the NYSE American continued listing standard. Failure to meet the NYSE American listing requirement, we may be subject to delisting by the NYSE American. In the event our common stock is no longer listed for trading on the NYSE American, our trading volume and share price may decrease and we may experience further difficulties in raising capital which could materially affect our operations and financial results.

On November 20, 2017, we received a letter from NYSE Regulation indicating that the NYSE American had concluded that we failed to comply with Section 401(a) of the NYSE American’s Company Guide, which section requires that a listed company “make immediate public disclosure of all material information concerning its affairs” The letter, which relates to our disclosure of certain personnel changes to our board of directors and officers, provided that such letter constituted a warning letter issued to us pursuant to Section 1009(a)(i) of the NYSE American Company Guide. On October 12, 2017, we filed a Form 8-K that disclosed that certain personnel changes to our board of directors and executive officers were effective October 6, 2017. On November 6, 2017, we filed an amendment to the above referenced Form 8-K that disclosed that the personnel changes had not in fact occurred. After discussion with the NYSE American, on November 8, 2017, we filed a subsequent Form 8-K that further clarified that we had determined to rescind the personnel changes as of October 23, 2017. In that Form 8-K, we provided additional disclosure explaining why the personnel changes were not undertaken.

On November 29, 2017, we notified the NYSE American, LLC that we were no longer in compliance with Rule 801(h) of the NYSE American Company Guide because, as a smaller reporting company, our Board of Directors was not comprised of at least 50% independent directors. On November 28, 2017, our Board of Directors approved the issuance of cash compensation, and 10,000 shares of common stock and warrants to purchase 50,000 shares of common stock subject to vesting and stockholder approval, to Mr. William Horne, a director of our company, for services. As a result of this compensation, Mr. Horne may not be deemed independent within the meaning of Section 803A(2) of the NYSE American Company Guide. Mr. Horne has resigned from the audit committee of the Board of Directors. Robert Smith has been appointed as chair of the audit committee. On December 8, 2017, our board of directors rescinded the equity compensation granted to Mr. Horne.  We believe that we are therefore presently in compliance with Rule 801(h) of the NYSE American Company Guide.

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On January 4, 2019, we received a deficiency letter from NYSE American indicating that we were not in compliance with the continued listing standards as set forth in Section 1003(f)(v) of the NYSE American Company Guide (the “Company Guide”). Specifically, the letter informed the Company that the Exchange has determined that the shares of our common stock have been selling for a low price per share for a substantial period of time and, pursuant to Section 1003(f)(v) of the Company Guide, the Company's continued listing is predicated on the Company effecting a reverse stock split of our common stock or otherwise demonstrating sustained price improvement within a reasonable period of time, which the NYSE American determined to be no later than July 4, 2019. As noted above, on March 18, 2019 we effectuated a reverse split whereby each twenty (20) shares of our common stock were combined into one such share, which increased the market price to a level where we regained compliance with the Company Guide. However, since that time our common stock has declined significantly and there can be no assurance that it will not continue to do so. If the decline is sufficiently marked, we will in all likelihood receive another letter similar to the one referenced above; however, there can be no assurance that we could in that event successfully conduct another reverse split on a timely basis, if at all, or that the NYSE Exchange will not take more drastic action, up to and including delisting our shares of common stock from the exchange.

Our common stock price is volatile.

Our common stock is listed on the NYSE American. In the past, our trading price has fluctuated widely, depending on many factors that may have little to do with our operations or business prospects. The exercise of outstanding options and warrants may adversely affect our stock price and a stockholder’s percentage of ownership. As of December 31, 2018, we had outstanding options to purchase an aggregate of 373,000 shares of common stock, with a weighted average exercise price of $20.60 per share, exercisable at prices ranging from $11.40 to $46.40 per share and warrants to purchase up to 936,381 shares of common stock, with a weighted average exercise price of $20.20 per share, at exercise prices ranging from $0.20 to $50.00 per share.

On March 29, 2019, as referenced above, we issued an aggregate of 36,399,870 shares of common stock, including shares of common stock underlying warrants. The sale of these shares of our common stock, including those underlying the warrants (assuming exercise thereof), is likely to have a material and adverse effect on the market price of our common stock.

In addition, we have previously agreed to register shares of common stock, and common stock underlying outstanding warrants and convertible debt in connection with private placement of our securities that are not being registered in this annual report. Our shares of common stock are thinly traded. Therefore, the resale of a large number of shares of common stock and common stock underlying warrants and convertible debt by the selling stockholders may adversely affect the market price of our common stock.

Volatility in our common stock price may subject us to securities litigation.

Stock markets, in general, have experienced, and continue to experience, significant price and volume volatility, and the market price of our common stock may continue to be subject to similar market fluctuations unrelated to our operating performance or prospects. This increased volatility, coupled with depressed economic conditions, could continue to have a depressing effect on the market price of our common stock. The following factors, many of which are beyond our control, may influence our stock price:

•	the status of our growth strategy including the development of new products with any proceeds we may be able to raise in the future;
•	announcements of technological or competitive developments;
•	regulatory developments affecting us, our customers or our competitors;
•	announcements regarding patent or other intellectual property litigation or the issuance of patents to us or our competitors or updates with respect to the enforceability of patents or other intellectual property rights generally in the US or internationally;
•	actual or anticipated fluctuations in our quarterly operating results;
•	changes in financial estimates by securities research analysts;
•	changes in the economic performance or market valuations of our competitors;
•	additions or departures of our executive officers; and
•	sales or perceived sales of additional shares of our common stock.

In addition, the securities markets have, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. Any of these factors could result in large and sudden changes in the volume and trading price of our common stock and could cause our stockholders to incur substantial losses. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted securities class action litigation against that company. If we were involved in a class action suit or other securities litigation, it would divert the attention of our senior management, require us to incur significant expense and, whether or not adversely determined, have a material adverse effect on our business, financial condition, results of operations and prospects.

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We have a substantial number of convertible notes, warrants, options and preferred stock outstanding that could affect our price.

Due to a number of financings, we have a substantial number of shares that are subject to issuance pursuant to outstanding convertible debt, warrants and options. These conversion prices and exercise prices range from $0.20 to $50.00 per share of common stock. As of December 31, 2018, the number of shares of common stock subject to convertible notes, warrants, options and preferred stock were 999,641, 936,381, 373,000 and 127,551, respectively. The issuance of common stock pursuant to convertible notes, warrants, options and preferred stock at conversion or exercise prices less than market prices may have the effect of limiting an increase in market price of our common stock until all of these underling shares have been issued.

We have a number of shares of common stock subject to registration rights.

Due to a number of financings, we have contractually agreed to register with the Commission shares of common stock, and common stock underlying outstanding warrants and convertible debt in connection with private placements of our securities. The potential resale at the same time of a large number of shares of common stock and common stock underlying warrants and convertible debt by the selling stockholders may adversely affect the market price of our common stock.

Sales of additional shares of our common stock could cause the price of our common stock to decline.

Sales of substantial amounts of our common stock in the public market, or the availability of such shares for sale, by us or others, including the issuance of common stock upon exercise of outstanding options and warrants, could adversely affect the price of our common stock. We and our directors and officers may sell shares into the market, which could adversely affect the market price of shares of our common stock.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Our certificate of incorporation gives our board of directors the right to create new series of preferred stock. As a result, the board of directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock. Preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any shares of preferred stock or to create a series of preferred stock, we may issue such shares in the future.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

We are a public company and subject to the reporting requirements of the Exchange Act, and the Sarbanes-Oxley Act of 2002. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls for financial reporting. For example, Section 404 of the Sarbanes-Oxley Act requires that our management report on the effectiveness of our internal controls structure and procedures for financial reporting. Section 404 compliance may divert internal resources and will take a significant amount of time and effort to complete. If we fail to maintain compliance under Section 404, or if in the future management determines that our internal control over financial reporting are not effective as defined under Section 404, we could be subject to sanctions or investigations by the NYSE American should we in the future be listed on this market, the Commission, or other regulatory authorities. Furthermore, investor perceptions of our company may suffer, and this could cause a decline in the market price of our common stock. Any failure of our internal controls could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company, particularly if we become fully subject to Section 404 and its auditor attestation requirements, which will increase costs. Our management team and other personnel will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company, which may divert attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

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If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to accounting controls and procedures, or if we discover material weaknesses and deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult.

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to disclosure controls and procedures, or, if we discover material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult. Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting. If material weaknesses or significant deficiencies are discovered or if we otherwise fail to achieve and maintain the adequacy of our internal control, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. Our research coverage by industry and financial analysts is currently limited. Even if our analyst coverage increases, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

The elimination of monetary liability against our directors, officers and employees under law and the existence of indemnification rights for or obligations to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation contains a provision permitting us to eliminate the personal liability of our directors to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Delaware law. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

We do not anticipate paying dividends on our common stock and, accordingly, stockholders must rely on stock appreciation for any return on their investment.

We have never declared or paid cash dividends on our common stock and do not expect to do so in the foreseeable future. The declaration of dividends is subject to the discretion of our board of directors and will depend on various factors, including our operating results, financial condition, future prospects and any other factors deemed relevant by our board of directors. You should not rely on an investment in our company if you require dividend income from your investment in our company. The success of your investment will likely depend entirely upon any future appreciation of the market price of our common stock, which is uncertain and unpredictable. There is no guarantee that our common stock will appreciate in value.

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USE OF PROCEEDS

If we sell $50,000,000 of gross proceeds from the sale of our securities under this Offering Circular, we estimate our net proceeds, after deducting estimated commissions and expenses, will be approximately $49,500,000, assuming our expenses are $500,000 for such offerings. We intend to use approximately 95% of the proceeds from this Offering to fund loans, including loans to related parties, acquisitions of equity in other companies whether public or private, the repayment of our debts as well as the repurchase of our shares of common stock and approximately 5% of the proceeds for general corporate purposes, including the costs of this Offering.

Our management team will determine the allocation of proceeds among our loan investments and general corporate purposes.

We may also use the proceeds of the sale of DPW Notes for general corporate purposes. General corporate purposes might be, but are not limited to, the costs of this Offering, including our outside legal and accounting expenses, employee payroll, rent and real estate expenses, utilities, computer hardware and software and promotion and marketing. Our management has sole discretion regarding the use of proceeds from the sale of DPW Notes.

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ABOUT DPW HOLDINGS

General

We are a growth company seeking to increase our revenues through acquisitions.  Our strategy reflects our management and Board’s current philosophy which we began implementing upon the change in control that was completed in September 2016. Our acquisition and development target strategy includes companies that have developed a “new way of doing business” in mature, well-developed industries experiencing changes due to new technology; companies that may become profitable or more profitable through efficiency and reduction of costs; companies whose business is related to our core business in the commercial and defense industries; and companies that will enhance our overall revenues.  It is our goal to substantially increase our gross revenues in the near future.

We operate as a holding company with operations conducted primarily through our subsidiaries. We conduct our activities in a manner so as not to be deemed an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Generally, this means that we do not invest or intend to invest in securities as our primary business and that no more than 40% of our total assets will be invested in investment securities as such term is defined in the Investment Company Act. We are a diversified holding company owning subsidiaries engaged in the following operating businesses: commercial and defense solutions, commercial lending, cryptocurrency blockchain mining and advanced textile technology. We also maintain a large investment in Avalanche International, Corp. (“Avalanche”), which does business as MTIX International.

Originally, we were primarily a solution-driven organization that designed, developed, manufactured and sold high-grade customized and flexible power system solutions for the medical, military, telecom and industrial markets.  Although we are actively seeking growth through acquisitions, we will continue to focus on high-grade and custom product designs for the commercial, medical and military/defense markets, where customers demand high density, high efficiency and ruggedized products to meet the harshest and/or military mission critical operating conditions.

We have operations located in Europe through our wholly-owned subsidiary, Digital Power Limited (“DP Limited”), Salisbury, England, which operates under the brand name of “Gresham Power Electronics” (“Gresham”).  DP Limited designs, manufactures and sells power products and system solutions mainly for the European marketplace, including power conversion, power distribution equipment, DC/AC (Direct Current/Active Current) inverters and UPS (Uninterrupted Power Supply) products. Our European defense business is specialized in the field of naval power distribution products.

On November 30, 2016, we formed Digital Power Lending, LLC (“DP Lending”), a wholly-owned subsidiary. DP Lending is engaged in providing commercial loans to companies throughout the United States to provide them with operating capital to finance the growth of their businesses.  The loans will primarily range in duration from six months to three years. DP Lending operates under California Finance Lending License #60DBO-77905. See below for more information on DP Lending.

On April 25, 2017, we formed Coolisys Technologies, Inc. (“Coolisys”), a wholly-owned subsidiary. We intend to operate our existing businesses in the customized and flexible power system solutions in Coolisys and as such we plan to reorganize our North American operations, DP Limited, or Gresham, and Microphase Corporation into subsidiaries of Coolisys. DP Limited will continue to primarily serve the European markets.

On June 2, 2017, we purchased 56.4% of the outstanding equity interests of Microphase Corporation (“Microphase”). Microphase is a design-to-manufacture original equipment manufacturer industry leader delivering world-class radio frequency and microwave filters, diplexers, multiplexers, detectors, switch filters, integrated assemblies and detector logarithmic video amplifiers to the military, aerospace and telecommunications industries. Microphase is headquartered in Shelton, Connecticut.

Further, on September 1, 2017, Coolisys acquired all of the outstanding membership interests in Power-Plus Technical Distributors, LLC, a California limited liability company (“Power-Plus”). Power-Plus is an industrial distributor of value-added power supply solutions, UPS systems, fans, filters, line cords, and other power-related components. In addition to its current business, Power-Plus will serve as an extended sales organization for our overall flexible power system solutions. As a result of the acquisition, Power Plus Technical Distributors has become a subsidiary of Coolisys.

On December 28, 2017, at the Annual Meeting of Shareholders of DPW, then known as Digital Power Corporation, our shareholders approved a number of proposals, including our reincorporation from California to Delaware, which was effective on December 29, 2017.

On December 31, 2017, Coolisys entered into a Share Purchase Agreement (the “Enertec Agreement”) with Micronet Enertec Technologies, Inc., Enertec Management Ltd. and Enertec Systems 2001 Ltd. (“Enertec”), an Israeli corporation, pursuant to which Coolisys would acquire Enertec. On May 23, 2018, Coolisys acquired Enertec subject to the terms and conditions set forth in the Enertec Agreement for an aggregate purchase price of $5,250,000.

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On January 30, 2018, we formed Digital Farms, Inc., formerly known as Super Crypto Mining, Inc. (“DFI”), a wholly-owned subsidiary. DFI was established to operate our newly formed cryptocurrency business, which is pursuing a variety of digital currency. We mine the top three cryptocurrencies, Bitcoin, Litecoin and Ethereum, for our own account.  On March 22, 2018, DFI entered into a Master Services Agreement with a U.S. based entity, whereby DFI secured the right to 25 megawatts of power in support of DFI’s operations.

On May 23, 2018, DP Lending entered into and closed a securities purchase agreement with I. AM, Inc. (“I. AM”), David J. Krause and Deborah J. Krause. Pursuant to the securities purchase agreement, I. AM sold to DP Lending, 981 shares of common stock for a purchase price of $981, representing, upon the closing, 98.1% of I. AM’s outstanding common stock. I. AM owns and operates the Prep Kitchen brand restaurants located in the San Diego area. I.AM owed DP Lending $1,715,330 in outstanding principal, pursuant to a loan and security agreement, between I. AM and DP Lending, which I. AM used to acquire the restaurants. The purchase agreement provides that, as I. AM repays the outstanding loan to DP Lending in accordance with the loan agreement, DP Lending will on a pro rata basis transfer shares of common stock of I. AM to David J. Krause, up to an aggregate of 471 shares.

On March 14, 2019, the stockholders approved a proposal permitting the Board of Directors to effect a reverse stock split (the “Reverse Split”) of our issued and outstanding Common Stock. Thereafter, on March 14, 2019, the Board of Directors approved the Reverse Split with a ratio of one for twenty. The Reverse Split did not affect the number of authorized shares of Common Stock or their par value per share. As a result of the Reverse Split, the number of shares of Common Stock outstanding was reduced from 126,025,767 to 6,301,289. The Reverse Split became effective in the State of Delaware on March 14, 2019. Beginning on March 18, 2019, the Common Stock traded on the NYSE American on a split-adjusted basis. All references to Common Stock in this Offering Circular have been retroactively restated.

Strategy

Our strategy to increase revenues through acquisitions was developed after a review of our current business. While we continue to maintain our core business of power system solutions for the military/aerospace, medical and industrial-telecommunication industries, we have determined that significant organic growth in these industries will be challenging due to our limited releases of new products offerings, insufficient sales and marketing force as a result of deferring research and development of new products because of limited working capital, and lack of financial size in industries traditionally dominated by more large, well established and capitalized power system solution companies.

Therefore, we believe that the best strategy for us and our stockholders is to invest in our core business to support releases of advanced new power technologies and to expand our customer base and market share in our major markets. To support the organic growth, we have hired a number of additional personnel and are investing to enhance our product offerings with state-of-the-art technology. While we implement our new organic growth strategy, we are focusing on finding and acquiring companies that have developed new technology but have been unable to exploit the technology because the lack of capital; companies that are run inefficiently due to the lack of experience or mismanagement; companies that can benefit from our expertise in the commercial and defense industries or companies that enhance our overall revenues. Further, as discussed below, we have made an investment in Avalanche which acquired the rights to a cost effective and environmentally friendly material synthesis technology for textile applications.

As a result of this strategy of revenue growth through acquisitions, we have hired a number of additional personnel and consultants to assist in identifying, analyzing, negotiating and acquiring potential companies and we will need to raise a substantial amount of capital for acquisitions and for supporting our infrastructure. We may invest in and continue to invest in companies that may experience losses until they can be integrated with our operations or until our cost reduction and efficiency changes can be implemented. Because of our increase in infrastructure expenses and investing in companies that demonstrate revenue potential but are initially incurring losses, we anticipate continuing to experience losses in the near future until revenues from these acquisitions exceed our expenses.

Led by our Chairman and CEO, Milton “Todd” Ault III, we seek to find undervalued companies and disruptive technologies with a global impact. We also use a traditional methodology for valuing stocks that primarily looks for deeply depressed prices. Upon making an investment, we often become actively involved in the companies we seek to acquire. That activity may involve a broad range of approaches, from influencing the management of a target to take steps to improve stockholder value, to acquiring a controlling interest or outright ownership of the target company in order to implement changes that we believe are required to improve its business, and then operating and expanding that business. Mr. Ault relies heavily on Mr. William B. Horne, the Company’s Vice Chairman and CFO, to provide analysis and guidance on all acquisition targets and throughout the acquisition process.

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During the next several years, we see a favorable opportunity to follow an activist strategy that centers on the purchase of target stock and the subsequent removal of any barriers that might interfere with a friendly purchase offer from a strong buyer. Alternatively, in appropriate circumstances, we or our subsidiaries may become the buyer of target companies, adding them to our portfolio of operating subsidiaries, thereby expanding our operations through such opportunistic acquisitions. We believe that the companies that we target for our activist activities are undervalued for many reasons, often including inexperienced management. Unfortunately for the individual investor, in particular, and the economy, in general, many poor management teams are often unaccountable and very difficult to remove.

Core Business – Power Systems Solutions

We provide the highest density, highest efficiency and high-grade flexibility power supply products and systems. We provide full custom, standard and modify-standard product solutions and value-added services to diverse industries and markets including military/aerospace, medical and industrial- telecommunications.  We believe that our solutions leverage a combination of low leakage power emissions, very high-power density with superior power efficiency, flexible design leveraging customize firmware and short time to market.

Our strategy is to be the supplier of choice to companies, including OEMs, that require high-quality power system solutions where custom design, superior product, high quality, time to market and very competitive prices are critical to business success. We believe that we provide advanced custom product design services to deliver high-grade products that reach a high level of efficiency and density and can meet rigorous environmental requirements. Our customers benefit from a direct relationship with us that supports all of their needs for designing and manufacturing power solutions and products. By implementing our advanced core technology, including process implementation in integrated circuits, we can provide cost reductions to our customers by replacing their existing power sources with our custom design cost-effective products. Our target market segments include the industrial telecommunication, medical, and military/aerospace industries.

Custom Power System Solution.    We provide high-grade custom power system solutions to several customers in multiple industry segments. Our custom solution technology includes full Digital Signal Processing (“DSP”) control, digital load sharing intelligent power management and customizable firmware. The products feature high power density, special layout and multiple outputs to meet each of our customers’ unique requirements. We combine our power design capabilities with the latest circuit designs to provide complete power solutions for virtually any plausible need. In the design of custom power solutions, we work closely with our customers’ engineering teams to develop mechanical enclosures to ensure 100% compatibility with any hosted platform.

Our standard contract for custom power solutions includes a multi-year high-volume production forecast that allows us to secure long-term production guarantees (and therefore possible savings on manufacturing costs for volume orders) while providing an environment that promotes the development of our intellectual property (“IP”) portfolio.  We believe that this business model provides an incentive to our customers to be committed to high-volume production orders.

High-Grade Flexibility Series Power Supply Product. We offer our feature rich based power rectifiers that support flexible configuration and high-grade design implementation. This includes innovative designs and implementation including DSP control for Power Factor Correction (“PFC”) and DC/DC, synchronous rectifier outputs under DSP control, two phase PFC, hot pluggable, current sharing and other features. While some of our customers have special requirements that include a full custom design, other customers may require only certain electrical changes to standard power supply products, such as modified output voltages, unique status and control signals, and mechanical repackaging tailored to fit the specific application. We offer a wide range of standard and modified standard products that can be easily integrated with any platform across our diversified market segments.

Value-Added Services. In addition to our custom solutions and high-grade flexibility series proprietary products that we offer, we also provide value-added services to OEMs. We incorporate an OEM’s selected electronic components, enclosures, cable assemblies and other compliance components into our power system solutions to produce a power subassembly that is compatible with the OEM’s own equipment and specifically tailored to meet the OEM’s needs.  We purchase parts and components that the OEM itself would otherwise attach to, or integrate with, our power systems, and provide the OEM with the integration and installation service, thus eliminating the need for complex, time-consuming and costly system integration. We believe that this value-added service is well suited to those OEMs that wish to reduce their vendor base and minimize their investment in manufacturing, which would lead to increased fixed costs. Given access to these value-added services, the OEMs do not need to build assembly facilities to manufacture their own power sub-assemblies and thus are not required to purchase individual parts from many vendors.

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Markets

We sell our custom power system solutions, high-grade flexibility series power supply products and value-added services to customers in a diverse range of commercial and defense industries and markets throughout the world, with an emphasis on North America and Europe. Our current customer base consists of approximately 220 companies, some of which are served through our partner channels. We serve the North American power electronics market primarily through our domestic wholly owned subsidiary Digital Power Corporation, whereas the European marketplace is served through DPL, another wholly-owned subsidiary.

We sell products to our OEM customers through direct sales or through our sales channels, including our manufacturers’ representatives and distributors.  Our sales strategy is to identify and focus on strategic accounts. This strategy allows us to maintain a close and direct relationship with such accounts, which positions us as the supplier of choice for these customers’ challenging, innovative and demanding new product requirements.  In striving for additional market share, we simultaneously seek to strengthen our traditional sales channels of manufacturer representatives and distributors. We plan to continue to build more channels and increase our market share through 2019.

Commercial Customers. We serve global commercial markets including medical, telecom, and industrial companies. Our products are used in a variety of applications and operate in a broad range of systems where customers require mission critical power reliability and occasionally extreme environmental conditions.

Military/Defense Customers. We have developed a broad range of rugged product solutions for the military and defense market, featuring the ability to withstand harsh environments.  These ruggedized product solutions, which include both custom modifications and full custom designs, are designed for combat environments and meet the requirements of our defense customers. We manufacture our military products through a domestic manufacturer that complies with US International Traffic in Arms Regulations (“ITAR”) and is certified to perform such manufacturing services. We are compliant with the ITAR regulations and are an approved vendor for the U.S. Air Force, Navy and Army.

At the core of every military electronic system is a power supply. Mission critical systems require rugged high-performance power platforms that will operate and survive the harsh environmental conditions placed upon such systems. Our power supplies, which include the following, function effectively in these severe military environments, including Missiles – Ground-to-Air, Air-to-Air and Sea-to-Air; Naval – Naval power conversion and distribution; Mobile and Ground Communications – Active Protection, Communications and Navigation; Artillery – Gyro modular azimuth position and navigation system; Surveillance, test equipment; and UAV (Unmanned Aerial Vehicle) – Very lightweight power systems.

Our military products meet the relevant defense standards MIL-STD in accordance with the Defense Standardization Program Policies and Procedures. Space, weight, output power, electromagnetic compatibility, power density and multiple output requirements are only part of the challenges that any military power supply design faces. With many decades of experience, our engineering teams meet these tough challenges. Our power supplies are a critical component of many major weapon systems worldwide.

Our wholly-owned subsidiary DPL develops and manufactures some military and defense products mainly being deployed in international naval fleets.

Digital Power Limited (Gresham Power Electronics)

Digital Power Limited, our wholly-owned subsidiary organized and headquartered in Salisbury, United Kingdom, designs, manufactures, and distributes switching power supplies, uninterruptible power supplies and power conversion and distribution equipment frequency converters for the commercial and military markets, under the name Gresham. Frequency converters manufactured by Gresham are used by naval warships to convert their generated 60-cycle electricity supply to 400 cycles. This 400-cycle supply is used to power their critical equipment such as gyro, compass, and weapons systems. Gresham also designs and manufactures transformer rectifiers for naval use. Typically, these provide battery supported back up for critical DC systems, such as machinery and communications.  In addition, higher power rectifiers are used for the starting and servicing of helicopters on naval vessels, and Gresham now supplies these as part of overall helicopter start and servicing systems. We believe that Gresham products add diversity to our product line, provide greater access to the United Kingdom and European markets, and strengthen our engineering and technical resources.

Microphase Corporation

Microphase designs, manufactures and sells microwave electronics components for radar, electronic warfare (“EW”) and communication systems. Such components include radio frequency (“RF”) and microwave filters, diplexers, multiplexers, detectors, switch filters, integrated assemblies and detector logarithmic video amplifiers (“DLVAs”). Microphase’s customers are comprised of the U.S. military and allied militaries, and contractors to the U.S. military including prime contractors and sub-contractors. Microphase’s recent technology innovations are used in many significant U.S. Government defense programs, including the Polaris submarine, the F-16, the F-35 and the Predator drone. Other notable programs in which Microphase’s products were used include the Atlas Missile, Vanguard Missile, Polaris Missile System, SHRIKE Missile, ARM Missile, Patriot Missile System, THAAD (or Terminal High Altitude Area Defense), the Samos, Tiros, and Currier Space Probes, the B-1 Bomber, the FB-111, EA-6B, F-14, F-16, F-18, JAS Gripen fighter, and the F-35 joint strike fighter plane, and more recently drone programs including the Predator, the Reaper and the Shadow.

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Microphase’s advanced technology products enable the ultra-sensitive detection and high precision video amplification that are necessary in order to accurately recover the signals and facilitate use of the information received. These products include:

•	filters that sort and clarify microwave signals, including multiplexers that are a series of filters combined in a single package;
•	solid state amplifiers that amplify microwave signals;
•	detectors and limiters that are semiconductor devices for detection of radar signals and protection of receivers from damage from high power signals and jamming;
•	detector log video amplifiers that are fully integrated, ruggedized, “mil-spec” signal detection systems;
•	integrated assemblies that combine multiple functions from a range of components and devices, including transmitters, receivers, filters, amplifiers, detectors, and other functionality into single, efficient, high performance, multifunction assemblies;
•	electronic test and measurement probes;
•	universal test and measurement test platforms and fixtures; and
•	utility probes and antenna probes.

Manufacturing and Testing

Consistent with our strategy of focusing on custom design products and high-grade flexibility series products, we aim to maintain a high degree of flexibility in our manufacturing through the use of strategically focused contract manufacturers. We select contract manufacturers to ensure that they will meet our near-term cost, delivery, and quality goals. In addition, we believe these relationships will eventually give us access to new markets and beneficial cross-licensing opportunities. The competitive nature of the power supply industry has placed continual downward pressure on selling prices. In order to achieve our low-cost manufacturing goals with labor-intensive products, we have entered into manufacturing agreements with certain contract manufacturers domestically and in Asia.

We are continually improving our internal processes, while monitoring the processes of our contract manufacturers, to ensure the highest quality and consistent manufacturing of our power solutions. We test all of our products under stress operating conditions per defined test procedures we developed as part of the production process. This approach ensures that our customers can use our power supplies right out of the box. Customer specific testing services are offered with custom designed test stands to simulate operation within our customer applications.

Compliance with international safety agency standards is critical in every application, and power solutions play a major role in meeting these compliance requirements. Our safety engineers and quality assurance teams help ensure that our custom products are designed to meet all safety requirements and are appropriately documented to expedite safety approval processes.

Regulatory Requirements

We and our contract manufacturing partners are required to meet applicable regulatory, environmental, emissions, safety and other requirements where specified by the customer and accepted by us or as required by local regulatory or legal requirements. The products that we market and sell in Europe may be subject to the 2003 European Directive on Restriction of Hazardous Substances (“RoHS”), which restricts the use of six hazardous materials in the manufacturing of certain electronic and electrical equipment, as well as the 2002 European Directive on Waste Electrical and Electronic Equipment (“WEEE”), which determines collection, recycling and recovery goals for electrical goods. In July 2006, our industry began phasing in RoHS and WEEE requirements in most geographical markets with specific emphasis on consumer-based products. We believe that RoHS and WEEE-compliant components may be subject to longer lead-times and higher prices as the industry transitions to these new requirements.

Some of our products are subject to ITAR regulation and restrictions, which is administered by the U.S. Department of State. ITAR controls not only the export of certain products specifically designed, modified, configured or adapted for military systems, but also the export of related technical data and defense services and foreign production. We obtain required export licenses for any exports subject to ITAR. Compliance with ITAR may require a prolonged period of time; if the process of obtaining required export licenses for products subject to ITAR is delayed, it could have a materially adverse effect on our business, financial condition, and operating results. Further, additional restrictions or charges may in the future be imposed by the United States or any other foreign country. In addition, from time to time, we enter into defense contracts to supply technology and products to foreign countries for programs that are funded and governed by the U.S. Foreign Military Financing program.

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Sales and Marketing

We market our products directly through our internal sales force as well as through our channel partners including independent manufacturer representatives and distributors.  Each manufacturing representative promotes our products in a particular assigned geographic territory.  Generally, the manufacturing representatives have the opportunity to earn exclusive access to all potential customers in the assigned territory as a result of achieving their marketing and sales goals as defined in the representative agreement. Our manufacturer representative agreements provide for a commission equal to 5% of gross sales of new “design-in” and 1.75% to 2.0% of gross sales for retention, payable after products are shipped to the customer in the assigned territory. Typically, either we or the manufacturing representatives are entitled to terminate the manufacturing representative agreement upon 30 days’ written notice.

We provide comprehensive collateral including product data sheets, participation in trade shows, and our websites, www.digipwr.com and www.microphase.com. We use our website to emphasize our capabilities and marketing direction. All products specifications are uploaded onto our websites and accessible to the marketplace. We will continue to enhance our websites by adding more features and functionalities, such as e-commerce, that will allow our customers to make direct purchases through our website. Our future promotional activities will likely include advertising in industry-specific publications, as well as public relations for our new products.

Engineering and Technology

Our engineering and product development efforts are primarily directed toward developing new products in connection with custom product design and modification of our standard power systems to provide a broad array of individual models.

Our new custom product solutions are driven by our ability to provide to our customers advanced technology that meets their product needs and supports special operation and environmental requirements, with a short turnaround time and a very competitive price point. We believe that we are successfully executing our strategic account focus, as evidenced by the award of second and third generation product development contracts from some of these customers. Our standard contract for custom power solutions includes a multi-year high-volume production forecast that could allow us to secure long-term production guarantees while providing an environment that promotes the development of our IP portfolio.

We also outsource some of our product development projects to engineering partners in order to achieve the best technological and product design results for the targeted application customer requirements. When required, we also modify standard products to meet specific customer requirements, including, but not limited to, redesigning commercial products to meet MIL-STD requirements for military applications based on commercial off the shelf (“COTS”) products and for other customized product requirements, when applicable. We continually seek to improve our product power density, adaptability, and efficiency, while attempting to anticipate changing market demands for increased functionality, such as PFC controlled DSP, customized firmware and improved EMI (electromagnetic interference) filtering. We continue to attempt to differentiate all of our products from commodity-type products by enhancing, modifying and customizing our existing product portfolio, using our engineering integrating laboratory located in California.

Competition

The power system solutions industry is highly fragmented and characterized by intense competition. Our competition includes hundreds of companies located throughout the world, some of which have advantages over us in terms of labor and component costs, and some of which may offer products superior or comparable in quality to ours. Many of our competitors, including Bel Fuse, Artesyn Embedded Technologies, TDK-Lambda, Delta Electronics, Murata and Mean-Well Power Supplies, have substantially greater fiscal and marketing resources and geographic presence than we do. If we are successful in increasing our revenues, competitors may notice and increase competition efforts with our customers. We also face competition from current and prospective customers who may decide to internally design and manufacture power supplies needed for their products.  Furthermore, certain larger OEMs tend to contract only with larger power supply manufacturers.

We anticipate in the current economic situation, that additional competitors may enter into strategic alliances or even acquisitions. Competition could thus become more problematic if consolidation trends in the electronics industry continue and some of the OEMs to which we sell our products are acquired by larger OEMs. To remain competitive, we must continue to compete favorably on the basis of value by providing reliable manufacturing, offering customer-driven engineering services including custom design and manufacturing, continuously improving quality and reliability levels, and offering flexible and reliable delivery schedules.

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We believe that our power system solutions and advanced technology is superior to our competitors’ power supplies mainly because they use the latest power technology processing and controls which make these power supplies highly customized and efficient. The power-to-volume ratio, makes our power solutions more compact compared to what is offered by our competitors and is suitable in custom infrastructures to meet our customers’ requirements.

Another advantage of our power system solutions product line is based on the “Flexible” series that employs adjustable power range and a selectable number of output product design platforms. We believe we have a competitive position with our targeted customers that need a high-quality, compact product, which can be readily modified to meet the customer’s unique requirements. We have designed the base model power system platform so that it can be quickly and economically modified and adapted to the specific power needs of any hosting platform or OEM. This “flexibility” approach has allowed us to provide samples of modified power systems to OEM customers only a few days after initial consultation, an important capability given the emphasis placed by OEMs on “time to market.” It also results in very low non-recurring engineering (“NRE”) expenses. Because of reduced NRE expenses, we do not generally charge our OEM customers for NRE related to tailoring a power system to a customer’s specific requirements. We believe this gives us an advantage over our competitors, many of which charge their customers for NRE expenses.

The markets in which Microphase operates is also highly competitive and sensitive to technological advances. Many of Microphase’s competitors are larger than it is and maintain higher levels of expenditures for research and development. Principal competitive factors in Microphase’s markets are product quality and reliability; technological capabilities; service; past performance; ability to develop and implement complex, integrated solutions; ability to meet delivery schedules; the effectiveness of third-party sales channels in international markets; and cost-effectiveness.

In the RF Communications market, principal competitors for filter components products include K& L Microwave, a Dover company located in Salisbury, MD; RS Microwave, a privately held company headquartered in Butler, NJ; Lorch Microwave of Salisbury, MD, a member of the Smith Group, a global technology company listed on the London Stock Exchange; and Delta Diversified Products, a private company based in Arizona.

In the Video amplifier segment, principal competitors for Detector Log Video Amplifier Sensor products include American Microwave Corporation, a privately held company headquartered in Frederick, MD; Akon Inc., a privately held company based in San Jose, CA; Planar Monolithics Industries, a privately held company based in Frederick, MD; L-3 Narda-Miteq, a subsidiary of L-3 Communications Inc., a publicly traded company based in New York, NY; and Signal Technology, a subsidiary of Crane Co., a publicly traded company based in Stamford, CT.

Raw Materials

The raw materials for power supplies principally consist of electronic components. These raw materials are available from a variety of sources, and thus we are not dependent on any one supplier.  We generally allow our subcontractors to purchase components based on orders received or forecasts to minimize our risk of unusable inventory. To the extent necessary, we may allow them to procure materials prior to orders received to obtain shorter lead times and to achieve quantity discounts following a risk assessment.  In addition, we have decided to directly procure certain long lead-time electronic components in an effort to reduce our lead-time.

Many raw material vendors have reduced capacities, closed production lines and, in some cases, discontinued operations. As a result, some materials are no longer available to support some of our products requiring us to search for cross materials or, in certain circumstances, redesign some of our products to conform to currently available materials.

Intellectual Property

We rely upon a combination of trade secrets, industry expertise, confidential procedures, and contractual provisions to protect our intellectual property. We believe that because our products are continually updated and revised, obtaining patents would be costly and not beneficial. However, in the future, as we continue to develop unique core technology, we may seek to obtain patents for some of the core technology.  On July 10, 2012, our trademark, “DP Digital Power Flexible Power” was registered with the United States Patent and Trademark Office.

In conjunction with our majority acquisition of Microphase, we concluded that because of the industry recognition of the Microphase trademark and trade name, which has been around for nearly 60 years, the tradename and trademark represented a significant intellectual property asset.

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Research and Development

During the years ended December 31, 2018 and 2017, we spent approximately $1,430,538 and $1,119,745, respectively, on research and development.

Legal Proceedings

On July 31, 2018 a stockholder derivative complaint was filed in the United States District Court for the Central District of California against the Company as the nominal defendant, as well as its current directors and a former director styled Ethan Young and Greg Young, Derivatively on Behalf of Nominal Defendant, DPW Holdings, Inc. v. Milton C. Ault, III, Amos Kohn, William B. Horne, Jeff Bentz, Mordechai Rosenberg, Robert O. Smith, and Kristine Ault and DPW Holdings, Inc., as the nominal defendant (Case No. 18-cv-6587) (the “Complaint”). No hearings have been scheduled as of the date hereof.

The Complaint alleges violations of state law and breaches of fiduciary duty, unjust enrichment and gross mismanagement by the individual defendants as, in the view of the plaintiffs, we had entered into poorly advised loan transactions and related party transactions. We believe that these claims are without merit and intend to vigorously defend them. We moved to dismiss the Complaint and on February 25, 2019, the Court granted the motion to dismiss but granted plaintiffs leave to amend their Complaint. On March 11, 2019, plaintiffs filed their amended complaint asserting violations of breaches of fiduciary duties and unjust enrichment claims based on the previously pled transactions. On March 25, 2019, we filed a motion to dismiss the amended complaint. The motion to dismiss is returnable before the Court on May 6, 2019.

Based on our assessment of the facts underlying the claims, the uncertainty of litigation, and the preliminary stage of the case, we cannot estimate the reasonably possible loss or range of loss that may result from this action. However, an unfavorable outcome may have a material adverse effect on our business, financial condition and results of operations.

On November 28, 2018, Blockchain Mining Supply and Services, Ltd., a vendor who sold computers to our subsidiary, filed in the United States District Court for the Southern District of New York against us and our subsidiary, Super Crypto Mining, Inc. (Case No. 18-cv-11099). The Complaint asserted claims for breach of contract and promissory estoppel against the us and our subsidiary arising from the subsidiary’s failure to satisfy a purchase agreement. The Complaint seeks damages in the amount of $1,388,495.

On February 4, 2019, pursuant to the Court’s Rules, we requested a pre-motion Conference with the Court. The time to file our motion to dismiss is stayed until the Court’ holds the pre-motion Conference, which has not yet been scheduled by the Court.

Based on our assessment of the facts underlying the claims, the uncertainty of litigation, and the preliminary stage of the case, we cannot estimate the reasonably possible loss or range of loss that may result from this action. However, we have established a reserve in the amount of the unpaid portion of the purchase agreement. An unfavorable outcome may have a material adverse effect on our business, financial condition and results of operations.

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ABOUT DP LENDING

DP Lending, a California Limited Liability Company, is a diversified California Finance Lender (Lic #: 60-DBO77905), DP Lending is an early-stage company providing funding to small businesses through loans and investments. DP Lending currently provides secured and unsecured commercial loans from $2,000 to $1.7 million, with a median loan amount of $107,000.

DP Lending is engaged in providing commercial loans to companies throughout the United States to provide them with operating capital to finance the growth of their businesses. The loans are primarily short-term, ranging from six to twelve months, but may be of longer duration. These terms are subject to change as market needs dictate, and DPL anticipates offering additional products in the future. DPL uses its considerable financial experience, data analytics, and a credit scoring model to assess the creditworthiness of each small business borrower applicant. If the business meets DPL’s criteria, DPL sets the initial interest rate according to its credit and financial models. The final interest rate offered to the borrower will be determined by DPL’s interpretation of the marketplace. Under its business model, DPL generates revenue through origination fees charged to borrowers and interest generated from each loan. DPL may also generate income from appreciation of any shares of common stock underlying convertible notes or warrants issued to DPL in any particular financing.

Using DPL’s direct lending account, DPL funds all or a portion of every loan offered through its platform. The remainder of that loan may be funded through institutional and accredited investors. Loans are generally not funded until fully subscribed for by DPL’s investors.

MonthlyInterest.com Platform

DPW Notes will be offered on our www.monthlyinterest.com website. The DPW Notes, as more fully described in this Offering Circular, are full recourse to DPW, regardless of payments received by any specific small business customer of ours.

Prospective DPW Notes investors will create a username and password on www.monthlyinterest.com, and indicate agreement to our terms and conditions and privacy policy.

The following features are available to participants in the DPW Notes program through our platform:

•         Available Online Directly from Us. You can purchase DPW Notes directly from us through our www.monthlyinterest.com website.

•         No Purchase Fees Charged. We will not charge you any commission or fees to purchase DPW Notes through our platform. However, other financial intermediaries, if engaged, may charge you commissions or fees.

•         Invest as Little as $100.00. You will be able to build ownership in DPW Notes over time in by making purchases as low as $100.00.

•         Flexible, Secure Payment Options. You may purchase DPW Notes with funds electronically withdrawn from your checking account using our platform or by a wire transfer.

Proceeds from the DPW Notes contemplated in this Offering will be used to fund loans and for general corporate purposes, including the costs of this Offering, but DPW Notes are not dependent upon any particular loan and remain at all times the general obligations of DPW. Gross proceeds from the sale of the DPW Notes in this Offering may be added to funds from DP Lending’s direct lending account and funds from institutional and accredited investors to collectively fund the loans. Funds may either be added to DP Lending’s investment in each transaction as replacement capital or used to increase our investment in a particular loan. Final decisions on use of proceeds allocations will be made by management on a loan-by-loan basis.

Borrowers

Borrowers must provide DP Lending with relevant financial and business data about the business and the personal guarantor. DP Lending uses multiple methods to verify this information, as well as the identity of the borrower. DP Lending uses this data to investigate the borrower and determine whether to approve the pending loan application. If the loan is fully funded, the borrower must provide DP Lending with bank account information to verify ownership of the account before the loan is issued.

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Application Process

DP Lending lends to qualified borrowers. DP Lending may also engage institutional debt investors, who pass its basic business and credit qualifications and are approved through its underwriting platform. Borrowers provide a variety of information including income tax returns and bank statements.

Underwriting Process

Overview

DP Lending provides funding to small businesses through loans and investments. DP Lending currently provides secured and unsecured commercial loans from $2,000 to $1.7 million, with a median loan amount of $107,000. DP Lending offers a variety of loan types including commercial loans, convertible notes and revolving lines of credit.

We generally require a full personal guarantee from a principal owner of the business and, depending on a variety of credit risk factors, may secure the loan with a blanket lien on the business via UCC filing.

DP Lending attracts borrowers and interest generated from each loan. DP Lending may also generate income from appreciation of the underlying shares of convertible notes or warrants related to the financing, if any.

DP Lending’s credit policy targets borrowers with higher credit quality. In order to borrow on our platform, borrowers must display characteristics indicative of durable business and financial situations. These includes factors such as revenue, time in business, number of employees, and financial and credit variables.

A borrower’s loan is personally guaranteed by the business owner and may be secured through a UCC filing. Borrowers are required to provide DP Lending with relevant financial and business data about their business and the personal guarantor, as applicable. DP Lending uses multiple methods to verify this information as well as the identity of the borrower. Borrowers are required to provide DP Lending with bank account information and to verify that they are in fact the owner of the bank account before a loan is issued to the business.

In order to qualify, business borrower applicants must be approved through DP Lending’s underwriting process, which analyzes credit and financial data of both the business and the business owner. DP Lending takes into account several business factors (including revenue, age of business, cash flows, and other variables) combined with certain consumer bureau attributes (including income, revolving debt, personal credit score, delinquency history, age of credit file, and number of inquiries). The underwriting process determines the loan amount to approve, how loan will be priced, and whether to include a blanket lien is based on the above analysis, as well as additional factors (including length of loan, estimated default rates by type and grade, and general economic environment).

Pricing and Loan Amount Assignment

The interest rates and loan amounts are established by the credit committee, which is comprised of DPW’s Chief Executive Officer, its Chief Financial Officer, and DP Lending’s Chief Executive Officer. The committee considers the following factors when establishing rates:

•	General economic environment;
•	Estimated default rates per loan type and grade of the loan;
•	Product terms (length of the loan and eligibility for higher loan amount); and
•	Competitive factors.

Risk Characteristics of Receivables

Small businesses are more sensitive to macro-economic factors. A weakening economy will hamper the ability for a small business to meet the obligations of the loan.

Many of the loans are unsecured obligations and none is presently guaranteed or insured by any third party or government agency. DP Lending will therefore be limited in its ability to collect on loans.

DP Lending may provide insurance on loan products in the future.

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DESCRIPTION OF PROPERTIES

Our corporate headquarters utilize 12,396 square foot of leased office, engineering, laboratory, and warehouse space in Fremont, California. Our headquarter lease commenced on November 1, 2012 and expires on June 30, 2019. The annual base rent under the lease, payable on a monthly basis, increases during the term of the lease from approximately $138,000 during the first year to approximately $157,000 during the final year. The lease also provides for one option to renew for a term of five years.

In addition, we lease 43,062 square-feet of other space domestically that includes office, engineering, laboratory and warehouse space in both California and Connecticut. The annual base rent under these leases, payable on a monthly basis, is approximately 1,032,000 during 2019. These leases expire between May 2018 and January 2028.

We also lease facilities internationally. In September, 2010, our wholly-owned subsidiary, DPL, entered into a fifteen-year lease for its 25,000 square-foot facility in Salisbury, United Kingdom, where it designs, develops, manufactures, markets and distributes commercial and military power products for the European market. Sales and service support staff for its European network of distributors are located within the building together with other functions, such as engineering and administration. DPL’s rent expense is approximately $13,000 per month, and DPL has the option to cancel the lease after ten years. Further, in June 2011, Enertec entered into a ten-year lease for its 32,900 square-foot facility in Karmiel, Israel, where it manufactures specialized electronic systems for the Israel military market. Enertec’s rent expense is approximately $20,000 per month,

We currently anticipate that the current leased space will be sufficient to support our current and foreseen future needs.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this Offering Circular. Some of the information contained in this discussion and analysis, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this Offering Circular for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

In this Offering Circular, the “Company,” “DPW Holdings,” “we,” “us” and “our” refer to DPW Holdings, Inc., a Delaware corporation, our wholly-owned subsidiaries, Coolisys Technologies, Inc., Power-Plus Technical Distributors, LLC, Digital Power Lending, LLC, Super Crypto Mining, Inc., Digital Power Limited, Enertec Systems 2001 Ltd. and our majority owned subsidiaries, Microphase Corporation and I.AM, LLC.

Recent Developments

On February 27, 2018, we entered into a Sales Agreement with H.C. Wainwright & Co., LLC (“HCW”) to sell shares of our common stock having an aggregate offering price of up to $50 million from time to time, through an “at the market offering” program (the “HWC ATM Offering”) under which HCW acted as sales agent. The offer and sale of our common stock was made pursuant to our effective “shelf” registration statement on Form S-3 and an accompanying base prospectus contained therein (Registration Statement No. 333-222132) filed with the SEC on December 18, 2017, amended on January 8, 2018, and declared effective by the SEC on January 11, 2018, and a prospectus supplement related to the HCW ATM Offering, dated February 27, 2018. The HCW ATM Offering was terminated effective September 23, 2018.

On October 15, 2018, we entered into an At-The-Market Issuance Sales Agreement with Wilson-Davis & Co., Inc. (“WDCO”) as sales agent to sell shares of our common stock, having an aggregate offering price of up to $25 million from time to time, through an “at the market offering” program (the “WDCO ATM Offering”). The offer and sale of our common stock was made pursuant to the Company’s effective “shelf” registration statement on Form S-3 and an accompanying base prospectus contained therein (Registration Statement No. 333-222132) filed with the SEC on December 18, 2017, amended on January 8, 2018, and declared effective by the SEC on January 11, 2018, and a prospectus supplement related to the ATM Offering, dated October 15, 2018. Subject to the terms and conditions of the At-The-Market Issuance Sales Agreement, WDCO used commercially reasonable efforts to sell shares of our common stock, based upon our instructions, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and rules of the NYSE American. We paid to WDCO a commission in an amount equal to 4.0% of the gross sales price per share of common stock sold through the WDCO ATM Offering as sales agent under the At-The-Market Issuance Sales Agreement. The WDCO ATM Offering was terminated effective April 1, 2019.

General

We are a growth company seeking to increase our revenues through acquisitions. Our strategy reflects our management and Board’s current philosophy which we began implementing upon the change in control that was completed on September 22, 2016. Our acquisition and development target strategy include companies that have developed a “new way of doing business” in mature, well-developed industries experiencing changes due to new technology; companies that may become profitable or more profitable through efficiency and reduction of costs; companies that are related to our core business in the commercial and defense industries; and companies that will enhance our overall revenues. It is our goal to substantially increase our gross revenues in the near future.

We were originally a solution-driven organization that designed, developed, manufactured and sold high-grade customized and flexible power system solutions for the medical, military, telecom and industrial markets. Although we intend to seek growth through acquisitions, we will continue to focus on high-grade and custom product designs for the commercial, medical and military/defense markets, where customers demand high density, high efficiency and ruggedized products to meet the harshest and/or military mission critical operating conditions.

We are a Delaware corporation with our corporate office located at 201 Shipyard Way, Suite E, Newport Beach, California 92663. Our phone number is 949-444-5464 and our website address is www.dpwholdings.com.

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Results of Operations

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

The following table summarizes the results of our operations for the years ended December 31, 2018 and 2017.

	For the Years Ended
	December 31,
	2018	2017

Revenue	$17,762,217	$10,000,749
Revenue, cryptocurrency mining	1,675,549	—
Revenue, related party	3,907,280	173,751
Revenue, restaurant operations	3,462,140	—
Revenue, lending activities	347,033	—
Total revenue	27,154,219	10,174,500
Cost of revenue	21,774,658	6,325,027
Gross profit	5,379,561	3,849,473
Total operating expenses	24,985,017	9,832,518
Loss from operations	(19,605,456)	(5,983,045)
Interest expense	(13,453,344)	(4,990,397)
Loss before income taxes	(33,058,800)	(10,973,442)
Income tax benefit	76,599	78,393
Net loss	(32,982,201)	(10,895,049)
Less: Net loss attributable to non-controlling interest	748,320	278,818
Net loss attributable to DPW Holdings	$(32,233,881)	$(10,616,231)
Preferred deemed dividends on Series B and Series C Preferred Stock	(108,049)	(584,182)
Preferred dividends on Series C Preferred Stock	—	(54,059)
Net loss available to common stockholders	$(32,341,930)	$(11,254,472)
Basic and diluted net loss per common share	$(11.15)	$(18.05)
Basic and diluted weighted average common shares outstanding	2,899,888	623,583
Comprehensive Loss
Loss available to common stockholders	$(32,341,930)	$(11,254,472)
Other comprehensive income (loss)
Foreign currency translation adjustment	(377,823)	152,078
Net unrealized (loss) gain on securities available-for-sale	(8,027,746)	5,171,743
Other comprehensive income (loss)	(8,405,569)	5,323,821
Total Comprehensive loss	$(40,747,499)	$(5,930,651)

Revenues

Our revenues increased by $16,979,719 or 166.9% to $27,154,219 for the year ended December 31, 2018, from $10,174,500 for the year ended December 31, 2017. The increase in revenue was primarily due to our four acquisitions completed during 2017 and 2018. Revenues generated by these four acquisitions during the year ended December 31, 2018, represented $13,174,615 of our increase in revenues. Excluding the increase in revenues that were generated by our recent acquisitions, the Company generated revenues of $13,979,604, which represented an increase of $7,309,882. As discussed below, the increase of $7,309,882 from the year ended December 31, 2017, was primarily due to our cryptocurrency mining operations and on revenues generated from a related-party from the manufacture of the Multiplex Laser Surface Enhancement (“MLSE”) plasma-laser system.

Revenues, cryptocurrency mining

In January 2018, we formed Digital Farms. During the year ended December 31, 2018, we recognized $1,675,549 of revenues generated by Digital Farms.

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Revenues, related party

During the years ended December 31, 2018 and 2017, we recognized $3,907,280 and $173,751, respectively, in revenues resulting from our relationship with MTIX, a related party. In March 2017, the Company was awarded a 3-year, $50 million purchase order by MTIX to manufacture, install and service the MLSE plasma-laser system.

Gross Margins

Gross margins decreased to 19.8% for the year ended December 31, 2018 compared to 37.8% for the year ended December 31, 2017. The decrease in gross margins was partially attributable to the lower margin revenue of $3,907,280 from MTIX, a related party, with gross margins of 21.5% combined with negative margins of (202.7%) on revenues of $1,675,549 at Digital Farms. The negative gross margins at Digital Farms are attributed to monthly recurring fixed costs at our colocation facilities which temporarily exceed the revenues from our mining operations while we place our miners in service. If we had not recognized revenue, and the related cost of revenue, from Digital Farms and our contract with MTIX, then our adjusted gross margins for the year ended December 31, 2018 would have been 36.8%. The decrease in gross margins from 37.8% to 36.8% is mainly attributable to an increase in costs of our commercial products sold in our U.S. operations, which historically have had much greater gross margins, offset by higher gross margins related to restaurant operations.

Engineering and Product Development

Engineering and product development expenses increased by $310,793 to $1,430,538 for the year ended December 31, 2018 from $1,119,745 for the year ended December 31, 2017. The increase is primarily attributed to our acquisitions of Microphase and Enertec. The closing of the acquisitions of Microphase and Enertec occurred on June 2, 2017 and May 23, 2018, respectively. Enertec incurred engineering and product development expenses for the period May 23, 2018 to December 31, 2018 of $135,964. During the prior-year period, Microphase reported $293,775 in engineering and product development expenses as opposed to $466,575 during the year ended December 31, 2018. In aggregate, these acquisitions resulted an increase in engineering and product development expenses of $308,764.

Selling and Marketing

Selling and marketing expenses were $3,010,790 for the year ended December 31, 2018 compared to $1,721,050 for the year ended December 31, 2017, an increase of $1,289,740. Our acquisition of Microphase, Power-Plus, Enertec and I.AM accounted for $1,111,987, of the increase in selling and marketing expenses. The remaining increase of $177,753 is attributed to an increase in personnel costs directly attributed to sales and marketing personnel at our U.S. and UK based operations. Throughout the quarter ended March 31, 2017, we augmented our sales and marketing team in the U.S. with the addition of a Vice President of Business Development and two regional sales managers. The increase in selling and marketing expenses is partially attributed to the increase in salaries and benefits and travel related costs for these three new sales and marketing positions. Further, during December 2017, we hired a Sales Director at our UK operations.

General and Administrative

General and administrative expenses were $19,842,378 for the year ended December 31, 2018 compared to $6,991,723 for the year ended December 31, 2017, an increase of $12,850,655. Our acquisitions of Microphase, Enertec and I.AM accounted for $3,929,639 of the increase in general and administrative expenses. The adjusted increase of $8,921,016 from the comparative prior period was mainly due to higher stock-based compensation expenses, an increase in legal and audit costs, an increase in investor relationship costs and hiring of additional consultants to build an infrastructure in anticipation of our future growth and the increase in cost attributed to the hiring of a new chief financial officer. The remaining increase in general and administrative expenses is due to various costs, none of which are significant individually.

•	In aggregate, we incurred $4,719,265 of stock-based compensation during the year ended December 31, 2018. Of this amount, $2,951,978 was from issuances of equity-based awards pursuant to our Plans and $1,767,287 was from stock, options and warrants which were issued outside the Plans. It has been our policy to allocate the majority of stock-based compensation to general and administrative expense. During the year ended December 31, 2018 and 2017, and inclusive of equity-based awards issued outside the Plans, we recorded $4,688,819 and $1,754,939, respectively, of stock-based compensation in general and administrative expense.

•	We experienced an aggregate increase of $135,017 in audit and legal fees due to an overall increase in the operations conducted and the level of complexity and significant number of the transactions entered into during the year ended December 31, 2018.

•	Beginning during the quarter ended December 31, 2016, we spent significant effort on expanding our investor base and on hiring additional consultants to assist building an infrastructure to support our anticipated growth. These efforts were continued during the year ended December 31, 2018 and resulted in an increase of $331,995 in costs attributed to investor relations and other consulting fees.

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•	During January 2018 we hired a new Chief Financial Officer and in September 2017 we hired a senior executive to assist in management at Coolisys. These two hires resulted in an overall increase in payroll expense of approximately $395,000 during the year ended December 31, 2018.

•	Finally, we recently established Digital Farms, our digital currency blockchain mining subsidiary, and DP Lending, our commercial lending subsidiary. During the year ended December 31, 2018, general and administrative costs attributed to these subsidiaries were $2,981,527.

Interest (expense) income, net

Interest expense was $13,453,344 for the year ended December 31, 2018 compared to $4,990,397 for the year ended December 31, 2017. The increase in interest expense for the year ended December 31, 2018 is primarily related to the amortization of debt discount, in the aggregate amount of $11,191,056 resulting from original issue discount on the issuance of warrants in conjunction with the sale of debt instruments in the aggregate amount of $25,443,760. During the year ended December 31, 2018, as a result of these issuances, non-cash interest expense of $11,191,056 was recorded from the amortization of debt discount and debt financing costs. The remaining increase in interest expense was due to an increase in the amount of the Company’s total borrowings and which was primarily offset by interest income and the accretion of original issue discount pursuant to the Loan and Security Agreement entered into on September 6, 2017, between the Company and AVLP (“AVLP Loan Agreement”) of $2,034,358.

Operating Loss

The Company recorded an operating loss of $19,605,456 for the year ended December 31, 2018 compared to an operating loss of $5,983,045 for the year ended December 31, 2017. The increase in operating loss is mostly attributable from the increase of general and administrative expenses.

Net Loss

For the foregoing reasons, our net loss for the year ended December 31, 2018, was $32,982,201 compared to a net loss of $10,895,049 for the year ended December 31, 2017. After taking into consideration the loss attributable to the non-controlling interest of the minority stockholders of Microphase of $430,265 and $278,818 and preferred dividends of $108,049 and $638,241 during the years ended December 31, 2018 and 2017, respectively, the net loss available to common stockholders during the years ended December 31, 2018 and 2017, was $32,341,930 and $11,254,472, respectively.

As reflected in our consolidated statement of cash flows for the years ended December 31, 2018 and 2017, our reported net loss is comprised of non-cash charges of $16,812,868 and $6,334,058, respectively. A summary of these non-cash charges is as follows:

	For the Years Ended
	December 31,
	2018	2017
Interest expense – debt discount	$11,191,056	$4,688,630
Stock-based compensation	4,719,266	1,831,435
Depreciation and amortization	2,906,905	254,006
Interest expense on conversion of promissory notes to common stock	—	13,333
Accretion of original issue discount on notes receivable – related party	(2,004,358)	(453,346)
Non-cash items included in net loss	$16,812,868	$6,334,058

Other comprehensive income (loss)

Other comprehensive income (loss) was ($8,405,569) and $5,323,821, respectively, for the years ended December 31, 2018 and 2017. Other comprehensive loss for the year ended December 31, 2018, which decreased our equity, reflects the impact of the weakening of the British Pound on the equity of DP Limited combined with unrealized losses in our investments in marketable securities, primarily in the warrants that we received as a result of our investment in AVLP, a related party. During the year ended December 31, 2017, unrealized gains in our investment in the AVLP warrants was the principal component of other comprehensive income.

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LIQUIDITY AND CAPITAL RESOURCES

On December 31, 2018, we had cash and cash equivalents of $902,329. This compares with cash and cash equivalents of $1,478,147 at December 31, 2017. The decrease in cash and cash equivalents was primarily due to cash provided by financing activities being slightly less than the amount of cash used in operating and investing activities.

Net cash used in operating activities totaled $10,422,404 for the year ended December 31, 2018, compared to net cash used by operating activities of $4,116,564 for the year ended December 31, 2017. During the year ended December 31, 2018, the increase in net cash used in operating activities compared to the year ended December 31, 2017 was mainly due to the net loss for the year ended December 31, 2018 of $32,982,201. The net loss was partially offset by a number of non-cash charges, the amortization of debt discount of $11,191,055 and stock-based compensation of $4,719,266, an increase in accounts receivable, related party of $3,713,903 and accounts payable and accrued expenses of $7,797,395 and decreases in our accounts receivable of $2,754,631.

Net cash used in investing activities was $20,618,928 for the year ended December 31, 2018 compared to $8,673,963 of net cash used in investing activities for the year ended December 31, 2017. The increase of the net usage of cash from investing activities was primarily attributed to the purchase of property and equipment at Digital Farms, the investment in AVLP, the acquisition of Enertec and investments in debt and equity securities.

Net cash provided by financing activities was $30,537,688 and $13,223,500 for the years ended December 31, 2018 and 2017, respectively. The financing activities primarily related to the sale of 1,640,935 shares of common stock through a registered direct offering and from our ATM Offering for gross proceeds of $23,884,470, net proceeds from the Company’s debt financings and from advances of future receipts of $28,794,037 which was offset by payments on debt instruments of $20,974,155 and proceeds from the exercise of options and warrants of $964,966.

Historically, we have financed our operations principally through issuances of convertible debt, promissory notes and equity securities. During 2018, as reflected below, we continued to successfully obtain additional equity and debt financing and in restructuring existing debt.

•	On January 23, 2018, we entered into a securities purchase agreement with an institutional investor to sell, for an aggregate purchase price of $1,000,000, a 10% senior convertible promissory note (the “Note”) with an aggregate principal face amount of $1,250,000, a warrant to purchase an aggregate of 31,250 shares of our common stock and 27,174 shares of our common stock. The transactions contemplated by the securities purchase agreement closed on February 8, 2018. The Note is convertible into 31,250 shares of our common stock, a conversion price of $40.00 per share, subject to adjustment. The exercise price of the warrant to purchase 31,250 shares of our common stock is $44.00 per share, subject to adjustment. On February 9, 2018, in addition to the 543,478 shares of common stock provided for pursuant to the securities purchase agreement, we issued to the investor an aggregate of 34,597 shares of our common stock upon the conversion of the entire outstanding principal and accrued interest on the Note of $1,383,884.

•	On January 25, 2018, we issued two 5% promissory notes, each in the principal face amount of $2,500,000 for an aggregate debt of $5,000,000 to two institutional investors. The proceeds from the two promissory notes was used to purchase 1,000 Antminer S9s manufactured by Bitmain Technologies, Inc. in connection with our mining operations. We received delivery of the Miners on February 1, 2018. On March 27, 2018, we paid the principal and accrued interest on each of the 5% promissory notes.

•	On February 20, 2018, we issued a promissory note in the principal face amount of $900,000 to an accredited investor. This promissory note included an original issue discount (“OID”) of $150,000 resulting in net proceeds of $750,000. The principal and OID on this note were due and payable on March 22, 2018. On March 23, 2018, we entered into a new promissory note in the principal amount of $1,750,000 for a term of two months, subject to our ability to prepay within one month. The interest rate payable on this new promissory note was twenty percent per thirty calendar days, payable in a lump sum on the maturity date. We also issued to the lender a warrant to purchase 62,500 shares of our common stock at an exercise price of $23.00 per share, pursuant to a consulting agreement. The principal amount of the new promissory note consisted of net proceeds of $1,000,000 and the cancellation of the principal of $750,000 from the February 20, 2018 promissory note. The interest on the February 20, 2018 note in the amount of $150,000 was paid to the lender prior to entering into the new promissory note. On April 23, 2018, we paid the entire outstanding principal and accrued interest on the new promissory note of $2,100,000.

•	On February 26, 2018, we issued a 10% promissory note in the principal face amount of $330,000 to an accredited investor. This promissory note included an OID of $30,000 resulting in net proceeds to us of $300,000. The principal and accrued interest on this note was due and payable on April 12, 2018, subject to a 30-day extension available to us. This 10% promissory note was paid on April 27, 2018.

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•	On February 27, 2018, we entered into a Sales Agreement with H.C. Wainwright & Co., LLC (“HCW”) to sell shares of common stock having an aggregate offering price of up to $50 million (the “Shares”) from time to time, through an “at the market offering” program (the “HCW ATM Offering”) under which HCW acted as sales agent. The offer and sale of the Shares was made pursuant to our effective “shelf” registration statement on Form S-3 and an accompanying base prospectus contained therein (Registration Statement No. 333-222132) filed with the SEC on December 18, 2017, amended on January 8, 2018, and declared effective by the SEC on January 11, 2018, and a prospectus supplement related to the HCW ATM Offering, dated February 27, 2018. The HCW ATM Offering was terminated effective September 23, 2018.

•	On March 23, 2018, we entered into a securities purchase agreement to sell and issue a 12% promissory note and a warrant to purchase 22,500 shares of common stock to an accredited investor. The promissory note was issued with a 10% OID. The promissory note is in the principal amount of $1,000,000 and was sold for $900,000, bears interest at 12% simple interest on the principal amount, and is due on June 22, 2018. Interest only payments are due, in arrears, on a monthly basis commencing on April 23, 2018. The exercise price of the warrant is $23.00 per share. The promissory note is unsecured by any of our assets but is guaranteed by our Chief Executive Officer.

•	On March 27, 2018, we issued a 10% promissory note in the principal face amount of $200,000 to an accredited investor. The principal and accrued interest on this note was due and payable on March 29, 2018. Between March 29 and April 24, 2018, we paid the entire outstanding principal on this 10% promissory note of $200,000.

•	On April 16, 2018, we entered into securities purchase agreements with three institutional investors to sell, for an aggregate purchase price of $1,550,000, 12% secured convertible promissory notes (“Convertible Notes”) with an aggregate principal face amount of $1,722,222, warrants to purchase an aggregate of 49,679 shares of our common stock, and an aggregate of 10,046 shares of our common stock. The Convertible Notes bear simple interest at 12% on the principal amount with a guarantee of interest during the initial six months in the amount of $103,333. Beginning on May 16, 2018, we were required to make six monthly cash payments in the aggregate amount of $304,259 until the Convertible Notes are satisfied in full, which was to occur on October 16, 2018. On August 31, 2018, the Company made its final payment and in aggregate paid principal and accrued interest of $1,722,222 and $103,333, respectively, on the 12% April 2018 Convertible Notes. The warrants entitle the holders to purchase, in the aggregate, up to 49,679 shares of our common stock at an exercise price of $26.00 per share for a period of five years subject to certain beneficial ownership limitations.

•	On May 15, 2018, we entered into securities purchase agreements with certain investors for the sale and issuance of an aggregate of 384,589 shares of our Class A common stock, and five-year warrants to purchase such number of shares of common stock equal to the shares of common stock purchased by the investors. We received aggregate consideration of $5,999,584, consisting of cash and the cancellation of short-term advances of $3,225,000 and $2,774,584, respectively. These securities were issued pursuant to our registration statement filed with the Securities and Exchange Commission (File No. 333-222132) which became effective on January 11, 2018.

•	On May 15, 2018, we entered into a securities purchase agreement with an institutional investor providing for the issuance of (i) a 10% senior secured convertible promissory note (the “10% Convertible Note”) with a principal face amount of $6,000,000, (ii) a five-year warrant to purchase 55,556 shares of the Company’s common stock (the “Series A Warrant Shares”) at an exercise price of $27.00 (the “Series A Warrant”), (iii) a five-year warrant to purchase 86,207 shares of the Company’s common stock (the “Series B Warrant Shares” and with the Series A Warrant Shares, the “Warrant Shares”) at an exercise price of $17.40 per share (the “Series B Warrant” and together with the Series A Warrant, the “Warrants”), and (iv) 17,241 shares of our common stock. Initially, the 10% Convertible Note was convertible into our common stock at $15.00 per share, but could only be converted if an event of default thereunder had occurred and not been cured on a timely basis. Pursuant to an amendment dated as of August 31, 2018, we reduced the conversion price to $8.00 from $15.00. Further, on September 25, 2018, we entered into an agreement to amend the maturity date on the 10% Convertible Note, pursuant to which amendment the amortization schedule of the 10% Convertible Note provides for 13 monthly payments in the amount of $309,193, and for the fourteenth payment to be in the amount of $1,011,427, plus accrued and unpaid interest. Each such amortization payment shall be made in cash or Bitcoin

In connection with the financing, pursuant to an engagement agreement with Alliance Global Partners (“AGP”), a licensed broker-dealer with FINRA, we agreed to pay to AGP a cash fee, or placement agent fee, equal to 5% of the aggregate gross proceeds raised. Such fee was paid at the closing of the offering. In addition, AGP shall receive a cash fee equal to 5% of such cash exercise price proceeds received by us, payable within 48 hours of our receipt of any cash exercise price proceeds from the exercise of any warrants sold, provided that no such fee is due and payable hereunder in the event the warrants are not exercised for cash. AGP is also entitled to receive a warrant to purchase 7,500 shares of common stock with an exercise price of $20.00, which warrant shall be exercisable for 5-years via cashless exercise until registered and via cash thereafter.

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•	On July 2, 2018, we entered into a securities purchase agreement with an institutional investor providing for the issuance of (i) a second 10% senior secured convertible promissory note (the “Second 10% Convertible Note”) with a principal face amount of $1,000,000, which Second 10% Convertible Note was initially convertible into our common stock at $15.00 per share and (ii) an additional 20,000 of the Company’s common stock to be issued in connection with the 10% Convertible Note. Pursuant to an amendment dated as of August 31, 2018, we reduced the conversion price to $8.00 from $15.00. The Second 10% Convertible Note matures on January 1, 2019.

•	On August 31, 2018, we entered into a securities purchase agreement with the institutional investor providing for the issuance of (i) a third 10% convertible note (the “Third 10% Convertible Note” and with the 10% Convertible Note and the Second 10% Convertible Note, the “10% Convertible Notes”) with a principal face amount of $2,000,000, which Third Convertible Note is convertible into 250,000 shares of our common stock at $8.00 per share and (ii) an additional 31,000 of our common stock. The shares of common stock issuable pursuant to the Third 10% Convertible Note have not yet been issued to the institutional investor. The Third 10% Convertible Note matures on February 15, 2019.

•	On August 10, 2018, DP Lending issued a 12% promissory note in the principal amount of $550,000 to an accredited investor. This promissory note included an OID of $50,000 resulting in net proceeds of $500,000. The principal and accrued interest on this note is due and payable on August 10, 2019.

•	On August 16, 2018, we entered into a securities purchase agreement with certain institutional investors providing for the issuance of (i) secured promissory notes (the “Notes”) in the aggregate principal face amount of $1,212,000 due February 15, 2019, at an interest rate of eight percent (8%) per annum for which we received an aggregate of $1,010,000, and (ii) an aggregate of 20,000 shares of common stock to be issued by us, subject to approval of the NYSE American.

•	On August 23, 2018, DP Lending issued a promissory note in the principal amount of $85,000 to an accredited investor. This promissory note included an OID of $10,000 resulting in net proceeds of $75,000. The principal and accrued interest on this note was due and payable on September 24, 2018.

•	On August 28, 2018, DP Lending issued a promissory note in the principal amount of $115,000 to an accredited investor. This promissory note included an OID of $15,000 resulting in net proceeds of $100,000. The principal and accrued interest on this note was due and payable on September 14, 2018. This promissory note was paid on September 21, 2018.

•	During September 2018, we issued to institutional investors 12% term promissory notes in the principal face amount of $789,473, with an interest rate of 12% for a purchase price of $749,999. The outstanding principal face amount, plus any accrued and unpaid interest, was due by December 31, 2018, or as otherwise provided in accordance with the terms set forth therein. In accordance with the notes, we also agreed to issue 22,500 shares of our common stock to the investors. The notes contain standard and customary events of default.

•	On October 11, 2018, we entered into a Securities Purchase Agreement with a certain institutional investor providing for the issuance of (i) an Original Issue Discount Promissory Note in the principal face amount of $565,000 due December 8, 2018, for a purchase price of $510,000, and (ii) 20,000 shares of common stock to be issued by the Company, subject to approval of the NYSE American.

•	On October 15, 2018, we entered into an At-The-Market Issuance Sales Agreement with Wilson-Davis & Co., Inc. (“WDCO”) to sell shares of our common stock, having an aggregate offering price of up to $25 million from time to time, through an “at the market offering” program (the “WDCO ATM Offering”) under which WDCO acts as sales agent. The offer and sale of the shares through the WDCO ATM Offering was made pursuant to our effective “shelf” registration statement on Form S-3 and an accompanying base prospectus contained therein (Registration Statement No. 333-222132) filed with the SEC on December 18, 2017, amended on January 8, 2018, and declared effective by the SEC on January 11, 2018, and a prospectus supplement related to the WDCO ATM Offering, dated October 15, 2018.

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We expect to continue to incur losses for the foreseeable future and will be required to raise additional capital to continue to support our working capital requirements. We believe that the MLSE purchase order contract of $50 million and revenue generated by Digital Farms will generate meaningful revenue and corresponding cash in 2019. In addition, we have been successful over the last 12 months in raising capital to support our working capital requirements. We anticipate that we will continue to raise capital through public and private equity offerings, debt financings, or other means. If we are unable to secure additional capital, we may be required to curtail our current operations and take additional measures to reduce costs expenses, including reducing our workforce, eliminating outside consultants, ceasing or reducing our due diligence of potential future acquisitions, including the associated legal fees, in order to conserve cash in order to sustain operations and meet our obligations.

Based on the above, these matters raise substantial doubt about the Company’s ability to continue as a going concern.

Critical Accounting Policies

See Note 3, Basis of Presentation and Significant Accounting Policies, to the Company’s consolidated financial statements for the year ended December 31, 2018 included in this Offering Circular.

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DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Our executive officers and directors, and their ages are as follows:

The following table sets forth the positions and offices presently held by each of our current directors and executive officers and their ages:

			Served as a
		Position and Offices	Director and/or
Name	Age	Held with the Company	Officer Since
Milton C. Ault, III(1)	49	Chief Executive Officer, Chairman of the Board and Director	2017
William B. Horne (2)	50	Chief Financial Officer and Director	2016
Amos Kohn	59	President and Director	2003
Robert O. Smith (3) (5)	75	Director	2016
Moti Rosenberg (5)	70	Director	2015
Jeffrey A. Bentz (4) (5)	59	Director	2018
Henry Nisser	50	Executive Vice President and General Counsel	2019

(1)	Effective March 16, 2017, Mr. Ault was appointed to the Board.
(2)

On October 13, 2016, William B. Horne was appointed to the Board. Pursuant to a securities purchase agreement dated September 5, 2016 by and among the Company, Philou Ventures, and Telkoor. Philou Ventures has the right to appoint one member to the Board of Directors.

(3)	On September 22, 2016, Mr. Robert O. Smith was appointed to the board.
(4)	On January 24, 2018, Mr. Jeffrey A. Bentz was appointed to the board.
(5)	Independent Director and Member of the Audit, Compensation and Nominating and Governance Committees.

Each of the directors named above will serve until the next annual meeting of our stockholders or until his respective successor is elected and qualified. Subject to the terms of applicable employment agreements, our executive officers serve at the discretion of our Board.

Mr. Milton C. Ault, III

On March 16, 2017, Mr. Ault was appointed Executive Chairman of the Board and on December 28, 2017, Mr. Ault was appointed Chief Executive Officer. Mr. Ault is a seasoned business professional and entrepreneur that has spent more than twenty-seven years identifying value in various financial markets including equities, fixed income, commodities, and real estate. Mr. Ault founded on February 25, 2016 Alzamend Neuro, Inc., a biotechnology firm dedicated to finding the treatment, prevention and cure for Alzheimer’s Disease and has served as its Chairman since. Mr. Ault has served as Chairman of Ault & Company, a holding company since December 2015, and as Chairman of Avalanche International Corp since September 2014, a “voluntary filer” under the Exchange Act. Since January, 2011, Mr. Ault has been the Vice President of Business Development for MCKEA Holdings, LLC, a family office. Through this position, Mr. Ault has consulted for a few publicly traded and privately held companies, providing each of them the benefit of his diversified experience, that range from development stage to seasoned businesses. He was the President, Chief Executive Officer, Director and Chairman of the Board of Zealous, Inc. from August 2007 until June 4, 2010 and again from February 2011 through May 1, 2011. Mr. Ault was a registered representative at Strome Securities, LP, from July 1998 until December 2005, where he was involved in portfolio management and worked on several activism campaigns including Taco Cabana, Jack In The Box (formerly Foodmaker), and 21st Century Holdings Co. Mr. Ault became majority stockholder of Franklin Capital Corp and was elected to its board of directors in July 2004 and became its Chairman and Chief Executive Officer in October 2004 serving until January 2006, and again from July 2006 to January 2007. In April 2005, the company changed its name to Patient Safety Technologies, Inc. (OTCBB:PSTX, OTCQB:PSTX) (“PST”) and purchased SurgiCount Medical, Inc. Stryker Corporation (NYSE:SYK) acquired PST at the beginning of 2014 in a deal valued at approximately one hundred twenty million dollars ($120,000,000). PST’s wholly owned operating subsidiary, SurgiCount Medical, Inc., is the company that developed the SafetySponge® System; a bar coding technology for inventory control that aims to detect and prevent the incidence of foreign objects left in the body after surgery. We believe that Mr. Ault’s business background demonstrates he has the qualifications to serve as one of our directors and as Chairman.

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Amos Kohn

Mr. Kohn has served as a member of our board of directors since 2003, as our President since 2008. Mr. Kohn also served at our Chief Executive Officer from 2008 to December 2017. From March 2011 until August 2013 and again from July 2017 until January 2018, Mr. Kohn also served as interim Chief Financial Officer. Mr. Kohn has more than 20 years of successful global executive management experience, including multiple C-level roles across private and established publicly-traded companies. Mr. Kohn has successfully managed cross-functional teams, driven corporations to high profitability, built customer loyalty and led businesses through expansion and sustained growth. His areas of expertise include operations, technology innovation, manufacturing, strategic analysis and planning and M&A. Mr. Kohn was Vice President of Business Development at Scopus Video Networks, Inc., a Princeton, New Jersey company that develops and markets digital video networking products (2006-2007); Vice President of Solutions Engineering at ICTV Inc., a leading provider of network-based streaming media technology solutions for digital video and web-driven programming, located in Los Gatos, California (2003-2006); Chief Architect at Liberate Technologies, a leading company in the development of a full range of digital media processing for telecom and cable TV industries, located in San Carlos, California (2000-2003); and Executive Vice President of Engineering and Technology at Golden Channel & Co., the largest cable television multiple-systems operator (MSO) in Israel, where he had executive responsibility for developing and implementing the entire nationwide cable TV system (1989-2000). Mr. Kohn holds a degree in electrical and electronics engineering and is named as an inventor on several United States and international patents. We believe that Mr. Kohn’s extensive executive-level management experience in diversified industries, including, but not limited to, power electronics, telecommunications, cable television, broadcast and wireless, as well as his service as a director on our board since 2003, give him the qualifications and skills to serve as one of our directors.

William B. Horne

Mr. Horne has served as a member of our board of directors since October 2016. On January 25, 2018, Mr. Horne was appointed as our Chief Financial Officer. Prior to his appointment as our Chief Financial Officer, Mr. Horne served as one our independent directors. He has served as the Chief Financial Officer of Targeted Medical Pharma, Inc. (OTCBB: TRGM) since August 2013. Mr. Horne is a director of and Chief Financial Officer to Avalanche International, Corp., a “voluntary filer” under the Exchange Act. Mr. Horne previously held the position of Chief Financial Officer in various companies in the healthcare and high-tech field, including OptimisCorp, from January 2008 to May 2013, a privately held, diversified healthcare technology company located in Los Angeles, California. Mr. Horne served as the Chief Financial Officer of Patient Safety Technologies, Inc. (OTCBB: PSTX), a medical device company located in Irvine, California, from June 2005 to October 2008 and as the interim Chief Executive Officer from January 2007 to April 2008. In his dual role at Patient Safety Technologies, Mr. Horne was directly responsible for structuring the divestiture of non-core assets, capital financings and debt restructuring. Mr. Horne held the position of Managing Member & Chief Financial Officer of Alaska Wireless Communications, LLC, a privately held, advanced cellular communications company, from its inception in May 2002 until November 2007. Mr. Horne was responsible for negotiating the sale of Alaska Wireless to General Communication Inc. (NASDAQ: GNCMA). From November 1996 to December 2001, Mr. Horne held the position of Chief Financial Officer of The Phoenix Partners, a venture capital limited partnership located in Seattle, Washington. Mr. Horne has also held supervisory positions at Price Waterhouse, LLP and has a Bachelor of Arts Magna Cum Laude in Accounting from Seattle University. We believe that Mr. Horne's extensive financial and accounting experience in diversified industries and with companies involving complex transactions give him the qualifications and skills to serve as one of our directors.

Robert O. Smith

Mr. Smith serves as one of our independent directors. Previously, he served as a member of our Board of Directors from November 2010 until May 2015, and served as a member of our Advisory Board from 2002 until 2015. He is currently a C-level executive consultant working with Bay Area high-tech firms on various strategic initiatives in all aspects of their business. From 2004 to 2007, he served on the Board of Directors of Castelle Corporation. From 1990 to 2002, he was our President, Chief Executive Officer and Chairman of the Board. From 1980 to 1990, he held several management positions with Computer Products, Inc., the most recent being President of their Compower/Boschert Division. From 1970 to 1980, he held managerial accounting positions with Ametek/Lamb Electric and with the JM Smucker Company. Mr. Smith received his BBA degree in Accounting from Ohio University. We believe that Mr. Smith’s executive-level experience, including his previous service as our President, Chief Executive Officer and Chairman of the Board, his extensive experience in the accounting industry, and his service on our Board from November 2010 until May 2015, give him the qualifications and skills to serve as one of our directors.

Mordechai Rosenberg

Mr. Rosenberg serves as one of our independent directors. He has served as an independent consultant to various companies in the design and implementation of homeland security systems in Europe and Africa since 2010. From 2004 to 2009, he served as a special consultant to Bullet Plate Ltd., a manufacturer of armor protection systems, and NovIdea Ltd., a manufacturer of perimeter and border security systems. From 2000 to 2003, Mr. Rosenberg was the general manager of ZIV U.P.V.C Products Ltd.'s doors and window factory. Mr. Rosenberg is an active reserve officer and a retired colonel from the Israeli Defense Force (IDF), where he served for 26 years and was involved in the development of weapon systems. In the IDF, Mr. Rosenberg served in various capacities, including platoon, company, battalion and brigade commander, head of the training center for all IDF infantry, and head of the Air Force's Special Forces. Mr. Rosenberg received a B.A in History from the University of Tel Aviv and a Master of Arts in Political Science from the University of Haifa in Israel. We believe that Mr. Rosenberg’s business background give him the qualifications to serve as one of our directors.

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Jeffrey Bentz

Mr. Bentz is an experienced businessman who has served since 1994 as President of North Star Terminal & Stevedore Company, a full-service stevedoring company located in Alaska and whose major areas of business include terminal operations and management, stevedore services, and heavy equipment operations. He also has served as a director and advisor to several private companies and agencies. Mr. Bentz obtained a B.A. in Business and Finance from Western Washington University in 1981. We believe that Mr. Bentz’s executive-level experience, including his operational and financial oversight of companies with multiple profit centers and his extensive experience in the real estate and commercial services industries give him the qualifications and skills to serve as one of our directors.

Henry C. W. Nisser

From October 31, 2011 through April 26, 2019, Mr. Nisser was an associate and subsequently a partner with Sichenzia Ross Ference LLP (“SRF”), a law firm based in New York City. While with SRF, his practice was concentrated in national and international corporate law, with a particular focus on U.S. securities compliance, public as well as private M&A, equity and debt financings and corporate governance. Mr. Nisser drafted and negotiated a variety of agreements related to reorganizations, share and asset purchases, indentures, public and private offerings, tender offers and going private transactions. Mr. Nisser also represented clients’ special committees established to evaluate M&A transactions and advised such committees’ members with respect to their fiduciary duties. Mr. Nisser is fluent in French and Swedish as well as conversant in Italian. Mr. Nisser received his B.A. from Connecticut College in 1992, where he majored in International Relations and Economics. He received his LLB from the University of Buckingham School of Law in 1999.

Corporate Governance

Our Board is currently composed of six members and maintains the following three standing committees: (1) the Audit Committee; (2) the Compensation Committee; and (3) the Nominating and Governance Committee. The membership and the function of each of the committees are described below. Our Board may, from time to time, establish a new committee or dissolve an existing committee depending on the circumstances. Current copies of the charters for the Audit Committee, the Compensation Committee and the Nominating and Governance Committee can be found on our website at https://dpwholdings.com.

Audit Committee

Messrs. Smith, Bentz and Rosenberg currently comprise the Audit Committee of our Board. Our Board has determined that each of the current members of the Audit Committee satisfies the requirements for independence and financial literacy under the standards of the SEC and the NYSE American. Our Board has also determined that Mr. Smith qualifies as an “audit committee financial expert” as defined in SEC regulations and satisfies the financial sophistication requirements set forth in the NYSE American Rules.

The Audit Committee is responsible for, among other things, selecting and hiring our independent auditors, approving the audit and pre-approving any non-audit services to be performed by our independent auditors; reviewing the scope of the annual audit undertaken by our independent auditors and the progress and results of their work; reviewing our financial statements, internal accounting and auditing procedures, and corporate programs to ensure compliance with applicable laws; and reviewing the services performed by our independent auditors to determine if the services rendered are compatible with maintaining the independent auditors’ impartial opinion.

Compensation Committee

Messrs. Smith, Bentz and Rosenberg currently comprise the Compensation Committee of our Board. Our Board has determined that each of the current members of the Compensation Committee meets the requirements for independence under the standards of the NYSE American. Mr. Smith serves as Chairman of the Compensation Committee.

The Compensation Committee is responsible for, among other things, reviewing and approving executive compensation policies and practices; reviewing and approving salaries, bonuses and other benefits paid to our officers, including our Chief Executive Officer and Chief Financial Officer; and administering our stock option plans and other benefit plans.

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Nominating and Governance Committee

Messrs. Smith, Bentz, and Rosenberg currently comprise the Nominating and Governance Committee of our Board. Our Board has determined that each of the current members of the Nominating and Governance Committee meets the requirements for independence under the standards of the NYSE American. Mr. Rosenberg serves as Chairman of the Nominating and Governance Committee.

The Nominating and Governance Committee is responsible for, among other things, assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board; developing and recommending governance principles applicable to our Board; overseeing the evaluation of our Board and management; and recommending potential members for each Board committee to our Board.

The Nominating and Governance Committee considers diversity when identifying Board candidates. In particular, it considers such criteria as a candidate’s broad-based business and professional skills, experiences and global business and social perspective.

In addition, the Committee seeks directors who exhibit personal integrity and a concern for the long-term interests of stockholders, as well as those who have time available to devote to Board activities and to enhancing their knowledge of the power-supply industry. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities.

Involvement in Certain Legal Proceedings

Except as set forth below, to the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director, executive officer, or employee:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

•	or been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

1.	Mr. Ault held series 7, 24, and 63 licenses and managed four domestic hedge funds and one bond fund from 1998 through 2008. On April 26, 2012, as a result from an investigation by FINRA involving activities during 2008, Mr. Ault agreed to a settlement with FINRA in which he did not admit to any liability or violation of any laws or regulatory rules and that included restitution and a suspension from association with a FINRA member firm for a period of 2 years. As part of that settlement, Mr. Ault agreed that before he would reapply for association with FINRA, if at all, he would make restitution to certain investors. Mr. Ault was able to speak with and pay restitution to one of the investors, but no others. As a result, Mr. Ault is neither eligible, nor does he intend, to apply for association with FINRA.

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2.	Mr. Ault was CEO, President and Chairman of Zealous Holdings, Inc. that filed for bankruptcy protection under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) on February 20, 2009, in the U.S. Bankruptcy Court, Central District of California. This Chapter 11 filing was subsequently converted to a Chapter 7 filing by order of the Bankruptcy Court. Zealous Holdings, Inc. was not an entity that was entitled to a discharge under the bankruptcy code. As such Zealous Holdings, Inc. did not receive a discharge. Ultimately, Zealous Holdings, Inc. ceased doing business and was permanently closed.

3.	Mr. Ault filed for bankruptcy protection under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) on December 8, 2009, in the U.S. Bankruptcy Court, Central District of California. This Chapter 13 filing was subsequently converted to a Chapter 7 filing by order of the Bankruptcy Court and months later, the petition being withdrawn and dismissed without prejudice.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Family Relationships

There are no family relationships among our directors and executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC.  Executive officers, directors and ten percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.  Based solely upon our review of Forms 3, 4 and 5 received by us, or written representations from certain reporting persons, we believe that during the during current fiscal year and the year ended December 31, 2018, all such filing requirements applicable to our officers, directors and ten percent stockholders were fulfilled with the following exceptions: During the fiscal year of 2018, Mr. Bentz inadvertently filed one late Form 4 reporting two transactions; Mr. Ault inadvertently filed one late Form 4  reporting an issuance of a warrant by the Company to Ault & Company, Inc., a Delaware corporation; and Mr. Horne inadvertently filed one late Form  4.

Code of Ethics

We have adopted the Code of Ethical Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer, controller or person performing similar functions (collectively, the “Financial Managers”). The Code of Ethical Conduct is designed to deter wrongdoing and to promote honest and ethical conduct and compliance with applicable laws and regulations. The full text of our Code of Ethical Conduct is published on our website at https://dpwholdings.com. We will disclose any substantive amendments to the Code of Ethical Conduct or any waivers, explicit or implicit, from a provision of the Code on our website or in a current report on Form 8-K. Upon request to our President, Amos Kohn, we will provide without charge, a copy of our Code of Ethical Conduct.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth all compensation earned in all capacities during the years ended December 31, 2018 and 2017, by our Chief Executive Officer (the “Named Executive Officer”). Because we are a Smaller Reporting Company, we only have to report information of our Chief Executive Officer as no other officer met the definition of Named Executive Officer within the meaning of the SEC rules.

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SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Milton C. Ault, III	2018	0	0	630,000	253,465	400,000	1,283,465
Chief Executive Officer (3)	2017	0	0	0	461,250	207,500	668,750
William B. Horne	2018	246,436	25,000	2,230,000	940,180	12,857 (2)	3,454,473
Chief Financial Officer (4)	2017	0	0	0	92,250	80,000	172,250
Amos Kohn	2018	350,000	0	0	0	34,887 (2)	384,687
President (5)	2017	300,000	0	0	92,250	33,000 (2)	425,250
Henry Nisser	2018	0	0	0	0	0	0
Executive VP and General Counsel	2017	0	0	0	0	0	0

(1)	The values reported in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value, computed in accordance with Accounting Standards Codification (“ASC”) 718 Share Based Payments, of grants of stock options and stock awards to our named executive officer in the years shown.
(2)	The amounts in “All Other Compensation” consist of health insurance benefits, long-term and short-term disability insurance benefits, and 401K matching amounts.
(3)	Mr. Ault was appointed as our Chief Executive Officer on December 28, 2017. Amounts included in “All Other Compensation” consist of cash fees earned as an independent contractor.
(4)	Mr. Horne was appointed as our Chief Financial Officer on January 25, 2018. Amounts included in “All Other Compensation” consist of cash fees earned as a director.
(5)	Mr. Kohn also served as our Chief Executive Officer until December 28, 2017.

Employment Agreement with Milton C. Ault, III

On June 17, 2018, the Company entered into a ten year executive employment agreement with Milton C. Ault, III, to serve as Chief Executive Officer of the Company.  For his services, Mr. Ault will be paid a base salary of $400,000 per annum (the “Base Salary”).

Pursuant to the terms and subject to the conditions set forth in the agreement, if the Company meets or exceeds criteria adopted by the Company’s compensation committee (the “Compensation Committee”) for earning bonuses which shall be adopted by the Compensation Committee annually, Mr. Ault shall be eligible to receive an annual bonus, which percentage shall be based on achievement of applicable performance goals determined by the Compensation Committee.

Further, Mr. Ault is entitled to receive equity participation as follows: (A) a grant of restricted stock in the aggregate amount of 50,000 shares of common stock, which shares shall vest ratably over 48 months beginning on January 1, 2020, provided, however, that such shares may, in whole or in part, in the discretion of the Compensation Committee, vest immediately upon the filing of an Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”)  that shows that the Company’s revenues for the applicable fiscal year reached or exceeded $100,000,000; notwithstanding the foregoing, before the Company accelerates any such vesting, the Company’s Compensation Committee must prior thereto have obtained the consent of Mr. Ault, which consent may be withheld in his discretion, and (B) an option to purchase 25,000 shares of common stock of the Company at a per share price equal to $16.00, which option will vest over 60 months.

In addition, Mr. Ault shall be eligible to receive a performance-based award (the “CEO Performance Award”), provided that the Company, for any given fiscal year during the term of this agreement, meets the following criteria: (A) an increase in revenue, as calculated under GAAP over the previous fiscal year as reported in the Annual Report on Form 10-K or successor form for such fiscal year; provided that any increase less than thirty-five percent (35%) (the “Revenue Percentage”) shall reduce the CEO Performance Award correspondingly; (B) positive net income, as calculated under GAAP, as reported in the Annual Report on Form 10-K or successor form for such fiscal year, provided that any increase less than five percent (5%) (the “Net Income Percentage”) shall reduce the CEO Performance Award correspondingly; and (C) positive net cash flow from operations on a year-to-year basis, where cash flow is defined as the net amount of cash and cash-equivalents being transferred into and out of the Company. The CEO Performance Award shall consist of a number of shares of the Company’s common stock having a maximum value equal to ten percent (10%) of any appreciation in the Company’s Market Capitalization above the High Water Mark (as such terms are defined in the agreement) as measured by the daily average closing bid price of the Company’s common stock for the applicable fiscal year subject to proration obtained by the product of Revenue Percentage and the Net Income Percentage. If the CEO Performance Award in a fiscal year is less than ten percent (10%) due to a reduction caused by an annual shortfall in either the Revenue Percentage or the Net Income Percentage, the prior year’s targets would be deemed to have been achieved if a corresponding overage in a subsequent fiscal year results in the achievement of the cumulative targets.  The annual and cumulative targets for revenue and net income, which are provided solely for the purpose of establishing cumulative totals, are set forth in the agreement.

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Upon termination of Mr. Ault’s employment (other than upon the expiration of the employment), Mr. Ault shall be entitled to receive: (A) any earned but unpaid base salary through the termination date; (B) all reasonable expenses paid or incurred; and (C) any accrued but unused vacation time.

Further, unless Mr. Ault’s employment is terminated as a result of his death or disability or for cause or he terminates his employment without good reason, then upon the termination or non-renewal of Mr. Ault’s employment, the Company shall pay to Mr. Ault a “Separation Payment” as follows:  (A)  an amount equal to four (4) weeks of base salary for each full year of service and credit for his service commencing from September 22, 2016, (B) should Mr. Ault provide the Company with a separation, waiver and release agreement  within 60 days of termination, then the Company shall: (i) pay his base salary until the last to occur (the “Separation Period”) of (1) the expiration of the remaining portion of the initial term or the then applicable renewal term, as the case may be, but in no event an amount greater than the Base Salary payable should either such period expire within two years, or (2) the 12-month period commencing on the date Mr. Ault is terminated, payable in one lump sum; (ii) provide during the Separation Period the same medical, dental, long-term disability and life insurance; and (iii) pay an amount equal to the product obtained by multiplying (x) the maximum annual bonus as Mr. Ault would have been otherwise entitled to receive by (y) the fraction in which the numerator is the number of calendar months worked including the entire month in which severance occurred and the denominator of which is 12; and (iv) all outstanding options and other equity awards shall immediately vest and become fully exercisable for a period of 24 months.  Finally, upon the occurrence of a change in control, Mr. Ault will be paid an amount equal to the greater of: (i) five times his then current Base Salary or (ii) the Separation Payment amount set forth above, without regard to whether Mr. Ault continues in the employ of the Company or its successor.

Employment agreement with William B. Horne

On January 25, 2018, we entered into a five-year employment agreement with William Horne to serve as Chief Financial Officer and Executive Vice President of the Company and its subsidiaries.  For his services, Mr. Horne will be paid a base salary of $250,000 per annum. Upon signing of the employment agreement, Mr. Horne is entitled to a signing bonus in the amount of $25,000.  In addition, Mr. Horne shall be eligible to receive an annual cash bonus equal to a percentage of his annual base salary based on achievement of applicable performance goals determined by the Company’s compensation committee.

Further, Mr. Horne is entitled to receive equity participation as follows: (i) a grant of restricted stock in the aggregate amount of 50,000 shares of common stock, which shares shall vest in installments of ten thousand (10,000) shares annually over five (5) years beginning on January 1, 2019, provided, however, that such shares may, in whole or in part, in the discretion of the Compensation Committee, vest immediately upon the filing of an Annual Report on Form 10-K with the SEC  that shows that the Company’s revenues for the applicable fiscal year reached or exceeded $100,000,000; notwithstanding the foregoing, before the Company accelerates any such vesting, the Company’s Compensation Committee must prior thereto have obtained the consent of Mr. Horne, which consent may be withheld in his discretion, and (ii) an option to purchase 100,000 shares of common stock of the Company at a per share price equal to $46.40, the closing market price of the shares of common stock on January 24, 2018, which option will vest over 60 months.

Upon termination of Mr. Horne’s employment (other than upon the expiration of the employment), Mr. Horne shall be entitled to receive: (i) any earned but unpaid base salary through the termination date; (ii) all reasonable expenses paid or incurred; and (iii) any accrued but unused vacation time.

Further, unless Mr. Horne’s employment is terminated as a result of his death or disability or for cause or he terminates his employment without good reason, then upon the termination or non-renewal of Mr. Horne’s employment, the Company shall pay to Mr. Horne a “Separation Payment” as follows:  (A)  an amount equal to four weeks of base salary for each full year of service, (B) should Mr. Horne provide the Company with a separation, waiver and release agreement  within 60 days of termination, then the Company shall: (i) pay his base salary until the last to occur (the “Separation Period”) of (1) the expiration of the remaining portion of the initial term or the then applicable renewal term, as the case may be, or (2) the 12-month period commencing on the date Mr. Horne is terminated, payable in one lump sum; (ii) provide during the Separation Period the same medical, dental, long-term disability and life insurance; and (iii) pay an amount equal to the product obtained by multiplying (x) the maximum annual bonus as Mr. Horne would have been otherwise entitled to receive by (y) the fraction in which the numerator is the number of calendar months worked including the entire month in which severance occurred and the denominator of which is 12; and (iv) all outstanding options and other equity awards shall immediately vest and become fully exercisable for a period of 24 months.  Finally, upon the occurrence of a change in control, Mr. Horne will be paid an amount equal to four times his Separation Payment.

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Employment Agreement with Amos Kohn

On November 30, 2016, as amended on February 22, 2017, the Company entered into an employment agreement with Amos Kohn to serve as President and Chief Executive Officer with an effective date of September 22, 2016.

For his services, Mr. Kohn will be paid a salary of $300,000 per annum increasing to $350,000 per annum provided that the Company achieves revenues in the aggregate amount of at least $10,000,000 as determined in accordance with U.S. GAAP for the trailing four calendar quarters.

In addition, Mr. Kohn shall be eligible for an annual cash bonus equal to a percentage of his annual base salary based on achievement of applicable performance goals determined by the Company’s compensation committee after conferring with Mr. Kohn. The target amount of Mr. Kohn’s annual performance bonus shall be 25% to 50% of his then annual base salary but may be greater upon mutual agreement between Mr. Kohn and the compensation committee.

Further, Mr. Kohn is entitled to receive equity participation as follows: (i) ten-year warrants to purchase 15,873 shares of the Company's Common Stock (the “Warrant Grant”) at an exercise price of $0.20 per share subject to vesting quarterly over two years effective January 1, 2017; and (ii) ten-year options to purchase 50,000 shares of the Company’s Common Stock at an exercise price of $13.00 per share. The option to purchase 50,000 shares of Common Stock is subject to the following vesting schedule: (1) options to purchase 25,000 shares of Common Stock shall vest upon the effective date; (2) options to purchase 12,500 shares of Common Stock shall vest ratably over six months beginning with the first month after the effective date; and (3) options to purchase 12,500 shares of common stock shall vest ratably over twelve months beginning with the first month after the effective date. As part of the grant of the options to purchase 50,000 shares, Mr. Kohn forfeited options to purchase 26,750 shares of common stock previously granted to him under the Company’s Incentive Share Option Plans.

In the event that Mr. Kohn is terminated by the Company without cause, or if Mr. Kohn resigns for good reason, Mr. Kohn shall be entitled to (i) all annual salary earned prior to the termination date, any earned but unpaid portion of Mr. Kohn’s annual performance bonus for the year preceding in which such termination occurred and any earned but unpaid paid time off; (ii) an amount equal to 100% of Mr. Kohn’s then in effect annual base salary plus an additional 1/12th of Mr. Kohn’s annual base salary for each year of employment with the Company prior to such termination; (iii) an amount equal to the average of Mr. Kohn’s two prior years’ annual bonuses (with such average not to exceed 50% of Mr. Kohn’s annual base salary in effect at the time of termination) prorated for the portion of the year that executive was employed; (iv) accelerated vesting of all outstanding unvested stock options and other equity arrangements subject to vesting and held by Mr. Kohn through the termination date and the Company’s right to repurchase Mr. Kohn’s restricted stock shall cease; and (v) to the extent required by COBRA, continuation of group health benefits pursuant to the Company's standard programs or in effect at the termination date at Company expense for a period of not less than 18 months.

If Mr. Kohn is terminated without cause, or resigns for good reason within 12 months of a change of control, Mr. Kohn shall be entitled to receive: (i) payment in a lump sum of Mr. Kohn’s annual base salary for 24 months and any accrued, unused paid time-off; (ii) accelerated vesting of all outstanding unvested stock options and other equity arrangements subject to vesting and the Company’s right to repurchase Mr. Kohn restricted stock shall cease; and (iii) to the extent required by COBRA, continuation of group health benefits pursuant to the Company's standard programs or in effect at the termination date at the Company’s expense for a period of not less than 18 months.

Employment Agreement with Henry C. W. Nisser

On April 14, 2019, we entered into a four-year employment agreement with Henry Nisser to serve as General Counsel and Executive Vice President of the Company and its subsidiaries. For his services, Mr. Nisser will be paid a base salary of $200,000 per annum. Upon May 1, 2019, the effective date of the agreement, Mr. Nisser is entitled to a signing bonus in the amount of $50,000, with $25,000 being payable upon the effective date and $25,000 being payable no later than September 1, 2019. In addition, Mr. Nisser shall be eligible to receive an annual cash bonus equal to a percentage of his annual base salary based on achievement of applicable performance goals determined by the Company’s compensation committee, which bonus shall not exceed 300% of the Base Salary.

Mr. Nisser is entitled to receive equity participation as follows: (A) a grant of restricted stock in the aggregate amount of 250,000 shares of common stock, which shares shall vest ratably over 48 months beginning with the first month after the effective date, and (B) an option to purchase 200,000 shares of common stock at a per share exercise price equal to the closing market price on the effective date, which option shall have a term of seven (7) years.

Mr. Nisser’s bonuses, if any, and all stock based compensation shall be subject to “Company Clawback Rights” if during the period that Mr. Nisser is employed by the Company and upon the termination of Mr. Nisser’s employment and for a period of two years thereafter, if there is a restatement of any of the Company’s financial results from which any bonuses and stock based compensation to Mr. Nisser shall have been determined.

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Upon termination of Mr. Nisser’s employment (other than upon the expiration of the employment), Mr. Nisser shall be entitled to receive: (A) any earned but unpaid base salary through the termination date; (B) all reasonable expenses paid or incurred; and (C) any accrued but unused vacation time.

Further, unless Mr. Nisser’s employment is terminated as a result of his death or disability or for cause or he terminates his employment without good reason, then upon the termination or non-renewal of Mr. Nisser’s employment, the Company shall pay to Mr. Nisser a “Separation Payment” as follows: (a) an amount equal to four weeks of base salary for each full year of service, (b) commencing on the date that shall be one (1) year from the effective date, should Mr. Nisser provide the Company with a separation, waiver and release agreement within 30 days of termination, then the Company shall pay to Mr. Nisser the Base Salary (in effect immediately prior to the termination date) an amount equal to the lesser of what Mr. Nisser would have received if the employment period ended after (1) the expiration of the remaining portion of the initial term or the then applicable renewal term, as the case may be, or (2) the 18-month period commencing on the date Executive is terminated, payable in one lump sum; (ii) provide during the separation period the same medical, dental, long-term disability and life insurance; and (iii) pay an amount equal to the product obtained by multiplying (x) the maximum annual bonus as Mr. Nisser would have been otherwise entitled to receive by (y) the fraction in which the numerator is the number of calendar months worked including the entire month in which severance occurred and the denominator of which is 12; and (iv) all outstanding options and other equity awards shall immediately vest and become fully exercisable for a period of 24 months. Finally, upon the occurrence of a change in control, Mr. Nisser will be paid an amount equal to four times his Separation Payment.

Advisory Vote on Executive Compensation

At the annual meeting of stockholders on December 28, 2016, the stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers. In addition, stockholders voted, on an advisory basis, that an advisory vote on executive compensation should be held every three years.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on outstanding equity awards as of December 31, 2018 to the Named Executive Officer.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2018
OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Milton C. Ault III	6,771 (1)	18,229	—	$27.60	11/28/2027
	3,125 (2)	21,875	—	$16.00	6/17/2018
William B. Horne	1,354 (3)	3,646	—	$27.60	11/28/2027
	4,583 (4)	20,417	—	$46.40	1/25/2018
Amos Kohn	50,000 (5)	—	—	$13.00	11/3/2026
	15,873 (6)	—	—	$0.20	11/3/2026
	1,354 (7)	3,646	—	$27.60	11/28/2027
Henry Nisser	—	—	—	—	—

(1)	Represents options to purchase 25,000 shares of the Company's Common Stock at an exercise price of $27.60 per share subject to vesting monthly over four years beginning November 28, 2017 granted to Mr. Ault.

(2)	Represents options to purchase 25,000 shares of the Company's Common Stock at an exercise price of $16.00 per share subject to vesting monthly over four years beginning June 17, 2018 granted to Mr. Ault.

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(3)	Represents options to purchase 5,000 shares of the Company's Common Stock at an exercise price of $27.60 per share subject to vesting monthly over four years beginning November 28, 2017 granted to Mr. Horne.

(4)	Represents options to purchase 25,000 shares of the Company's Common Stock at an exercise price of $46.40 per share subject to vesting monthly over five years beginning January 25, 2018 granted to Mr. Horne.

(5)	On November 3, 2016, Mr. Kohn was granted options to 50,000 shares of Common Stock at $13.00 per share. The options to purchase 50,000 shares of Common Stock are subject to the following vesting schedule: (1) options to purchase 25,000 shares of Common Stock shall vest upon the effective date; (2) options to purchase 12,500 shares of Common Stock shall vest ratably over six months beginning with the first month after the effective date; and (3) options to purchase 12,500 shares of common stock shall vest ratably over twelve months beginning with the first month after the effective date. In connection with the grant of options to purchase 50,000 shares of Common Stock, Mr. Kohn forfeited options to purchase 26,750 shares of common stock previously granted to him under the Company’s 2012 Plan.

(6)	Represents warrants to purchase 15,873 shares of the Company's Common Stock at an exercise price of $0.20 per share subject to vesting quarterly over two years beginning January 1, 2017 granted to Mr. Kohn in connection with his employment agreement.

(7)	Represents options to purchase 5,000 shares of the Company's Common Stock at an exercise price of $27.60 per share subject to vesting monthly over four years beginning November 28, 2017 granted to Mr. Kohn.

Director Compensation

Beginning July 1, 2018, the Company pays each independent director an annual base amount of $35,000 annually, other than Mr. Smith, who will receive a base amount of $45,000 annually due to anticipated additional services to be provided by Mr. Smith as a lead independent director. Additionally, our Board makes recommendations for adjustments to an independent director’s compensation when the level of services provided are significantly above what was anticipated.

The table below sets forth, for each non-employee director, the total amount of compensation related to his or her service during the year ended December 31, 2018:

	Fees earned or	Stock	Option	All other
Name	paid in cash ($)	awards ($)	awards ($)	compensation ($)	Total ($)
Robert O. Smith	37,500	—	117,861 (1)	—	155,361
Kristine Ault (2)	5,000	—	—	—	5,000
Jeffrey A. Bentz (3)	28,264	—	590,708 (4)	—	618,972
Mordechai Rosenberg	27,500	—	147,010 (5)	—	174,510

(1)	On June 17, 2018, Mr. Smith was granted options to purchase 11,625 shares of Common Stock at $16.00 per share. The options shall vest ratably over forty-eight (48) months beginning with the first month after the effective date.

(2)	Ms. Ault resigned from the Board on January 24, 2018.

(3)	Mr. Bentz was appointed as Director on January 24, 2018

(4)	On January 24, 2018, Mr. Bentz was granted options to purchase 13,750 shares of Common Stock at $46.40 per share and on June 17, 2018, Mr. Bentz was granted options to purchase 5,000 shares of Common Stock at $16.00 per share. The options shall vest ratably over forty-eight (48) months beginning with the first month after the effective date.

(5)	On June 17, 2018, Mr. Rosenberg was granted options to purchase 14,500 shares of Common Stock at $16.00 per share. The options shall vest ratably over forty-eight (48) months beginning with the first month after the effective date.

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Stock Option Plans

On December 28, 2018, the stockholder’s approved the 2018 Stock Incentive Plan (the “2018 Stock Incentive Plan”), under which options to acquire up to 500,000 shares of common stock may be granted to the Company's directors, officers, employees and consultants. The 2018 Stock Incentive Plan is in addition to the Company’s (i) 2017 Stock Incentive Plan (the “2017 Plan”), under which options to acquire up to 100,000 shares of common stock may be granted to the Company's directors, officers, employees and consultants, (ii) 2016 Stock Incentive Plan (the “2016 Stock Incentive Plan”), under which options to acquire up to 200,000 shares of common stock may be granted to the Company's directors, officers, employees and consultants, and (ii) 2012 Stock Option Plan, as amended (the “2012 Plan”), which provides for the issuance of a maximum of 68,632 shares of the Company’s common stock to be offered to the Company’s directors, officers, employees, and consultants (collectively the “Plans”).

The purpose of the Plans is to advance the interests of the Company by providing to key employees of the Company and its affiliates, who have substantial responsibility for the direction and management of the Company, as well as certain directors and consultants of the Company, additional incentives to exert their best efforts on behalf of the Company, to increase their proprietary interest in the success of the Company, to reward outstanding performance and to provide a means to attract and retain persons of outstanding ability to the service of the Company.

As of December 31, 2018, options to purchase 173,125 shares of common stock were issued and outstanding, and 507,789 shares are available for future issuance under the Plans.

401(k) Plan

We have adopted a tax-qualified employee savings and retirement plan, or 401(k) plan, which generally covers all of our full-time employees. Pursuant to the 401(k) plan, eligible employees may make voluntary contributions to the plan up to a maximum of 5% of eligible compensation. The 401(k) plan permits, but does not require, matching contributions by the Company on behalf of plan participants. We match contributions at the rate of (1) $1.00 for each $1.00 contributed, up to 3% of the base salary and (2) $0.50 for each $1.00 contributed thereafter, up to 5% of the base salary. We are also permitted under the plan to make discretionary contributions. The 401(k) plan is intended to qualify under Sections 401(k) and 401(a) of the Internal Revenue Code of 1986, as amended. Contributions to such a qualified plan are deductible by the Company when made, and neither the contributions nor the income earned on those contributions is taxable to plan participants until withdrawn. All 401(k) plan contributions are credited to separate accounts maintained in trust.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated below, the following table sets forth certain information regarding beneficial ownership of our common stock as of April 10, 2019 by (1) each of our current directors; (2) each of the named executive officers listed in the Summary Compensation Table located above in the section entitled “Executive Compensation”; (3) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock based upon Schedules 13G or 13D filed with the SEC; and (4) all of our directors and executive officers as a group. As of April 10, 2019, there were 22,692,365 shares of our common stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the Record Date are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated by footnote, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all common stock shown as beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated below, the address of each beneficial owner listed below is c/o DPW Holdings, Inc., 201 Shipyard Way, Newport Beach, California 92663.

Name and address of beneficial owner	Number of shares beneficially owned		Approximate Percent of class
Greater than 5% Beneficial Owners:
Philou Ventures, LLC	314,864	(2)	1.38%
Ault & Company, Inc.	333,882	(3)	1.46%

Directors and executive officers: (1)
Milton Ault, III	347,695	(4)	1.52%
Amos Kohn	79,601	(5)	*
Robert Smith	19,846	(6)	*
William Horne	29,750	(7)	*
Moti Rosenberg	14,385	(8)	*
Jeffrey A. Bentz	6,635	(9)	*
Henry Nisser	0		*
All directors and executive officers as a group (six persons)	497,913		2.19%

*           Less than one percent.

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o DPW Holdings, Inc., 201 Shipyard Way, Newport Beach, CA 92663.

(2)	Includes 125,000 shares of Series B Preferred Stock that are convertible into 89,285 of common stock and warrants to purchase 89,285 shares of common stock that are exercisable within 60 days of the Record Date. Each share of Series B carries the voting power of 0.71 shares of common stock. Philou Ventures’ address is P.O. Box 3587 Tustin, CA 92705.

(3)	Includes shares beneficially owned by Philou Ventures of which Ault & Company, Inc. is the Manager. Also includes options to purchase 3,750 shares of common stock that are exercisable within 60 days of April 10, 2019.
(4)	Includes 314,864 shares beneficially owned by Philou Ventures, 15,268 shares and warrants to purchase 3,750 shares of common stock beneficially owned by Ault & Company, Inc. (“Ault & Company”) that are exercisable within 60 days of the Record Date, which may be deemed beneficially owned by Mr. Ault. Also includes 1,730 shares and options owned by Mr. Ault to purchase 12,083 shares of common stock that are exercisable within 60 days of April 10, 2019. Mr. Ault is the Chief Executive Officer of Ault & Company.

(5)	Includes options to purchase 51,667 shares and warrants to purchase 20,206 shares of common stock exercisable within 60 days of April 10, 2019.

(6)	Includes options and warrants to purchase 17,680 shares of common stock that are exercisable within 60 days of April 10, 2019.

(7)	Includes options to purchase 17,500 shares of common stock that are exercisable within 60 days of April 10, 2019.
(8)	Consists of options to purchase shares of common stock that are exercisable within 60 days of April 10, 2019.
(9)	Includes options to purchase 6,285 shares of common stock that are exercisable within 60 days of April 10, 2019.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The following information sets forth certain related transactions between us and certain of our stockholders or directors. On September 22, 2016, Philou Ventures became our largest stockholder when it acquired all of the common stock of a prior stockholder, Telkoor Telecom, Ltd. Philou Ventures’ Manager is Ault & Company, Inc.; its Chairman and Chief Executive Officer is Milton C. Ault, III, who is our Chief Executive Officer and Chairman of the Board.

Philou Ventures, LLC

On March 9, 2017, we entered into a Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Philou Ventures. Philou Ventures is the Company’s largest single stockholder. Milton C. Ault is the Chief Executive Officer of Ault & Company, the Manager of Philou Ventures. Pursuant to the terms of the Purchase Agreement, Philou Ventures may invest up to $5,000,000 in us through the purchase of Series B Preferred Stock (“Preferred Stock”) over the Term, as specified therein. Each share of Preferred Stock shall be purchased at $10.00 up to a maximum issuance of 500,000 shares of Preferred Stock. Philou Ventures guaranteed to purchase by May 31, 2017, the greater of: (i) 100,000 shares of Preferred Stock or (ii) a sufficient number of shares of Preferred Stock to ensure that we have sufficient stockholders’ equity to meet the minimum continued listing standards of the NYSE American. In addition, for as long as the Preferred Stock is outstanding, Philou Ventures agrees to purchase additional shares of Preferred Stock in a sufficient amount in order us to meet the NYSE American’s minimum stockholders’ equity continued listing requirement subject to the maximum number of 500,000 shares of Preferred Stock (collectively, “Guaranteed Purchases”). In addition, at any time during the Term, Philou Ventures may in its sole and absolute discretion purchase additional shares of Preferred Stock, up to the 500,000 share maximum (“Voluntary Purchases”). All consideration for Voluntary Purchases shall be delivered through a series of varying payments (“Payments”) by Philou Ventures, at its sole and absolute discretion, during the period commencing on the closing date and ending 36 months therefrom (the “Term”). We have the right to request, with 90-day written notice to Philou Ventures, that Guaranteed Purchases be accelerated to meet deadlines for maintaining the minimum stockholders’ equity required by the NYSE American. The Preferred Stock shall not be callable by us for 25 years from the closing date.

In addition, for each share of Preferred Stock purchased by Philou Ventures, Philou Ventures will receive warrants to purchase shares of common stock in a number equal to the stated value of each share of Preferred Stock of $10.00 purchased divided by $0.70 at an exercise price equal to $14.00 per share of common stock

Further, Philou Ventures shall have the right to participate in our future financings under substantially the same terms and conditions as other investors in those respective financings in order to maintain its then percentage ownership interest. Philou Ventures’ right to participate in such financings shall accrue and accumulate provided that it still owns at least 100,000 shares of Preferred Stock.

On December 29, 2016, MCKEA Holdings, LLC (“MCKEA”) lent us $250,000 in the form of a demand note bearing simple interest at 6.0%. MCKEA is the majority member of Philou Ventures, LLC, which is the Company’s controlling stockholder. Kristine L. Ault, a former director and the wife of Milton C. Ault III, Chief Executive Officer and Chairman of the Company’s Board of Directors, is the manager and owner of MCKEA. On March 24, 2017, MCKEA cancelled the $250,000 demand note to purchase 25,000 shares of Preferred Stock and received warrants to purchase 25,510 shares of common stock at $14.00 per share.

On March 20, 2017, Philou arranged for the Company to receive a $250,000 short-term loan. Between May 5, 2017 and June 2, 2017, Philou purchased an additional 75,000 shares of Series B Preferred Stock pursuant to the Preferred Stock Purchase Agreement in consideration of the cancellation of the Company debt due to Philou from the $250,000 short term loan and cash of $500,000. In addition, Philou received warrants to purchase 76,531 shares of common stock at an exercise price of $14.00 per share of common stock. On April 24, 2018, Philou purchased an additional 25,000 shares of Series B Preferred Stock in consideration of the cancellation of short-term advances due to Philou in the aggregate amount of $250,000. In addition, Philou received warrants to purchase 25,510 shares of common stock at an exercise price of $14.00 per share of common stock.

Avalanche International, Corp.

On October 5, 2016, November 30, 2016, and February 22, 2017, the Company entered into three 12% Convertible Promissory Notes with Avalanche (the “AVLP Notes”) in the principal amount of $525,000 each. The AVLP Notes included a 5% original issue discount, resulting in net loans to Avalanche of $1,500,000 and an original issue discount of $75,000. The AVLP notes accrued interest at 12% per annum and were due on or before two years from the origination dates of each note. The Company had the right, at its option, to convert all or any portion of the principal and accrued interest into shares of common stock of Avalanche at approximately $0.74536 per share. Subject to adjustment, the AVLP Notes, inclusive of the original issue discount, were convertible into 2,113,086 shares of the Company’s common stock. During the period from March 29, 2017 to August 16, 2017, the Company funded $1,808,952 in excess of the $1,500,000 net loan amount required pursuant to the terms of the AVLP Notes

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On September 6, 2017, the Company and Avalanche entered into a Loan and Security Agreement (“AVLP Loan Agreement”) with an effective date of August 21, 2017 pursuant to which the Company will provide Avalanche a non-revolving credit facility of up to $5,000,000, inclusive of prior amounts loaned to AVLP, for a period ending on August 21, 2019.

In consideration of entering into the AVLP Loan Agreement, the Company and Avalanche cancelled the AVLP Notes and consolidated the AVLP Notes and prior advances totaling $3,308,952 plus original issue discount of $165,448 and issued a new Convertible Promissory Note in the aggregate principal amount of $3,474,400 (the “New Note”) that is convertible into shares of Avalanche at a conversion price of $0.50 per share. The New Note is due in two years and accrues interest at 12% per annum on the principal amount. Prior interest accrued under the AVLP Notes and advances will continue to be an obligation of Avalanche. The New Note contains standard events of defaults. In addition, concurrent to issuing the New Note, Avalanche issued to the Company a five-year warrant to purchase 6,948,800 shares of Avalanche Common Stock at $0.50 per share. Future advances under the AVLP Loan Agreement, which totaled $649,820 at December 31, 2017, are evidenced by a convertible promissory note containing a conversion price feature of $0.50 per share and warrant with an exercise price of $0.50 per share. Further, under the terms of the AVLP Loan Agreement, any notes issued by Avalanche are secured by the assets of AVLP.

At December 31, 2017, the Company had provided Avalanche with $4,124,220 pursuant to the non-revolving credit facility. The warrants issued in conjunction with the non-revolving credit facility entitles the Company to purchase up to 8,248,440 shares of Avalanche common stock at an exercise price of $0.50 per share for a period of five years. The exercise price of $0.50 is subject to adjustment for customary stock splits, stock dividends, combinations or similar events. The warrants may be exercised for cash or on a cashless basis.

Avalanche is a holding company which on August 22, 2017, pursuant to the terms of a Share Exchange Agreement dated as of March 3, 2017, and as amended on July 13, 2017 and August 21, 2017 (the “Exchange Agreement”) with MTIX and the three (3) stockholders of MTIX (the “Sellers”), Avalanche completed its acquisition of MTIX. Upon the terms and subject to the conditions set forth in the Exchange Agreement, Avalanche acquired MTIX from the Sellers through the transfer of all issued and outstanding ordinary shares of MTIX (the “MTIX Shares”) by the Sellers to Avalanche in exchange (the “Exchange”) for the issuance by Avalanche of: (a) 7% secured convertible promissory notes in the aggregate principal face amount of $9,500,000 to the Sellers in pro rata amounts commensurate with their current respective ownership percentages of MTIX’s ordinary shares, (b) (i) $500,000 in cash, $50,000 of which was paid on October 26, 2016, and (ii) 100,000 shares of Avalanche’s newly designated shares of Class B Convertible Preferred Stock to the principal stockholder of MTIX.

Milton C. Ault, III and William Horne, our Chief Executive Officer and Chief Financial Officer, respectively, and two of our directors are directors of Avalanche. In addition, Philou Ventures is the controlling stockholder of Avalanche as well as our largest single stockholder.

MTIX Limited

MTIX has developed a novel cost effective and environmentally friendly material synthesis technology for textile applications. Designed for global textile manufacturers, the MLSE plasma-laser system uses a combination of plasma and photonic energy to effect material synthesis of a substrate surface. The laser and gasses from the system deliver a dry process to enhance the surface of fabric. During March 2017 the Company was awarded a 3-year, $50 million contract by MTIX to manufacture, install and service the MLSE plasma-laser system. The Company has recognized $923,751 in revenue from MTIX, all of which was reflected as accounts receivable, related party at December 31, 2017.

On December 5, 2017, the Company entered into an exchange agreement with WT Johnson & Sons (Huddersfield) Limited (the “Holder”), pursuant to which the Company issued to the Holder, (a) a convertible promissory note in the principal amount of $600,000 (“Note A”), and (b) a convertible promissory note in the principal amount of $1,667,766 (“Note B”), in exchange for cancellation of (i) an outstanding loan made by the Holder to MTIX in the amount of $265,766; and (ii) cancellation of an aggregate of $2,002,000 owed by MTIX to the Holder pursuant to an Agreement for the Sale and Purchase of a Textile Multi-Laser Enhancement Technology Machine dated as of July 21, 2017 by and between MTIX and the Holder.

Note A is convertible into the Company’s common stock at a conversion price of $1.00 per share, does not bear interest, and matures two years from issuance. Note B is convertible into the Company’s common stock at a conversion price of $0.85 per share, does not bear interest, and matures two years from issuance. However, the Holder shall not have the right to convert any portion of Note B, following receipt by the Holder of an aggregate of $2,267,766 of gross proceeds from the sale of shares of Common Stock issued upon conversion of Note A or Note B.

During December 2017, the Company issued 600,000 shares of its common stock upon the conversion of Note A and the Holder notified the Company that gross proceeds during the month of December 2017 from sales of the 30,000 shares of common stock were sufficient to satisfy the entire $2,267,766 obligation. As a result of entering into the exchange agreement with the Holder, MTIX is obligated to pay the Company $2,668,266, consisting of the amount of the exchange agreement of $2,267,766 and a value added tax of $400,500 from the sale of the Textile Multi-Laser Enhancement Technology Machine.

73

SECURITIES BEING OFFERED

Following is a summary of the terms of the DPW Notes which will be offered on the www.monthlyinterest.com website.

General. We may offer DPW Notes, with a total value of up to $50 million on a continuous basis, under this Offering Circular. We will not issue more than $50 million of securities pursuant to this Offering Circular in any 12-month period.

The DPW Notes will:

•	be priced at $1.00 each;
•	represent a full and unconditional obligation of the Company;
•	bear interest between 5% and 15%, as stated in the applicable DPW Note;
•	have a term of three years and will be callable, redeemable, and prepayable at any time by the Company;
•	not be payment dependent on any underlying small business loan issued on our online lending platform.

Ranking. The DPW Notes will be general unsecured obligations, and will rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the DPW Notes by their terms.

Form and Custody. DPW Notes will be issued by computer-generated program on our website and electronically signed by the Company in favor of the investor. The DPW Notes will be stored by the Company in accordance with its custodial arrangements in place for MPDNs issued to institutional and accredited investors and will remain in the Company’s custody for ease of administration. Except during periodic system maintenance, investors may view their DPW Notes through their online dashboard.

Prepayment. DPW Notes will be callable, redeemable, and prepayable at any time by the Company at par value plus any accrued but unpaid interest.

Conversion or Exchange Rights. We do not expect the DPW Notes to be convertible or exchangeable into any other securities.

Events of Default. The following will be events of default under the DPW Notes:

•         if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•         if we fail to pay the principal, or premium, if any, when due whether by maturity or called for redemption; and

•         if we cease operations, file, or have an involuntary case filed against us, for bankruptcy, are insolvent or make a general assignment in favor of our creditors.

The occurrence of an event of default of DPW Notes may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default may constitute an event of default under certain of our other indebtedness outstanding from time to time.

Governing Law. DPW Notes will be governed and construed in accordance with the laws of the State of Delaware.

No Personal Liability of Directors, Officers, Employees and Stockholders. No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours due to the issuance of any DPW Notes.

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DPW NOTES PLATFORM

DPW Note investors are provided with a DPW Notedirectly from the Company. All DPW Notes earn the designated annual rate and are fully guaranteed by us. These loans are callable at any time by us. That is, we may repurchase the DPW Note from its Holder at the face value of outstanding principal plus the interest accrued through the repurchase date.

DPW notes are held on our platform in electronic form and are not listed on any securities exchange. Selling of DPW Notes to third parties is prohibited unless expressly permitted by us.

Fees

Unlike our institutional and accredited investors, DPW Note investors are not charged a servicing fee for their investments, but may be charged a transaction fee if their method of deposit requires us to incur an expense.

Use of Proceeds

We will use the proceeds of this offering primarily to fund small business loans and investments through DP Lending but also for acquisitions of equity in other companies whether public or private, the repayment of our debts as well as the repurchase of our shares of common stock and general corporate purposes, including the costs of this offering. See “Use of Proceeds.”

Establishing an Account

The first step to being able to purchase DPW Notes under our platform is for you to set up an account on www.monthlyinterest.com. In order to set up a DPW Notes Account, you need to do the following:

•	if you are an individual, you will need to establish a DPW Notes Account through our platform by registering and providing your name, email address, social security number, the type of account and other specified information;

•	if you are an organization, you will establish a DPW Notes Account through our platform by registering and providing the name of the organization, the type of organization, email address, tax identification number, type of account and other specified information; and

•	in either case, you must agree to our terms of use, privacy policy and subscription agreement, which provide for the general terms and conditions of using our platform and purchasing the DPW Notes and other applicable terms and conditions.

As part of these terms and conditions and by registering to purchase DPW Notes, you will be required to certify to us, among other things, that:

•	you will have had the opportunity to download and view this Offering Circular and any amendment thereto through our platform each time you purchase DPW Notes;

•	if you are an individual investor, your purchase order is submitted for and on behalf your account;

•	if you are an organization, your purchase order has been submitted by an officer or agent who is authorized to bind the organization;

•	you are making your own investment decision and understand the risk of investing in the DPW Notes;

•	we are not providing you any investment advice nor are we acting as or registered as a broker, dealer, investment adviser or other fiduciary; and

•	your purchase order and all other consents submitted through our platform are legal, valid and enforceable contracts.

You must agree to receive all notifications required by law or regulation or provided for by our platform electronically at your last electronic address you provided to us.

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After you have successfully registered with our platform, you will receive a confirmation of your successful registration and may view available DPW Note offerings. Please note that you are not obligated to submit a purchase order for any DPW Notes simply because you have registered on our platform.

The DPW Notes may not be a suitable investment for you, even if you qualify to purchase DPW Notes. Moreover, even if you qualify to purchase DPW Notes and place a purchase order, you may not receive an allocation of DPW Notes for a number of reasons.

If you have difficulty opening an account or otherwise using our platform, you may call a number listed on our platform to speak with one of our customer service representatives. Customer service representatives will help you with technical and technology issues related to your use of our platform. However, customer service representatives will not provide you with any investment advice, nor will they provide you with any information as to the DPW Notes, how much to invest in DPW Notes, or the merits of investing or not investing in DPW Notes.

How to Purchase DPW Notes

In order for you to complete a purchase order for DPW Notes, you must first provide funds. We will instruct you on how to do so. You may then submit purchase orders by:

•	selecting DPW Notes that you wish to purchase from our available offerings;

•	reviewing the applicable Offering Circular for DPW Notes;

•	indicating the amount of DPW Notes that you wish to purchase;

•	submitting a purchase order by clicking the confirmation button; and

•	reviewing the purchase order to ensure accuracy, checking the box to confirm accuracy and confirming the purchase order by clicking the confirmation button.

You will not be able to purchase a DPW Note unless you have completed all of the above steps.

Once you submit a purchase order to our platform, your purchase order will constitute an offer to purchase DPW Notes. For purposes of the electronic order process at our platform, the time as maintained on our platform will constitute the official time of a purchase order.

Platform Operation

Although our platform has been subjected to testing to confirm its functionality and ability to handle numerous purchase orders and prospective investors, we cannot predict the response of our platform to any particular issuance of DPW Notes pursuant to this Offering Circular. You should be aware that if a large number of investors try to access our platform at the same time and submit their purchase orders simultaneously, there may be a delay in receiving and/or processing your purchase order. You should also be aware that general communications and internet delays or failures unrelated to our platform, as well as platform capacity limits or failures may prevent purchase orders from being received on a timely basis by our platform. We cannot guarantee you that any of your submitted purchase orders will be received, processed and accepted during the offering process.

Orders are typically processed on the business day following the order. You may not withdraw the amount of your purchase order, unless the listing is withdrawn or cancelled. Once a purchase order is accepted and processed, it is irrevocable.

Prior to submitting a purchase order, you will be required to acknowledge receipt of the offering documents for the DPW Notes that you wish to purchase. In the case of an entity investor, the prospective investor will be required to make representations regarding the authority of the signatory to enter into the agreement and make representations on behalf of the entity.

Currently, the minimum purchase order that you may submit for any particular offering of DPW Notes is $100.00, and there is no maximum purchase order that may be submitted, except for non-accredited investors, whose purchases will be subject to the following limits pursuant to SEC Rule 251(d)(2)(C):

•	natural non-accredited persons may only invest the greater of 10% of their annual income or net worth; and

•	non-natural non-accredited persons may invest up to 10% of the greater of their net assets or revenues for the most recently completed fiscal year.

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PLAN OF DISTRIBUTION

Subscribing for DPW Notes

We are offering up to $50,000,000 in our DPW Notes pursuant to this Offering Circular. DPW Notes being offered hereby will only be offered through www.monthlyinterest.com. This Offering Circular will be furnished to prospective investors via electronic PDF format before or at the time of all written offers and will be available for viewing and download on the www.monthlyinterest.com website, as well as on the SEC’s website at www.sec.gov.

In order to subscribe to purchase DPW Notes, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement and provide funds for its subscription amount in accordance with the instructions provided therein.

State Law Exemption and Offerings to “Qualified Purchasers”

Our DPW Notes are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our DPW Notes offered hereby are offered and sold only to “qualified purchasers” or at a time when our DPW Notes are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our DPW Notes does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Physical Notes Will Not be Issued

We will not issue DPW Notes in physical or paper form. Instead, our DPW Notes will be recorded and maintained on our membership register.

Advertising, Sales and other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering to better understand possible demand for the DPW Notes. These “test-the-waters” materials may include information relating to our Company, this offering, the past performance of our loan transactions, articles and publications concerning small business lending, or public advertisements and audio-visual materials, in each case only as authorized by us. All such materials will contain disclaimers required by, and be disseminated in a fashion permitted by, Regulation A. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our DPW Notes, these materials will not give a complete understanding of this Offering, us or our DPW Notes and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular. Prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in our Notes. To be clear, all investors will be furnished with a copy of a current Offering Circular before or at the time of all written offers.

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LEGAL MATTERS

Certain legal matters regarding the securities being offered by this Offering Circular have been passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

Our audited financial statements as of and for the years ended December 31, 2018 and 2017 have been audited by Marcum, LLP, independent auditors. Such financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This Offering Circular is part of the Offering Statement on Form 1-A that we filed with the SEC under Regulation A promulgated under the Securities Act and does not contain all the information set forth in the Offering Statement. Whenever a reference is made in this Offering Circular to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part hereof or the exhibits to the reports or other documents incorporated by reference in this Offering Circular for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

78

DPW HOLDINGS, INC. AND SUBSIDIARIES

INDEX TO FINANCIAL STATEMENTS

Reports of Independent Registered Public Accounting Firm – Marcum LLP	F-2

Report of Independent Registered Public Accounting Firm – Ziv Haft.	F-3

Consolidated Balance Sheets as of December 31, 2018 and 2017	F-4 - F-5

Consolidated Statements of Operations and Comprehensive Loss for the Years Ended December 31, 2018 and 2017	F-6

Consolidated Statements of Changes in Stockholders' Equity for the Years Ended December 31, 2018 and 2017	F-7 - F-10

Consolidated Statements of Cash Flows for the Years Ended December 31, 2018 and 2017	F-11 - F-13

Notes to Consolidated Financial Statements	F-14 - F-68

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

DPW Holdings, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of DPW Holdings, Inc. and Subsidiaries (the “Company”) as of December 31, 2018 and 2017, the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”).  In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

We did not audit the financial statements of Enertec Systems 2001 Ltd., a wholly-owned subsidiary, which statements reflect total assets and revenues constituting 19 percent and 20 percent, respectively, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Enertec Systems 2001 Ltd., is based solely on the report of the other auditors.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2016.

New York, NY
April 16, 2019

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Management of

ENERTEC SYSTEMS 2001 LTD

Opinion on the Financial Statements

We have audited the accompanying balance sheet of ENERTEC SYSTEMS 2001 LTD ("the company") as of December 31, 2018, the related statements of comprehensive loss, shareholders’ equity, and cash flows for the period from May 22, 2018 ended December 31, 2018, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for each of the period started May 22, 2018 and ended December 31, 2018 in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2012.

/s/ Ziv Haft.
Ziv Haft.
Certified Public Accountants (Isr.)
BDO Member Firm

Tel-Aviv, Israel

April 16, 2019

F-3

DPW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2018	2017
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$902,329	$1,478,147
Marketable securities	178,597	1,834,570
Accounts receivable	1,930,971	1,898,241
Accounts and other receivable, related party	3,887,654	173,751
Accrued revenue	1,353,411	—
Inventories	3,261,126	1,992,865
Prepaid expenses and other current assets	775,981	1,407,104
TOTAL CURRENT ASSETS	12,290,069	8,784,678

Intangible assets	4,359,798	2,898,013
Digital currencies	1,535	—
Goodwill	8,463,070	3,651,984
Property and equipment, net	9,313,299	1,216,847
Investments - related party, net of original issue discount of $2,336,693
and $2,115,710, respectively	5,611,621	2,332,910
Investments in warrants and common stock - related party	3,043,499	7,728,001
Investments in preferred stock of private company	480,000	1,000,000
Investments in real estate	1,969,000	—
Other investments	2,572,230	1,637,672
Other investments, related parties	862,500	915,464
Other assets	459,259	343,325
TOTAL ASSETS	$49,425,880	$30,508,894

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$13,065,838	$4,273,242
Accounts payable and accrued expenses, related party	57,752	69,855
Advances on future receipts	2,085,807	1,962,965
Short term advances	—	2,438,667
Short term advances, related party	73,761	245,000
Revolving credit facility	285,605	387,572
Notes payable	6,388,787	402,234
Notes payable, related party	166,925	133,569
Convertible notes payable	6,742,494	397,878
Other current liabilities	1,868,402	708,391
TOTAL CURRENT LIABILITIES	30,735,371	11,019,373

LONG TERM LIABILITIES
Notes payable	483,659	525,492
Notes payable, related parties	142,059	175,748

TOTAL LIABILITIES	31,361,089	11,720,613

The accompanying notes are an integral part of these consolidated financial statements.

F-4

DPW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (continued)

	December 31,
	2018	2017
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Series A Convertible Preferred Stock, $25.00 stated value per share,	1	—
$0.001 par value – 1,000,000 shares authorized; 1,434 and nil shares issued and outstanding at December 31, 2018 and 2017 (redemption amount and liquidation preference of $35,850 and nil as of December 31, 2018 and 2017)

Series B Convertible Preferred Stock, $10 stated value per share,	125	100
share, $0.001 par value – 500,000 shares authorized; 125,000 and 100,000 shares issued and outstanding at December 31, 2018 and 2017, respectively
(liquidation preference of $1,250,000 and $1,000,000 at December 31, 2018 and
2017, respectively)

Series D Convertible Preferred Stock, $0.01 stated value per	—	379
share, $0.001 par value – 378,776 shares authorized; nil and 378,776 shares issued and outstanding at December 31, 2018 and 2017, respectively (liquidation preference of $3,788 at December 31, 2017)
Preferred Stock, $0.001 par value – 23,121,224 shares authorized; nil shares	—	—
issued and outstanding at December 31, 2018 and 2017

Class A Common Stock, $0.001 par value – 500,000,000 shares authorized;	4,036	1,511
4,036,407 and 1,511,115 shares issued and outstanding at December 31, 2018 and 2017, respectively
Class B Common Stock, $0.001 par value – 25,000,000 shares authorized;	—	—
nil shares issued and outstanding at December 31, 2018 and 2017
Additional paid-in capital	77,643,609	36,916,659
Accumulated deficit	(55,721,115)	(23,414,151)
Accumulated other comprehensive loss	(3,902,523)	4,503,046
TOTAL DPW HOLDINGS STOCKHOLDERS' EQUITY	18,024,132	18,007,544
Non-controlling interest	40,658	780,737
TOTAL STOCKHOLDERS' EQUITY	18,064,790	18,788,281
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$49,425,880	$30,508,894

The accompanying notes are an integral part of these consolidated financial statements.

F-5

DPW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHNSIVE LOSS

	For the Year Ended
	December 31,
	2018	2017

Revenue	$17,762,217	$10,000,749
Revenue, cryptocurrency mining	1,675,549	—
Revenue, related party	3,907,280	173,751
Revenue, restaurant operations	3,462,140	—
Revenue, lending activities	347,033	—
Total revenue	27,154,219	10,174,500
Cost of revenue	21,774,658	6,325,027
Gross profit	5,379,561	3,849,473

Operating expenses
Engineering and product development	1,430,538	1,119,745
Selling and marketing	3,010,790	1,721,050
General and administrative	19,842,378	6,991,723
Impairment loss on intangible assets	700,000	—
Impairment loss on digital currency	1,311	—
Total operating expenses	24,985,017	9,832,518

Loss from operations	(19,605,456)	(5,983,045)
Interest expense	(13,453,344)	(4,990,397)
Loss before income taxes	(33,058,800)	(10,973,442)
Income tax benefit	76,599	78,393
Net loss	(32,982,201)	(10,895,049)
Less: Net loss attributable to
non-controlling interest	748,320	278,818
Net loss attributable to DPW Holdings	(32,233,881)	(10,616,231)
Preferred deemed dividends on Series B
and Series C Preferred Stock	(108,049)	(584,182)
Preferred dividends on Series C Preferred Stock	—	(54,059)
Net loss available to common stockholders	$(32,341,930)	$(11,254,472)

Basic and diluted net loss per common share	$(11.15)	$(18.05)

Basic and diluted weighted average common
shares outstanding	2,899,888	623,583

Comprehensive Loss
Loss available to common stockholders	$(32,341,930)	$(11,254,472)
Other comprehensive income (loss)
Foreign currency translation adjustment	(377,823)	152,078
Net unrealized (loss) gain on securities available-for-sale	(8,027,746)	5,171,743
Other comprehensive income (loss)	(8,405,569)	5,323,821
Total Comprehensive loss	$(40,747,499)	$(5,930,651)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

DPW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

							Accumulated
					Additional		Other		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Comprehensive	Non-Controlling	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Interest	Equity

BALANCES, January 1, 2017	—	$—	383,882	$384	$16,534,243	$(12,159,679)	$(820,775)	$—	$3,554,173
Compensation expense due to stock option
issuances	—		—	—	485,198	—	—	—	485,198
Compensation expense due to warrant
issuances	—		—	—	93,918	—	—	—	93,918
Issuance of common stock and warrants
for cash	—		136,482	136	1,962,549	—	—	—	1,962,685
Issuance of common stock for services	—		108,067	108	1,662,594	—	—	—	1,662,702
Issuance of common stock for conversion
of debt	—		337,990	338	4,036,263	—	—	—	4,036,601
Issuance of common stock upon exercise
of stock options	—		18,073	18	556,999	—	—	—	557,017
Issuance of common stock upon exercise
of warrants	—		177,305	177	2,245,761	—	—	—	2,245,938
Issuance of Series B preferred stock for
cash and warrants	50,000	50	—	—	499,950	—	—	—	500,000
Issuance of Series B preferred stock for
conversion of debt	50,000	50	—	—	499,950	—	—	—	500,000
Issuance of Series C preferred stock for
cash and warrants	433,335	433	—	—	897,607	—	—	—	898,040
Issuance of Series C preferred stock for
conversion of debt	21,667	22	—	—	51,978	—	—	—	52,000
Issuance of common stock for conversion
of Series C preferred stock	(455,002)	(455)	91,000	91	364	—	—	—	—
Issuance of Series D preferred stock and
common stock in acquisition of Microphase	378,776	379	92,122	92	1,450,569	—	—	944,555	2,395,595
Issuance of Series E preferred stock and
common stock in acquisition of Microphase	10,000	10	—	—	—	—	—	—	10

The accompanying notes are an integral part of these consolidated financial statements.

F-7

DPW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

							Accumulated
					Additional		Other		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Comprehensive	Non-Controlling	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Interest	Equity

Issuance of common stock for conversion
of Series E preferred stock	(10,000)	(10)	30,000	30	470,870	—	—	—	470,890
Issuance of common stock in connection
with convertible notes	—		22,500	23	399,488	—	—	—	399,511
Issuance of common stock for domain name	—		2,500	3	30,950	—	—	—	30,953
Issuance of common stock and warrants
in satisfaction of subsidiary debt	—		76,193	76	940,247	—	—	—	940,323
Issuance of common stock for acquisition
of debt due from related party	—		30,000	30	599,970	—	—	—	600,000
Beneficial conversion feature in connection
with convertible notes	—		—	—	786,797	—	—	—	786,797
Fair value of warrants issued in connection with
convertible notes	—		—	—	2,133,822	—	—	—	2,133,822
Fair value of personal guarantees in connection
with debt financings	—		—	—	75,259	—	—	—	75,259
Issuance of common stock for conversion of debt
owed by subsidiary to former stakeholder	—		—	—	—	—	—	115,000	115,000
Issuance of common stock and cash for
exchange fees and other financing costs	—		5,000	5	(82,869)	—	—	—	(82,864)
Comprehensive loss:
Net loss	—		—	—	—	(10,616,231)	—	—	(10,616,231)
Preferred dividends	—		—	—	—	(54,059)	—	—	(54,059)
Preferred deemed dividends	—		—	—	584,182	(584,182)	—	—	—
Net unrealized gain on securities
available-for-sale, net of income taxes	—		—	—	—	—	5,171,743	—	5,171,743
Foreign currency translation adjustments	—		—	—	—	—	152,078	—	152,078
Net loss attributable to non-controlling interest	—		—	—	—	—	—	(278,818)	(278,818)

BALANCES, December 31, 2017	478,776	$479	1,511,115	$1,511	$36,916,659	$(23,414,151)	$4,503,046	$780,737	$18,788,281

The accompanying notes are an integral part of these consolidated financial statements.

F-8

DPW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

							Accumulated
					Additional		Other		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Comprehensive	Non-Controlling	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Interest	Equity
Compensation expense due to stock
option issuances	—		—	—	1,043,908	—	—	—	1,043,908
Compensation expense due to warrant issuances	—		—	—	93,914	—	—	—	93,914
Issuance of common stock and warrants for cash	—		1,640,935	1,641	23,882,829	—	—	—	23,884,470
Issuance of common stock for services	—		184,153	184	3,740,704	—	—	—	3,740,888
Issuance of common stock for conversion
of debt	—		211,225	212	2,445,905	—	—	—	2,446,117
Issuance of common stock for conversion
of short-term advances	—		181,608	182	2,819,402	—	—	—	2,819,584
Issuance of common stock upon exercise
of stock options	—		3,000	3	97,797	—	—	—	97,800
Issuance of common stock upon exercise
of warrants	—		107,282	107	867,059	—	—	—	867,166
Issuance of Series A preferred stock for cash	1,434	1	—	—	35,849	—	—	—	35,849
Issuance of Series B preferred stock for
conversion of short-term advances	25,000	25	—	—	249,975	—	—	—	250,000
Issuance of common stock for conversion
of Series E preferred stock	(378,776)	(379)	37,878	38	341	—	—	—	—
Issuance of common stock in connection
with convertible notes	—		136,961	136	1,540,972	—	—	—	1,541,108
Repurchase of common stock	—		(2,750)	(3)	(57,745)	—	—	—	(57,748)
Beneficial conversion feature in connection
with convertible notes	—		—	—	2,555,952	—	—	—	2,555,952
Fair value of warrants issued in connection
with convertible notes	—		—	—	3,408,665	—	—	—	3,408,665

The accompanying notes are an integral part of these consolidated financial statements.

F-9

DPW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

							Accumulated
					Additional		Other		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Comprehensive	Non-Controlling	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Interest	Equity
Cash for exchange fees and other financing costs	—		25,000	25	(2,107,607)	—	—	—	(2,107,582)
Non-controlling interest from acquisition of I. AM	—		—	—	981	—	—	33,241	34,222
Non-controlling interest from Microphase	—		—	—	—	—	—	(25,000)	(25,000)
Comprehensive loss:
Net loss	—		—	—	—	(32,233,881)	—	—	(32,233,881)
Preferred deemed dividends	—		—	—	108,049	(108,049)	—	—	—
Net unrealized loss on securities
available-for-sale, net of income taxes	—		—	—	—	—	(8,027,746)	—	(8,027,746)
Foreign currency translation adjustments	—		—	—	—	34,966	(377,823)	—	(342,857)
Net loss attributable to non-controlling interest	—		—	—	—	—	—	(748,320)	(748,320)

BALANCES, December 31, 2018	126,434	$126	4,036,407	$4,036	$77,643,609	$(55,721,115)	$(3,902,523)	$40,658	$18,028,941

The above Consolidated Statements of Stockholders’ Equity reflects a 1 for 20 reverse stock split effective March 14, 2019, see Note 1 for further information.

The accompanying notes are an integral part of these consolidated financial statements.

F-10

DPW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2018	2017

Cash flows from operating activities:
Net loss	$(32,982,201)	$(10,895,049)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,447,249	193,671
Amortization	459,656	60,335
Interest expense – debt discount	11,191,055	4,688,630
Impairment of intangible assets	700,000	—
Accretion of original issue discount on notes receivable – related party	(2,004,358)	(453,346)
Accretion of original issue discount on notes receivable	(175,921)	—
Interest expense on conversion of promissory notes to common stock	—	13,333
Deferred taxes	—	(225,488)
Provision for bad debts	—	(32,729)
Stock-based compensation	4,719,266	1,831,435
Realized losses on sale of digital currencies	127,602	—
Realized losses on sale of marketable securities	175,405	—
Unrealized losses on trading securities	77,133	—
Changes in operating assets and liabilities:
Accounts receivable	2,754,631	285,146
Accounts receivable, related party	(3,713,903)	(173,751)
Accrued revenue	(1,353,411)	—
Digital currencies	(1,633,630)	—
Inventories	13,137	100,156
Prepaid expenses and other current assets	1,210,933	(763,559)
Other investments, related party	—	(335,040)
Other assets	(232,442)	(70,846)
Accounts payable and accrued expenses	6,850,263	1,515,870
Accounts payable, related parties	(12,103)	69,855
Other current liabilities	959,235	74,813

Net cash used in operating activities	(10,422,404)	(4,116,564)

Cash flows from investing activities:
Purchase of property and equipment	(8,919,532)	(402,779)
Proceeds from sale of property and equipment	—	16,595
Loss on dispositon of asset	22,172	—
Purchase of intangible asset	(3,025)	(50,000)
Purchase of Power Plus	—	(377,661)
Purchase of Enertec	(4,936,562)	—
Cash received on acquisitions	293,041	110,982
Investments – related party	(1,244,353)	(3,200,554)
Related party investment in real property	(1,969,000)	—
Investment in real property	—	(300,000)
Investments in warrants and common stock - related party	(2,672,510)	—
Investments in marketable securities	(858,458)	(1,485,652)
Sales of marketable securities	2,188,292	63,606
Sales of digital currencies	64,587	—
Investments - others	(25,000)	—
Loans to third party	—	—
Loans to related parties	—	(44,000)
Proceeds from loans to related parties	12,520	35,000
Investments in debt and equity securities	(2,571,100)	(3,039,500)

Net cash used in investing activities	$(20,618,928)	$(8,673,963)

The accompanying notes are an integral part of these consolidated financial statements.

F-11

DPW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

	For the Years Ended December 31,
	2018	2017

Cash flows from financing activities:
Gross proceeds from sales of common stock and warrants	$23,884,470	$2,035,147
Repurchase of common stock	(57,747)	—
Proceeds from issuance of Series A Convertible Preferred Stock	33,699	—
Proceeds from issuance of Series B and C Convertible Preferred Stock	—	1,540,000
Financing cost in connection with sales of equity securities	(2,107,582)	(297,341)
Proceeds from stock option exercises	97,800	557,360
Proceeds from warrant exercises	867,166	2,245,938
Proceeds from convertible notes payable	11,550,000	2,918,200
Proceeds from notes payable – related party	—	350,000
Proceeds from notes payable	12,994,999	857,000
Proceeds from short-term advances – related party	136,761	—
Proceeds from short-term advances	762,000	2,439,000
Payments on short-term advances	(646,500)	—
Payments on notes payable – related party	(333)	—
Payments on short-term advances – related party	(13,000)	245,000
Payments on notes payable	(12,133,140)	(190,000)
Payments on convertible notes payable	(2,362,281)	(157,000)
Proceeds from advances on future receipts	3,350,277	2,889,175
Payments on advances on future receipts	(5,505,079)	(1,526,125)
Payments of preferred dividends	—	(35,494)
Financing cost in connection with sales of debt securities	—	(122,650)
Payments on revolving credit facilities, net	(313,822)	(524,710)

Net cash provided by financing activities	30,537,688	13,223,500

Effect of exchange rate changes on cash and cash equivalents	(72,174)	49,000

Net increase (decrease) in cash and cash equivalents	(575,818)	481,973

Cash and cash equivalents at beginning of period	1,478,147	996,174

Cash and cash equivalents at end of period	$902,329	$1,478,147

The accompanying notes are an integral part of these consolidated financial statements.

F-12

DPW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

	For the Years Ended December 31,
	2018	2017

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$760,208	$271,129

Non-cash investing and financing activities:
Cancellation of convertible note payable into shares of common stock	$2,446,116	$2,497,721
Cancellation of convertible note payable, related party into shares of common stock	$-	$530,000
Cancellation of short term advances into shares of common stock	$2,554,167	$—
Cancellation of short term advances, related party into shares of common stock	$45,000	$—
Cancellation of short term advances, related party into shares of Series B Preferrred Stock	$250,000	$—
Payment of debt with digital currency	$739,967	$—
Purchase of assets with digital currency	$250,460	$—
Payment of accounts payable with digital currency	$449,479	$—
Issuance of common stock for prepaid services	$50,000	$—
Cancellation of notes payable – related party into shares of
common stock	$—	$369,334
Cancellation of notes payable into shares of common stock	$—	$2,204,365
Cancellation of note payable – related party into series B
convertible preferred stock	$—	$500,000
Issuance of common stock for domain name	$—	$31,000
Issuance of common stock for prepaid services	$—	$410,000

In connection with the Company's acquisition of Microphase Corporation, equity instruments were issued and liabilities assumed during 2017 as follows:

Fair value of assets acquired	$7,907,744
Equity instruments issued	(1,451,040)
Non-controlling interest	(945,555)
Liabilities assumed	$5,511,149

The accompanying notes are an integral part of these consolidated financial statements.

F-13

1. DESCRIPTION OF BUSINESS

DPW Holdings, Inc., a Delaware corporation (“DPW” or the “Company”), formerly known as Digital Power Corporation, was incorporated in September 2017. The Company is a diversified holding company owning subsidiaries engaged in the following operating businesses: commercial and defense solutions, commercial lending, cryptocurrency blockchain mining, advanced textile technology and restaurant operations. The Company’s wholly-owned subsidiaries are Coolisys Technologies, Inc. (“Coolisys”), Digital Power Limited (“DP Limited”), Enertec Systems 2001 Ltd (“Enertec”), Power-Plus Technical Distributors, LLC (“Power-Plus”), Digital Power Lending, LLC (“DP Lending”) and Digital Farms, Inc. (“Digital Farms”), formerly known as Super Crypto Mining, Inc. The Company also has controlling interests in Microphase Corporation (“Microphase”) and I. AM, Inc. (“I.AM”). The Company has five reportable segments – North America with operations conducted by Microphase, Coolisys, Power-Plus and DP Lending, Europe with operations through DP Limited, Middle East with operations through Enertec, digital currency blockchain mining through Digital Farms and restaurant operations through I.AM.

On March 14, 2019, pursuant to the authorization provided by the Company’s stockholders at a Special Meeting of Stockholders, the Company’s Board of Directors approved the Certificate of Incorporation Amendment (the “COI Amendment”) to effectuate a reverse stock split of the Common Stock affecting both the authorized and issued and outstanding number of such shares by a ratio of one-for-twenty (the “Reverse Stock Split”).

2. LIQUIDITY, GOING CONCERN AND MANAGEMENT’S PLANS

The accompanying consolidated financial statements have been prepared on the basis that the Company will continue as a going concern. As of December 31, 2018, the Company had cash and cash equivalents of $902,329, an accumulated deficit of $55,721,115 and a negative working capital of $18,445,302. The Company has incurred recurring losses and reported losses for the years ended December 31, 2018 and 2017, totaled $32,233,881 and $10,616,231, respectively. In the past, the Company has financed its operations principally through issuances of convertible debt, promissory notes and equity securities. During 2018, the Company continued to successfully obtain additional equity and debt financing and in restructuring existing debt.

The Company expects to continue to incur losses for the foreseeable future and needs to raise additional capital to continue its business development initiatives and to support its working capital requirements. In March 2017, the Company was awarded a 3-year, $50 million purchase order by MTIX Ltd. (“MTIX”) to manufacture, install and service the Multiplex Laser Surface Enhancement (“MLSE”) plasma-laser system. Currently, the Company has subcontracted out a significant amount of these services to third parties. Management believes that the MLSE purchase order will be a source of revenue and generate significant cash flows for the Company. Additionally, on April 2, 2019, the Company received gross proceeds of approximately $7 million in a public offering of its securities (See Note 28). Management believes that the Company has access to capital resources through potential public or private issuances of debt or equity securities. However, if the Company is unable to raise additional capital, it may be required to curtail operations and take additional measures to reduce costs, including reducing its workforce, eliminating outside consultants and reducing legal fees to conserve its cash in amounts sufficient to sustain operations and meet its obligations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

3. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of DPW and its wholly-owned subsidiaries, Coolisys, DP Limited, Power-Plus, Enertec, DP Lending and Digital Farms and its majority-owned subsidiaries, Microphase and I.AM. All significant intercompany accounts and transactions have been eliminated in consolidation.

F-14

Accounting Estimates

The preparation of financial statements, in conformity with U.S. GAAP, requires management to make estimates, judgments and assumptions. The Company's management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Key estimates include acquisition accounting, fair value of certain financial instruments, reserve for trade receivables and inventories, carrying amounts of investments, fair value of digital currencies, accruals of certain liabilities including product warranties, useful lives and depreciation, and deferred income taxes and related valuation allowance.

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

•	Step 1: Identify the contract with the customer,
•	Step 2: Identify the performance obligations in the contract,
•	Step 3: Determine the transaction price,
•	Step 4: Allocate the transaction price to the performance obligations in the contract, and
•	Step 5: Recognize revenue when the company satisfies a performance obligation.

The Company’s disaggregated revenues consist of the following for the year ended December 31, 2018:

	Year ended December 31, 2018
				Digital
	DPC	DPL	Enertec	Farms	I.AM	Total

Primary Geographical
Markets
North America	$13,875,883	$11,804	$—	$1,675,549	$3,462,140	$19,025,376
Europe	159,350	1,656,516	—	—	—	1,815,866
Middle East	—	—	5,226,075	—	—	5,226,075
Other	718,692	368,210	—	—	—	1,086,902
	$14,753,925	$2,036,530	$5,226,075	$1,675,549	$3,462,140	$27,154,219

Major Goods
RF/Microwave Filters	$3,331,575	$—	$—	$—	$—	$3,331,575
Detector logarithmic
video amplifiers	1,338,912	—	—	—	—	1,338,912
Power Supply Units	5,829,125	—	—	—	—	5,829,125
Power Supply Systems	—	2,036,530	—	—	—	2,036,530
Healthcare diagnostic systems	—	—	1,715,512	—	—	1,715,512
Defense systems	—	—	3,510,563	—	—	3,510,563
Digital Currency Mining	—	—	—	1,675,549	—	1,675,549
Restaurant operations	—	—	—	—	3,462,140	3,462,140
Lending activities	347,033	—	—	—	—	347,033
MLSE Systems	3,907,280	—	—	—	—	3,907,280
	$14,753,925	$2,036,530	$5,226,075	$1,675,549	$3,462,140	$27,154,219

Timing of Revenue
Recognition
Goods transferred at a
a point in time	$10,846,645	$1,411,798	$—	$1,675,549	$3,462,140	$17,396,132
Services transferred over time	3,907,280	624,732	5,226,075	—	—	9,758,087
	$14,753,925	$2,036,530	$5,226,075	$1,675,549	$3,462,140	$27,154,219

F-15

Sales of Products

The Company generates revenues from the sale of its products through a direct and indirect sales force. The Company’s performance obligations to deliver products are satisfied at the point in time when products are received by the customer, which is when the customer has title and the significant risks and rewards of ownership. The Company provides standard assurance warranties, which are not separately priced, that the products function as intended. The Company primarily receives fixed consideration for sales of product. Some of the Company’s contracts with distributors include stock rotation rights after six months for slow moving inventory, which represents variable consideration. The Company uses an expected value method to estimate variable consideration and constrains revenue for estimated stock rotations until it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur. To date, returns have been insignificant. The Company’s customers generally pay within 30 days from the receipt of a valid invoice.

Because the Company’s product sales agreements have an expected duration of one year or less, the Company has elected to adopt the practical expedient in ASC 606-10-50-14(a) of not disclosing information about its remaining performance obligations.

Manufacturing Services

The Company provides manufacturing services in exchange primarily for fixed fees, however, the initial two MLSE units are subject to variable pricing under the $50 million purchase order from MTIX. Under the terms of the MLSE purchase order, the Company shall be entitled to cost plus $100,000 for the manufacture of the first two MLSE units. The Company has determined that the costs of manufacturing the MLSE units will decline over time due to the effects of a learning curve which will result in a great amount of revenue being recognized for these initial two MLSE units.

For manufacturing services, which include revenues generated by Enertec and in certain instances revenues generated by DPL, the Company’s performance obligation for manufacturing services is satisfied over time as the Company creates or enhances an asset that the customer controls as the asset is created or enhanced. Generally, the Company recognizes revenue based upon proportional performance over time using a cost to cost method which measures progress based on the costs incurred to total expected costs in satisfying its performance obligation. This method provides a depiction of the progress in providing the manufacturing service because there is a direct relationship between the costs incurred by the Company and the transfer of the manufacturing service to the customer. Manufacturing services that are recognized based upon the proportional performance method are included in the above table as services transferred over time and to the extent the customer has not been invoiced for these revenues, as accrued revenue in the accompanying consolidated balance sheets. Revisions to the Company’s estimates may result in increases or decreases to revenues and income and are reflected in the consolidated financial statements in the periods in which they are first identified.

The Company has elected the practical expedient to not adjust the promised amount of consideration for the effects of a significant financing component to the extent that the period between when the Company transfers its promised good or service to the customer and when the customer pays is one year or less.

The aggregate amount of the transaction price allocated to the performance obligation that is partially unsatisfied as of December 31, 2018 for the MLSE units was approximately $48 million. The Company expects to recognize the remaining revenue related to the partially unsatisfied performance obligation over the next two and a half years. The Company will be paid in installments for this performance obligation over the next two and a half years.

Blockchain Mining

The Company derives its revenue by providing transaction verification services within the digital currency networks of cryptocurrencies, such as Bitcoin, Bitcoin Cash and Litecoin. The Company satisfies its performance obligation at the point in time that which the Company is awarded a unit of digital currency through its participation in the applicable network and network participants benefit from the Company’s verification service. In consideration for these services, the Company receives digital currencies which are recorded as revenue, using the closing U. S. dollar price of the related cryptocurrency on the date of receipt. Expenses associated with running the cryptocurrency mining business, such as equipment deprecation and electricity cost are recorded as a component of cost of revenues.

Restaurant Operations

The Company records revenue from restaurant sales at the time of sale, net of discounts, coupons, employee meals and complimentary meals and gift cards. Restaurant cost of sales primarily includes the cost of good, beverages, and merchandise and disposable paper and plastic goods used in preparing and selling the Company’s menu items, and exclude depreciation and amortization. Vendor allowances received in connection with the purchase of a vendor’s products are recognized as a reduction of the related food and beverage costs as earned.

Foreign Currency Translation

A substantial portion of the Company’s revenues are generated in U.S. dollars (“U.S. dollar”). In addition, a substantial portion of the Company’s costs are incurred in U.S. dollars. Company management has determined that the U.S. dollar is the functional currency of the primary economic environment in which it operates.

F-16

Accordingly, monetary accounts maintained in currencies other than the U.S. dollar are re-measured into U.S. dollars in accordance with Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) No. 830, Foreign Currency Matters (“ASC No. 830”). All transaction gains and losses from the re-measurement of monetary balance sheet items are reflected in the statements of operations as financial income or expenses as appropriate.

The financial statements of DPL and Enertec, whose functional currencies have been determined to be their local currencies, the British Pound (“GBP”) and the Israeli Shekel (“ILS”), have been translated into U.S. dollars in accordance with ASC No. 830.  All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Statement of operations amounts have been translated using the average exchange rate in effect for the reporting period. The resulting translation adjustments are reported as other comprehensive income (loss) in the consolidated statement of comprehensive income (loss) and accumulated comprehensive income (loss) in statement of changes in stockholders' equity (deficit).

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents. The Company’s cash is maintained in checking accounts, money market funds and certificates of deposits with reputable financial institutions. These balances may, at times, exceed the U.S. Federal Deposit Insurance Corporation insurance limits. The Company has cash and cash equivalents of $409,945 and $292,153 at December 31, 2018 and 2017, respectively, in the United Kingdom (“U.K”) and $60,040 and nil, respectively, in Israel. The Company has not experienced any losses on deposits of cash and cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

The Company’s receivables are recorded when billed and represent claims against third parties that will be settled in cash. The carrying amount of the Company’s receivables, net of the allowance for doubtful accounts, represents their estimated net realizable value. The Company individually reviews all accounts receivable balances and based upon an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. The Company estimates the allowance for doubtful accounts based on historical collection trends, age of outstanding receivables and existing economic conditions. If events or changes in circumstances indicate that a specific receivable balance may be impaired, further consideration is given to the collectability of those balances and the allowance is adjusted accordingly. A customer’s receivable balance is considered past-due based on its contractual terms. Past-due receivable balances are written-off when the Company’s internal collection efforts have been unsuccessful in collecting the amount due. Based on an assessment as of December 31, 2018 and 2017, of the collectability of invoices, accounts receivable are presented net of an allowance for doubtful accounts of $5,000 and $5,000, respectively.

Inventories

Inventories are stated at the lower of cost or net realizable value. Inventory write-offs are provided to cover risks arising from slow-moving items or technological obsolescence.

Cost of inventories is determined as follows:

Raw materials, parts and supplies - using the “first-in, first-out” method.

Work-in-progress and finished products - on the basis of direct manufacturing costs with the addition of indirect manufacturing costs.

The Company periodically assesses its inventories valuation in respect of obsolete and slow-moving items by reviewing revenue forecasts and technological obsolescence. When inventories on hand exceed the foreseeable demand or become obsolete, the value of excess inventory, which at the time of the review was not expected to be sold, is written off.

During the years ended December 31, 2018 and 2017, the Company did not record inventory write-offs within the cost of revenue.

F-17

Property and Equipment, Net

Property and equipment as well as an intangible asset are stated at cost, net of accumulated depreciation and amortization. Repairs and maintenance costs are expensed as incurred. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets, at the following annual rates:

Useful lives (in years)

Computer, software and related equipment	3 - 5
Office furniture and equipment	5 - 10
Leasehold improvements	Over the term of the lease or the life of the asset, whichever is shorter.

Goodwill

The Company evaluates its goodwill for impairment in accordance with ASC 350, Intangibles – Goodwill and Other. Goodwill is recorded when the purchase price paid for an acquisition exceeds the estimated fair value of the net identified tangible and intangible assets acquired.

The Company tests the recorded amount of goodwill for impairment on an annual basis on December 31 of each fiscal year or more frequently if there are indicators that the carrying amount of the goodwill exceeds its carried value. At December 31, 2018, the Company had five reporting units. The Company performed a qualitative assessment and concluded that no impairment existed as of December 31, 2018.

Intangible Assets

The Company acquired amortizable intangibles assets as part of three asset purchase agreements consisting of customer lists and non-compete agreements. The Company also has the trade names and trademarks associated with the acquisitions of Microphase and I.AM which were determined to have an indefinite life. The Company’s intangible assets, net also include definite lived intangible assets, which are being amortized on a straight-line basis over their estimated useful lives as follows:

Useful lives (in years)
Customer list	5 - 14
Non-competition agreements	3
Domain name and other intangible assets	3

The Company reviews intangible assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets might not be recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends, and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset to its carrying value. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset are less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset over its fair value, determined based on discounted cash flows. No impairments were recorded on intangible assets as no impairment indicators were noted for the periods presented in these consolidated financial statements.

Long-Lived Assets

The long-lived assets of the Company are reviewed for impairment in accordance with ASC No. 360, Property, Plant, and Equipment, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. As of December 31, 2018 and 2017, no impairment charges were necessary.

F-18

Warranty

The Company offers a warranty period for all its manufactured products. Warranty periods range from one to two years depending on the product. The Company estimates the costs that may be incurred under its warranty and records a liability in the amount of such costs at the time product revenue is recognized. Factors that affect the Company's warranty liability include the number of units sold, historical rates of warranty claims and cost per claim. The Company periodically assesses the adequacy of its recorded warranty liability and adjusts the amounts as necessary. As of December 31, 2018 and 2017, the Company’s accrued warranty liability was $86,495.

Income Taxes

The Company determines its income taxes under the asset and liability method in accordance with FASB ASC No. 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company accounts for uncertain tax positions in accordance with ASC No. 740-10-25. ASC No. 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC No. 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. To the extent that the final tax outcome of these matters is different than the amount recorded, such differences impact income tax expense in the period in which such determination is made. Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense. ASC No. 740-10-25 also requires management to evaluate tax positions taken by the Company and recognize a liability if the Company has taken uncertain tax positions that more likely than not would not be sustained upon examination by applicable taxing authorities. Management of the Company has evaluated tax positions taken by the Company and has concluded that as of December 31, 2018 and 2017, there are no uncertain tax positions taken, or expected to be taken, that would require recognition of a liability that would require disclosure in the financial statements. The Company has not yet filed its 2016 or 2017 tax returns.

Common Stock Purchase Warrants and Other Derivative Financial Instruments

The Company classifies common stock purchase warrants and other free standing derivative financial instruments as equity if the contracts (i) require physical settlement or net-share settlement or (ii) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (iii) contain reset provisions as either an asset or a liability. The Company assesses classification of its freestanding derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required. The Company determined that certain freestanding derivatives, which principally consist of issuance of warrants to purchase shares of common stock in connection with convertible notes and to employees of the Company, satisfy the criteria for classification as equity instruments as these warrants do not contain cash settlement features or variable settlement provision that cause them to not be indexed to the Company’s own stock.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC No. 718, Compensation – Stock Compensation (“ASC No. 718”). Under ASC No. 718, compensation expense related to stock-based payments is recorded over the requisite service period based on the grant date fair value of the awards. Compensation previously recorded for unvested stock options that are forfeited is reversed upon forfeiture. The Company uses the Black-Scholes option pricing model for determining the estimated fair value for stock-based awards. The Black-Scholes model requires the use of assumptions which determine the fair value of stock-based awards, including the option’s expected term and the price volatility of the underlying stock.

F-19

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of ASC No. 505-50, Equity Based Payments to Non-Employees. Accordingly, the measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

Convertible Instruments

The Company accounts for hybrid contracts that feature conversion options in accordance with ASC No. 815, Derivatives and Hedging Activities (“ASC No. 815”). ASC No. 815 requires companies to bifurcate conversion options from their host instruments and account for them as freestanding derivative financial instruments according to certain criteria. The criteria includes circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

Conversion options that contain variable settlement features such as provisions to adjust the conversion price upon subsequent issuances of equity or equity linked securities at exercise prices more favorable than that featured in the hybrid contract generally result in their bifurcation from the host instrument.

The Company accounts for convertible instruments, when the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, in accordance with ASC No. 470-20, Debt with Conversion and Other Options (“ASC No. 470-20”). Under ASC No. 470-20 the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. The Company accounts for convertible instruments (when the Company has determined that the embedded conversion options should be bifurcated from their host instruments) in accordance with ASC No. 815.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables.

Cash and cash equivalents are invested in banks in the U.S., UK and Israel. Such deposits in the United States may be in excess of insured limits and are not insured in other jurisdictions.

Trade receivables of the Company and its subsidiaries are mainly derived from sales to customers located primarily in the U.S., Europe and Israel. The Company performs ongoing credit evaluations of its customers and to date has not experienced any material losses. An allowance for doubtful accounts is determined with respect to those amounts that the Company and its subsidiaries have determined to be doubtful of collection.

Comprehensive Income (Loss)

The Company reports comprehensive loss in accordance with ASC No. 220, Comprehensive Income. This statement establishes standards for the reporting and presentation of comprehensive loss and its components in a full set of general purpose financial statements. Comprehensive loss generally represents all changes in equity during the period except those resulting from investments by, or distributions to, stockholders. The Company determined that its items of other comprehensive loss relate to changes in foreign currency translation adjustments, unrealized gains on its marketable securities and unrealized gains and losses in its warrants and common stock in AVLP, a related party.

Fair value of Financial Instruments

In accordance with ASC No. 820, Fair Value Measurements and Disclosures, fair value is defined as the exit price, or the amount that would be received for the sale of an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date.

F-20

The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or model-derived valuations. All significant inputs used in our valuations are observable or can be derived principally from or corroborated with observable market data for substantially the full term of the assets or liabilities. Level 2 inputs also include quoted prices that were adjusted for security-specific restrictions which are compared to output from internally developed models such as a discounted cash flow models.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of financial instruments carried at cost, including cash and cash equivalents, accounts receivables and accounts and other receivable – related party, investments, notes receivable, trade payables and trade payables – related party approximate their fair value due to the short-term maturities of such instruments.

As of December 31, 2018 and 2017, the fair value of the Company’s investments were $3,256,468 and $9,562,571, respectively, and were concentrated in equity securities of Avalanche International Corp., which we refer to as AVLP, a related party (See Note 10), which are classified as available-for-sale investments. At December 31, 2018, the Company's investment in AVLP included marketable equity securities of $812,858 and warrants to purchase 13,887,993 shares of AVLP common stock at an exercise price of $0.50 per share of common stock with an aggregate fair value of $3,043,499. At December 31, 2017, the Company's investment in AVLP included marketable equity securities of $826,408 and warrants to purchase 8,248,440 shares of AVLP common stock at an exercise price of $0.50 per share of common stock with an aggregate fair value of $7,728,001. For investments in marketable equity securities, the Company took into consideration general market conditions, the duration and extent to which the fair value is above cost, and the Company’s ability and intent to hold the investment for a sufficient period of time to allow for recovery of value in the foreseeable future. As a result of this analysis, the Company has determined that its investment in AVLP’s marketable equity securities are valued based upon the closing market price of common stock at December 31, 2018 and 2017, which resulted in an unrealized gain of $119,329 and $550,048, respectively.

At December 31, 2018, the Company held shares of common stock in one company that it had purchased at the market, for a total cost of $220,880 with an aggregate fair value of $178,597. In accordance with ASC No. 320-10, this investment is accounted for based upon the closing market price of the respective common stock at December 31, 2018 and 2017, resulting in an unrealized loss of $42,283 and unrealized gain of $133,067, respectively.

The categorization of a financial instrument within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The following table sets forth the Company’s financial instruments that were measured at fair value on a recurring basis by level within the fair value hierarchy:

	Fair Value Measurement at December 31, 2018
	Total	Level 1	Level 2	Level 3
Investments in common stock and warrants of AVLP – a related party	$3,043,499	$812,858	$—	$2,230,641
Investments in marketable securities	178,597	178,597	—	—
Investments in warrants of public companies	34,372	—	—	34,372
Total Investments	$3,256,468	$991,455	$—	$2,265,013

	Fair Value Measurement at December 31, 2017
	Total	Level 1	Level 2	Level 3
Investments in common stock and warrants of AVLP – a related party	$7,728,001	$826,408	$—	$6,901,593
Investments in marketable securities	1,834,570	1,834,570	—	$—
Total Investments	$9,562,571	$2,660,978	$—	$6,901,593

We assess the inputs used to measure fair value using thee three-tier hierarchy based on the extent to which inputs used in measuring fair value are observable in the market.

F-21

Debt Discounts

The Company accounts for debt discount according to ASC No. 470-20, Debt with Conversion and Other Options. Debt discounts are amortized through periodic charges to interest expense over the term of the related financial instrument using the effective interest method. During the years ended December 31, 2018 and 2017, the Company recorded amortization of debt discounts of $11,191,056 and $4,688,630, respectively.

Net Loss per Share

Net loss per share is computed by dividing the net loss to common stockholders by the weighted average number of common shares outstanding. The calculation of the basic and diluted earnings per share is the same for all periods presented, as the effect of the potential common stock equivalents is anti-dilutive due to the Company’s net loss position for all periods presented. Anti-dilutive securities, which are convertible into the Company’s Class A common stock, consist of the following at December 31, 2018 and 2017:

	2018	2017
Stock options	373,000	192,125
Warrants	936,381	219,443
Convertible notes	999,641	64,197
Preferred stock	127,551	109,306
Total	2,436,573	585,071

Reclassifications

Certain prior year amounts have been reclassified for comparative purposes to conform to the current-year financial statement presentation. These reclassifications had no effect on previously reported results of operations. In addition, certain prior year amounts from the restated amounts have been reclassified for consistency with the current period presentation.

Recently Issued Accounting Standards

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 - Revenue Recognition (“ASC 605”) and most industry-specific guidance throughout ASC 605. The FASB has issued numerous updates that provide clarification on a number of specific issues as well as requiring additional disclosures. The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services.

The Company adopted ASC 606 effective January 1, 2018 to all contracts using the modified retrospective approach. The adoption of ASU 2014-09 did not have a material impact on the Company’s consolidated financial position, results of operations, equity or cash flows.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), (“ASU 2016-02”) in order to increase transparency and comparability among organizations by, among other provisions, recognizing lease assets and lease liabilities on the balance sheet for those leases classified as operating leases under previous U.S. GAAP. For public companies, ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 (including interim periods within those periods) using a modified retrospective approach and early adoption is permitted.  In transition, entities may also elect a package of practical expedients that must be applied in its entirety to all leases commencing before the adoption date, unless the lease is modified, and permits entities to not reassess (a) the existence of a lease, (b) lease classification or (c) determination of initial direct costs, as of the adoption date, which effectively allows entities to carryforward accounting conclusions under previous U.S. GAAP. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, which provides entities an optional transition method to apply the guidance under Topic 842 as of the adoption date, rather than as of the earliest period presented.  The Company adopted Topic 842 on January 1, 2019, using the optional transition method to apply the new guidance as of January 1, 2019, rather than as of the earliest period presented, and elected the package of practical expedients described above. The Company expects to recognize additional operating liabilities of approximately $4.2 million, with corresponding ROU assets of approximately the same amount as of January 1, 2019 based on the present value of the remaining lease payments.

F-22

In July 2017, the FASB issued ASU No. 2017-11, Earnings per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815) (“ASU 2017-11”). ASU 2017-11 consists of two parts. The amendments in Part I of this update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (“EPS”) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common stockholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of this update re-characterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect. For public business entities, the amendments in Part I of this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other entities, the amendments in Part I of this update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The amendments in Part II of this update do not require any transition guidance because those amendments do not have an accounting effect. The Company is currently evaluating the impact of adopting this standard on its consolidated financial statements and related disclosures but does not expect it to have a material impact.

In June 2018, the FASB issued ASU No. 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, (“ASU 2018-07”). ASU 2018-07 simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under ASU 2018-07, most of the guidance on such payments to nonemployees would be aligned with the requirements for share-based payments granted to employees. The changes take effect for public companies for fiscal years starting after Dec. 15, 2018, including interim periods within that fiscal year. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. The Company is currently evaluating the impact of adopting this standard on its consolidated financial statements and related disclosures but does not expect it to have a material impact.

4. Digital Currencies

The following table presents additional information about digital currencies:

Digital Currencies
Balance at January 1, 2017	$—
Additions of digital currencies	1,634,941
Payment on convertible notes payable	(739,967)
Payments to vendors	(449,479)
Purchase of fixed assets	(250,460)
Realized loss on sale of digital currencies	(127,602)
Cash proceeds	(64,587)
Unrealized loss on digital currencies	(1,311)
Balance at December 31, 2018	$1,535

At December 31, 2018, the Company’s digital currencies consisted of Bitcoin Cash and Litecoin. Digital currencies are recorded at cost on the date they are received as revenues and are tested for impairment at each reporting date. Fair value is determined by taking the closing price from the most liquid exchanges.

F-23

5. Marketable Securities

Marketable securities in equity securities with readily determinable market prices consisted of the following as of December 31, 2018 and December 31, 2017:

	Available-for-sale securities at December 31, 2018
		Gross unrealized	Gross realized
	Cost	gains (losses)	gains (losses)	Fair value
Common shares	$220,880	($42,283)	$—	$178,597

	Available-for-sale securities at December 31, 2017
		Gross unrealized	Gross realized
	Cost	gains (losses)	gains (losses)	Fair value
Common shares	$1,701,503	$133,067	$—	$1,834,570

The following table presents additional information about marketable securities:

Balance at January 1, 2018	$1,834,570
Purchases of marketable securities	858,458
Sales of marketable securities	(2,188,292)
Realized losses on marketable securities	(175,405)
Unrealized gains on marketable securities	(150,734)
Balance at December 31, 2018	$178,597

Available-for-sale Securities

At December 31, 2018 and 2017, the Company had invested in the marketable securities of certain publicly traded companies. At December 31, 2018 and 2017, the Company recorded an unrealized loss of $42,283 and an unrealized gain of $133,067, respectively, representing the difference between the cost basis and the estimated fair value, as accumulated other comprehensive income in the stockholder's equity section of the Company’s consolidated balance sheet and as a change in unrealized gains and losses on marketable securities in the Company’s consolidated statements of comprehensive income (loss). The Company’s investment in marketable securities will be revalued on each balance sheet date.  The fair value of the Company’s holdings in marketable securities at December 31, 2018 and 2017 is a Level 1 measurement based on quoted prices in an active market.

6. INVENTORIES

At December 31, 2018 and 2017, inventories consist of:

	2018	2017
Raw materials, parts and supplies	$2,026,839	$541,816
Work-in-progress	483,706	685,410
Finished products	750,581	765,639
Total inventories	$3,261,126	$1,992,865

7. PROPERTY AND EQUIPMENT, NET

At December 31, 2018 and 2017, property and equipment consist of:

	2018	2017
Cryptocurrency machines and related equipment	$9,168,928	$—
Computer, software and related equipment	2,495,470	2,431,906
Restaurant equipment	752,103	—
Office furniture and equipment	287,583	289,288
Leasehold improvements	1,274,865	788,057
	13,978,949	3,509,251
Accumulated depreciation and amortization	(4,665,650)	(2,292,404)
Property and equipment, net	$9,313,299	$1,216,847

For the years ended December 31, 2018, depreciation expense amounted to $2,447,249 and $193,671, respectively.

F-24

8. INTANGIBLE ASSETS, NET

At December 31, 2018 and 2017 intangible assets consist of:

	2018	2017
Trade name and trademark	$1,562,332	$1,739,307
Customer list	2,388,139	988,041
Non-competition agreements	150,000	150,000
Domain name and other intangible assets	762,807	81,000
	4,863,278	2,958,348
Accumulated depreciation and amortization	(503,480)	(60,335)
Property and equipment, net	$4,359,798	$2,898,013

During the years ended December 31, 2018 and 2017, the Company acquired the trade names and trademarks of I.AM and Microphase, both which were determined to have an indefinite life, for $520,000 and $1,739,307, respectively. The remaining definite lived intangible assets are being amortized on a straight-line basis over their estimated useful lives. Amortization expense was $459,656 and $60,335 for the years ended December 31, 2018 and 2017, respectively.

The customer list and non-competition agreements are subject to amortization over their estimated useful lives, which range between 3 and 14 years. The following table presents estimated amortization expense for each of the succeeding five calendar years and thereafter.

2019	$506,271
2020	382,251
2021	242,503
2022	224,003
2023	210,670
Thereafter	1,044,254
$2,609,952

9. GOODWILL

The Company’s goodwill relates to the acquisitions of a controlling interest in Microphase on June 2, 2017 and I. AM, Inc. (“I. AM”) on May 23, 2018, the acquisition of Enertec Systems 2001 Ltd. (“Enertec”) on May 22, 2018, and the acquisition of all of the outstanding membership interests in Power Plus on September 1, 2017.

10. INVESTMENTS – RELATED PARTIES

Investments in AVLP at December 31, 2018 and 2017, are comprised of the following:

	December 31,
	2018	2017
Investment in convertible promissory note of AVLP	$6,943,997	$4,124,220
Investment in warrants of AVLP	2,230,641	6,901,593
Investment in common stock of AVLP	812,858	826,408
Accrued interest in convertible promissory note of AVLP	1,004,317	324,400
Total investment in AVLP – Gross	10,991,813	12,176,621
Less: original issue discount	(2,336,693)	(2,115,710)
Total investment in AVLP – Net	$8,655,120	$10,060,911

F-25

The following table summarizes the changes in our investments in AVLP during the year ended December 31, 2018:

	Investment in	Investment in
	warrants and	convertible	Total
	common stock	promissory	investment
	of AVLP	note of AVLP	in AVLP – Net
Balance at January 1, 2017	$84,578	$952,073	$1,036,651
Investment in convertible promissory notes of AVLP	—	620,091	620,091
Investment in common stock of AVLP	191,782	—	191,782
Fair value of warrants issued by AVLP	2,388,681	—	2,388,681
Unrealized gain in warrants of AVLP	4,512,912	—	4,512,912
Unrealized gain in common stock of AVLP	550,048	—	550,048
Accretion of discount	—	436,346	436,346
Accrued Interest	—	324,400	324,400
Balance at December 31, 2018	$7,728,001	$2,332,910	$10,060,911
Investment in convertible promissory notes of AVLP	—	1,671,936	1,671,936
Payment of convertible promissory notes of AVLP	—	(1,107,500)	(1,107,500)
Investment in common stock of AVLP	417,169	—	417,169
Fair value of warrants issued by AVLP	2,255,341	—	2,255,341
Unrealized loss in warrants of AVLP	(6,926,293)	—	(6,926,293)
Unrealized loss in common stock of AVLP	(430,719)	—	(430,719)
Accretion of discount	—	2,034,358	2,034,358
Accrued Interest	—	679,917	679,917
Balance at December 31, 2018	$3,043,499	$5,611,621	$8,655,120

The Company has made a strategic decision to invest in AVLP, a related party controlled by Philou Ventures, LLC, or Philou, a significant stockholder of the Company. The Company’s investments in AVLP consist of convertible promissory notes, warrants and shares of common stock of AVLP. On September 6, 2017, the Company and AVLP entered into a Loan and Security Agreement (“AVLP Loan Agreement”) with an effective date of August 21, 2017 pursuant to which the Company will provide AVLP a non-revolving credit facility of up to $10 million for a period ending on August 21, 2019, subject to the terms and conditions stated in the Loan Agreement, including the Company having available funds to grant such credit. At December 31, 2018, the Company has provided loans to AVLP in the principal amount $6,943,997 and, in addition to the 12% convertible promissory notes, AVLP has issued to the Company warrants to purchase 13,887,994 shares of AVLP common stock. Under the terms of the AVLP Loan Agreement, any notes issued by AVLP to the Company are secured by the assets of AVLP.

The warrants entitle the Company to purchase up to 13,887,994 shares of AVLP common stock at an exercise price of $0.50 per share for a period of five years. The exercise price of $0.50 is subject to adjustment for customary stock splits, stock dividends, combinations or similar events. The warrant may be exercised for cash or on a cashless basis. At December 31, 2018 and 2017, the Company recorded an unrealized gain (loss) on its investment in warrants of AVLP of ($6,926,293) and $4,512,912 respectively, representing the difference between the cost basis and the estimated fair value of the warrants in the Company’s accumulated other comprehensive income in the stockholder's equity section of the Company’s consolidated balance sheet and as a change in net unrealized gains on securities available-for-sale in the Company’s consolidated statements of comprehensive loss. During the years ended December 31, 2018 and 2017, the Company recognized, in other comprehensive income (loss), net unrealized gain (loss) on securities available-for-sale of ($8,027,746) and $5,171,743, respectively. The Company’s investment in warrants and common stock of AVLP represented ($7,357,012) and $5,062,960, respectively, of the net unrealized gain (loss) on securities available-for-sale. The Company’s investment in AVLP will be revalued on each balance sheet date. The fair value of the Company’s holdings in the AVLP warrants was estimated using the Black-Scholes option-pricing method. The risk-free rate, which ranged between 1.92% and 2.98%, was derived from the U.S. Treasury yield curve, matching the term of our investment, in effect at the measurement date. The volatility factor which ranged between 68.7% and 80.4% was determined based on historical stock prices for similar technology companies with market capitalizations under $100 million. The warrant valuation is a Level 3 measurement.

F-26

In accordance with ASC No. 310, Receivables (“ASC 310”), the Company accounts for its convertible promissory notes in AVLP at amortized cost, which represents the amount at which the convertible promissory notes were acquired, adjusted for accrued interest and accretion of original issue discount and discount attributed to the fair value of the 13,887,994 warrants that the Company received in conjunction with its investment. Interest is accreted using the effective interest method. The Company records interest on an accrual basis and recognizes it as earned in accordance with the contractual terms of the convertible promissory notes, to the extent that such amounts are expected to be collected. The original issue discount of $165,448 and the discount attributed to the fair value of the warrants of $4,644,022 are being amortized as interest income through the maturity date. During the years ended December 31, 2018 and 2017, the Company recorded $2,034,358 and $436,346, respectively, of interest income for the discount accretion. During the years ended December 31, 2018 and 2017, the Company recorded contractual interest receivable attributed to the AVLP Notes and AVLP Loan Agreement of $679,917 and $324,400, respectively.

The Company evaluated the collectability of both interest and principal for the convertible promissory notes in AVLP to determine whether there was an impairment. Based on current information and events, the Company determined that it is probable that it will be able to collect amounts due according to the existing contractual terms. Impairment assessments require significant judgments and are based on significant assumptions related to the borrower’s credit risk, financial performance, expected sales, and estimated fair value of the collateral.

During the years ended December 31, 2018 and 2017, the Company also acquired in the open market 430,942 shares of AVLP common stock for $417,169 and 221,333 shares of AVLP common stock for $191,782, respectively. At December 31, 2018, the closing market price of AVLP’s common stock was $0.90, a decline from $1.75 at December 31, 2017. The Company has determined that its investment in AVLP marketable equity securities are accounted for pursuant to the fair value method and based upon the closing market price of AVLP common stock at December 31, 2018, the Company’s investment in AVLP common stock had an unrealized gain of $119,329.

11. INVESTMENTS IN PREFERRED STOCK OF PRIVATE COMPANY AND OTHER INVESTMENTS

We hold a portfolio of investments in equity and debt securities in other entities that are accounted for under the cost method.

Investment in Preferred Stock of Private Company

On December 15, 2017, the Company and Sandstone Diagnostics, Inc. (“Sandstone”) entered into a Series A1 Preferred Stock Purchase Agreement (“Loan Agreement”) pursuant to which the Company purchased 976,286 shares of Sandstone’s Series A1 Preferred Shares for $1,000,000. Sandstone is a medical device company focused on a data-driven approach to men’s reproductive health. Founded in 2012 in part by government scientists from Sandia National Laboratories, Sandstone’s mission is to provide innovative, data-driven tools to help men assess, manage, and improve their reproductive health. The funding from the Series A1 Preferred Stock financing will support sales growth and continued product development leveraging the company’s unique technology platform, Sandstone’s Trak™ Male Fertility Testing System.

The Company followz the guidance of ASC No. 321, Equity Securities (“ASC 321”), which provides a measurement alternative to the requirement to carry equity interests at fair value in accordance with ASC 820, Fair value measurement, for certain equity interests without readily determinable fair values. Equity interests measured in accordance with the measurement alternative in ASC 321 are not required to be included within the fair value hierarchy. The Company’s equity investment in Sandstone is recorded at cost. However, any change to the carrying amount will be subsequently adjusted up or down for observable price changes (i.e., prices in orderly transactions for the identical investment or similar investment of the same issuer) and any adjustments to the carrying amount shall be recorded in net income.

Other Investments

On November 1, 2017, the Company and I. AM, Inc. (“I. AM”) entered into a Loan and Security Agreement pursuant to which the Company provided I. AM with a non-revolving credit facility of up to $1,600,000. On May 23, 2018, DP Lending entered into and closed a securities purchase agreement with I. AM. At the date of the acquisition, I. AM owed DP Lending $1,715,330 in outstanding principal, pursuant to the loan and security agreement. The purchase agreement provides that as I. AM repays the outstanding loan to DP Lending in accordance with the loan agreement, DP Lending will on a pro rata basis transfer shares of common stock of I. AM to David J. Krause, up to an aggregate of 471 shares (see Note 14).

The Company, primarily through DP Lending, has made additional investments in debt and equity securities of various entities. At December 31, 2018 and 2017, the outstanding balance of these investments was $2,572,230 and $1,637,672, respectively.

F-27

12. INVESTMENTS IN REAL ESTATE

On June 8, 2018, the Company entered into a limited partnership agreement, in which it agreed to become a limited partner in the partnership (the “NY Partnership”). The NY Partnership is a limited partner in the partnership that is responsible for the construction and related activities of a hotel in New York City. In connection with this transaction, the Company has agreed to finance a portion of the capital required by the NY Partnership. The Company used $1,000,000 from the proceeds of the August 16, 2018 Notes as an additional capital contribution in the partnership. As of December 31, 2018, the Company had invested an aggregate of $1,869,000 in the NY Partnership and $100,000 in another real estate investment. Subject to the occurrence of certain events and other conditions over which the Company has no control, it was required to make monthly capital contributions of $500,000 every thirty days until the Company’s commitment of $10 million is funded in full. The Company has received a waiver for its obligation to make monthly capital contributions through September 30, 2019.

13. OTHER INVESTMENTS, RELATED PARTIES

The Company’s other related party investments primarily consist of two investments.

MTIX, Ltd.

On December 5, 2017, the Company entered into an exchange agreement with WT Johnson pursuant to which the Company issued to WT Johnson two convertible promissory notes in the principal amount of $600,000 (“Note A”) and $1,667,766 (“Note B”), in exchange for cancellation of amounts due to WT Johnson by MTIX Ltd., a related party of the Company.

During December 2017, the Company issued 30,000 shares of its common stock to WT Johnson & Sons upon the conversion of Note A and WT Johnson subsequently sold the 30,000 shares. The proceeds from the sale of shares of common stock received upon the conversion of Note A were sufficient to satisfy the entire $2,267,766 obligation as well as an additional $400,500 of value added tax due to WT Johnson. Concurrent with entering into the exchange agreement, the Company received a promissory note in the amount of $2,668,266 from MTIX and cancelled Note B. At December 31, 2018 and 2017, the Company has valued the note receivable at $600,000, the carrying amount of Note A. The Company will recognize the remainder of the amount due from MTIX upon payment of the promissory note by MTIX.

Israeli Property

During the year ended December 31, 2017, our President, Amos Kohn, purchased certain real property that serves as a facility for the Company’s business operations in Israel. The Company made $300,000 of payments to the seller of the property and received a 28% undivided interest in the real property (“Property”). The Company’s subsidiary, Coolisys, entered into a Trust Agreement and Tenancy In Common Agreement with Roni Kohn, who owns a 72% interest in the Property, the daughter of Mr. Kohn and an Israeli citizen. The Property was purchased to serve as a residence/office facility for the Company in order to oversee its Israeli operations and to expand its business in the hi-tech industry located in Israel. Pursuant to the Trust Agreement, Ms. Kohn will hold and manage Coolisys’ undivided 28% interest in the Property. The trust will be in effect until it is terminated by mutual agreement of the parties. During the term of the trust, Ms. Kohn will not sell, lease, sublease, transfer, grant, encumber, change or effect any other disposition with respect to the Property or Coolisys’ interest without the Company’s approval.

Under the Tenancy In Common Agreement, Coolisys and its executive officers shall have the exclusive rights to use the Property for the Company and its affiliates’ business operations. The Property shall be managed by Ms. Kohn. Further, pursuant to the Tenancy In Common Agreement, for each completed calendar month of employment of Mr. Kohn by the Company, Ms. Kohn shall have the right to purchase a portion of the Company’s interest in the Property. Such right shall fully vest at the end of five years of continuous employment and the Trustee shall have the right to purchase the Company’s 28% interest in the Property for a nominal value. The Company will amortize its $300,000 investment over ten years, subject to a cliff vesting after five years. During the years ended December 31, 2018 and 2017, the Company recognized $30,000 and $7,500, respectively, in amortization expense. In the event that Mr. Kohn is not employed by the Company, the Company shall have the right to demand that Ms. Kohn purchase the Company’s remaining interest in the Property that was not subject to vesting for the fair market value of such unvested Property interest.

Other investments and interest receivable

During the year ended December 31, 2017, DP Lending made loans to Alzamend Neuro, Inc. (“Alzamend”), in the amount of $44,000, these loans were repaid during 2018. AVLP is a party to a management services agreement pursuant to which AVLP provides management, consulting and financial services to Alzamend. As additional consideration, the Company received a warrant to purchase 22,000 shares of Alzamend’s common stock at an exercise price of $0.30 per share of common stock. The warrants were determined to have a de minimis value.

F-28

14. BUSINESS COMBINATIONS

Business combinations are accounted for under the acquisition method of accounting in accordance with ASC No. 805, Business Combinations. Under the acquisition method, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is recorded to the extent the purchase price exceeds the fair value of the net identifiable tangible and intangible assets acquired less liabilities assumed at the date of acquisition. Two acquisitons were completed during 2018: Enertec Systems 2001 Ltd. (“Enertec”) and I. AM, Inc. (“I. AM”). The final accounting for the acquisition of Enertec was completed during 2018 whereas the initial accounting for the acquisition of I. AM is not yet complete and the Company is still performing procedures to determine the appropriate accounting.

Acquisitions during 2018

Enertec Systems 2001 Ltd.

On December 31, 2017, CooliSys entered into a share purchase agreement with Micronet Enertec Technologies, Inc. (“MICT”), a Delaware corporation, Enertec Management Ltd., an Israeli corporation and wholly owned subsidiary of MICT (“EML” and, together with MICT, the “Seller Parties”), and Enertec Systems 2001 Ltd. (“Enertec”), an Israeli corporation, pursuant to which Coolisys acquired Enertec (the “Acquisition”). Enertec is a manufacturer of specialized electronic systems for the military market. On May 23, 2018, Coolisys acquired Enertec for an aggregate cash purchase price of $4,850,099.

I. AM, Inc.

On May 23, 2018, DP Lending entered into and closed a securities purchase agreement with I. AM, David J. Krause and Deborah J. Krause. Pursuant to the securities purchase agreement, I. AM sold to DPL, 981 shares of common stock for a purchase price of $981, representing, upon the closing, 98.1% of I. AM’s outstanding common stock.

I. AM owns and operates the Prep Kitchen brand restaurants located in the San Diego area. I.AM owed DP Lending $1,715,330 in outstanding principal, pursuant to a loan and security agreement, between I. AM and DP Lending, which I. AM used to acquire the restaurants. The purchase agreement provides that, as I. AM repays the outstanding loan to DP Lending in accordance with the loan agreement, DP Lending will on a pro rata basis transfer shares of common stock of I. AM to David J. Krause, up to an aggregate of 471 shares.

Components of the purchase price for acquisitions completed during the year ended December 31, 2018:

	Enertec	I. AM
Accounts receivable	$3,184,227	$29,319
Inventories	1,343,053	40,581
Property and equipment	648,649	700,291
Trade name and trademark	2,094,741	520,000
Domain name and other intangible assets	—	90,000
Other assets	29,056	1,492
Accounts payable and accrued expenses	(2,702,306)	(103,961)
Deferred tax liability	(160,311)	—
Notes payable	(4,235,725)	—
Accrued severance pay	(131,811)	—
Net assets assumed	69,573	1,277,722
Goodwill	4,780,526	265,252
Non-controlling interest	—	(33,242)
Purchase price	$4,850,099	$1,509,732

F-29

Acquisitions during 2017

Microphase Corporation

On April 28, 2017, the Company entered into a share exchange agreement with Microphase; Microphase Holding Company LLC, a limited liability company organized under the laws of Connecticut (“MHC”), Ergul Family Limited Partnership, a partnership organized under the laws of Connecticut (“EFLP”) RCKJ Trust, a trust organized under the laws of New Jersey (“RCKJ” and with MHC and EFLP, the “Significant Stockholders”) and those additional persons who have executed the share exchange agreement (collectively, the “Minority Stockholders” and with the Significant Stockholders, the “Stockholders”).  Upon the terms and subject to the conditions set forth in the share exchange agreement, the Company acquired 1,603,434 shares (the “Subject Shares”) of the issued and outstanding common stock of Microphase (the “MPC Common Stock”), from the Stockholders in exchange for the issuance by the Company of 92,122 shares of DPW common stock (“Common Stock”) and 378,776 shares of DPW Series D Preferred Stock (collectively, the “Exchange Shares”), which shares of DPW Series D Preferred Stock are convertible into an aggregate of 757,552 shares of Common Stock and warrants to purchase an aggregate of 50,000 shares of Common Stock. At the time of the closing of the acquisition the Exchange Shares constituted 56.4% of the outstanding equity interests of Microphase Corporation. The operating results of Microphase from the closing date of the acquisition, June 2, 2017, are included in the consolidated financial statements.

At closing, the purchase price of the Company’s 56.4% interest in Microphase was determined to be $1,451,040 comprised of the Exchange Shares, valued at $1,222,000 based on the closing price of the Company’s common stock on June 2, 2017 of $9.40 per share, and the warrants, valued at $229,040. The Company computed the fair value of these warrants using the Black-Scholes option pricing model. The risk-free rate of 1.4% was derived from the U.S. Treasury yield curve, matching the warrant’s term, in effect at the measurement date. The volatility factor of 105.9% was determined based on the Company’s historical stock prices.

Power-Plus Technical Distributors

On August 3, 2017, Coolisys entered into a Securities Purchase Agreement to acquire all the outstanding membership Interests of Power-Plus. Power-Plus is an industrial distributor of value-added power supply solutions, UPS systems, fans, filters, line cords, and other power-related components. On September 1, 2017, Coolisys completed the acquisition.

Under the terms of the agreement, Coolisys Technologies acquired all the membership Interests of Power-Plus for a price of $850,000, which was reduced by certain debts of Power-Plus in the amount of $185,927. The purchase price of $664,073 was paid by (i) a two-year promissory note in the amount of $255,000 payable in 24 monthly installments; and (ii) cash at closing of $409,073 resulting in a net purchase price of $664,073.

Components of the purchase price for acquisitions completed during the year ended December 31, 2017:

	Microphase	Power-Plus
Cash and cash equivalents	$10,982	$31,411
Accounts receivable	438,456	235,358
Inventories	667,020	240,843
Prepaid expenses and other current assets	139,665	2,068
Restricted cash	100,000	—
Intangible assets	2,627,348	250,000
Property and equipment	406,432	22,925
Other investments	303,333	—
Deposits and loans	43,479	—
Accounts payable and accrued expenses	(1,577,281)	(388,746)
Deferred tax liability	(225,488)	—
Revolving credit facility	(879,666)	(210,739)
Notes payable	(2,203,835)	—
Notes payable, related parties	(406,194)	—
Convertible notes payable	—	—
Other current liabilities	(219,685)	—
Net (liabilities) assets assumed	(775,434)	183,119
Goodwill	3,171,029	480,953
Non-controlling interest	(944,555)	—
Purchase price	$1,451,040	$664,073

F-30

The following pro forma data for the years ended December 31, 2018 and 2017 summarizes the results of operations for the period indicated as if the Microphase, Power-Plus and Enertec acquisitions, which closed on June 2, 2017, September 1, 2017, and May 23, 2018, respectively, had been completed as of the beginning of each period presented. At the time of the acquisition, I. AM was not material to the Company’s operations and has not been included in the pro forma data. The pro forma data gives effect to actual operating results prior to the acquisition. These pro forma amounts do not purport to be indicative of the results that would have actually been obtained if the acquisition occurred as of the beginning of each period presented or that may be obtained in future periods:

	For the Years Ended
	December 31,
	2018	2017
Total Revenue	$28,691,641	$20,807,590
Net loss	$(35,627,242)	$(16,877,041)
Less: Net loss attributable
to non-controlling interest	748,320	772,596
Net loss attributable to
common stockholders	$(34,878,922)	$(16,104,445)
Preferred deemed dividends	(108,049)	(584,182)
Preferred dividends	—	(54,059)
Loss available to common shareholders	$(34,986,971)	$(16,742,686)

Basic and diluted net loss per common share	$(12.06)	$(26.85)

Basic and diluted weighted average
common shares outstanding	2,899,888	623,583

Comprehensive Loss
Loss available to common shareholders	$(34,986,971)	$(16,742,686)
Other comprehensive income (loss)
Change in net foreign currency
translation adjustments	(377,823)	152,078
Net unrealized gain (loss) on
securities available-for-sale	(8,027,746)	5,171,743
Other comprehensive income (loss)	(8,405,569)	5,323,821
Total Comprehensive loss	$(43,392,540)	$(11,418,865)

15. STOCK-BASED COMPENSATION

Under the Company's 2018 Stock Incentive Plan (the “2018 Plan”), 2017 Stock Incentive Plan (the “2017 Plan”), 2016 Stock Incentive Plan (the “2016 Plan”) and the 2012 Stock Option Plan, as amended (the “2012 Plan”) (collectively, the “Plans”), options may be granted to employees, officers, consultants, service providers and directors of the Company. The Plans, as amended, provide for the issuance of a maximum of 868,632 shares of the Company’s common stock. The Company also has 1,500 outstanding options that were granted between 2009 and 2011 pursuant to the terms of the Company's 2002 Stock Option Plan (the “2002 Plan”). Options granted pursuant to the 2002 Plan expire between December 2020 and February 2021.

Options granted under the Plans have an exercise price equal to or greater than the fair value of the underlying common stock at the date of grant and become exercisable based on a vesting schedule determined at the date of grant. Typically, options granted generally become fully vested after four years. Any options that are forfeited or cancelled before expiration become available for future grants. The options expire between 5 and 10 years from the date of grant. Restricted stock awards granted under the Plans are subject to a vesting period determined at the date of grant. As of December 31, 2018, an aggregate of 507,789 of the Company's options are still available for future grant.

During the year ended December 31, 2018, the Company granted 50,000 options to its employees from the Plans and also granted 144,875 options outside of the Plans. During the year ended December 31, 2017, the Company granted 40,500 options from the Plans. These options become fully vested after four years. The Company estimated the grant date fair value of options granted utilizing the Black-Scholes option pricing model during the year ended December 31, 2018 and 2017 was $513,510 and $482,055, respectively, which is being recognized as stock-based compensation expense over the requisite four-year service period. During the year ended December 31, 2018 and 2017, the Company also issued 79,153 and 97,440, respectively, shares of common stock to its consultants and service providers pursuant to the Plans. The Company estimated the grant date fair value of these shares of common stock was $2,640,102 and $1,532,702, respectively, which was determined from the closing price of the Company’s common stock on the date of issuance.

The Company has valued the options at their date of grant utilizing the Black-Scholes option pricing model. This model is dependent upon several variables such as the options’ term, exercise price, current stock price, risk-free interest rate estimated over the expected term and estimated volatility of our stock over the expected term of the options. The risk-free interest rate used in the calculations is based on the implied yield available on U.S. Treasury issues with an equivalent term approximating the expected life of the options as calculated using the simplified method. The estimated volatility was determined based on the historical volatility of our common stock.

F-31

During the year ended December 31, 2018 and 2017, the Company estimated the fair value of stock options granted using the Black-Scholes option pricing model with the following weighted average assumptions:

	2018	2017
Weighted average risk-free interest rate	2.41% — 2.80%	1.73% — 2.14%
Weighted average life (in years)	4.70	5.0
Volatility	124.7% — 131.7%	98.4% — 115.8%
Expected dividend yield	0%	0%
Weighted average grant-date fair value per share of options granted	$ 15.61	$ 12.00

The options outstanding as of December 31, 2018, have been classified by exercise price, as follows:

Outstanding				Exercisable
x		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Price	Outstanding	Life (Years)	Price	Exercisable	Price
$11.40 - $16.00	161,500	7.54	$13.37	92,876	$13.32
$20.00 - $27.60	8,500	8.52	$27.46	3,031	$27.20
$30.20 - $33.80	3,125	3.71	$32.73	3,125	$32.73
$11.40 - $33.80	173,125	7.52	$14.41	99,032	$14.35

Issuances outside of Plans
$16.00 - $46.40	199,875	7.39	$26.09	36,842	$29.36

Total Options
$11.40 - 46.40	373,000	7.45	$20.67	135,874	$18.42

The total stock-based compensation expense related to stock options and stock awards issued pursuant to the Plans to the Company’s employees, consultants and directors, included in reported net loss for the years ended December 31, 2018 and 2017, is comprised as follows:

	2018	2017
Cost of revenues	$4,874	$8,466
Engineering and product development	13,650	21,449
Selling and marketing	11,922	46,431
General and administrative	2,921,532	1,501,544
Stock-based compensation from Plans	$2,951,978	$1,577,890
Stock-based compensation from issuances outside of Plans	1,767,287	253,395
Total stock-based compensation	$4,719,265	$1,831,285

The combination of stock-based compensation of $2,951,978 from the issuances of equity-based awards pursuant to the Plans and stock-based compensation attributed to stock awards of $965,220 and warrants and options of $802,066, which were issued outside of the Plans, resulted in aggregate stock-based compensation of $4,719,265 during the year ended December 31, 2018. During the years ended December 31, 2018 and 2017, the Company issued 144,875 and 55,000 options, respectively, to purchase shares of common stock at an average exercise price of $26.09 per share to its directors and officers. During the year ended December 31, 2017, stock-based compensation was comprised of $1,577,890 from the issuances of equity-based awards pursuant to the Plans and stock-based compensation attributed to stock awards of $130,000 and warrants and options of $123,395, which were issued outside of the Plans.

F-32

A summary of option activity under the Company's stock option plans as of December 31, 2018 and 2017, and changes during the years ended are as follows:

		Outstanding Options
				Weighted
			Weighted	Average
	Shares		Average	Remaining	Aggregate
	Available	Number	Exercise	Contractual	Intrinsic
	for Grant	of Shares	Price	Life (years)	Value
January 1, 2017	161,382	118,300	$16.59	9.08	$0
Adoption of 2017 SIP	100,000	—
Restricted stock awards	(97,440)	—
Granted	(40,500)	40,500	$16.84
Forfeited	3,500	(3,500)	$12.57
Exercised	—	(18,175)	$31.26
December 31, 2017	126,942	137,125	$15.43	8.80	$6,688
Adoption of 2018 SIP	500,000	—
Restricted stock awards	(79,153)	—
Granted	(50,000)	50,000	$14.00
Forfeited [1]	10,000	(11,000)	$20.27
Exercised	—	(3,000)	$32.60
December 31, 2018	507,789	173,125	$14.41	7.52	$0

1 Includes 1,000 options that were issued pursuant to the Company’s 2002 Plan and are not available for future issuance.

The aggregate intrinsic value in the table above represents the total intrinsic value (the difference between the Company's closing stock price on December 31, 2018 of $2.00 and the exercise price, multiplied by the number of in-the-money-options).

As of December 31, 2018, there was $752,529 of unrecognized compensation cost related to non-vested stock-based compensation arrangements granted under the Plans. That cost is expected to be recognized over a weighted average period of 3.2 years.

16. WARRANTS

During the years ended December 31, 2018 and 2017, the Company issued a total of 1,166,681 warrants at an average exercise price of $19.80 per share.

Warrant issuances during 2017

During the year ended December 31, 2017, the Company issued a total of 431,543 warrants at an average exercise price of $16.60 per share.

(i)	In February 2017, the Company issued five-year warrants to purchase 16,667 shares of common stock at a per share exercise price of $14.00 in connection with $400,000 of 6% demand promissory notes entered into by the Company (See Note 20o).

(ii)	Between March 24, 2017 and June 2, 2017, the Company issued warrants to purchase 71,429 shares of common stock, at an exercise price of $14.00 per share of common stock, in connection with preferred stock purchase agreements to purchase 100,000 shares of Series B Preferred Stock by Philou (See Note 24).

(iii)	On April 5, 2017, the Company issued warrants to purchase 9,000 shares of common stock, at an exercise price of $18.00 per share of common stock, in connection with the cancellation of $270,000 in demand promissory notes (See Note 20p).

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(iv)	On April 17, 2017, the Company issued warrants to purchase 8,333 shares of common stock, at an exercise price of $18.00 per share of common stock, in connection with the issuance of two 7% convertible notes in the aggregate principal amount of $250,000. On July 25, 2017, the Company agreed to reduce the exercise price of warrants to purchase 4,167 shares of common stock from $18.00 per share to $11.00 per share and on July 28, 2017, the Company issued a new warrant to purchase 4,167 shares of common stock at $11.00 per share and cancelled the prior warrant to purchase 4,167 shares of common stock at $18.00 per share (See Note 22h).

(v)	On April 26, 2017, the Company issued warrants to purchase 8,000 shares of common stock, at an exercise price of $16.00 per share of common stock, in connection with the issuance of a 7% convertible note in the aggregate principal amount of $104,000 (See Note 22i).

(vi)	Between May 5, 2017 and June 30, 2017, the Company issued warrants to purchase 11,219 shares of common stock in connection with the issuance of short-term loans of $140,000 that the Company entered into with four accredited investors (See Note 20n) of which $75,000 was from the Company’s corporate counsel, a related party. The exercise price was $15.00 per share of common stock for 6,795 warrants and $16.00 per share of common stock for the remaining 4,423 warrants.

(vii)	Between May 24, 2017 and June 19, 2017, the Company issued warrants to purchase 91,000 shares of common stock issued in connection with the sale of twenty-one units (the “Units”) at a purchase price of $52,000 per Unit raising in the aggregate $1,092,000. Each Unit consisted of 21,667 shares of Series C Preferred Stock and Warrants to purchase 4,333 shares of common stock, at an exercise price of $20.00 per share of common stock (See Note 24).

(viii)	The Company engaged Divine Capital Markets, LLC (“Divine”) to act as Placement Agent (the “Placement Agent”) for the private placement of the Series C Preferred Stock and Warrants. For its services, the Placement Agent received, in addition to a 10.0% commission on the sale of each Unit and a 3.0% non-refundable expense allowance, warrants to purchase 10% of the Units sold at 120% of the Unit purchase price. The warrants to purchase 2.1 Units equates to a warrant to purchase 9,100 shares of the Company’s common stock at $14.40 per share and a second warrant to purchase 9,100 shares of the Company’s common stock at $20.00 per share (See Note 24).

(ix)	On June 2, 2017, the Company issued warrants to purchase 50,000 shares of common stock, at an exercise price of $22.00 per share of common stock, pursuant to the terms of a share exchange agreement (See Note 14).

(x)	On July 25, 2017, the Company issued warrants to purchase an aggregate of 8,182 shares of common stock at an exercise price equal to $11.00 per share of common stock in connection with a private placement agreement under which we issued and sold 13,636 shares of common stock to the investor at $11.00 per share for an aggregate purchase price of $150,000. (See Note 24).

(xi)	On July 28, 2017, the Company entered into an exchange agreement related to a 7% Convertible Note in the principal amount of $125,000 in which the Company exchanged the 7% Convertible Note for three new promissory notes in the principal amounts of $110,000 due August 1, 2017; $35,000 due August 1, 2017; and $34,000 due August 8, 2017 (individually an Exchange Note and collectively the Exchange Notes). Concurrent with entering into the exchange agreement, the investor entered into a subscription agreement under which the Company issued and sold in a registered direct offering 10,000 shares of common stock at $11.00 per share for an aggregate purchase price of $110,000. The 10,000 shares of common stock were purchased through the cancellation of the Exchange Note in the principal amount of $110,000. Further, the Company issued a warrant to purchase 6,000 shares of common stock at $11.00 per share (See Note 22h).

(xii)	On August 3, 2017, the Company issued warrants to purchase an aggregate of 33,333 shares of common stock at an exercise price equal to $14.00 per share of common stock in connection with the issuance of a 12% Convertible Promissory Note in the aggregate principal amount of $400,000 (See Note 22c).

(xiii)	On August 10, 2017, the Company issued warrants to purchase an aggregate of 73,750 shares of the common stock at an exercise price equal to $13.20 per share of common stock in connection with the issuance of 10% Convertible Promissory Notes in the aggregate principal amount of $880,000 (See Note 22g).

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(xiv)	On November 2, 2017, the Company paid to Aegis Capital Corp. (“Aegis”), its financial advisor, a cash fee of $80,800 and issued to Aegis a warrant to purchase 7,407 shares of common stock with an exercise price of $13.20 per share of common stock in connection with the issuance of 10% Convertible Promissory Notes in the aggregate principal amount of $1,111,000 (See Note 22f).

(xv)	On December 5, 2017, the Company entered into an exchange agreement (the “Exchange Agreement”) with several accredited investors, pursuant to which the Company issued an aggregate of 76,193 shares of common stock and warrants to purchase 19,023 shares of common stock with an exercise price of $22.00 per share of common stock, in exchange for cancellation of $690,000 of outstanding debt owed to the investors by Microphase Corporation (See Note 20l).

Warrant issuances during 2018

During the year ended December 31, 2018, the Company issued a total of 735,291 warrants at an average exercise price of $21.80 per share.

(i)	On January 23, 2018, the Company issued warrants to purchase an aggregate of 31,250 shares of common stock at an exercise price equal to $44.00 per share of common stock in connection with the issuance of a 10% senior convertible promissory note in the aggregate principal amount of $1,250,000 (See Note 22e).

(ii)	On January 25, 2018, the Company entered into three agreements for the Purchase and Sale of Future Receipt, pursuant to which the Company sold up to (i) $562,125 of the Company’s future receipts for a purchase price of $375,000, (ii) $337,275 in future receipts for a purchase price of $225,000 and (iii) $118,000 in future receipts for a purchase price of $100,000. Under the terms of these agreements, the Company issued warrants to purchase an aggregate of 5,625 shares of common stock at an exercise price of $45.00 per share of common stock and warrants to purchase 8,125 shares of common stock at an exercise price of $50.00 per share of common stock (See Note 18).

(iii)	On March 22, 2018, the Company issued warrants to purchase an aggregate of 62,500 shares of common stock at an exercise price equal to $23.00 per share of common stock in connection with the issuance of a promissory note in the principal amount of $1,750,000 with a term of two months, subject to the Company’s ability to prepay within one month (See Note 20s).

(iv)	On March 23, 2018, the Company entered into a securities purchase agreement to sell and issue a 12% promissory note in the principal amount of $1,000,000 and a warrant to purchase 15,000 shares of common stock to an accredited investor. Since the promissory note was not paid in full on or before May 23, 2018, the Company issued an additional warrant to purchase 7,500 shares of common stock, at an exercise price of $23.00 per share of common stock (See Note 20a).

(v)	On April 16, 2018, the Company issued warrants to purchase an aggregate of 49,679 shares of common stock at an exercise price equal to $26.00 per share of common stock in connection with the issuance of 12% secured convertible promissory notes in the aggregate principal amount of $1,722,222 (See Note 22d).

(vi)	On April 24, 2018, the Company issued warrants to purchase 25,510 shares of common stock, at an exercise price of $14.00 per share of common stock, in connection with the Preferred Stock Purchase Agreement to purchase 25,000 shares of Series B Preferred Stock by Philou (See Note 24).

(vii)	On October 5, 2017, Ault & Company purchased 3,750 shares of the Company’s common stock at $12.00 per share and a warrant to purchase up to 3,750 shares of the Company’s common stock at $12.00 per share for an aggregate purchase price of $45,000. The shares and warrants were issued by the Company on May 8, 2018, the date all necessary approvals to issue the shares were received. Ault & Company is controlled by Mr. Milton Ault, the Company’s Chairman and Chief Executive Officer (See Note 24).

(viii)	On May 15, 2018, the Company entered into securities purchase agreements with certain investors in which it sold an aggregate of 384,589 shares of its common stock for aggregate consideration of $6,000,000. In connection with this financing, the Company issued (i) five-year warrants to purchase 96,147 shares of the Company’s Class A common stock and (ii) five-year warrants to purchase 288,442 shares of the Company’s Class A common stock. The warrants were issued at an exercise price of $18.80 per share of common stock (See Note 24).

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(ix)	On May 15, 2018, the Company entered into a securities purchase agreement with an institutional investor to sell and issue a senior secured convertible promissory note with a principal face amount of $6,000,000 and (i) a five-year warrant to purchase 55,556 shares of the Company’s Class A common stock at an exercise price of $27.00 per share of Class A common stock (the “Series A Warrant”) and (ii) a five-year warrant to purchase 86,207 shares of the Company’s Class B common stock at an exercise price of $17.40 per share of Class A common stock (See Note 22a). In connection with the financing, the Company issued the placement agent a warrant to purchase 7,500 shares of common stock with an exercise price of $20.00.

The following table summarizes information about common stock warrants outstanding at December 31, 2018:

Outstanding				Exercisable
		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Price	Outstanding	Life (Years)	Price	Exercisable	Price
$0.20	15,873	7.84	$0.20	15,873	$0.20
$11.00	14,182	3.86	$11.00	14,182	$11.00
$12.00	3,750	4.33	$12.00	3,750	$12.00
$13.20	7,407	3.84	$13.20	7,407	$13.20
$14.00	106,286	3.87	$14.00	106,286	$14.00
$15.00	6,795	3.37	$15.00	6,795	$15.00
$16.00	24,083	1.69	$16.00	24,083	$16.00
$17.40	86,207	4.37	$17.40	86,207	$17.40
$18.80	384,589	4.38	$18.80	384,589	$18.80
$20.00	14,000	3.94	$20.00	14,000	$20.00
$22.00	37,974	2.68	$22.00	37,974	$22.00
$23.00	85,000	4.24	$23.00	85,000	$23.00
$26.00	49,679	4.29	$26.00	49,679	$26.00
$27.00	55,556	4.37	$27.00	55,556	$27.00
$44.00	31,250	4.06	$44.00	31,250	$44.00
$45.00	5,625	4.07	$45.00	5,625	$45.00
$50.00	8,125	4.07	$50.00	8,125	$50.00
$0.20 - $50.00	936,381	4.18	$20.19	936,381	$20.19

The Company has valued the warrants at their date of grant utilizing the Black-Scholes option pricing model. This model is dependent upon several variables such as the warrants’ term, exercise price, current stock price, risk-free interest rate and estimated volatility of our stock over the contractual term of the warrants. The risk-free interest rate used in the calculations is based on the implied yield available on U.S. Treasury issues with an equivalent term approximating the contractual life of the warrants.

The Company utilized the Black-Scholes option pricing model and the assumptions used during the years ended December 31, 2018 and 2017:

	2018	2017
Weighted average risk-free interest rate	2.41% — 2.94%	1.42% — 2.01%
Weighted average life (in years)	4.8	4.8
Volatility	124.8% — 138.4%	98.5% — 128.7%
Expected dividend yield	0%	0%
Weighted average grant-date fair value per share of warrants granted	$15.80	$8.20

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17. OTHER CURRENT LIABILITIES

Other current liabilities at December 31, 2018 and 2017 consist of:

	2018	2017
Accrued payroll and payroll taxes	$1,497,470	$359,512
Warranty liability	86,495	86,495
Other accrued expenses	284,437	262,384
	$1,868,402	$708,391

18. ADVANCES ON FUTURE RECEIPTS

During 2017, the Company received funding as a result of entering into multiple Agreements for the Purchase and Sale of Future Receipts (collectively, the “Agreements on Future Receipts”) pursuant to which the Company sold in the aggregate $4,068,352 in future receipts of the Company for $2,889,175. Future receipts include cash, check, ACH, credit card, debit card, bank card, charge card or other form of monetary payment. During 2017, the Company had repaid $1,525,547 and during the year ended December 31, 2018, the Company entered into a total of nine additional Agreements on Future Receipts pursuant to which the Company sold up to $5,632,400 in future receipts for a purchase price in the amount of $4,100,000. The Agreements on Future Receipts have been personally guaranteed by the Company’s Chief Executive Officer and in one instance has also been guaranteed by Philou.

During 2018, the Company recorded a discount in the amount of $1,651,193 in connection with these nine additional agreements, based upon the difference between the amount of future receipts sold and the actual proceeds received by the Company. Under the terms of these agreements, the Company also issued warrants to purchase an aggregate of 5,625 shares of common stock at an exercise price of $45.00 per share of common stock and warrants to purchase 8,125 shares of common stock at an exercise price of $50.00 per share of common stock. The Company recorded an additional discount of $258,370 based on the estimated fair value of these warrants. The Company computed the fair value of these warrants using the Black-Scholes option pricing model. These discounts are reflected as a reduction on the outstanding liability and are being amortized as non-cash interest expense over the term of the agreement. During the years ended December 31, 2018 and 2017, non-cash interest expense of $2,489,403 and $599,337, respectively, was recorded from the amortization of debt discounts.

19. REVOLVING CREDIT FACILITY

Microphase entered into a revolving loan agreement with Gerber Finance, Inc. (“Gerber”) in February of 2012, as amended in September 2015 and July 2017 (the “Revolving Credit Facility”). Under the Revolving Credit Facility, Microphase received funds based on a borrowing base, which consisted of a percentage of eligible accounts receivable, up to a maximum revolving amount of $1,400,000 (the “Maximum Revolving Amount”). Interest accrued at the prime rate plus three and three-quarters percent (3.75%) on the unpaid principal. Effective June 15, 2017, the prime rate was increased from 4.00% to 4.25% resulting in a base rate of 8.00%. In December 2017, the Company paid off the Revolving Credit Facility in cash.

On November 6, 2017, Microphase entered into a factoring agreement with CSNK Working Capital Finance Corp. (the “Factoring Agreement”). Under the Factoring Agreement, Microphase received funds based on a borrowing base, which consisted solely of eligible accounts receivable.

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20. NOTES PAYABLE

Notes Payable at December 31, 2018 and 2017, are comprised of the following.

	2018	2017
12% short-term promissory note (a)	$1,000,000	$—
Other short-term notes payable (b)	1,033,553	—
Notes payable to Wells Fargo (c)	291,988	300,130
Note payable to Dept. of Economic and Community Development (d)	260,169	292,509
Power-Plus Credit Facilities (e)	—	170,473
Note payable to Power-Plus Member (f)	13,250	130,125
Note payable to People's United Bank (g)	18,589	19,489
8% short-term promissory note (h)	1,272,600	—
12% September 2018 short-term promissory note (i)	789,473	—
October '18 short-term promissory note (j)	565,000
Microphase December 2018 short-term promissory note (k)	200,000
10% short-term promissory notes (l)	—	15,000
Short term bank credit (m)	1,558,197	—
Total notes payable	7,002,819	927,726
Less:
Unamortized debt discounts	(151,499)	—
Unamortized financing cost	(7,541)	—
Total notes payable, net of financing cost	$6,843,779	$927,726
Less: current portion	(6,360,120)	(402,234)
Notes payable – long-term portion	$483,659	$525,492

(a)	On March 23, 2018, the Company entered into a securities purchase agreement pursuant to which it issued a 12% promissory note and a warrant to purchase 22,500 shares of common stock to an accredited investor. The promissory note was issued with a 10% OID. The promissory note is in the principal amount of $1,000,000, was sold for $900,000, accrued simple interest at 12% and was due on June 22, 2018. The Company is in negotiations with the investor to amend the payment terms on this 12% promissory note, however, since payment was not made on the specified maturity date this unsecured 12% promissory note is currently in default. Interest only payments are due, in arrears, on a monthly basis commencing on April 23, 2018. The exercise price of the warrant is $23.00 per share. The Company recorded debt discount in the amount of $271,565 based on the estimated fair value of these warrants. The Company computed the fair value of these warrants using the Black-Scholes option pricing model. The debt discount was amortized as non-cash interest expense over the term of the debt. During the year ended December 31, 2018, non-cash interest expense of $271,565 was recorded from the amortization of debt discount and interest expense of $100,000 was recorded from the amortization of the OID on this 12% promissory note. The 12% promissory note is unsecured by any of the Company’s assets but is guaranteed by our Chief Executive Officer.

(b)	During the year ended December 31, 2018, the Company entered into the following short-term promissory notes:

(i)	On February 7, 2018, the Company issued demand promissory notes in the aggregate principal face amount of $440,000 to accredited investors. These promissory notes included an OID of $40,000 resulting in net proceeds to the Company of $400,000. The principal and OID on these notes were due and payable on demand after April 24, 2018. These loans were paid on April 27, 2018. During the year ended December 31, 2018, the Company recognized $40,000 from the amortization of OID on these demand promissory notes.

(ii)	On February 26, 2018, the Company issued a 10% promissory note in the principal amount of $330,000 to an accredited investor. This promissory note included an OID of $30,000 resulting in net proceeds to the Company of $300,000. The principal and accrued interest on this note was due and payable on April 12, 2018, subject to a 30-day extension available to the Company. This 10% promissory note was paid on April 27, 2018. During the year ended December 31, 2018, the Company recognized $35,991 from interest and the amortization of OID on this 10% promissory note.

(iii)	On March 27, 2018, the Company issued a 10% promissory note in the principal amount of $200,000 to an accredited investor. Between March 29, 2018 and April 24, 2018, the Company paid the outstanding principal amount of $200,000 on this 10% promissory note.

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(iv)	On May 23, 2018, the Company issued a promissory note in the aggregate principal face amount of $81,000 to an accredited investor. The promissory note included an OID of $6,000 resulting in net proceeds to the Company of $75,000 and was due and payable on August 20, 2018. This promissory note was paid on July 25, 2018. During the year ended December 31, 2018, the Company recognized $6,000 from the amortization of OID on this promissory note.

(v)	On May 23, 2018, the Company issued a promissory note in the aggregate principal face amount of $360,000 to an accredited investor. The promissory note included an OID of $60,000 resulting in net proceeds to the Company of $300,000 and was due and payable on June 22, 2018. The outstanding balance on this note was paid on July 2, 2018. During the year ended December 31, 2018, the Company recognized $60,000 from the amortization of OID on this promissory note.

(vi)	On June 5, 2018, the Company received loans in the aggregate amount of $75,000 from accredited investors. The principal and interest on these loans was paid on July 16, 2018.

(vii)	On June 8, 2018, the Company issued a promissory note in the aggregate principal face amount of $511,750 to an accredited investor. The promissory note included an OID of $66,750 resulting in net proceeds to the Company of $445,000 and was due and payable on July 9, 2018. At December 31, 2018, the outstanding principal balance on this note was $54,750. Since payment was not made on the specified maturity date this unsecured promissory note is currently in default. During the year ended December 31, 2018, the Company recognized $66,750 from the amortization of OID on this promissory note. On August 3, 2018, the Company and lender entered into an agreement to extend the maturity date from July 9, 2018 to August 31, 2018. The Company agreed to pay the lender an extension fee of 100,000 shares of common stock. The Company remains in default and continues to negotiate with the investor on extended payment terms.

(viii)	On July 13, 2018, the Company issued a 15% promissory note in the principal amount of $176,000 to an accredited investor. This promissory note included an OID of $16,000 and debt issuance costs of $5,000 resulting in net proceeds of $155,000. At December 31, 2018, the outstanding balance on this note was $124,303. The principal and accrued interest on this note was due and payable on October 11, 2018 and is currently in default. Mr. Ault personally guaranteed the repayment of this note.

(ix)	On August 10, 2018, DP Lending issued a 12% promissory note in the principal amount of $550,000 to an accredited investor. This promissory note included an OID of $50,000 resulting in net proceeds of $500,000. The principal and accrued interest on this note is due and payable on August 10, 2019.

(x)	On August 16, 2018, the Company issued an 8% promissory note in the principal amount of $225,000 to an accredited investor. This promissory note included an OID of $25,000 resulting in net proceeds of $200,000. At December 31, 2018, the outstanding balance on this note was $159,500. This note was due and payable on October 5, 2018 and is currently in default. Mr. Ault personally guaranteed the repayment of this note.

(xi)	On August 23, 2018, DP Lending issued a promissory note in the principal amount of $85,000 to an accredited investor. This promissory note included an OID of $10,000 resulting in net proceeds of $75,000. At December 31, 2018, the outstanding balance on this note was $85,000. This note was due and payable on September 24, 2018, subject to a 28-day extension available to DP Lending. However, since payment was not made on the specified maturity date this unsecured promissory note is currently in default.

(xii)	On August 28, 2018, DP Lending issued a promissory note in the principal amount of $115,000 to an accredited investor. This promissory note included an OID of $15,000 resulting in net proceeds of $100,000. The principal and accrued interest on this note was due and payable on September 14, 2018, subject to a 10-business day cure period available to DP Lending. This promissory note was paid on September 21, 2018.

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(xiii)	On October 9, 2018, DP Lending issued a promissory note in the principal amount of $60,000 to an accredited investor. This promissory note included an OID of $10,000 resulting in net proceeds of $50,000. At December 31, 2018, the outstanding balance on this note was $60,000. This note was due and payable on October 23, 2018. However, since payment was not made on the specified maturity date this unsecured promissory note is currently in default.

(c)	At December 31, 2018, Microphase had guaranteed the repayment of two equity lines of credit in the aggregate amount of $291,988 with Wells Fargo Bank, NA (“Wells Fargo”) (collectively, the “Wells Fargo Notes”). These loans originated prior to the Company’s acquisition of Microphase and Microphase was the recipient of the actual proceeds from the loans. Microphase had previously guaranteed the payment under the first Wells Fargo equity line during 2008, the proceeds of which Microphase had received from a concurrent loan from Edson Realty Inc., a related party owned real estate holding company. As of December 31, 2018, the first line of credit, which is secured by residential real estate owned by a former officer, had an outstanding balance of $210,822, with an annual interest rate of 4.00%. Microphase had guaranteed the payment under the second Wells Fargo equity line in 2014. Microphase had received working capital loans from the former CEO from funds that were drawn against the second Wells Fargo equity line. As of December 31, 2018, the second line of credit, secured by the former CEO’s principal residence, had an outstanding balance of $81,166, with an annual interest rate of 3.00%. During the years ended December 31, 2018, Microphase incurred $17,629 of interest on the Wells Fargo Notes.

(d)

In August 2016, Microphase received a $300,000 loan, of which $39,831 has been repaid, pursuant to the State of Connecticut Small Business Express Job Creation Incentive Program which is administered through the Department of Economic and Community Development (“DECD”) (the “DECD Note”). The DECD Note accrues interest at a rate of 3% per annum and is due in August 2026. Payment of principal and interest commenced in September 2017, payable in equal monthly installments over the remaining term. During the year ended December 31, 2018, Microphase incurred $9,286 of interest on the DECD Note.

(e)	At December 31, 2017, Power-Plus had guaranteed the repayment of two lines of credit in the aggregate amount of $170,473 with Bank of America NA and Wells Fargo (collectively, the “Power-Plus Lines”). During 2018, the Power-Plus Lines had been paid.

(f)	Pursuant to the terms of the Purchase Agreement with Power-Plus, the Company entered into a two-year promissory note in the amount of $255,000 payable to the former owner as part of the purchase consideration. The $255,000 note is payable in 24 equal monthly installments. On October 18, 2017, for cancellation of debt, the Company entered into a subscription agreement with the former owner under which the Company sold 6,940 shares of common stock at $13.40 per share for an aggregate purchase price of $93,000. The outstanding balance on this note was $13,250 at December 31, 2018. During the year ended December 31, 2018, the Company paid $116,875 in principal payments.

(g)	In December 2016, Microphase utilized a $20,000 overdraft credit line at People’s United Bank with an annual interest rate of 15%. As of December 31, 2018, the balance of that overdraft credit line was $18,589.

(h)	On August 16, 2018, the Company entered into a securities purchase agreement with certain institutional investors providing for the issuance of (i) secured promissory notes in the aggregate principal face amount of $1,212,000 due February 15, 2019, at an interest rate of eight percent (8%) per annum for which the Company received an aggregate of $1,010,000, and (ii) issued an aggregate of 20,000 shares of common stock to the investors. On November 29, 2018, these 8% short-term promissory notes were amended and the Company incurred an additional OID of $60,600 resulting in an outstanding principal balance of $1,272,600 at December 31, 2018.

(i)	During September 2018, the Company issued to institutional investors 12% term promissory notes in the principal face amount of $789,473, with an interest rate of 12% for a purchase price of $750,000. The outstanding principal face amount, plus any accrued and unpaid interest, was due by December 31, 2018. During October 2018, in accordance with the notes, the Company issued 22,500 shares of its common stock to the investors. Since payment was not made on the specified maturity date these 12% term promissory notes are currently in default.

(j)	On October 11, 2018, the Company entered into a securities purchase agreement with an institutional investor providing for the issuance of (i) a secured promissory note in the aggregate principal face amount of $565,000 due December 8, 2018, for which the Company received an aggregate of $510,000, and (ii) issued an aggregate of 20,000 shares of common stock to the investor. Upon maturity, the Company was required to pay $27,500 of interest. The note was not paid on the maturity date and was in default at December 31, 2018.

(k)	On December 28, 2018, Microphase entered into a secured promissory note with an institutional investor providing for the issuance of (i) a secured promissory note in the aggregate principal face amount of $200,000, with an interest rate of 10% per annum and a maturity date of March 31, 2019. In connection with the Microphase Note, Mr. Ault entered into a personal guarantee agreement for the benefit of the investor.

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(l)	In December 2016, Microphase issued $705,000 in 10% short-term promissory notes to nineteen accredited investors which, after deducting $70,500 of placement fees to its selling agent, Spartan Capital Securities, LLC (“Spartan”), resulted in $634,500 in net proceeds to Microphase (the “10% Short-Term Notes”). The 10% Short-Term Notes were due one year from the date of issuance. The amount due pursuant to the 10% Short-Term Notes was equal to the entire original principal amount multiplied by 125% (the “Loan Premium”) plus accrued interest. On December 5, 2017, in exchange for the cancellation of $690,000 of outstanding principal and $250,323 of accrued interest owed to the investors by Microphase Corporation, the Company entered into an Exchange Agreement pursuant to which the Company issued an aggregate of 76,193 shares of common stock and warrants to purchase 19,023 shares of common stock with an exercise price of $22.00 per share of common stock. During 2018, the Company paid the remaining balance of principal and accrued interest of $15,000 and $5,615, respectively.

(m)	At December 31, 2018, Enertec had short term bank credit of $1,558,197 that bears interest at prime plus 0.7% through 3.85% paid either on a monthly or weekly basis. Further, the Company has undertaken to comply with certain covenants under its bank loan. During the period May 22 to December 31, 2018, the Company incurred $47,076 of interest from Enertec’s short term bank credit.

Other Notes Payable

(n)	Between May 5, 2017 and December 31, 2017, the Company received additional short-term loans of $297,000 from five accredited investors, of which $75,000 was from the Company’s corporate counsel, a related party. As additional consideration, the investors received five-year warrants to purchase 11,219 shares of common stock at a weighted average exercise price of $15.40 per share. The warrants are exercisable commencing six months after the issuance date and are subject to certain beneficial ownership limitations. The exercise price of these warrants is subject to adjustment for customary stock splits, stock dividends, combinations and other standard anti-dilution events. The warrants may be exercised for cash or on a cashless basis. During the quarter ended June 30, 2017, the Company recorded debt discount in the amount of $95,000 based on the estimated fair value of these warrants. The Company computed the fair value of these warrants using the Black-Scholes option pricing model. As a result of the short-term feature of these loans and advances, the debt discount was amortized as non-cash interest expense upon issuance of the warrants using the effective interest method.

During June 2017, the holders of $55,000 of these short-term loans agreed to cancel their notes for the purchase of 5,000 shares of the Company’s common stock at a price of $11.00 per share. An additional $75,000 in short-term loans from the Company’s corporate counsel was converted into the Company’s equity securities; $52,000 was converted into one of the Series C Units and $23,000 was converted into the Company’s common stock. The Company did not record any additional interest expense as a result of the extinguishment of $130,000 in short-term loans since the carrying amount of the short-term loans was equivalent to the fair value of the consideration transferred, which was determined from the closing price of the Company’s equity securities on the date of extinguishment. During the year ended December 31, 2017, the Company also repaid $157,000 in short-term loans.

(o)	In February 2017, the Company issued to eight accredited investors $400,000 in demand promissory notes bearing interest at a rate of 6% per annum. Of the eight accredited investors, one investor was deemed a related party. As additional consideration, the investors received five-year warrants to purchase 16,667 shares of common stock at an exercise price of $14.00 per share (the “Feb. 2017 Warrants”). The Feb. 2017 Warrants are exercisable commencing six months after the issuance date. The exercise price of the Feb. 2017 Warrants is subject to adjustment for customary stock splits, stock dividends, combinations and other standard anti-dilution events. The Feb. 2017 Warrants may be exercised for cash or on a cashless basis. During the quarter ended March 31, 2017, the Company recorded debt discount in the amount of $151,000 based on the estimated fair value of the Feb. 2017 Warrants. The Company computed the fair value of these warrants using the Black-Scholes option pricing model. As a result of the due on demand feature of the promissory notes, the debt discount was amortized as non-cash interest expense upon issuance of the Feb. 2017 Warrants using the effective interest method.

Between February 16, 2017 and February 23, 2017, the holders of the $400,000 in demand promissory notes agreed to cancel their demand promissory notes for the purchase of 33,333 shares of the Company’s common stock, an extinguishment price of $12.00 per share. During the quarter ended March 31, 2017, the Company recorded additional interest expense of $13,333 as a result of the extinguishment of the $400,000 in demand promissory notes based on the difference of the carrying amount of the demand promissory notes and the fair value of the consideration transferred, which was determined from the closing price of the Company’s common stock on the date of extinguishment.

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(p)	On March 28, 2017, the Company issued $270,000 in demand promissory notes to several investors. These demand promissory notes accrued interest at the rate of 6% per annum. On April 5, 2017, the Company canceled these promissory notes by issuing to the investors 18,000 shares of common stock, at $15.00 per share, and warrants to purchase 9,000 shares of common stock at $18.00 per share. During the quarter ended June 30, 2017, the Company recorded additional interest expense of $109,000 as a result of the extinguishment of the $270,000 in demand promissory notes based on the difference of the carrying amount of the demand promissory notes and the fair value of the consideration transferred, which was determined from the closing price of the Company’s common stock on the date of extinguishment.

(q)	On June 2, 2017, pursuant to the terms of the Share Exchange Agreement and in consideration of legal services, Microphase issued a $450,000 8% promissory note with a maturity date of November 25, 2017 to Lucosky Brookman, LLP (the “Lucosky Note”). In conjunction with the issuance of the Lucosky Note, the Company issued Lucosky Brookman 10,000 shares of redeemable convertible Series E preferred stock (the “Series E Preferred Stock”) with a stated value of $45 per share as an alternative to providing a guarantee for the amount of the Lucosky Note. The Company, at its option, had the right to redeem for cash the outstanding shares of Series E Preferred Stock, upon written notice to the holder of the shares, at a cash redemption price equal to $45 multiplied by the number of shares being redeemed. Any such optional redemption by the Company would have resulted in a credit against the Lucosky Note. During the period June 3, 2017 to December 29, 2017, Microphase incurred $21,000 of interest on the Lucosky Note. On December 29, 2017, the Lucosky Note was satisfied through the conversion of the 10,000 shares of Series E Preferred Stock into 30,000 shares of the Company’s common stock (See Note 24).

(r)	On January 25, 2018, the Company issued two 5% promissory notes, each in the principal face amount of $2,500,000 for an aggregate debt of $5,000,000 to two institutional investors. The entire unpaid balance of the principal and accrued interest on each of the 5% promissory notes was due and payable on February 23, 2018, subject to a 30-day extension available to the Company. The proceeds from these two 5% promissory notes were used to purchase 1,000 Antminer S9s manufactured by Bitmain Technologies, Inc. in connection with our crypto mining operations. The Company repaid the entire outstanding principal and accrued interest on the 5% promissory notes of $5,101,127 during 2018.

(s)	On February 20, 2018, the Company issued a promissory note in the principal face amount of $900,000 to an accredited investor. This promissory note included an original issue discount (“OID”) of $150,000 resulting in net proceeds of $750,000. The principal and OID on this note was due and payable on March 22, 2018. On March 23, 2018, the Company entered into a new promissory note in the principal amount of $2,100,000 for a term of two months, subject to the Company’ ability to prepay within one month. The new promissory note included an OID of $350,000, resulting in net proceeds of $1,750,000. The Company also issued to the lender a warrant to purchase 62,500 shares of the Company’s common stock at an exercise price of $23.00 per share. The principal amount of the new promissory note consisted of cash of $1,000,000 and the cancellation of principal of $750,000 from the February 20, 2018 promissory note. The interest on the February 20, 2018 note in the amount of $150,000 was paid to the lender prior to entering into the new promissory note. The warrants are exercisable commencing on the issuance date for a term of three years. The exercise price of these warrants is subject to adjustment for customary stock splits, stock dividends, combinations and other standard anti-dilution events. The warrants may be exercised for cash or on a cashless basis. The Company recorded debt discount in the amount of $604,227 based on the estimated fair value of these warrants. The Company computed the fair value of these warrants using the Black-Scholes option pricing model. The debt discount was amortized as non-cash interest expense over the term of the debt. During the year ended December 31, 2018, non-cash interest expense of $604,227 was recorded from the amortization of debt discount and interest expense of $350,000 was recorded from the amortization of the OID on the new promissory note. On April 23, 2018, the Company paid the entire outstanding principal on the new promissory note of $2,100,000. The new promissory note had been guaranteed by our Chief Executive Officer and had also been guaranteed by Philou.

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21. NOTES PAYABLE – RELATED PARTIES

Notes Payable – Related parties at December 31, 2018 and 2017, are comprised of the following:

	2018	2017
Notes payable to former officer and employee (a)	$308,984	$309,317
Total notes payable	308,984	309,317
Less: current portion	(166,925)	(133,569)
Notes payable – long-term portion	$142,059	$175,748

(a)	Microphase is a party to several notes payable agreements with seven of its past officers, employees and their family members. As of December 31, 2018, the aggregate outstanding balance pursuant to these notes payable agreements, inclusive of $57,752 of accrued interest, was $366,736, with annual interest rates ranging between 3.00% and 6.00%. During the year ended December 31, 2018, Microphase incurred $10,897 of interest on these notes payable agreements. In July 2016, one of these noteholders initiated litigation to collect the balance owed under the terms of his respective agreement. In October 2017, Microphase and the noteholder entered into a settlement agreement whereby Microphase agreed to pay the outstanding principal and interest of $122,000 and $43,000, respectively, by issuing to the noteholder 95,834 shares of Microphase common stock valued at $115,000 and paying $25,000 in cash. The value of the Microphase common stock was derived from the Company’s recent acquisition of a majority interest in Microphase. Further, the parties agreed a final $25,000 would be paid within 18 months of the settlement agreement or Microphase would be required to pay the noteholder an additional $25,000.

(b)	On December 29, 2016, the Company entered into an agreement with MCKEA Holdings, LLC (“MCKEA”). MCKEA is the majority member of Philou Ventures, LLC, which is the Company’s controlling stockholder. Kristine L. Ault, a director and the wife of Milton C. Ault III, Executive Chairman of the Company’s Board of Directors, is the manager and owner of MCKEA, for a demand promissory note (The “MCKEA Note”) in the amount of $250,000 bearing interest at the rate of 6% per annum on unpaid principal. On March 24, 2017, the MCKEA Note was cancelled to purchase the Company’s Series B Preferred Stock pursuant to the terms of the Preferred Stock Purchase Agreement entered into on March 9, 2017 (See Note 24). Since there was no difference between the reacquisition price and the net carrying value of the cancelled debt, no gain or loss was recognized as a result of this transaction.

22. CONVERTIBLE NOTES

Convertible Notes Payable at December 31, 2018 and 2017, are comprised of the following:

	2018	2017
10% Convertible secured notes (a)	$7,997,126	$—
5% Convertible secured notes (b)	—	550,000
12% Convertible secured note (c) (d) (e)	—	202,000
Total convertible notes payable	7,997,126	752,000
Less:
Unamortized debt discounts	(1,189,276)	(351,573)
Unamortized financing cost	(65,356)	(2,549)
Total convertible notes payable, net of financing cost	$6,742,494	$397,878

(a)	On May 15, 2018, the Company entered into a securities purchase agreement to sell (i) a 10% convertible note (the “10% Convertible Note”), (ii) a five-year warrant to purchase 55,556 shares of the Company’s common stock at an exercise price of $27.00 per share; (iii) a five-year warrant to purchase 86,207 shares of the Company’s Class A common stock at an exercise price of $17.40 per share; and (iv) 17,241 shares of the Company’s common stock to an institutional investor. Initially, the 10% Convertible Note was convertible into the Company’s common stock at $15.00 per share, but could only be converted if an event of default thereunder had occurred and not been cured on a timely basis. On September 25, 2018, the Company entered into an agreement to amend the maturity date on the 10% Convertible Note, pursuant to which amendment the amortization schedule of the 10% Convertible Note provides for 13 monthly payments in the amount of $309,193, and for the fourteenth payment to be in the amount of $1,011,427, plus accrued and unpaid interest. Each such amortization payment shall be made in cash or Bitcoin.

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The 10% Convertible Note is in the principal amount of $6,000,000 and bears interest at 10% simple interest on the principal amount with 50% of the total interest due on the principal payable at the closing and the remaining 50% payable over the term of the 10% Convertible Note. In connection with the financing, the Company agreed to pay the placement agent, Alliance Global Partners, a cash fee of $300,000 and a warrant to purchase 7,500 shares of the Company’s common stock with an exercise price of $20.00 per share.

The Company computed the fair value of the warrants using the Black-Scholes option pricing model and, as a result of this calculation, recorded debt discount in the amount of $1,397,389 based on the estimated fair value of the warrants. The Company estimated that the grant date fair value of the shares of common stock was $405,024, which was determined from the closing price of the Company’s common stock on the dates of issuance. In aggregate, the Company recorded debt discount in the amount of $2,169,613 based on the relative fair values of the warrants, common stock and debt issuance costs of $367,200. During the year ended December 31, 2018, non-cash interest expense of $2,169,613 was recorded from the amortization of debt discounts. The fair value of the warrants was estimated using the Black-Scholes option-pricing method. The risk-free rate of 2.94% was derived from the U.S. Treasury yield curve, matching the term of the warrant, in effect at the measurement date. The volatility factor of 127.9% was determined based on the Company’s historical stock prices.

On July 2, 2018, the Company entered into a securities purchase agreement with the institutional investor providing for the issuance of (i) a second 10% convertible note (the “Second 10% Convertible Note”) with a principal face amount of $1,000,000 which Second 10% Convertible Note was convertible into the Company’s common stock at $15.00 per share and (ii) an additional 20,000 of the Company’s common stock to be issued in connection with the 10% Convertible Note. The Second 10% Convertible Note, as amended, matures on February 15, 2019, as to fifty percent (50%) of the amount due thereunder, and the remaining fifty percent (50%) due thereunder to May 15, 2019.

On August 31, 2018, the Company entered into a securities purchase agreement with the institutional investor providing for the issuance of a third 10% convertible note (the “Third 10% Convertible Note” and with the 10% Convertible Note and the Second 10% Convertible Note, the “10% Convertible Notes”) with a principal face amount of $2,000,000, which Third Convertible Note is convertible into 250,000 shares of the Company’s common stock at $8.00 per share and (ii) an additional 31,000 of the Company’s common stock. The shares of common stock issuable pursuant to the Third 10% Convertible Note have not been issued to the institutional investor. The Third 10% Convertible Note, as amended, matures on February 15, 2019, as to fifty percent (50%) of the amount due thereunder, and the remaining fifty percent (50%) due thereunder to May 15, 2019.

At the time of issuance of the Third 10% Convertible Note, the closing price of the Company’s common stock was in excess of the conversion price, resulting in a beneficial conversion feature (“BCF”). The BCF embedded in the Third 10% Convertible Note is accounted for under ASC No. 470, Debt (“ASC 470”). At issuance, the intrinsic value of the BCF totaled $910,419, based on the difference between the effective conversion price and the fair value of the Company’s common stock at the commitment date of the transaction, and the relative fair value of the 31,000 shares of common stock was $259,919. Initially, the Company was prohibited from issuing the 31,000 shares of common stock or the shares of common stock issuable pursuant to the Third 10% Convertible Note until stockholder approval of such issuance of securities is obtained as required by applicable NYSE American listing rules, which was received on December 28, 2018.

The Company recorded debt issuance costs of $200,500 from the Third 10% Convertible Note. The debt issuance costs are being amortized as non-cash interest expense over the term of the debt. During the year ended December 31, 2018, non-cash interest expense of $135,144 was recorded from the amortization of the debt issuance costs.

Pursuant to an amendment dated as of August 31, 2018 to the 10% Convertible Note and the Second 10% Convertible Note, the Company reduced the conversion price to $8.00 from $15.00. The amendment to the embedded conversion options of the 10% Convertible Note and the Second 10% Convertible Note caused a material change in the fair value of the embedded conversion options on these two notes and resulted in a loss on extinguishment of $665,346. At the time of the amendment, the closing price of the Company’s common stock was in excess of the conversion price, resulting in a BCF. The intrinsic value of the BCF was $1,131,960 on the 10% Convertible Note and $225,000 on the Second 10% Convertible Note based on the difference between the effective conversion price and the fair value of the Company’s common stock. During the year ended December 31, 2018, non-cash interest expense of $1,356,960 was recorded from the amortization of debt discounts attributed to the August 31, 2018 amendment of to the 10% Convertible Note and the Second 10% Convertible Note.

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Pursuant to the terms of an amendment dated December 7, 2018, the Company agreed that if the investor elects to convert three monthly payments in the principal amount of $309,193 into shares of the Company’s common stock at the stated conversion price of $8.00 and the proceeds from the sale of the shares did not result in net proceeds to the investor of 103% of the principal, interest and penalties due, then the Company would pay the investor the difference in cash (the “True-Up Payment). During December 2018, the Company issued to the investor 109,724 shares of its common stock at $8.00 per share upon the conversion of $877,793 in principal, accrued interest and penalties. During December 2018, the investor received $304,608 from the sale of the shares of common stock, which approximated the value of the shares of common stock on the date of issuance, resulting in a True-Up Payment due to the investor of $599,519.

(b)	On December 4, 2017, the Company entered into a securities purchase agreement to sell a 5% Convertible Note (the “5% Convertible Note”) and 7,500 shares of restricted common stock to an institutional investor. The principal of the 5% Convertible Note and interest thereon was convertible into shares of common stock at $12.00 per share of common stock, subject to adjustments for lower priced issuances, stock splits, stock dividends, combinations or similar events. The 5% Convertible Note was in the principal amount of $550,000, included an OID of $50,000 resulting in net proceeds to the Company of $500,000, accrued interest at 5% simple interest on the principal amount, and was due on August 13, 2018. Interest only payments were due on a quarterly basis and the principal was due on June 3, 2018.

At the time of issuance of the 5% Convertible Note, the closing price of the Company’s common stock was in excess of the conversion price, resulting in a BCF accounted for under ASC 470. At issuance, the intrinsic value of the BCF totaled $244,260 based on the difference between the effective conversion price and the fair value of the Company’s common stock at the commitment date of the transaction. The intrinsic value of the BCF exceeded the proceeds allocated to the relative fair value of the 5% Convertible Note. The BCF was amortized to interest expense over the term of the 5% Convertible Note using the effective interest method. The valuation of the BCF was calculated based on the effective conversion price compared with the market price of the Company’s common stock on the date of issuance of the 5% Convertible Note.

In the aggregate, the Company recorded debt discount in the amount of $550,000 based on the relative fair values of the 7,500 shares of common stock of $25,740, BCF of $244,260 and OID of $50,000. The debt discount is being amortized as non-cash interest expense over the term of the debt. During the year ended December 31, 2017, non-cash interest expense of $380,769 was recorded from the amortization of debt discounts. In January 2018, the 5% Convertible Note was converted into 46,082 shares of the Company’s common stock based upon the contractual rights included in the 5% Convertible Note (See Note 24).

(c)	On August 3, 2017, the Company entered into a securities purchase agreement to sell a 12% Convertible Note (the “12% Convertible Note”) and a warrant to purchase 33,333 shares of common stock to an accredited investor. The principal of the 12% Convertible Note may be converted into shares of common stock at $11.00 per share and under the terms of the Warrant, up to 33,333 shares of common stock may be purchased at an exercise price of $14.00 per share.

The 12% Convertible Note was in the principal amount of $400,000, included an OID of $40,000 resulting in net proceeds to the Company of $360,000, accrued interest at 12% simple interest on the principal amount, and was due on August 13, 2018. Interest only payments were due on a quarterly basis and the principal was due on August 3, 2018. The principal may be converted into shares of the Company’s common stock at $11.00 per share.

The Company computed the fair value of the 33,333 warrants using the Black-Scholes option pricing model and, as a result of this calculation, recorded debt discount in the amount of $167,203 based on the estimated fair value of the 33,333 warrants.

The BCF embedded in the 12% Convertible Note is accounted for under ASC 470. At issuance, the intrinsic value of the BCF totaled $186,797. The Company, however, was prohibited from issuing shares of common stock pursuant to the 12% Convertible Note until stockholder approval of such issuance of securities was obtained as required by applicable NYSE American listing rules. The Company received stockholder approval for the share issuances on December 28, 2017. The intrinsic value of the BCF was amortized to interest expense over the term of the 12% Convertible Note using the effective interest method. The valuation of the BCF was calculated based on the effective conversion price compared with the market price of the Company’s common stock on the date of issuance of the 12% Convertible Note. In aggregate, the Company recorded debt discount in the amount of $394,000 based on the relative fair values of the 33,333 warrants, BCF and OID of $40,000. During the year ended December 31, 2017, non-cash interest expense of $211,658 was recorded from the amortization of debt discounts.

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On December 28, 2017, principal and accrued interest of $198,000 and $4,818, respectively, on the 12% Convertible Note was satisfied through the issuance of 18,438 shares of the Company’s common stock and the remaining balance of $202,000 was converted into 18,884 shares of the Company’s common stock on January 10, 2018 (See Note 24). The fair value of the warrants was estimated using the Black-Scholes option-pricing method. The risk-free rate of 1.79% was derived from the U.S. Treasury yield curve, matching the term of the warrant, in effect at the measurement date. The volatility factor of 107.3% was determined based on the Company’s historical stock prices.

(d)	On April 16, 2018, the Company entered into securities purchase agreements to sell (i) a 12% convertible note (the “12% April 2018 Convertible Note”), (ii) a five-year warrant to purchase 49,679 shares of the Company’s common stock at an exercise price of $26.00 per share; and (iii) 10,046 shares of the Company’s common stock to three institutional investors. The 12% April 2018 Convertible Note is convertible into common stock at $14.00 per share, but may only be converted if an event of default thereunder has occurred and not been cured on a timely basis.

The 12% April 2018 Convertible Note is in the principal amount of $1,722,222, included an OID of $172,222 resulting in net proceeds to the Company of $1,550,000 and bears interest at 12% simple interest on the principal amount. The Company is required to make monthly principal and interest payments until the 12% April 2018 Convertible Note is satisfied in full on October 16, 2018.

The Company computed the fair value of the warrants using the Black-Scholes option pricing model and, as a result of this calculation, recorded debt discount in the amount of $539,360 based on the estimated fair value of the warrants. The Company estimated that the grant date fair value of the shares of common stock was $128,524, which was determined from the closing price of the Company’s common stock on the date of issuance.

In aggregate, the Company recorded debt discount in the amount of $885,106 based on the relative fair values of the warrants, common stock, OID and debt issuance costs of $45,000. During the year ended December 31, 2018, non-cash interest expense of $885,106 was recorded from the amortization of debt discounts. The fair value of the warrants was estimated using the Black-Scholes option-pricing method. The risk-free rate of 2.94% was derived from the U.S. Treasury yield curve, matching the term of the warrant, in effect at the measurement date. The volatility factor of 127.9% was determined based on the Company’s historical stock prices. Beginning on May 16, 2018, the Company was required to make six monthly cash payments in the aggregate amount of $304,259. On August 31, 2018, the Company made its final payment and in aggregate paid principal and accrued interest of $1,722,222 and $103,333, respectively, on the 12% April 2018 Convertible Note.

(e)	On January 23, 2018, we entered into a securities purchase agreement with an institutional investor to sell, for an aggregate purchase price of $1,000,000, a 10% senior convertible promissory note (the “January 2018 10% Convertible Note”) with an aggregate principal face amount of $1,250,000, a warrant to purchase an aggregate of 31,250 shares of our common stock and 27,174 shares of our common stock. The transactions contemplated by the securities purchase agreement closed on February 8, 2018. The January 2018 10% Convertible Note was convertible into 31,250 shares of the Company’s common stock, a conversion price of $40.00 per share. The exercise price of the warrant to purchase 31,250 shares of the Company’s common stock is $44.00 per share. On February 9, 2018, in addition to the 27,174 shares of common stock provided for pursuant to the securities purchase agreement, the Company issued to the investor an aggregate of 34,597 shares of the Company’s common stock upon the conversion of the entire outstanding principal and accrued interest on the January 2018 10% Convertible Note of $1,383,884 (See Note 24).

Convertible Notes Converted into Common Stock during 2017

(f)	On November 2, 2017, the Company entered into a securities purchase agreement to sell a 5% Convertible Note (the “November 5% Convertible Note”) and 15,000 shares of restricted common stock to an institutional investor. The principal of the November 5% Convertible Note and interest thereon was convertible into shares of common stock at $12.00 per share of common stock, subject to adjustments for lower priced issuances, stock splits, stock dividends, combinations or similar events. The November 5% Convertible Note was in the principal amount of $1,111,000 and included an original issue discount (“OID”) of $101,000 and debt issuance costs of $105,800, resulting in net proceeds to the Company of $904,200. The November 5% Convertible Note provided for 5% simple interest on the principal amount.

In connection with the November 5% Convertible Note, the Company paid to Aegis Capital Corp. (“Aegis”), its financial advisor, a cash fee of $80,800 and issued to Aegis a warrant to purchase up to 7,407 shares of common stock with an exercise price of $13.20 per share, subject to adjustment for stock splits, stock dividends, combinations or similar events. The warrant is exercisable at any time commencing six months from the date of issuance through five years from the date of issuance and may be exercised for cash or on a “cashless” basis if there is no effective registration statement registering, or no current prospectus available for the resale of, all of the shares of common stock underlying the warrant.

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The debt conversion features embedded in the November 5% Convertible Note is accounted for under ASC No. 470, Debt. At the time of issuance, the intrinsic value of the debt conversion features utilizing the Black Scholes option pricing model totaled $423,593. The intrinsic value of the debt conversion feature combined with the amount of the original issue discount and the relative value of the 15,000 shares of common stock and warrants to purchase 7,407 shares of common stock exceeded the proceeds allocated to the relative fair value of the November 5% Convertible Note and resulted in aggregate debt discount of $722,868. The respective debt discount of $722,868 was amortized to interest expense over the term of the November 5% Convertible Note using the effective interest method. In addition, the Company incurred $105,800 of debt issuance costs which are also being amortized as non-cash interest expense over the term of the debt.

On December 13, 2017 and December 14, 2017, the entire $1,111,000 of principal on the November 5% Convertible Note was satisfied through the issuance of 92,583 shares of the Company’s common stock based upon the contractual rights provided for in the November 5% Convertible Note (See Note 14).

During the year ended December 31, 2017, non-cash interest expense of $828,668 was recorded from the amortization of debt discounts and debt financing cost.

(g)	On August 10, 2017, the Company, entered into securities purchase agreements with five institutional investors to sell for an aggregate purchase price of $800,000, 10% Senior Convertible Promissory Notes (the “10% Convertible Notes”) with an aggregate principal face amount of $880,000 and warrants to purchase an aggregate of 73,750 shares of common stock. The principal of the 10% Convertible Notes and interest earned thereon may be converted into shares of common stock at $12.00 per share and under the terms of the Warrant, up to 73,750 shares of common stock may be purchased at an exercise price of $13.20 per share.

The 10% Convertible Notes are in the aggregate principal amount of $880,000, included an OID of $80,000 resulting in net proceeds to the Company of $800,000, bear simple interest at 10% on the principal amount, and principal and interest are due on February 10, 2018. Subject to certain beneficial ownership limitations, each investor may convert the principal amount of the 10% Convertible Notes and accrued interest earned thereon at any time into shares of common stock at $12.00 per share. The conversion price of the 10% Convertible Notes is subject to adjustment for customary stock splits, stock dividends, combinations or similar events.

The Company computed the fair value of the 73,750 warrants using the Black-Scholes option pricing model and, as a result of this calculation, recorded debt discount in the amount of $356,691 based on the estimated intrinsic value of the 73,750 warrants. The intrinsic value of the warrants was estimated using the Black-Scholes option-pricing method. The risk-free rate of 1.78% was derived from the U.S. Treasury yield curve, matching the term of the warrant, in effect at the measurement date. The volatility factor of 107.3% was determined based on the Company’s historical stock prices.

The BCF embedded in the 10% Convertible Notes is accounted for under ASC No. 470, Debt. At issuance, the estimated fair value of the BCF totaled $326,809. The fair value of the BCF was allocated from the net proceeds of the 10% Convertible Notes and was amortized to interest expense over the term of the 10% Convertible Notes using the effective interest method. The valuation of the BCF was calculated based on the effective conversion price compared with the market price of the Company’s common stock on the date of issuance of the 10% Convertible Notes. In aggregate, the Company recorded debt discount in the amount of $763,500 based on the relative fair values of the 73,750 warrants of $356,961, BCF of $326,809 and OID of $80,000. During the years ended December 31, 2017, non-cash interest expense of $763,500 was recorded from the amortization of debt discounts.

During December 2017, the entire principal and accrued interest of $880,000 and $54,450, respectively, on the 10% Convertible Notes was satisfied through the issuance of 77,871 shares of the Company’s common stock based upon the contractual rights provided for in the 10% Convertible Note (See Note 14).

Other Convertible Notes Payable

(h)	On April 17, 2017, the Company entered into two 7% convertible notes (the “7% Convertible Notes”) each in the aggregate principal amount of $125,000 for a total of $250,000. The 7% Convertible Notes accrued interest at 7% simple interest on the principal amount and were due on June 2, 2017. The principal was convertible into shares of the Company’s common stock at $15.00 per share. The noteholder could convert the principal amount of the 7% Convertible Notes at any time into common stock. The 7% Convertible Notes contained standard and customary events of default including, but not limited to, failure to make payments when due under the 7% Convertible Note agreements and bankruptcy or insolvency of the Company. The Company had the right to prepay the 7% Convertible Notes. The 7% Convertible Notes were repaid during July 2017.

F-47

As additional consideration, the investors received five and a half year warrants to purchase 8,333 shares of common stock at an exercise price of $18.00 per share (collectively the “7% Convertible Note Warrants”). The 7% Convertible Note Warrants are exercisable commencing six months after the issuance date. The exercise price of the 7% Convertible Note Warrants is subject to adjustment for customary stock splits, stock dividends, combinations and other standard anti-dilution events. The 7% Convertible Note Warrants may be exercised for cash or on a cashless basis. The Company computed the fair value of the 7% Convertible Note Warrants using the Black-Scholes option pricing model and, as a result of this calculation, recorded debt discount in the amount of $61,304 based on the estimated fair value of the 7% Convertible Note Warrants.

The BCF embedded in the 7% Convertible Notes is accounted for under ASC No. 470, Debt. At issuance, the estimated fair value of the BCF totaled $31,304. The fair value of the BCF was allocated from the net proceeds of the 7% Convertible Note and was amortized to interest expense over the term of the 7% Convertible Notes using the effective interest method. The valuation of the BCF was calculated based on the effective conversion price compared with the market price of the Company’s common stock on the date of issuance of the Convertible Note. In aggregate, the Company recorded debt discount in the amount of $93,607 based on the relative fair values of the 7% Convertible Note Warrants of $61,304 and BCF of $31,304. During the three months ended June 30, 2017, the entire non-cash interest expense of $92,607 was recorded from the amortization of debt discounts.

On July 25, 2017, the Company repaid one of the 7% Convertible Notes. Due to the event of default, the Company agreed to reduce the exercise price of warrants to purchase 83,334 shares of common stock from $18.00 per share to $11.00 per share and made a payment of $144,000. As a result of this transaction, the Company recorded additional interest expense of $17,226 and recorded an additional $2,641 in non-cash interest expense based upon the change in the fair value of the warrants due to the adjustment to the exercise price.

On July 28, 2017, the Company entered into an exchange agreement related to the second 7% Convertible Note. Under the terms of the exchange agreement, the Company exchanged the 7% Convertible Note for three new promissory notes in the principal amounts of $110,000 due August 1, 2017; $35,000 due August 1, 2017; and $34,000 due August 8, 2017 (individually an Exchange Note and collectively the Exchange Notes) and issued a new warrant to purchase 4,167 shares of common stock at $11.00 per share and cancelled the prior warrant to purchase 4,167 shares of common stock at $18.00 per share. The Company recorded a $54,583 extinguishment charge as a result of this transaction.

Concurrent with entering into the exchange agreement, the investor entered into a subscription agreement under which the Company issued and sold in a registered direct offering 10,000 shares of common stock at $11.00 per share for an aggregate purchase price of $110,000. The 10,000 shares of common stock were purchased through the cancellation of the Exchange Note in the principal amount of $110,000. In addition, in a concurrent private placement, the investor entered into a separate securities purchase agreement under which the Company issued and sold 3,180 shares of common stock at $11.00 per share for an aggregate of purchase price of $35,000. The 3,180 shares of common stock were purchased through the cancellation of the Exchange Note in the principal amount of $35,000. Further, the Company issued a warrant to purchase 6,000 shares of common stock at $11.00 per share. The final Exchange Note in the principal amount of $34,000 was repaid. In aggregate, and including the $54,583 extinguishment charge above, the Company recorded an additional non-cash interest expense of $110,421 as a result of the extinguishment of the $125,000 7% Convertible Note based on the difference of the carrying amount of the 7% Convertible Note and the fair value of the consideration transferred, which was determined from the closing price of the Company’s common stock on the date of extinguishment and based upon (i) the change in the fair value of the warrants due to the exchange of the warrant with an exercise price of $18.00 per share with a new warrant with an exercise price of $11.00 per share, (ii) the fair value of the warrant to purchase 6,000 shares of common stock and (iii) the value of the shares of cash and common stock in excess of the amount owed pursuant to the 7% Convertible Note.

(i)	On April 26, 2017, the Company entered into a 7% convertible note in the aggregate principal amount of $104,000. On June 28, 2017, the noteholder converted the outstanding balance into 9,455 shares of the Company’s common stock. The Company did not record any additional interest expense as a result of the extinguishment since the carrying amount of the convertible notes was equivalent to the fair value of the consideration transferred, which was determined from the closing price of the Company’s equity securities on the date of extinguishment.

As additional consideration, the investor received a five-year warrant to purchase 8,000 shares of common stock at an exercise price of $16.00 per share. The warrants are exercisable commencing six months after the issuance date. The exercise price of the warrants is subject to adjustment for customary stock splits, stock dividends, combinations and other standard anti-dilution events. The warrants may be exercised for cash or on a cashless basis. The Company computed the fair value of these warrants using the Black-Scholes option pricing model and, as a result of this calculation, recorded debt discount in the amount of $24,912 based on the estimated fair value of the warrants.

F-48

The BCF embedded in this convertible note is accounted for under ASC No. 470, Debt. At issuance, the estimated fair value of the BCF totaled $26,512. The fair value of the BCF was allocated from the net proceeds of the convertible note and was amortized to interest expense over the term of the convertible note using the effective interest method. The valuation of the BCF was calculated based on the effective conversion price compared with the market price of the Company’s common stock on the date of issuance of the convertible note. In aggregate, the Company recorded debt discount in the amount of $51,424 based on the relative fair values of the warrants of $24,912 and BCF of $26,512. During 2017, non-cash interest expense of $51,424 was recorded from the amortization of debt discounts. The intrinsic value of the warrants was estimated using the Black-Scholes option-pricing method. The risk-free rate of 1.84% was derived from the U.S. Treasury yield curve, matching the term of the warrant, in effect at the measurement date. The volatility factor of 104.7% was determined based on the Company’s historical stock prices.

23. COMMITMENTS AND CONTINGENCIES

On July 31, 2018 a stockholder derivative complaint was filed in the United States District Court for the Central District of California against the Company as the nominal defendant, as well as its current directors and a former director styled Ethan Young and Greg Young, Derivatively on Behalf of Nominal Defendant, DPW Holdings, Inc. v. Milton C. Ault, III, Amos Kohn, William B. Horne, Jeff Bentz, Mordechai Rosenberg, Robert O. Smith, and Kristine Ault and DPW Holdings, Inc., as the nominal defendant (Case No. 18-cv-6587) (the “Complaint”). No hearings have been scheduled as of the date hereof.

The Complaint alleges violations of state law and breaches of fiduciary duty, unjust enrichment and gross mismanagement by the individual defendants as, in the view of the plaintiffs, the Company has entered into poorly advised loan transactions and related party transactions. The Company and the individual defendants believe that these claims are without merit and intend to vigorously defend themselves. The Company and the individual defendants moved to dismiss the Complaint and on February 25, 2019, the Court granted the motion to dismiss but granted plaintiffs leave to amend their Complaint.  On March 11, 2019, plaintiffs filed their amended complaint asserting violations of breaches of fiduciary duties and unjust enrichment claims based on the previously pled transactions. On March 25, 2019, the Company and the individual defendants filed a motion to dismiss the amended complaint.  The motion to dismiss is returnable before the Court on May 6, 2019.

Based on the Company’s assessment of the facts underlying the claims, the uncertainty of litigation, and the preliminary stage of the case, the Company cannot estimate the reasonably possible loss or range of loss that may result from this action. However, an unfavorable outcome may have a material adverse effect on the Company’s business, financial condition and results of operations.

On November 28, 2018, Blockchain Mining Supply and Services, Ltd, a vendor who sold computers to the Company’s subsidiary, filed in the United States District Court for the Southern District of New York against Super Crypto Mining, Inc. and the Company (Case No. 18-cv-11099). The Complaint asserted claims for breach of contract and promissory estoppel against the Company and its subsidiary arising from the subsidiary’s failure to satisfy a purchase agreement.  The Complaint seeks damages in the amount of $1,388,495.

On February 4, 2019, pursuant to the Court’s Rules, the Company requested a pre-motion Conference with the Court.  The Company’s time to file its motion to dismiss is stayed until the Court’ holds the pre-motion Conference, which has not yet been scheduled by the Court.

Based on the Company’s assessment of the facts underlying the claims, the uncertainty of litigation, and the preliminary stage of the case, the Company cannot estimate the reasonably possible loss or range of loss that may result from this action. However, the Company has established a reserve in the amount of the unpaid portion of the purchase agreement. An unfavorable outcome may have a material adverse effect on the Company’s business, financial condition and results of operations.

In November 2012, the Company signed an operating lease agreement for the US headquarters for a period of 7 years with an option to extend for an additional 5 years. In September 2009, the Company's United Kingdom subsidiary signed an agreement for a lease in respect of the UK facility for a period of 15 years with an option to cancel the lease after 10 years on September 2019. In June 201, the Company’s Israeli subsidiary signed an agreement for a lease in respect of the Israel facility for a period of 10 years. In addition, the Company leases 43,062 square-feet of other space domestically that includes office, engineering, laboratory, restaurant and warehouse space in both California and Connecticut. The annual base rent under these leases, payable on a monthly basis, is approximately $1,272,000 during 2019. These leases expire between May 2019 and January 2028.

F-49

Future non-cancellable rental commitments under operating leases are as follows:

2019	$1,272,957
2020	1,032,302
2021	801,305
2022	501,411
2023	514,895
Thereafter	1,582,120
$5,704,990

Total rent expense for the years ended December 31, 2018 and 2017 was approximately $1,086,031 and $291,092, respectively.

24. STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue 25,000,000 shares of Preferred Stock $0.001 par value. The Board of Directors has designated 1,000,000 shares as Series A Convertible Preferred Stock (the “Series A Preferred Stock”), 500,000 shares as Series B Convertible Preferred Stock (the “Series B Preferred Stock”). On February 27, 2019, subsequent to December 31, 2018, the Board of Directors designated 2,500 shares as Series C Convertible Redeemable Preferred Stock and the Company filed a Certificate of Designations of Rights and Preferences of Series C Convertible Redeemable Preferred Stock with the Secretary of State of the State of Delaware.

On December 21, 2018, the Company filed with the Delaware Secretary of State a Certificate of Elimination eliminating its previous Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (collectively, the “Preferred Shares”) and returning them to authorized but undesignated shares of the Company’s preferred stock. None of the Preferred Shares was outstanding. The rights, preferences, privileges and restrictions on the remaining authorized 23,497,500 shares of Preferred Stock have not been determined. The Company’s Board of Directors is authorized to create a new series of preferred shares and determine the number of shares, as well as the rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred shares. As of December 31, 2018, there were 125,000 shares of Series B Preferred Stock and no other shares of Preferred Stock issued or outstanding.

Series A Preferred Stock

On September 13, 2018, the Company filed a Certificate of Designations of Rights and Preferences (the “Certificate of Designations”) to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the 10% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”).

Dividends on the Series A Preferred Stock shall accrue daily and be cumulative from, and including, the date of original issue and shall be payable monthly on the last day of each calendar month, subject to the terms and conditions set forth in the Certificate of Designations. Dividends accrue at the annual rate of 10%, which is equivalent to $2.50 per annum per share, based on the $25.00 liquidation preference from, and including, the date of original issuance to, but not including, September 30, 2023, or such other date fixed for redemption.

On and after September 30, 2023, the Company may, at its option, upon not less than thirty (30) days nor more than sixty (60) days’ written notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share of Series A Preferred Stock, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. In addition, upon the occurrence of a change of control, subject to certain restrictions, the Company may, at its option, upon not less than thirty (30) days’ nor more than sixty (60) days’ written notice, redeem the Series A Preferred Stock, in whole or in part, within one hundred twenty (120) days after the first date on which such change of control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. There is no mandatory redemption of the Series A Preferred Stock.

F-50

Holders of the Series A Preferred Stock generally have no voting rights except as set forth in the Certificate of Designations or as otherwise required by law. The holders of Series A Preferred Stock, together with the holders of shares of every other series of Parity Stock upon which like voting rights have been conferred and are exercisable, voting together as a single class regardless of series, shall be entitled to elect two directors to the Company’s board of directors at any annual meeting of stockholders or special meeting held in place thereof. When the Series A Preferred Stock is entitled to vote, such shares are entitled to one vote per share. In any matter in which the Series A Preferred Stock may vote as a single class with any other series of Preferred Stock (as may be required by law), each share of Series A Preferred Stock shall be entitled to one vote per $25.00 of stated liquidation preference.

Series B Preferred Stock

On March 9, 2017, the Company entered into a Preferred Stock Purchase Agreement with Philou, a related party. Pursuant to the terms of the Preferred Stock Purchase Agreement, Philou may invest up to $5,000,000 in the Company through the purchase of Series B Preferred Stock over the term of 36 months.

Each share of Series B Preferred Stock has a stated value of $10.00 per share. Each share of Series B Preferred Stock may be convertible at the holder’s option into shares of common stock of the Company at a conversion rate of $14.00 per share, upon the earlier to occur of: (i) 60 months from the closing date, or (ii) upon the filing by the Company of one or more periodic reports that, singly or collectively, evidence that the Company’s gross revenues have reached no less than $10 million in the aggregate, on a consolidated reporting basis, over four consecutive quarters in accordance with U.S. GAAP. The conversion price will be subject to standard anti-dilution provisions in connection with any stock split, stock dividend, subdivision or similar reclassification of the common stock.

Each share of Series B Preferred Stock shall have the right to receive dividends equal to one ten millionth (0.0000001) of earnings before interest, taxes, depreciation, amortization and stock-based compensation (“EBITDAS”) calculated for a particular calendar year. Assuming the purchase of the entire $5,000,000 of shares of Preferred Stock, the holders thereof will be entitled to receive dividends equal to five percent (5%) in the aggregate of EBITDAS. Payment of dividends shall be calculated for a calendar year, payable on a quarterly basis, with payments to occur no later than 90 days in arrears from each reporting period subject to a year-end reconciliation. EBITDAS shall mean earnings before interest, taxes, depreciation, amortization, and stock-based compensation.

At such time as (i) all shares of common stock issuable upon conversion of all outstanding shares of Series B Preferred Stock (the “Conversion Shares”) shall have been registered for resale pursuant to an effective Registration Statement covering such Conversion Shares, (ii) but no earlier than the twenty-fifth (25th) anniversary of the effective date, the shares of Series B Preferred Stock shall be subject to redemption in cash at the option of the Company in an amount per share equal to 120% of the greater of (a) the stated value plus all accrued and unpaid dividends, if any and (b) the fair market value of such shares of Series B Preferred Stock.

In addition, for each share of Series B Preferred Stock purchased, Philou will receive warrants to purchase shares of common stock in a number equal to the stated value of each share of Series B Preferred Stock purchased divided by $0.70, at an exercise price equal to $14.00 per share of common stock. The warrants do not require a net cash-settlement or provide the holder with a choice of net-cash settlement. The warrants also do not contain a variable settlement provision. Accordingly, any warrants issued to Philou pursuant to the terms of the Preferred Stock Purchase Agreement shall be classified as equity instruments.

Further, Philou shall have the right to participate in the Company’s future financings under substantially the same terms and conditions as other investors in those respective financings in order to maintain its then percentage ownership interest in the Company. Philou’s right to participate in such financings shall accrue and accumulate provided that it still owns at least 100,000 shares of Series B Preferred Stock.

Between March 24, 2017 and June 2, 2017, Philou purchased 100,000 shares of Series B Preferred Stock pursuant to the Preferred Stock Purchase Agreement in consideration of the cancellation of the Company debt due to Philou in the aggregate amount of $500,000 and cash of $500,000. In addition, Philou received warrants to purchase 102,041 shares of common stock at an exercise price of $14.00 per share of common stock, which have been classified as equity instruments. The Company determined that the estimated relative fair value of these warrants, which are classified as equity, was $401,399 using the Black-Scholes option pricing model. Since the warrants were classified as equity securities, the Company allocated the $1,000,000 purchase price based on the relative fair values of the Series B Preferred Stock and the warrants following the guidance in ASC No. 470, Debt.

On April 24, 2018, pursuant to the terms of the Preferred Stock Purchase Agreement, Philou purchased an additional 25,000 shares of Series B Preferred Stock in consideration of the cancellation of short-term advances due to Philou in the aggregate amount of $250,000. In addition, Philou received warrants to purchase 25,510 shares of common stock at an exercise price of $14.00 per share of common stock. The Company determined that the estimated relative fair value of these warrants, which are classified as equity, was $141,951 using the Black-Scholes option pricing model. Since the warrants were classified as equity securities, the Company allocated the $250,000 purchase price based on the relative fair values of the Series B Preferred Stock and the warrants.

F-51

The Series B Convertible Preferred Stock is convertible at any time, in whole or in part, at the option of Philou, into shares of common stock at a fixed conversion price, which is subject to adjustment for stock splits, stock dividends, combinations or similar events, of $14.00 per share. As the effective conversion price of the Series B Convertible Preferred Stock on a converted basis was below the market price of the Company’s common stock on the date of issuance, it was determined that these discounts represent beneficial conversion features. During the years ended December 31, 2018 and 2017, the Company valued the BCF at $108,049 and 265,054, respectively, based on the difference between the effective conversion price and the market price of the Company’s common stock on the date of issuance. These features are analogous to preference dividends and are recorded as a non-cash return to preferred stockholders through accumulated deficit.

Series C Preferred Stock

Between May 24, 2017 and June 19, 2017, the Company entered into subscription agreements (the “Series C Subscription Agreement”) with approximately twenty accredited investors (the “Series C Investors”) in connection with the sale of twenty-one Units at a purchase price of $52,000 per Unit raising in the aggregate $1,092,000 with each Unit consisting of 21,667 shares of Series C Preferred Stock and Warrants to purchase 4,333 shares of common stock. Divine acted as the Company’s placement agent.

Each share of Series C Preferred Stock had a stated value of $2.40 per share. Five shares of Series C Preferred Stock were convertible at the holder’s option into one share of Common Stock of the Company. As the effective conversion price of the Series C Convertible Preferred Stock on a converted basis was below the market price of the Company’s common stock on the date of issuance, it was determined that these discounts represent beneficial conversion features, which were valued at $319,128 and recognized as a deemed dividend, based on the difference between the effective conversion price and the market price of the Company’s common stock on the date of issuance.

Each share of Series C Preferred Stock had the right to receive dividends equal $0.24 per share per annum as declared by the Company’s Board of Directors. The dividends were payable on a quarterly basis on the 20th day following each calendar quarter.

During December 2017, pursuant to the conversion terms of the Series C Preferred Stock, all of the Series C Investors elected to convert their 455,002 shares of Series C Preferred Stock into 91,000 shares of the Company’s common stock. Additionally, of the 91,000 warrants that were issued in conjunction with the Series C Subscription Agreements, the Company issued 80,167 shares of its common stock upon cash-based exercises that resulted in gross proceeds to the Company of $1,603,000 and issued 3,545 shares of its common stock upon the cashless exercise of a warrant to purchase 4,333 shares of common stock.

Series D Preferred Stock

 On June 2, 2017, pursuant to the terms of the Share Exchange Agreement, the Company acquired 1,603,434 shares of the issued and outstanding common stock of Microphase Common Stock in exchange for the issuance by the Company of 92,122 shares of the Company’s Common Stock, 378,776 shares of the Company’s Series D Preferred Stock and warrants to purchase an aggregate of 50,000 shares of the Company’s Common Stock.

In the event the Company shall liquidate, dissolve or wind up, the holders of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Common Stock, the Company’s Series A Preferred Stock, or to the holders of any other junior series of preferred stock, by reason of their ownership thereof and subject to the rights of the Company’s Series B Preferred Stock, Series C Preferred Stock and any other class or series of Company stock subsequently issued that ranks senior to the Series D Preferred Stock, an amount per share in cash or equivalent value in securities or other consideration equal to its Stated Value of $0.01 per share.

The holders of Series D Preferred Stock shall not be entitled to receive dividends and shall have no voting rights except as otherwise required by law. Upon the stockholders of DPW Common Stock approving the conversion of the Series D Preferred Stock into shares of DPW Common Stock in connection with the acquisition of MPC Common Stock and for purposes of compliance with Rule 713 of the NYSE American, then each share of Series D Preferred Stock shall automatically be converted into 37,878 shares of DPW Common Stock.

F-52

Series E Preferred Stock

On June 2, 2017, pursuant to the terms of the Share Exchange Agreement and in consideration of legal services, Microphase issued a $450,000 8% promissory note with a maturity date of November 25, 2017 to an unsecured creditor, Lucosky Brookman, LLP (the “Lucosky Note”). In conjunction with the issuance of the Lucosky Note, the Company issued Lucosky Brookman 10,000 shares of Series E Preferred Stock with a stated value equal to forty-five dollars ($45.00) per share. The Company, at its option, may redeem for cash, in whole or in part, at any time and from time to time, the shares of Series E Preferred Stock at the time outstanding, upon written notice to the holder of the shares, at a cash redemption price equal to $45 multiplied by the number of shares being redeemed. Any such optional redemption by the Company shall be credited against the Lucosky Note.

In the event the Company shall liquidate, dissolve or wind up, the holders of Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the DPW Common Stock, the Company’s Series A Preferred Stock, or to the holders of any other junior series of preferred stock, by reason of their ownership thereof and subject to the rights of the Company’s Series B Preferred Stock, Series C Preferred Stock and any other class or series of Company stock subsequently issued that ranks senior to the Series E Preferred Stock an amount per share in cash or equivalent value in securities or other consideration equal to $0.01 per share. The holders of Series E Preferred Stock shall not be entitled to receive dividends and shall have no voting rights except as otherwise required by law. Subject to the stockholders of DPW Common Stock of the Company approving the conversion of the Series E Preferred Stock into shares of Common Stock in connection with the acquisition of MPC Common Stock and for purposes of compliance with Rule 713 of the NYSE American, then each share of Series E Preferred Stock may be converted into sixty (60) shares of DPW Common Stock, for an aggregate of 30,000 shares of DPW Common Stock. On December 29, 2017, the Lucosky Note was satisfied through the conversion of the 10,000 shares of Series E Preferred Stock into 30,000 shares of the Company’s common stock.

Common Stock

Common stock confers upon the holders the rights to receive notice to participate and vote in the general meeting of stockholders of the Company, to receive dividends, if and when declared, and to participate in a distribution of surplus of assets upon liquidation of the Company. The Class B common stock carries the voting power of 10 shares of Class A common stock.

2018 Issuances

Issuance of Common Stock pursuant to the At the Market Offering

On February 27, 2018, the Company entered into a sales agreement with H.C. Wainwright & Co., LLC (“HCW”) to sell shares of the Company’s common stock, having an aggregate offering price of up to $50 million from time to time, through an “at the market offering” program (the “HCW ATM Offering”) under which HCW acts as sales agent. Between February 27, 2018 and December 31, 2018, the Company had received gross proceeds of $19,022,416 through the sale of 1,062,096 shares of the Company’s common stock through the HCW ATM Offering. The offer and sale of the shares through the HCW ATM Offering were made pursuant to the Company’s effective “shelf” registration statement on Form S-3 and an accompanying base prospectus contained therein (Registration Statement No. 333-222132) filed with the SEC on December 18, 2017, amended on January 8, 2018, and declared effective by the SEC on January 11, 2018, and a prospectus supplement related to the HCW ATM Offering, dated February 27, 2018. The HCW ATM Offering was terminated effective September 23, 2018.

In connection with the termination of the HCW ATM Offering, HCW released DPW from the right of first refusal provisions set forth in the sales agreement. In consideration for the release, the Company issued HCW 25,000 shares of its common stock, which have been recorded in additional paid in capital, and to pay HCW a fee until February 28, 2020 of three percent fee of aggregate gross proceeds received on future financings by the Company and a one percent fee of aggregate gross proceeds received on future financings by the Company’s subsidiaries.

On October 10, 2018, the Company entered into an At-The-Market Issuance Sales Agreement (the “Sales Agreement”) with Wilson-Davis & Co., Inc., as sales agent (the “Agent”) to sell shares of its Common Stock, having an aggregate offering price of up to $25,000,000 (the “Shares”) from time to time, through an “at the market offering” program (the “WDCO ATM Offering”). Through December 31, 2018, we had received gross proceeds of $1,637,054 through the sale of 372,109 shares of our common stock through the WDCO ATM Offering. The offer and sale of the shares through the WDCO ATM Offering were made pursuant to our then effective “shelf” registration statement on Form S-3 and an accompanying base prospectus contained therein (Registration Statement No. 333-222132) filed with the SEC on December 18, 2017, amended on January 8, 2018, and declared effective by the SEC on January 11, 2018, and a prospectus supplement related to the WDCO ATM Offering, dated October 15, 2018.

F-53

Issuance of Common Stock for Services

During the year ended December 31, 2018, the Company issued to its consultants a total 184,153 shares of its common stock with an aggregate value of $3,740,888, an average of $20.31 per share for services rendered.

Issuance of common stock for conversion of debt

On January 3, 2018, accrued interest of $23,250 on the 10% Convertible Notes was satisfied through the issuance of 1,938 shares of the Company’s common stock.

On January 10, 2018, principal and accrued interest of $202,000 and $5,723, respectively, on the 12% Convertible Note was satisfied through the issuance of 18,884 shares of the Company’s common stock (See Note 22c).

On January 12, 2018, principal and accrued interest of $550,000 and $2,987, respectively, on the 5% Convertible Note was satisfied through the issuance of 46,082 shares of the Company’s common stock (See Note 22b).

On February 9, 2018, principal and accrued interest of $1,250,000 and $133,884, respectively, on the January 2018 10% Convertible Note was satisfied through the issuance of 34,597 shares of the Company’s common stock (See Note 22e).

During December 2018, principal and accrued interest of $18,865 and $259,408, respectively, on the 10% Convertible Note was satisfied through the issuance of 109,724 shares of the Company’s common stock (See Note 22a).

Issuances of Common Stock upon Exercise of Stock Options

During January 2018, the Company issued a total of 3,000 shares of its common stock upon the cash exercise of options. These options were issued pursuant to the Company’s Plans. The Company received cash of $97,800 as a result of these option exercises.

Issuances of Common Stock upon Exercise of Warrants

During January 2018, the Company issued a total of 93,324 shares of its common stock upon the cash and cashless exercise of warrants to purchase an aggregate of 109,382 shares of its common stock. These warrants were issued between August 2017 and December 2017 in conjunction with various common stock and debt financings. The Company received cash of $867,166 as a result of these warrant exercises.

On May 8, 2018, the Company issued 13,958 shares of common stock pursuant a cashless exercise of warrants issued to Divine Capital Markets, LLC, its Placement Agent (the “Placement Agent”) for the 2017 private placement of the Series C Preferred Stock and warrants. For its services, the Placement Agent received, a warrant to purchase 9,100 shares of the Company’s common stock at $14.40 per share and a second warrant to purchase 9,100 shares of the Company’s common stock at $20.00 per share.

Issuances of common stock in connection with convertible notes

On February 9, 2018, in conjunction with the securities purchase agreement to sell the January 2018 10% Convertible Note in the principal amount of $1,250,000 the Company issued 27,174 shares of restricted common stock to the institutional investor (See Note 22b).

On April 16, 2018, in conjunction with the securities purchase agreements to sell the 12% April 2018 Convertible Note in the principal amount of $1,722,222, the Company issued 10,046 shares of restricted common stock to the institutional investor (See Note 22d).

On May 15, 2018, in conjunction with the securities purchase agreement to sell the 10% Convertible Note in the principal amount of $6,000,000 the Company issued 17,241 shares of restricted common stock to the institutional investor (See Note 22a). On August 10, 2018, pursuant to an amendment to the 10% Convertible Note entered into on July 2, 2018, the Company is required to issue an additional 31,000 shares of restricted common stock to the holder of the note.

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On July 2, 2018, in conjunction with the securities purchase agreement to sell the Second 10% Convertible Note in the principal amount of $1,000,000 the Company issued 20,000 shares of restricted common stock to the institutional investor (See Note 22a).

On August 16, 2018, in conjunction with the securities purchase agreements to sell secured promissory notes in the aggregate principal face amount of $1,272,600, the Company issued 20,000 shares of restricted common stock to the institutional investors (See Note 20h).

During September 2018, in conjunction with the securities purchase agreements to sell secured promissory notes in the aggregate principal face amount of $789,473, the Company issued 22,500 shares of restricted common stock to the institutional investors (See Note 20i).

On October 11, 2018, in conjunction with the securities purchase agreements to secured promissory note in the aggregate principal face amount of $565,000, the Company issued 20,000 shares of restricted common stock to the institutional investor (See Note 20j).

Issuances of Common Stock upon Conversion of Series D Preferred Stock

During the year ended December 31, 2018, pursuant to the conversion terms of the Series D Preferred Stock, 378,776 shares of the Series D Preferred Stock were converted into 37,878 shares of the Company’s common stock.

Issuances of Common Stock for cash and cancellation of short-term advances

On October 5, 2017, Ault & Company purchased 3,750 shares of the Company’s common stock at $12.00 per share and a warrant to purchase up to 3,750 shares of the Company’s common stock at $12.00 per share for an aggregate purchase price of $45,000. The shares and warrants were issued by the Company on May 8, 2018.  Ault & Company is controlled by Mr. Milton Ault, the Company’s Chairman and Chief Executive Officer.

On May 15, 2018, the Company entered into securities purchase agreements with certain investors in which the Company sold an aggregate of 384,589 shares of its common stock, 206,730 for cash and 177,858 for the cancellation of short-term advances, and five-year warrants to purchase such number of shares of common stock equal to the shares of common stock purchased by the investors. The Company received aggregate consideration of $5,999,584, consisting of cash and the cancellation of short-term advances of $3,225,000 and $2,774,584, respectively. These securities were issued pursuant to our registration statement filed with the Securities and Exchange Commission (File No. 333-222132) which became effective on January 11, 2018.

Treasury Stock

The Company utilizes the cost method of accounting for treasury stock. The cost of reissued shares is determined under the last-in, first-out method. The Company purchased 2,750 shares for $57,748 during the year ended December 31, 2018.

2017 Issuances

Issuances of Common Stock for Cash or a Combination of Cash and Cancellation of Debt

On March 15, 2017, Company entered into a subscription agreement with a related party for the sale of 25,000 shares of common stock at $12.00 per share for the aggregate purchase price of $300,000.

On July 24, 2017, we entered into subscription agreements with six investors, and on July 25, 2017 we entered into a securities purchase agreement with an institutional investor, under which we agreed to issue and sell in the aggregate 42,568 shares of common stock to the investors at $11.00 per share for an aggregate purchase price of $468,250. Of the aggregate purchase price of $468,250, $445,250 was paid in cash and $23,000, which represented 2,091 of the total shares of common stock sold, was in consideration for the cancellation of debt of the Company. The company granted warrants to purchase 5,455 shares of common stock to two of the investors that entered into the subscription agreements at $15.00 per share. In a concurrent private placement, we sold to the institutional investor warrants to purchase an aggregate of 8,182 shares of the Company’s common stock at an exercise price equal to $11.00 per share.

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On October 18, 2017, the Company entered into subscription agreements with five investors, under which we agreed to issue and sell in the aggregate 22,612 shares of common stock to the investors at $13.40 per share for an aggregate purchase price of $303,000. $210,000 of the purchase price was paid in cash and $93,000, which represented 6,940 of the total shares of common stock sold, was paid through the cancellation of debt incurred by the Company.

On November 7, 2017, the Company entered into subscription agreements with investors under which the Company agreed to issue and sell in the aggregate 36,250 shares of common stock to the investors at $12.00 per share for an aggregate purchase price of $435,000. $280,000 of the aggregate purchase price was paid in cash and $155,000, which represented 12,917 of the total shares of common stock sold, was paid through the cancellation of debt incurred by the Company.

On December 5, 2017, the Company entered into subscription agreements with investors for the sale of 32,000 shares of common stock at $25.00 per share for the aggregate purchase price of $800,000. The direct offering closed December 13, 2017.

In aggregate, the above transactions resulted in the issuance of 136,482 shares of common stock for cash proceeds, net of $72,769 in financing costs, of $1,962,481 and the issuance of 21,498 shares of common stock for the cancellation of $271,000 in debt incurred by the Company.

Issuances of Common Stock for Services

On March 8, 2017, the Company issued an aggregate of 12,547 shares of its common stock as payment for services to a consultant. The shares were valued at $10, an average of $0.80 per share.

Between May 9, 2017 and June 18, 2017, the Company issued an aggregate of 47,808 shares of its common stock as payment for services to its consultant. The shares were valued at $498,769, an average of $10.40 per share.

Between August 21, 2017 and September 5, 2017, the Company issued an aggregate of 29,032 shares of its common stock as payment for services to its consultants. The shares were valued at $363,613, an average of $12.40 per share.

Between October 3, 2017 and December 28, 2017, the Company issued an aggregate of 30,600 shares of its common stock as payment for services to its consultants. The shares were valued at $790,320, an average of $25.80 per share.

In aggregate, during the year ended December 31, 2017, the Company issued a total of 108,067 shares of its common stock, with a value of $1,662,702, to its consultants for services.

Issuance of common stock for conversion of debt

Between February 16, 2017 and February 23, 2017, the Company issued 33,333 shares of its common stock, an extinguishment price of $12.00 per share, for the cancellation of $400,000 in demand promissory notes.

On April 5, 2017, the Company issued 18,000 shares of its common stock, at a price of $15.00 per share, for the cancellation of $270,000 in demand promissory notes.

On June 28, 2017, the Company issued 9,455 shares of its common stock, at a price of $11.00 per share, for the cancellation of a 7% convertible promissory note in the principal amount of $104,000.

On June 28, 2017, the holders of $55,000 of in short-term loans agreed to cancel their notes for the purchase of 5,000 shares of the Company’s common stock at a price of $11.00 per share.

On July 28, 2017, an institutional investor agreed to cancel two promissory notes in the aggregate amount of $145,000 for the issuance of 13,180 shares of the Company’s common stock at a price of $11.00 per share.

During the period from November 27, 2017 to December 6, 2017, the entire $530,000 of principal on the Convertible Note was satisfied through the issuance of 48,182 shares of the Company’s common stock (See Note 20).

On December 13, 2017 and December 14, 2017, the entire $1,111,000 of principal on the November 5% Convertible Note was satisfied through the issuance of 92,583 shares of the Company’s common stock (See Note 22f).

On December 28, 2017, principal and accrued interest of $198,000 and $4,818, respectively, on the 12% Convertible Note was satisfied through the issuance of 18,438 shares of the Company’s common stock (See Note 22c).

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During December 2017, the entire principal and accrued interest of $880,000 and $54,452, respectively, on the 10% Convertible Notes was satisfied through the issuance of 77,871 shares of the Company’s common stock (See Note 22g).

Issuances of Common Stock upon Exercise of Stock Options

Between December 4, 2017 and December 22, 2017, the Company issued a total of 361,458 shares of its common stock upon the cash and cashless exercise of options to purchase an aggregate of 363,500 shares of its common stock. These options were issued pursuant to the Company’s Plans. The Company received cash of $557,360 as a result of these option exercises.

Issuances of Common Stock upon Exercise of Warrants

Between November 27, 2017 and December 28, 2017, the Company issued a total of 93,593 shares of its common stock upon the cash and cashless exercise of warrants to purchase an aggregate of 105,673 shares of its common stock. These warrants were issued between November 2016 and August 2017 in conjunction with various common stock and debt financings. The Company received cash of $642,603 as a result of these warrant exercises.

During December 2017, in conjunction with the Series C Subscription Agreements, the Company issued 80,167 shares of its common stock upon cash-based exercises that resulted in gross proceeds to the Company of $1,603,335 and issued 3,545 shares of its common stock upon the cashless exercise of a warrant to purchase 4,333 shares of common stock.

In aggregate, the Company received gross proceeds of $2,245,938 from the issuance of 177,305 shares of common stock in connection with warrant exercises.

Issuances of common stock in connection with convertible notes

On November 2, 2017, in conjunction with the securities purchase agreement to sell the November 5% Convertible Note in the principal amount of $1,111,000 the Company issued 15,000 shares of restricted common stock to the institutional investor.

On December 4, 2017, in conjunction with the securities purchase agreement to sell the 5% Convertible Note in the principal amount of $550,000, the Company issued 7,500 shares of restricted common stock to the institutional investor.

Issuance of common stock for domain name

On July 7, 2017, the Company entered into an asset purchase agreement to acquire the intellectual property of Coolisys.com, consisting of the common law rights associated with the trademarks and name as well as the domain name and content of www.Coolisys.com. The aggregate purchase price of $81,000 was comprised of 2,500 shares of common stock, valued at $31,000 based on the closing price of the Common Stock on the date of the acquisition, and cash of $50,000.

Issuance of common stock and warrants in satisfaction of subsidiary debt

On December 5, 2017, the Company entered into an exchange agreement with several accredited investors for the cancellation of $690,000 in outstanding principal on the 10% Short-Term Notes. In December 2016, Microphase issued $705,000 in 10% Short-Term Notes. The 10% Short-Term Notes were due one year from the date of issuance. The amount due pursuant to the 10% Short-Term Notes is equal to the entire original principal amount multiplied by 125% (the “Loan Premium”) plus accrued interest. In exchange for the cancellation of $690,000 of outstanding principal and $250,000 of accrued loan premiums and interest owed to the investors by Microphase Corporation, the Company entered into the exchange agreement pursuant to which the Company issued an aggregate of 76,193 shares of common stock and warrants to purchase 19,023 shares of common stock with an exercise price of $22.00 per share of common stock, (See Note 20l).

Issuance of common stock for acquisition of debt due from related party

On December 5, 2017, the Company entered into an exchange agreement with WT Johnson, pursuant to which the Company issued to WT Johnson convertible promissory notes in the principal amount of $2,267,766. During December 2017, the Company issued 30,000 shares of its common stock upon the conversion of the promissory notes.

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25. INCOME TAXES

On December 22, 2017, the United States enacted significant changes to U.S. tax law following the passage and signing of H.R.1, “An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018” (the “Tax Act”). Introduced initially as the Tax Cuts and Jobs Act, the Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018 (the “Act”) was enacted on December 22, 2017. The Act applies to corporations generally beginning with taxable years starting after December 31, 2017 and reduces the corporate tax rate from a graduated set of rates with a maximum 35% tax rate to a flat 21% tax rate. Additionally, the Act introduces other changes that impact corporations, including a net operating loss (“NOL”) deduction annual limitation, an interest expense deduction annual limitation, elimination of the alternative minimum tax, and immediate expensing of the full cost of qualified property. The Act also introduces an international tax reform that moves the U.S. toward a territorial system, in which income earned in other countries will generally not be subject to U.S. taxation. However, the accumulated foreign earnings of certain foreign corporations will be subject to a one-time transition tax, which can be elected to be paid over an eight-year tax transition period, using specified percentages, or in one lump sum. NOL and foreign tax credit (“FTC”) carryforwards can be used to offset the transition tax liability. The Company does not expect that this change will have an impact on the Company as it has not earned taxable income in the past and it has significant NOL carryforwards. The application of this rate reduction to the ending deferred tax assets and deferred tax liabilities impacted our expense for income taxes in 2017 by $1,138,845 which was fully offset by a corresponding change to our valuation allowance.  We applied the guidance in SAB 118 when accounting for the enactment-date effects of the Act in 2017 and throughout 2018. At December 31, 2017, we had not completed our accounting for all of the enactment-date income tax effects of the Act under ASC 740, Income Taxes. At December 31, 2018, we have now completed our accounting for all of the enactment-date income tax effects of the Act. During 2018 we did not need to adjust to the provisional amounts recorded at December 31, 2017. The 2017 and 2018 impacts of the enactment of the Tax Act are reflected in the tables below.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and income tax purposes. Significant components of the Company's deferred tax assets are as follows:

	2018	2017
Current
Foreign	$134,017	$—
Federal	—	—
State	—	—
Total Current	$134,017
Deferred
Foreign	(52,134)	$—
Federal	(158,482)	(78,393)
State	—	—
Total Deferred	$(210,616)	$(78,393)
Income tax (benefit)	$(76,599)	$(78,393)

The Company had Federal and state net operating loss carryforwards of approximately $43,051,999 and $7,960,184 at December 31, 2018 and December 31, 2017 respectively, available to offset future taxable income, expiring at various times starting in 2022 through 2039. The net operating loss generated in 2018 will carryforward indefinitely. In accordance with Section 382 of the Internal Revenue Code, the future utilization of the Company’s net operating loss to offset future taxable income may be subject to an annual limitation as a result of ownership changes that may have occurred previously or that could occur in the future. Management believes that such an ownership change may have occurred during 2017. The Company has estimated the Section 382 annual limitation due to this ownership change to be approximately $157,433. This has been used to reduce the amount of the net operating losses that have limited carryforward periods.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available and due to the last five years significant losses there is substantial doubt related to the Company’s ability to utilize its deferred tax assets, the Company recorded a full valuation allowance of the deferred tax asset. For the year ended December 31, 2018, the valuation allowance has increased by $4,887,148.

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The 2015 tax year remains open to examination by the Internal Revenue Service (“IRS”) and the 2014 through 2015 tax years remain open to examination by the California Franchise Tax Board (“FTB”) and the Connecticut Department of Revenue (“CDR”). The IRS, FTB and CDR have the authority to examine those tax years until the applicable statute of limitations expires and the years with net operating loss carryovers when such carryovers are used. Returns for tax years 2016, 2017 and 2018 have not been filed.

As of December 31, 2018, the Company’s foreign subsidiaries had accumulated losses for income tax purposes in the amount of approximately $1,808,466. All of the Company’s international accumulated losses were generated in the United Kingdom and Israel which have statutory tax rates of 20% and 7.5% respectively. These net operating losses may be carried forward and offset against taxable income in the future for an indefinite period.

The net income tax benefit consists of the following:

	2018	2017
Current
Foreign	$134,017	$—
Federal	—	—
State	—	—
Total Current	$134,017
Deferred
Foreign	(52,134)	$—
Federal	(158,482)	(78,393)
State	—	—
Total Deferred	$(210,616)	$(78,393)
Income tax (benefit)	$(76,599)	$(78,393)

The Company’s effective tax rates were (0.3%) and (0.8%) for the years ended December 31, 2018 and 2017, respectively. During the year ended December 31, 2018, the effective tax rate differed from the U.S. federal statutory rate primarily due to the change in the valuation allowance and the effect of changes in tax rates in future periods. The reconciliation of income tax attributable to operations computed at the 2018 and 2017 U.S. Federal statutory income tax rates of 21% and 34% respectively to income tax expense is as follows:

	2018	2017
Tax benefit at U.S. Federal statutory tax rate	(21.0%)	(34.0%)
Increase (decrease) in tax rate resulting from:
Effect of change in tax rates	1.8%	12.0%
Effect of Section 382 limitation	4.9%	0.0%
Increase in valuation allowance	15.1%	17.0%
Nondeductible meals & entertainment expense and other	0.9%	6.1%
State taxes, net of federal benefit	(2.4%)	(4.5%)
Foreign rate differential	0.3%	0.7%
Stock compensation expense	(0.1%)	1.9%
Effective tax rate	(0.3%)	(0.8%)

The Company accounts for uncertain tax positions in accordance with ASC No. 740-10-25. ASC No. 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC No. 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. To the extent that the final tax outcome of these matters is different than the amount recorded, such differences impact income tax expense in the period in which such determination is made. Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense. ASC No. 740-10-25 also requires management to evaluate tax positions taken by the Company and recognize a liability if the Company has taken uncertain tax positions that more likely than not would not be sustained upon examination by applicable taxing authorities. Management of the Company has evaluated tax positions taken by the Company and has concluded that as of December 31, 2018 and 2017, there are no uncertain tax positions taken, or expected to be taken, that would require recognition of a liability that would require disclosure in the financial statements.

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26. RELATED PARTY TRANSACTIONS

a.	The Company has made a strategic investment in AVLP in expectation of future business generated by the Company from MTIX Ltd., an advanced materials and processing technology company located in Huddersfield, West Yorkshire, UK (“MTIX”), a wholly-owned subsidiary of AVLP. The Company’s investments in AVLP consist of convertible promissory notes, warrants and shares of common stock of AVLP. On September 6, 2017, the Company and AVLP entered into a Loan and Security Agreement (“AVLP Loan Agreement”) with an effective date of August 21, 2017 pursuant to which the Company will provide AVLP a non-revolving credit facility of up to $10 million for a period ending on August 21, 2019, subject to the terms and conditions stated in the Loan Agreement, including that the Company having available funds to grant such credit. At December 31, 2018, the Company has provided loans to AVLP in the principal amount $6,943,997 and, in addition to the 12% convertible promissory notes, AVLP has issued to the Company warrants to purchase 13,887,994 shares of AVLP common stock. Under the terms of the AVLP Loan Agreement, any notes issued by AVLP are secured by the assets of AVLP. As of December 31, 2018 and 2017, the Company recorded contractual interest receivable attributed to the AVLP Loan Agreement of $1,004,317 and $324,000, respectively.

During the year ended December 31, 2018 and 2017, the Company also acquired in the open market 430,942 shares of AVLP common stock for $417,169 and 221,333 shares of AVLP common stock for $191,782 respectively. At December 31, 2018, the closing market price of AVLP’s common stock was $0.90, a decline from $1.75 at December 31, 2017. The Company has determined that its investment in AVLP marketable equity securities are accounted for pursuant to the fair value method and based upon the closing market price of common stock at December 31, 2018, the amount of the Company’s unrealized gain is $119,329.

Philou is AVLP’s controlling stockholder. Mr. Ault is Chairman of AVLP’s Board of Directors and the Chairman of the Company’s Board of Directors. Mr. William B. Horne is the Chief Financial Officer of AVLP and the Chief Financial Officer and a director of the Company.

During the years ended December 31, 2018 and 2017, the Company recognized $3,907,280 and $173,751, respectively, in revenues resulting from its relationship with MTIX, which was acquired by AVLP on August 22, 2017 and is therefore deemed to be a related party. In March 2017, the Company was awarded a 3-year, $50 million purchase order by MTIX to manufacture, install and service the Multiplex Laser Surface Enhancement (“MLSE”) plasma-laser system. Management believes that the MLSE purchase order will be a source of revenue and generate significant cash flows for the Company. However, at December 31, 2018, $3,887,000 in revenues recognized during the years ended December 31, 2018 and 2017, had not yet been received and was reflected on the financial statements as accounts receivable, related party. Subsequent to year end the Company received $2,676,219 for manufacturing services performed on the first MLSE system.

b.

On April 13, 2018, the Company entered into an amended and restated consulting agreement with Mr. Ault pursuant to which the parties thereto agreed to amend and restate that certain independent contractor agreement dated September 22, 2016, by and between the Company and Mr. Ault. In accordance with the terms set forth in the Agreement, Mr. Ault shall continue to serve as the Company’s Chief Executive Officer and Chairman of the Board of Directors in consideration of a monthly fee of $33,333, effective November 15, 2017. On June 17, 2018, the Company entered into a ten-year executive employment agreement with Mr. Ault.  For his services, Mr. Ault will be paid a base salary of $400,000 per annum. For his services, Mr. Ault was paid $400,000 and $207,500, respectively, during the years ended December 31, 2018 and 2017.

c.	On March 9, 2017, the Company entered into a Preferred Stock Purchase Agreement with Philou. Pursuant to the terms of the Preferred Stock Purchase Agreement, Philou may invest up to $5,000,000 in the Company through the purchase of Series B Preferred Stock over 36 months. Philou has purchased 125,000 shares of Series B Preferred Stock pursuant to the terms of the Purchase Agreement, the most recent purchase having occurred on April 24, 2018 for the purchase of 25,000 shares of Series B Preferred Stock.

d.	Between July 6, 2017 and September 30, 2018, Milton C. Ault, III, the Company’s Chairman and Chief Executive Officer, personally guaranteed the repayment of (i) $8,218,000 from the sale of Advances on Future Receipts (ii) and $4,781,000 from the sale of the promissory notes. These personal guarantees were necessary to facilitate the consummation of these financing transactions. Mr. Ault’s payment obligations would be triggered if the Company failed to perform under these financing obligations. Our board of directors has agreed to compensate Mr. Ault for his personal guarantees. The amount of annual compensation for each of these guarantees, which will be in the form of non-cash compensation, is approximately 1.5% of the amount of the obligation.

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e.	During the year ended December 31, 2017, DP Lending made loans to Alzamend Neuro, Inc. (“Alzamend”), in the amount of $44,000. AVLP is a party to a management services agreement pursuant to which AVLP provides management, consulting and financial services to Alzamend. The outstanding principal under these loans was repaid during 2018. As additional consideration, the Company received a warrant to purchase 22,000 shares of Alzamend’s common stock at an exercise price of $0.30 per share of common stock.

f.

On December 5, 2017, the Company entered into an exchange agreement with WT Johnson pursuant to which the Company issued to WT Johnson two convertible promissory notes in the principal amount of $600,000 (“Note A”) and $1,667,766 (“Note B”), in exchange for cancellation of amounts due to WT Johnson by MTIX Ltd., a related party of the Company.

During December 2017, the Company issued 30,000 shares of its common stock to WT Johnson & Sons upon the conversion of Note A and WT Johnson subsequently sold the 30,000 shares. The proceeds from the sale of Note A were sufficient to satisfy the entire $2,267,766 obligation as well as an additional $400,500 of value added tax due to WT Johnson. Concurrent with entering into the exchange agreement, the Company received a promissory note in the amount of $2,667,766 from MTIX. At December 31, 2017, the Company has valued the note receivable at $600,000, the carrying amount of Note A. The Company will recognize the remainder of the amount due from MTIX upon payment of the promissory note by MTIX.

g.

Between May 5, 2017 and June 30, 2017, the Company received additional short-term loans of $140,000 from four accredited investors of which $75,000 was from the Company’s corporate counsel, a related party. As additional consideration, the investors received five-year warrants to purchase 11,219 shares of common stock at a weighted average exercise price of $15.40 per share. On June 28, 2017, $52,000 in short-term loans that was received from the related party was converted into one of the Series C Units (See Note 24) and on July 24, 2017, the remaining $23,000 in short-term loans was converted in 2,091 shares of the Company’s common stock in conjunction with the subscription agreements that the Company entered into with six investors (See Note 20h).

h.	During the year ended December 31, 2017, our President, Amos Kohn, purchased certain real property that will serve as a facility for the Company’s business operations in Israel. The Company made $300,000 of payments to the seller of the property and received a 28% undivided interest in the real property (“Property’). The Company’s subsidiary, Coolisys, entered into a Trust Agreement and Tenancy In Common Agreement with Roni Kohn, who owns a 72% interest in the Property, is the daughter of Mr. Kohn and is an Israeli citizen. The Property was purchased to serve as a residence/office facility for the Company in order to oversee its European operations and to expand its business in the hi-tech industry located in Israel. Pursuant to the Trust Agreement, Ms. Kohn will hold and manage Coolisys’ undivided 28% interest in the Property. The trust will be in effect until it is terminated by mutual agreement of the parties. During the term of the trust, the Ms. Kohn will not sell, lease, sublease, transfer, grant, encumber, change or effect any other disposition with respect to the Property or the Coolisys’ interest without the Company’s approval.

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27. SEGMENT, CUSTOMERS AND GEOGRAPHICAL INFORMATION

The Company has five reportable segments as of December 31, 2018 and had two reportable segments as of December 31, 2017; see Note 1 for a brief description of the Company’s business.

The following data presents the revenues, expenditures and other operating data of the Company’s geographic operating segments and presented in accordance with ASC No. 280.

	Year ended December 31, 2018
	DPC	DPL	Enertec	Digital Farms	I.AM	Eliminations	Total
Revenue	$10,499,612	$2,036,530	$5,226,075	$—	$—	$—	$17,762,217
Revenue, cryptocurrency
mining	—	—	—	1,675,549	—	—	1,675,549
Revenue, related party	3,907,280	—	—	—	—	—	3,907,280
Revenue, restaurant operations	—	—	—	—	3,462,140	—	3,462,140
Revenue, lending activities	347,033	—	—	—	—	—	347,033
Inter-segment revenues	36,833	—	—	—	—	(36,833)	—
Total revenues	$14,790,758	$2,036,530	$5,226,075	$1,675,549	$3,462,140	$(36,833)	$27,154,219

Depreciation and
amortization expense	$300,326	$65,046	$389,808	$2,151,505	$—	$—	$2,906,685

Loss from operations	$(3,608,828)	$(586,107)	$(431,320)	$(6,369,138)	$(81,264)	$—	$(11,076,657)
Capital expenditures for
segment assets, as of
December 31, 2018	$44,190	$1,301	$48,826	$8,891,928	$184,377	$—	$9,169,992

Identifiable assets as of
December 31, 2018	$28,623,729	$1,458,699	$10,251,816	$7,018,958	$2,072,678	$—	$49,425,880

	Year ended December 31, 2017
	DPC	DPL	Eliminations	Total
Revenues	$7,889,731	$2,111,018	$—	$10,000,749
Revenue, related party	173,751	—	—	173,751
Inter-segment revenues	53,501	—	(53,501)	—
Total revenues	$8,116,983	$2,111,018	$(53,501)	$10,174,500

Depreciation and amortization expense	$183,252	$70,754	$—	$254,006

Loss from operations	$(5,558,272)	$(424,773)	$—	$(5,983,045)
Capital expenditures for segment assets, as of December 31, 2017	$382,250	$20,529	$—	$402,779

Identifiable assets as of December 31, 2017	$28,780,371	$1,728,523	$—	$30,508,894

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Concentration Risk:

The following table provides the percentage of total revenues attributable to a single customer from which 10% or more of total revenues are derived:

For the Year Ended
December 31, 2018

Total Revenues
	by Major	Percentage of
	Customers	Total Company
	(in thousands)	Revenues
Customer A	$3,907,280	14%

For the Year Ended
December 31, 2017

Total Revenues
	by Major	Percentage of
	Customers	Total Company
	(in thousands)	Revenues
Customer B	$1,340,766	13%

Revenue from Customer A is related party revenue attributable to Coolisys and revenue from Customer B is also attributable to Coolisys. At December 31, 2018, MTIX represented all of the Company’s accounts and other receivable, related party.

For the years ended December 31, 2018 and 2017, total revenues from external customers divided on the basis of the Company’s product lines are as follows:

	For the Years Ended
	December 31,
	2018	2017
Revenues:
Commercial products	$10,597,256	$5,488,657
Defense products	16,556,963	4,685,843
Total revenues	$27,154,219	$10,174,500

Financial data relating to geographic areas:

The Company’s total revenues are attributed to geographic areas based on the location. The following table presents total revenues for the years ended December 31, 2018 and 2017. Other than as shown, no foreign country or region contributed materially to revenues or long-lived assets for these periods:

	For the Years Ended
	December 31,
	2018	2017
Revenues:
North America	$19,113,226	$6,636,954
Europe	1,765,991	2,634,166
Middle East	5,226,075	672,256
Other	1,048,927	231,124
Total revenues	$27,154,219	$10,174,500

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28. SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2018 and thru the date of this report being issued and has determined that it does not have any material subsequent events to disclose in these financial statements except for the following.

Amendments to Certificate of Incorporation

On January 3, 2019, the Company filed a certificate of amendment (the “Certificate of Amendment”) to its Certificate of Incorporation, with the Secretary of State of the State of Delaware, to effectuate an increase to the number of authorized shares of common stock of the Company. Pursuant to the Certificate of Amendment, the Company increased the number of authorized shares of its Class A common stock, par value $0.001, to 500,000,000 from 200,000,000 (the “Authorized Increase”). The number of authorized shares of the Company’s Class B common stock remains at 25,000,000 and the number of authorized shares of the Company’s preferred stock remains at 25,000,000. As a result of the increase of authorized shares of its Class A common stock, the aggregate number of the Company’s authorized shares is 550,000,000. The Authorized Increase was approved by the Company’s board of directors as of December 28, 2018, and approved by a vote of the stockholders of the Company at the December 28, 2018 Annual Meeting of Stockholders. The Certificate of Amendment became effective upon filing with the State of Delaware on January 3, 2019.

On February 27, 2019, the Company filed a Certificate of Designations of Rights and Preferences of Series C Convertible Redeemable Preferred Stock (the “Certificate of Designations”) to its Certificate of Incorporation, as amended on January 2, 2019, with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Series C Convertible Redeemable Preferred Stock. The Series C Redeemable Preferred Stock issued and outstanding sixty (60) months from the from their date of issuance (the “Redemption Date”), shall be mandatorily redeemed and repurchased by the Company at the Stated Value.

On March 14, 2019, pursuant to the authorization provided by the Company’s stockholders at a Special Meeting of Stockholders, the Company’s Board of Directors approved the Certificate of Incorporation Amendment (the “COI Amendment”) to effectuate a reverse stock split of the Common Stock affecting both the authorized and issued and outstanding number of such shares by a ratio of one-for-twenty (the “Reverse Stock Split”). The Company filed the COI Amendment to its Certificate of Incorporation with the State of Delaware effectuating the Reverse Stock Split on March 14, 2019. As a result of the Reverse Stock Split, each twenty (20) shares of Common Stock issued and outstanding prior to the Reverse Stock Split were converted into one (1) share of Common Stock, with no change in authorized shares or par value per share.

Amendments to 10% Convertible Note

On January 9, 2019, the Company and the Investor of the 10% Convertible Note entered into an amendment, which revised the amortization schedule of the 10% Convertible Note such that the monthly amortization payments in the principal amount $309,193, at the request of the holder, shall be satisfied by the issuance of shares of the Company’s common stock. The shares of common stock shall be issued at a price equal to the greater of (i) $2.40 per share (the closing price of the Company’s common stock on January 9, 2019) or (ii) 80% of the lowest daily VWAP in the three days prior to the date of issuance, but not to exceed $8.00 per share. However, the Company shall have the right to pay the monthly amortization payment in cash within 72 hours by advising the investor via email within two hours of receipt of any conversion notice. Between January 4, 2019 and February 21, 2019, the Company issued to the investor 336,486 shares of its common stock at $1.96 per share upon the conversion of $1,053,351 in principal and accrued interest. The investor received $660,337 from the sale of the shares of common stock, which approximated the value of the shares of common stock on the date of issuance, resulting in a True-Up Payment due to the investor of $393,014.

Public Offering

On March 29, 2019, the entered into an underwriting agreement (the “Underwriting Agreement”) with A.G.P./Alliance Global Partners (the “Underwriter”), pursuant to which the Company agreed to issue and sell an aggregate of (a) 2,855,500 shares of its common stock (the “Shares”) together with warrants to purchase 2,855,500 shares of common stock (the “Common Warrants”) and (b)  pre-funded warrants to purchase up to an aggregate of 12,700,000 shares of its common stock (the “Pre-Funded Warrants”) together with a number of Common Warrants to purchase 12,700,000 shares of common stock (the “Offering”). The Shares were sold to the purchasers at the public offering price of $0.44 per share (the “Offering Price”). The Common Warrants were sold at a public offering price of $0.01 per Common Warrant. The Pre-Funded Warrants were offered to each purchaser whose purchase of the Shares and the Common Warrant in the Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the Company’s outstanding common stock immediately following the consummation of the Offering. The purchase price of each Pre-Funded Warrant equaled the Offering Price at which the Shares were sold to the public in the Offering, minus $0.01, and the exercise price of each Pre-Funded Warrant equaled $0.01 per share.

F-64

Pursuant to the Underwriting Agreement, the Company also granted the Underwriter the option to purchase up to 428,325 additional shares of common stock, and/or Pre-funded Warrants to purchase up to 1,905,000 additional shares of common stock and/or Common Warrants to purchase up to 2,333,325 additional shares of common stock to cover over-allotments, if any. The option is exercisable 45 days after entry into the Underwriting Agreement. The Offering was made pursuant to the shelf registration statement on Form S-3 (File No. 333-222132), as amended, that was filed by the Company with the SEC on January 8, 2019 and declared effective by the SEC on January 11, 2018, and a related prospectus supplement.

The Common Warrants are exercisable at any time after the date of issuance at an exercise price of $0.45 per share and will expire on the fifth anniversary of the original issuance date. If at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance of the shares of common stock underlying the Common Warrants, then the Common Warrant may be exercised through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Common Warrant. If on any date on or after May 2, 2019, the volume weighted average price of the Company’s common stock fails to exceed the exercise price of the Common Warrant in effect on such date, the Common Warrant may be exercised such that the holder will receive one common share for each warrant held.

The Pre-Funded Warrants are exercisable at any time after the date of issuance and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. As an alternative to payment in immediately available funds, the holder may elect to exercise the Pre-Funded Warrant through a cashless exercise.

In addition, the Company has also issued the Underwriter a warrant to purchase a maximum of 622,220 additional shares of common stock (equal to 4% of the Shares sold in the Offering plus the number of shares of common stock underlying the Pre-Funded Warrants) at an initial exercise price of $0.50 per share, with a term of five years (the “Underwriter’s Warrant”). The Underwriter’s Warrant contains demand and piggy-back registration rights. If at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance of the shares of common stock underlying the Underwriter’s Warrant, then the Underwriter’s Warrant may be exercised through a cashless exercise.

The Company received net proceeds from the Offering of approximately $6.2 million, after deducting underwriting discounts and commissions and estimated Offering expenses, and assuming no exercise of the Underwriter’s option to purchase additional shares. The Company used the net proceeds from the Offering for the repayment of debt, working capital and other general corporate purposes.

The Offering closed on April 2, 2019 and as of May 8, 2019 the Company had issued a total of 18,051,000 shares of its common stock, inclusive of shares issued pursuant to the exercise of a total of 12,700,000 Pre-Funded Warrants.

WDCO ATM Offering

Between January 1, 2019 and April 12, 2018, the Company had received net proceeds of $4,469,630 through the sale of 4,791,642 shares of the Company’s common stock through the WDCO ATM Offering. The offer and sale of the shares through the WDCO ATM Offering were made pursuant to the Company’s effective “shelf” registration statement on Form S-3 and an accompanying base prospectus contained therein (Registration Statement No. 333-222132) filed with the SEC on December 18, 2017, amended on January 8, 2018, and declared effective by the SEC on January 11, 2018, and a prospectus supplement related to the ATM Offering, dated October 15, 2018.

Series C Convertible Redeemable Preferred Stock

On February 27, 2019, the Company entered into a Securities Purchase Agreement with Ault & Company, Inc., a Delaware corporation and a stockholder of the Company (“Ault & Company”). Pursuant to the terms of the Agreement, Ault & Company will invest at its sole and absolute discretion up to $2,500,000 in the Company through the purchase of the Company’s Series C Convertible Redeemable Preferred Stock (“The Series C Preferred Stock”), during the period commencing on the Closing Date and ending on December 31, 2019. Each share of Series C Preferred Stock shall be purchased at $1,000 (the “Stated Value”) for up to a maximum issuance of 2,500 shares of Preferred Stock. Each share of Preferred Stock shall become convertible after the eighteen months from the date from the date of issuance into such number of fully paid and non-assessable shares of the Company’s common stock (“Common Stock”) for $2.40 per share, subject to adjustments (the “Conversion Price”). The Preferred Stock is mandatorily redeemable by the Company after five years from the date of issuance.

F-65

January 2019 Exchange Agreement

On January 23, 2019 the Company entered into an Exchange Agreement (the “January ’19 Exchange Agreement”) with an institutional investor pursuant to which the Company issued to the investor two new 8% promissory notes in the aggregate principal amount of $1,043,799 (the “New Notes”) the Secured Promissory Note issued by the Company to the investor on October 10, 2018 (the “October Note”) and that certain Secured Promissory Note issued by the Company to the investor on August 16, 2018, as amended on November 29, 2018 (the “November Note”, and together with the October Note, the “Old Notes”).

Pursuant to the January ’19 Exchange Agreement, the investor may elect to receive from the Company shares of Common Stock of the Company issued under the Company’s Registration Statement on Form S-3 (File No. 333-222132). Any Common Stock issued to the investor in accordance therewith shall reduce the outstanding sums due under the New Notes by an amount equal to the number of shares of Common Stock issued multiplied by the applicable issuance price. The number of shares of Common Stock issuable upon delivery of issuance notices by the investor to the Company shall be determined by dividing the amount of the New Note to be drawn down by the greater of $2.40 or 80% of the lowest daily VWAP in the three trading days prior to the acquisition of the Common Stock. In addition, in the event the investor’s proceeds from the sale of all Common Stock received by the investor pursuant to the terms of the February ’19 Exchange Agreement, do not equal at least 100% of the deemed payment of the outstanding principal balance of the New Note, the Company shall owe the difference to the investor in cash or through the delivery of free trading shares of Common Stock.

Subject to the conditions set forth in the Exchange Agreement, on or after April 15, 2019, unless the New Notes have been paid in full, the Investor may be issued a secured convertible promissory note (the “Convertible Note”) in exchange for the November Note.

The Convertible Note, if issued, will be issued on or about April 15, 2019, with a maturity date of July 15, 2019, and will bear interest at 8% per annum payable by the Company to the Investor, in cash, within seven days of the end of each calendar quarter while the Convertible Note remains outstanding. The number of shares of Common Stock issuable upon conversion of the Convertible Note shall be determined by dividing the amount to be converted by the greater of $2.40 or 80% of the lowest daily VWAP in the three trading days prior to the conversion, subject to certain conditions. The Convertible Note contains standard and customary events of default including, but not limited to, failure to make payments when due under the Convertible Note, failure to comply with certain covenants contained in the Convertible Note, or bankruptcy or insolvency of the Company.

On February 11, 2019 and March 22, 2019, pursuant to the January ’19 Exchange Agreement, the Company issued to the investor 436,753 and 102,041 shares, respectively, of the Company’s common stock for an aggregate reduction in the note of $876,324, resulting in a remaining balance due of $171,883.

February 2019 Exchange Agreement

On February 20, 2019 the Company entered into an Exchange Agreement (the “February ’19 Exchange Agreement”) with an institutional investor pursuant to which the Company issued to the investor a new 8% promissory note in the principal amount of $433,884 (the “New Note”) in exchange for the Secured Promissory Note issued by the Company to the investor on August 16, 2018, as amended on November 29, 2018 (the “Old Note”).

Pursuant to the February ’19 Exchange Agreement, the investor may elect to receive from the Company shares of Common Stock of the Company issued under the Company’s Registration Statement on Form S-3 (File No. 333-222132). Any Common Stock issued to the investor in accordance therewith shall reduce the outstanding sums due under the New Note by an amount equal to the number of shares of Common Stock issued multiplied by the applicable issuance price. The number of shares of Common Stock issuable upon delivery of issuance notices by the investor to the Company shall be determined by dividing the amount of the New Note to be drawn down by the greater of $2.40 or 80% of the lowest daily VWAP in the three trading days prior to the acquisition of the Common Stock. In addition, in the event the investor’s proceeds from the sale of all Common Stock received by the investor pursuant to the terms of the February ’19 Exchange Agreement, do not equal at least 100% of the deemed payment of the outstanding principal balance of the New Note, the Company shall owe the difference to the investor in cash or through the delivery of free trading shares of Common Stock.

On March 18, 2019 and April 4, 2019, pursuant to the February ’19 Exchange Agreement, the Company issued to the investor 180,785 and 375,000 shares of the Company’s common stock for an aggregate reduction in the note of $250.062, resulting in a remaining balance due of $183,822.

F-66

Issuances of Common Stock for Services

Between January 7, 2019 and March 20, 2019, the Company issued an aggregate of 375,000 shares of its common stock as payment for services to its consultant. The shares were valued at $482,500, an average of $1.29 per share.

Short-term Promissory Notes

On December 28, 2018, Enertec entered into a $500,000 Secured Promissory Note (the “Enertec Note”), whereby Enertec agreed to pay interest in an amount of 10% per annum in cash to the investor, beginning on January 15, 2019, on a monthly basis, until the Enertec Note is paid in full. The maturity date of the Enertec Note shall be the earlier of June 15, 2019 or as otherwise provided in the terms of the Enertec Note. The proceeds from the Enertec Note were received in January 2019. The Enertec Note was paid from proceeds received in the Offering.

On December 28, 2018, Microphase entered into a $200,000 Secured Promissory Note (the “Microphase Note”), whereby Microphase agreed to pay interest in an amount of 10% per annum in cash to the investor, beginning on January 15, 2019, on a monthly basis, until the Microphase Note is paid in full. The maturity date of the Microphase Note shall be the earlier of March 31, 2019, or as otherwise provided in the terms of the Microphase Note. The Microphase Note was paid from proceeds received in the Offering.

In connection with the Enertec Note and the Microphase Note, Milton C. Ault III provided a personal guarantee for the benefit of the investor.

Payment of related party receivable

During the years ended December 31, 2018 and 2017, the Company recognized $3,907,280 and $173,751 in revenues from MTIX, a related party, to manufacture the Multiplex Laser Surface Enhancement (“MLSE”) plasma-laser systems. On April 12, 2019, the Company received payment of $2,676,219 for manufacturing services performed on the first MLSE system.

F-67

DPW Notes

MAXIMUM OFFERING: $50,000,000

MINIMUM OFFERING: $0

_______________________

OFFERING CIRCULAR

_______________________

You should rely only on the information contained in this Offering Circular. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this Offering Circular. If any such information or statements are given or made, you should not rely upon such information or representation. This Offering Circular does not constitute an offer to sell any securities other than those to which this Offering Circular relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This Offering Circular speaks as of the date set forth on the cover. You should not assume that the delivery of this Offering Circular or that any sale made pursuant to this Offering Circular implies that the information contained in this Offering Circular will remain fully accurate and correct as of any time subsequent to the date of this Offering Circular.

May [ ], 2019

PART III – EXHIBITS

Exhibit Number	Description

2.1	Amended and Restated Articles of Incorporation of the Company, dated September 29, 1992. Incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on October 16, 1996.

2.2	Certificate of Amendment to Articles of Incorporation of the Company, dated September 9, 1996. Incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on October 16, 1996.

2.3	Bylaws. Incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on October 16, 1996.

2.4	Form of Certificate of Determination of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, dated March 3, 2017. Incorporated by reference to the Current Report on Form 8-K filed on March 9, 2017 as Exhibit 3.1 thereto.

2.5	Form of Certificate of Determination of Preferences, Rights and Limitations of Series D Convertible Preferred Stock. Incorporated by reference to the Current Report on Form 8-K filed on May 3, 2017 as Exhibit 3.1 thereto.

2.6	Form of Certificate of Determination of Preferences, Rights and Limitations of Series E Convertible Preferred Stock. Incorporated by reference to the Current Report on Form 8-K filed on May 3, 2017 as Exhibit 3.2 thereto.

2.7	Form of Certificate of Determination of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, dated May 15, 2017. Incorporated by reference to the Current Report on Form 8-K filed on May 31, 2017 as Exhibit 3.1 thereto.

2.8	Certification of Incorporation, dated September 22, 2017. Incorporated herein by reference to the Current Report on Form 8-K filed on December 29, 2017 as Exhibit 3.1 thereto.

2.9	Bylaws, dated September 25, 2017. Incorporated herein by reference to the Current Report on Form 8-K filed on December 29, 2017 as Exhibit 3.2 thereto.

3.1	Form of Secured Convertible Note, dated October 21, 2016. Incorporated herein by reference to the Current Report on Form 8-K filed on October 27, 2016 as Exhibit 10.1 thereto.

3.2	Form of Common Stock Purchase Warrant, dated October 21, 2016. Incorporated herein by reference to the Current Report on Form 8-K filed on October 27, 2016 as Exhibit 10.2 thereto.

3.3	Form of Common Stock Purchase Warrant, dated October 21, 2016. Incorporated herein by reference to the Current Report on Form 8-K filed on October 27, 2016 as Exhibit 10.3 thereto.

3.4	Form of Common Stock Purchase Warrant, dated November 15, 2016. Incorporated herein by reference to the Current Report on Form 8-K filed on November 16, 2016 as Exhibit 4.1 thereto.

3.5	Form of Common Stock Purchase Warrant. Incorporated by reference to the Current Report on Form 8-K filed on March 9, 2017 as Exhibit 4.1 thereto.

3.6	Form of Common Stock Purchase Warrant. Incorporated by reference to the Current Report on Form 8-K filed on April 4, 2017 as Exhibit 4.1 thereto.

3.7	Form of Common Stock Purchase Warrant. Incorporated by reference to the Current Report on Form 8-K filed on May 31, 2017 as Exhibit 4.1 thereto.

3.8	Form of Common Stock Purchase Warrant. Incorporated by reference to the Current Report on Form 8-K filed on June 8, 2017 as Exhibit 4.1 thereto.

3.9	Form of Common Stock Purchase Warrant, dated July 27, 2017. Incorporated by reference to the Current Report on Form 8-K filed on July 26, 2017 as Exhibit 4.1 thereto.

3.10	Form of Common Stock Purchase Warrant, dated July 28, 2017. Incorporated by reference to the Current Report on Form 8-K filed on July 31, 2017 as Exhibit 4.1 thereto.

3.11	Form of Common Stock Purchase Warrant, dated July 28, 2017. Incorporated by reference to the Current Report on Form 8-K filed on July 31, 2017 as Exhibit 4.2 thereto.

3.12	Form of Convertible Note, dated August 3, 2017. Incorporated by reference to the Current Report on Form 8-K filed on August 9, 2017 as Exhibit 10.2 thereto.

3.13	Form of Common Stock Purchase Warrant, dated August 3, 2017. Incorporated by reference to the Current Report on Form 8-K filed on August 9, 2017 as Exhibit 10.3 thereto.

3.14	Form of Common Stock Purchase Warrant, dated August 10, 2017. Incorporated by reference to the Current Report on Form 8-K filed on August 11, 2017 as Exhibit 4.1 thereto.

3.15	Form of Senior Convertible Promissory Note, dated August 10, 2017. Incorporated by reference to the Current Report on Form 8-K filed on August 11, 2017 as Exhibit 10.2 thereto.

3.16	Common Stock Purchase Warrant issued by Avalanche International Corp. to the Company, dated August 21, 2017. Incorporated by reference to the Current Report on Form 8-K filed on September 7, 2017 as Exhibit 4.1 thereto.

3.17	Convertible Promissory Note issued by Avalanche International Corp. to the Company, dated August 21, 2017. Incorporated by reference to the Current Report on Form 8-K filed on September 7, 2017 as Exhibit 10.2 thereto.

3.18	Form of Common Stock Purchase Warrant. Incorporated by reference to the Current Report on Form 8-K filed on November 2, 2017 as Exhibit 4.1 thereto.

3.19	Form of 10% Original Issue Discount Convertible Debenture. Incorporated by reference to the Current Report on Form 8-K filed on November 2, 2017 as Exhibit 10.2 thereto.

3.20	Form of 10% Original Issue Discount Debenture, dated December 4, 2017. Incorporated by reference to the Current Report on Form 8-K filed on December 8, 2017 as Exhibit 4.1 thereto.

3.21	Convertible Promissory Note issued by WT Johnson & Sons (Huddersfield) Ltd. to the Company, dated December 5, 2017. Incorporated by reference to the Current Report on Form 8-K filed on December 8, 2017 as Exhibit 4.1 thereto.

3.22	Convertible Promissory Note issued by WT Johnson & Sons (Huddersfield) Ltd. to the Company, dated December 5, 2017. Incorporated by reference to the Current Report on Form 8-K filed on December 8, 2017 as Exhibit 4.2 thereto.

3.23	Form of Common Stock Purchase Warrant, dated December 5, 2017. Incorporated by reference to the Current Report on Form 8-K filed on December 8, 2017 as Exhibit 4.1 thereto.

3.24	Form of Senior Convertible Promissory Note, dated January 23, 2018. Incorporated by reference to the Current Report on Form 8-K filed on January 24, 2018 as Exhibit 4.1 thereto.

3.25	Form of Common Stock Purchase Warrant, dated January 23, 2018. Incorporated by reference to the Current Report on Form 8-K filed on January 24, 2018 as Exhibit 4.2 thereto.

3.26	Form of Common Stock Purchase Warrant, dated March 23, 2018. Incorporated by reference to the Current Report on Form 8-K filed on March 26, 2018 as Exhibit 4.1 thereto.

3.27***	Form of Subscription Agreement

4.1***	Form of DPW Note

6.1	Securities Purchase Agreement between the Company, Philou Ventures, LLC and Telkoor Telecom Ltd., dated September 4, 2016. Incorporated herein by reference to the Current Report on Form 8-K filed on September 7, 2016 as Exhibit 10.1 thereto.

6.2	Rescission Agreement between the Company, Telkoor Telecom Ltd. and Telkoor Power Supplies Ltd., dated September 4, 2016. Incorporated herein by reference to the Current Report on Form 8-K filed on September 7, 2016 as Exhibit 10.2 thereto.

6.3	Waiver Letter to Securities Purchase Agreement between the Company, Philou Ventures, LLC and Telkoor Telecom Ltd., dated September 20, 2016. Incorporated herein by reference to the Current Report on Form 8-K filed on September 22, 2016 as Exhibit 10.1 thereto.

6.4	Registration Rights Agreement, dated October 21, 2016. Incorporated herein by reference to the Current Report on Form 8-K filed on October 27, 2016 as Exhibit 10.4 thereto.

6.5	Form of Subscription Agreement. Incorporated herein by reference to the Current Report on Form 8-K filed on November 16, 2016 as Exhibit 10.1 thereto.

6.6	Form of Registration Rights Agreement, dated November 15, 2016. Incorporated by reference to the Current Report on Form 8-K filed on November 16, 2016 as Exhibit 10.2 thereto.

6.7*	Employment Agreement for Amos Kohn, dated November 30, 2016. Incorporated by reference to the Current Report on Form 8-K filed on December 5, 2016 as Exhibit 10.1 thereto.

6.8	2016 Stock Incentive Plan. Incorporated by reference to the Current Report on Form 8-K filed on December 30, 2016 as Exhibit 10.1 thereto.

6.9	Form of Subscription Agreement. Incorporated by reference to the Current Report on Form 8-K filed on February 17, 2017 as Exhibit 10.1 thereto.

6.10*	Amendment No. 1 to Executive Employment Agreement. Amos Kohn, dated February 22, 2017. Incorporated by reference to the Current Report on Form 8-K filed on February 27, 2017 as Exhibit 10.1 thereto.

6.11	Preferred Stock Purchase Agreement between the Company and Philou Ventures, LLC, dated March 9, 2017. Incorporated by reference to the Current Report on Form 8-K filed on March 9, 2017 as Exhibit 10.1 thereto.

6.12	Registration Rights Agreement between the Company and Philou Ventures, LLC. Incorporated by reference to the Current Report on Form 8-K filed on March 9, 2017 as Exhibit 10.2 thereto.

6.13	Form of Subscription Agreement. Incorporated by reference to the Current Report on Form 8-K filed on April 4, 2017 as Exhibit 10.1 thereto.

6.14	Form of Subscription Agreement, dated May 1, 2017. Incorporated by reference to the Current Report on Form 8-K filed on May 31, 2017 as Exhibit 10.1 thereto.

6.15	Form of Registration Rights Agreement. Incorporated by reference to the Current Report on Form 8-K filed on May 31, 2017 as Exhibit 10.2 thereto.

6.16	Promissory Note issued by Microphase Corporation to the Company, dated June 2, 2017. Incorporated by reference to the Current Report on Form 8-K filed on June 8, 2017 as Exhibit 10.1 thereto.

6.17	Promissory Note issued by Microphase Corporation to the Company, dated June 2, 2017. Incorporated by reference to the Current Report on Form 8-K filed on June 8, 2017 as Exhibit 10.2 thereto.

6.18	Form of Securities Purchase Agreement, dated July 25, 2017. Incorporated by reference to the Current Report on Form 8-K filed on July 26, 2017 as Exhibit 10.1 thereto.

6.19	Form of Exchange Agreement, dated July 28, 2017. Incorporated by reference to the Current Report on Form 8-K filed on July 31, 2017 as Exhibit 10.1 thereto.

6.20	Form of Subscription Agreement. Incorporated by reference to the Current Report on Form 8-K filed on July 31, 2017 as Exhibit 10.2 thereto.

6.21	Form of Securities Purchase Agreement, dated July 28, 2017. Incorporated by reference to the Current Report on Form 8-K filed on July 31, 2017 as Exhibit 10.3 thereto.

6.22	Securities Purchase Agreement between William H. Gordon, Power-Plus Technical Distributors, LLC, and CooliSys Technologies Inc., dated August 3, 2017. Incorporated by reference to the Current Report on Form 8-K filed on August 9, 2017 as Exhibit 10.1 thereto.

6.23	Form of Securities Purchase Agreement, dated August 3, 2017. Incorporated by reference to the Current Report on Form 8-K filed on August 9, 2017 as Exhibit 10.1 thereto.

6.24	Form of Securities Purchase Agreement, dated August 10, 2017. Incorporated by reference to the Current Report on Form 8-K filed on August 11, 2017 as Exhibit 10.1 thereto.

6.25	Form of Registration Rights Agreement, dated August 10, 2017. Incorporated by reference to the Current Report on Form 8-K filed on August 11, 2017 as Exhibit 10.3 thereto.

6.26	Loan and Security Agreement between the Company and Avalanche International Corp., dated August 21, 2017. Incorporated by reference to the Current Report on Form 8-K filed on September 7, 2017 as Exhibit 10.1 thereto.

6.27*	Executive Employment Agreement for William Horne, dated October 6, 2017. Incorporated by reference to the Current Report on Form 8-K filed on October 12, 2017 as Exhibit 10.1 thereto.

6.28	Form of Subscription Agreement. Incorporated by reference to the Current Report on Form 8-K filed on October 19, 2017 as Exhibit 10.1 thereto.

6.29	Agreement for the Purchase and Sale of Future Receipts between the Company and TVT Capital, LLC, dated October 23, 2017. Incorporated by reference to the Current Report on Form 8-K filed on October 23, 2017 as Exhibit 10.1 thereto.

6.30	Form of Securities Purchase Agreement. Incorporated by reference to the Current Report on Form 8-K filed on November 2, 2017 as Exhibit 10.1 thereto.

6.31	Form of Registration Rights Agreement. Incorporated by reference to the Current Report on Form 8-K filed on November 2, 2017 as Exhibit 10.3 thereto.

6.32	Form of Loan and Security Agreement between the Company and LAM, Inc., dated November 2, 2017. Incorporated by reference to the Current Report on Form 8-K filed on November 7, 2017 as Exhibit 10.1 thereto.

6.33	Form of Subscription Agreement, dated November 6, 2017. Incorporated by reference to the Current Report on Form 8-K filed on November 8, 2017 as Exhibit 10.1 thereto.

6.34	Trust Agreement between Coolisys Technologies Inc. and Roni Kohn, dated May 14, 2017. Incorporated by reference to the Current Report on Form 8-K filed on November 22, 2017 as Exhibit 10.1 thereto.

6.35	Tenancy-In-Common Agreement between Coolisys Technologies Inc. and Roni Kohn, dated May 14, 2017. Incorporated by reference to the Current Report on Form 8-K filed on November 22, 2017 as Exhibit 10.2 thereto.

6.36	Form of Securities Purchase Agreement, dated December 4, 2017. Incorporated by reference to the Current Report on Form 8-K filed on December 8, 2017 as Exhibit 10.1 thereto.

6.37	Form of Registration Rights Agreement, dated December 4, 2017. Incorporated by reference to the Current Report on Form 8-K filed on December 8, 2017 as Exhibit 10.2 thereto.

6.38	Exchange Agreement between the Company and WT Johnson & Sons (Huddersfield) Limited, dated December 5, 2017. Incorporated by reference to the Current Report on Form 8-K filed on December 8, 2017 as Exhibit 10.1 thereto.

6.39	Form of Exchange Agreement, dated December 5, 2017. Incorporated by reference to the Current Report on Form 8-K filed on December 8, 2017 as Exhibit 10.1 thereto.

6.40	Form of Subscription Agreement, dated December 1, 2017. Incorporated by reference to the Current Report on Form 8-K filed on December 8, 2017 as Exhibit 10.1 thereto.

6.41	Form of Consulting Agreement. Incorporated by reference to the Current Report on Form 8-K filed on January 2, 2018 as Exhibit 10.1 thereto.

6.42	Agreement for the Purchase and Sale of Future Receipts between the Company and TVT Capital, LLC, dated January 10, 2018. Incorporated by reference to the Current Report on Form 8-K filed on January 16, 2018 as Exhibit 10.1 thereto.

6.43	Agreement for the Purchase and Sale of Future Receipts between the Company and TVT Capital, LLC, dated January 10, 2018. Incorporated by reference to the Current Report on Form 8-K filed on January 16, 2018 as Exhibit 10.2 thereto.

6.44	Form of Securities Purchase Agreement, dated January 23, 2018. Incorporated by reference to the Current Report on Form 8-K filed on January 24, 2018 as Exhibit 10.1 thereto.

6.45	Form of Registration Rights Agreement, dated January 23, 2018. Incorporated by reference to the Current Report on Form 8-K filed on January 24, 2018 as Exhibit 10.2 thereto.

6.46*	Executive Employment Agreement for William Horne, dated January 25, 2018. Incorporated by reference to the Current Report on Form 8-K filed on January 25, 2018 as Exhibit 10.1 thereto.

6.47	Form of Securities Purchase Agreement, dated January 23, 2018. Incorporated by reference to the Current Report on Form 8-K filed on February 12, 2018 as Exhibit 10.1 thereto.

6.48	Amendment to Securities Purchase Agreement, dated January 23, 2018, between the Company and Twitchell Fund, LLC. Incorporated by reference to the Current Report on Form 8-K filed on February 12, 2018 as Exhibit 10.2 thereto.

6.49	Sales Agreement between the Company and H.C. Wainwright & Co., LLC, dated February 27, 2018. Incorporated by reference to the Current Report on Form 8-K filed on February 27, 2018 as Exhibit 10.1 thereto.

6.5	Asset Purchase Agreement between Super Crypto Mining, Inc. and Blockchain Supply & Services Ltd., dated March 8, 2018. Incorporated by reference to the Current Report on Form 8-K filed on March 9, 2018 as Exhibit 10.1 thereto.

6.51**	Amended and Restated Master Services Agreement dated March 21, 2018 but effective March 1, 2018. Filed herewith. Confidential Portions have been redacted and a Request for Confidential Treatment has been filed separately with the Commission.

6.52*	Executive Employment Agreement for Henry Nisser, dated April 12, 2019. Incorporated by reference to the Current Report on Form 8-K filed on April 16, 2019 as Exhibit 10.1 thereto.

10.52	Form of Securities Purchase Agreement, dated March 23, 2018. Incorporated by reference to the Current Report on Form 8-K filed on March 26, 2018 as Exhibit 10.1 thereto.

6.53	Form of Note, dated March 23, 2018. Incorporated by reference to the Current Report on Form 8-K filed on March 26, 2018 as Exhibit 10.2 thereto.

6.54	Form of Amended and Restated Independent Contractor Agreement, dated April 13, 2018. Incorporated by reference to the Current Report on Form 8-K filed on April 13, 2018 as Exhibit 10.1 thereto.

7.1	Share Exchange Agreement between the Company, Microphase Corporation, Microphase Holding Company, RCKJ Trust, Ergul Family Limited Partnership, and To Hong Yam and Eagle Advisers, LLC, dated April 28, 2017. Incorporated herein by reference to the Current Report on Form 8-K filed on May 3, 2017 as Exhibit 2.1 thereto.

7.2	Agreement and Plan of Merger between the Company and Digital Power Corporation, dated December 27, 2017. Incorporated herein by reference to the Current Report on Form 8-K filed on December 29, 2017 as Exhibit 2.1 thereto.

7.3	State of Delaware, Certificate of Merger of the Company and Digital Power Corporation, dated December 28, 2017. Incorporated herein by reference to the Current Report on Form 8-K filed on December 29, 2017 as Exhibit 2.2 thereto.

7.4	Share Purchase Agreement between Coolisys Technologies, Inc., Enertec Management Ltd., Micronet Enertec Technologies, Inc., and Enertec Systems 2001 Ltd., dated December 31, 2017. Incorporated herein by reference to the Current Report on Form 8-K filed on January 2, 2018 as Exhibit 2.1 thereto.

11.1***	Consent of Marcum LLP

11.2***	Consent of Ziv Haft, BDO member firm.

11.3***	Consent of Sichenzia Ross Ference LLP (included in Exhibit 12.1)

12.1***	Opinion of Sichenzia Ross Ference LLP

*	Indicates management contract or compensatory plan or arrangement.
**	Confidential treatment is being sought for this agreement, which has been filed separately with the SEC. The confidential portions of this Exhibit have been omitted and are marked by asterisks.
***	Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized on May 13, 2019.

(Exact name of issuer as specified in its charter):	DPW Holdings, Inc.

By (Signature and Title):	/s/ Milton C. Ault, III
Milton C. Ault, III Chief Executive Officer
(Principal Executive Officer)

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ William B. Horne

(Title):	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date):	May 13, 2019

SIGNATURES OF DIRECTORS:

May 13, 2019	/s/ Milton C. Ault, III
Milton C. Ault, III, Chief Executive Officer and Executive Chairman of the Board

May 13, 2019	/s/ William B. Horne
William B. Horne, Chief Financial Officer and Director

May 13, 2019	/s/ Amos Kohn
Amos Kohn, President and Director

May 13, 2019	/s/ Robert O. Smith
Robert O. Smith, Director

May 13, 2019	/s/ Mordechai Rosenberg
Mordechai Rosenberg, Director

May 13, 2019	/s/ Jeffrey A. Bentz
Jeffrey A. Bentz, Director